      AS FILED WITH THE SECURITIES AND EXCHANGE COMMISSION ON MAY 28, 1999

                                                     REGISTRATION NO. 333-
--------------------------------------------------------------------------------
--------------------------------------------------------------------------------

                       SECURITIES AND EXCHANGE COMMISSION
                             WASHINGTON, D.C. 20549
                             ---------------------

                                    FORM S-4
                             REGISTRATION STATEMENT
                                     UNDER
                           THE SECURITIES ACT OF 1933
                             ---------------------

                             RAILWORKS CORPORATION
           (Exact name of co registrant as specified in its charter)
                             ---------------------

                DELAWARE                                   4789                                  58-2382378
    (State or other jurisdiction of            (Primary Standard Industrial                   (I.R.S. Employer
     incorporation or organization)            Classification Code Number)                 Identification Number)

                             ---------------------
   FOR INFORMATION REGARDING ADDITIONAL REGISTRANTS, SEE "TABLE OF ADDITIONAL
                                 REGISTRANTS".
                             ---------------------
                             1104 KENILWORTH DRIVE
                                   SUITE 301
                           BALTIMORE, MARYLAND 21204
                                 (410) 512-0500
    (Address, including zip code, and telephone number, including area code, of registrants' principal executive offices)

                                 JOHN G. LARKIN
                            CHIEF EXECUTIVE OFFICER
                             RAILWORKS CORPORATION
                        1104 KENILWORTH DRIVE, SUITE 301
                           BALTIMORE, MARYLAND 33807
                                 (410) 512-0500
           (Name, address, including zip code, and telephone number,
                   including area code, of agent for service)

                                WITH A COPY TO:

                             MARY A. BERNARD, ESQ.
                                KING & SPALDING
                          1185 AVENUE OF THE AMERICAS
                         NEW YORK, NEW YORK 10036-4003
                                 (212) 556-2100
                             ---------------------
    APPROXIMATE DATE OF COMMENCEMENT OF PROPOSED EXCHANGE OFFER: As soon as practicable after the effective date of this Registration Statement.

    If the securities being registered on this Form are being offered in connection with the formation of a holding company and there is compliance with General Instruction G, please check the following box. [ ]
                             ---------------------
                        CALCULATION OF REGISTRATION FEE

---------------------------------------------------------------------------------------------------------------------------------
---------------------------------------------------------------------------------------------------------------------------------
                                                                                              PROPOSED
                                                                         PROPOSED              MAXIMUM
                                                                          MAXIMUM             AGGREGATE            AMOUNT OF
                                                    AMOUNT TO         OFFERING PRICE          OFFERING           REGISTRATION
TITLE OF CLASS OF SECURITIES TO BE REGISTERED     BE REGISTERED         PER UNIT(1)           PRICE(1)                FEE
---------------------------------------------------------------------------------------------------------------------------------
11 1/2% Senior Subordinated Notes due 2009...     $125,000,000             100%             $125,000,000            $34,750
---------------------------------------------------------------------------------------------------------------------------------
Guarantees of 11 1/2% Senior Subordinated
Notes due 2009...........................              --                   --                   --                   (2)
---------------------------------------------------------------------------------------------------------------------------------
---------------------------------------------------------------------------------------------------------------------------------

(1) Estimated solely for the purpose of computing the registration fee in accordance with Rule 457(f)(2) under the Securities Act of 1993.
(2) Pursuant to rule 457(n), no additional registration fee is payable with respect to the Guarantees of the Additional Registrants.

    THE REGISTRANTS HEREBY AMEND THIS REGISTRATION STATEMENT ON SUCH DATE OR DATES AS MAY BE NECESSARY TO DELAY ITS EFFECTIVE DATE UNTIL THE REGISTRANTS SHALL FILE A FURTHER AMENDMENT WHICH SPECIFICALLY STATES THAT THIS REGISTRATION STATEMENT SHALL THEREAFTER BECOME EFFECTIVE IN ACCORDANCE WITH SECTION 8(A) OF THE SECURITIES ACT OF 1933 OR UNTIL THIS REGISTRATION STATEMENT SHALL BECOME EFFECTIVE ON SUCH DATE AS THE COMMISSION, ACTING PURSUANT TO SAID SECTION 8(A), MAY DETERMINE.
--------------------------------------------------------------------------------
--------------------------------------------------------------------------------

                        TABLE OF ADDITIONAL REGISTRANTS

                                                                           PRIMARY
                                                      STATE OR OTHER       STANDARD
                                                      JURISDICTION OR     INDUSTRIAL
                                                       INCORPORATION    CLASSIFICATION    I.R.S. EMPLOYER
EXACT NAME OF REGISTRANT AS SPECIFIED IN ITS CHARTER  OR ORGANIZATION    CODE NUMBER     IDENTIFICATION NO.
----------------------------------------------------  ---------------   --------------   ------------------
Alpha Keystone Engineering, Inc..................         PA                8711           25-1784777
Armcore Acquisition Corp.........................         DE            Holding Co.        52-2128915
Armcore Railroad Contractors, Inc................         IL                1629           37-1046831
Annex Railroad Builders, Inc.....................         IN                1629           35-1075159
Comstock Holdings, Inc...........................         DE            Holding Co.        13-3928343
L.K. Comstock & Company, Inc.....................         NY                1731           13-0594190
Comtrak Construction, Inc........................         GA                1629           58-1894467
Condon Brothers, Inc.............................         WA                1629           91-1360907
CPI Concrete Products Incorporated...............         TN                3272           62-0913636
FCM Rail, Ltd....................................         MI                6159           38-2343435
F&V Metro RW, Inc................................         DE            Holding Co.         Pending
F&V Metro Contracting Corp.......................         NY                1731           11-2626106
Impulse Enterprises of New York, Inc.............         NY                1731           11-3121948
V&R Electrical Contractors, Inc..................         NY                1731           11-2843830
Gantrex RW, Inc..................................         DE            Holding Co.         Pending
Gantrex Corporation..............................         PA                3469            Pending
Gantrex Systems, Inc. R.W., Inc..................         OE                3469            Pending
H.P. McGinley Inc................................         PA                2491           23-1921197
Kennedy Railroad Builders, Inc...................         PA                1629           23-1685297
M-Track Enterprises, Inc.........................         NY                1629           06-1093474
Merit Railroad Contractors, Inc..................         MO                1629           43-1426110
Midwest Construction Services, Inc...............         IN                1629           35-1549700
Mid West RW, Inc.................................         DE            Holding Co.         Pending
Mid West Railroad Construction & Maintenance
  Corporation of Wyoming.........................         WY                1629           83-0287238
Minnesota Railroad Service, Inc..................         TN                1629           41-1519121
New England Railroad Service, Inc................         CT                1629           06-0996497
Northern Rail Service and Supply Company, Inc....         MI                1629           38-2974642
R.&M.B. Rail Co., Inc. (d/b/a Mize Construction
  Company).......................................         IN                1629           35-1580762
Railcorp, Inc....................................         OH                1629           34-1546698
Railroad Service, Inc............................         TN                1629           41-1522172
Railroad Specialties, Inc........................         IN                1629           35-1855813
Sheldon Electric, Inc............................         DE                1731           52-2128782
Southern Indiana Wood Preserving Co., Inc........         IN                2491           35-1694417

                                                                           PRIMARY
                                                      STATE OR OTHER       STANDARD
                                                      JURISDICTION OR     INDUSTRIAL
                                                       INCORPORATION    CLASSIFICATION    I.R.S. EMPLOYER
EXACT NAME OF REGISTRANT AS SPECIFIED IN ITS CHARTER  OR ORGANIZATION    CODE NUMBER     IDENTIFICATION NO.
----------------------------------------------------  ---------------   --------------   ------------------
U.S. Trackworks, Inc.............................         MI                1629           38-2458838
U.S. Railway Supply, Inc.........................         IN                1629           35-1911080
Wm. A. Smith Construction Co., Inc...............         TX                1629           74-1187403
Wm. A. Smith Rerailing Services, Inc.............         TX                1629           76-0423514

     The address, including zip code, and telephone number, including area code, of the principal executive offices of each of the additional registrants is the same as for RailWorks Corporation as set forth on the facing page of this registration statement.

     The name, address, including zip code, and telephone number, including area code of the agent for service for each of the additional registrants is the same as for RailWorks Corporation as set forth on the facing page of this registration statement. Copies of communications to any additional registrant should be sent to Mary A. Bernard, King & Spalding, 1185 Avenue of the Americas, New York, New York 10036 (telephone number (212) 556-2100).

 THE INFORMATION IN THIS PROSPECTUS IS NOT COMPLETE AND MAY BE CHANGED. WE MAY NOT OFFER THESE SECURITIES UNTIL THE REGISTRATION STATEMENT FILED WITH THE SECURITIES AND EXCHANGE COMMISSION IS EFFECTIVE. THIS PROSPECTUS IS NOT AN OFFER TO SELL THESE SECURITIES AND IT IS NOT SOLICITING AN OFFER TO BUY THESE SECURITIES IN ANY STATE WHERE THE OFFER OR SALE IS NOT PERMITTED.

               SUBJECT TO COMPLETION, DATED MAY           , 1999

                                (RAILWORKS LOGO)

                               OFFER TO EXCHANGE

                   11 1/2% SENIOR SUBORDINATED NOTES DUE 2009
           THAT HAVE BEEN REGISTERED UNDER THE SECURITIES ACT OF 1933
                                      FOR
    ALL OUTSTANDING UNREGISTERED 11 1/2% SENIOR SUBORDINATED NOTES DUE 2009
                               ------------------

                              THE REGISTERED NOTES

     - The terms of the new notes are substantially identical to the outstanding notes, except that the new notes will be freely tradable.

     - Interest is payable on April 15 and October 15, commencing October 15, 1999.

     - We may redeem the notes at any time on or after April 2004.

     - In addition, until April 15, 2002, we may redeem up to 35% of the notes with the net proceeds of certain equity offerings.

     - If we undergo a change of control or sell certain of our assets, we may be required to offer to purchase the notes from you.

     - The notes are unsecured and subordinated to all of our existing and future senior debt, including our obligations under our credit facility.

     - Our existing domestic subsidiaries have guaranteed the notes on senior subordinated basis.

                               THE EXCHANGE OFFER

     - The exchange offer will expire at 5:00 p.m. New York City time, on
                      , 1999, unless extended.

     - The exchange offer is not subject to any conditions other than that the exchange offer not violate applicable law or any applicable interpretation of the staff of the SEC

     - All old notes that are validly tendered and not withdrawn will be exchanged.

     - Tenders of old notes may be withdrawn at any time prior to the expiration of the exchange offer.

     - We will not receive any proceeds from the exchange offer.
                               ------------------

     INVESTING IN THE NOTES INVOLVES A HIGH DEGREE OF RISK. SEE "RISK FACTORS" BEGINNING ON PAGE 10.

     WE ARE NOT ASKING YOU FOR A PROXY AND YOU ARE REQUESTED NOT TO SEND US A PROXY.

     NEITHER THE SEC NOR ANY STATE SECURITIES COMMISSION HAS APPROVED OR DISAPPROVED OF THESE SECURITIES OR DETERMINED THAT THIS PROSPECTUS IS ACCURATE OR COMPLETE OR PASSED UPON THE ACCURACY OR ADEQUACY OF THIS PROSPECTUS. ANY REPRESENTATION TO THE CONTRARY IS A CRIMINAL OFFENSE.

                THE DATE OF THIS PROSPECTUS IS           , 1999

                               TABLE OF CONTENTS

                                                              PAGE
                                                              ----
Risk Factors................................................    10
Use of Proceeds.............................................    18
Capitalization..............................................    19
Pro Forma Financial Statements..............................    20
Selected Historical Consolidated Financial Data.............    27
Management's Discussion and Analysis of Financial Condition
  and Results of Operations.................................    29
Business....................................................    38
The Exchange Offer..........................................    51
Management..................................................    61
Certain Relationships and Related Party Transactions........    66
Principal Stockholders......................................    68
Description of Capital Stock................................    69
Description of Credit Facility..............................    70
Description of the New Notes................................    70
Book-Entry; Delivery and Form...............................   110
Plan of Distribution........................................   111
Certain United States Federal Income Tax Considerations.....   113
Legal Matters...............................................   113
Experts.....................................................   113
Where You Can Find More Information.........................   114
Special Note Regarding Forward-Looking Statements...........   114
Index to Financial Statements...............................   F-1

                               PROSPECTUS SUMMARY

     The following summary contains basic information about RailWorks, the notes and the exchange offer. It likely does not contain all the information that is important to you. For a more complete understanding of the notes and the exchange offer, we encourage you to read this entire document and the documents to which we have referred you.

     As used in this prospectus, unless the context otherwise requires,"we," "us," "our," or "RailWorks" refers to the business of RailWorks Corporation and its subsidiaries. The term "rail systems" means transit systems, regional and shortline railroads, Class I railroads and commercial and on-site rail infrastructure of industrial companies. Unless the context otherwise requires, "pro forma" information gives effect to (1) all acquisitions that we have completed prior to March 31, 1999 as if we had completed these acquisitions on January 1, 1998 and (2) the sale of the old notes to the initial purchasers and the application of the net proceeds from that sale.

                             RAILWORKS CORPORATION

     We are a leading provider of integrated rail system services and products to a diverse base of customers throughout the United States. We believe we are positioned to grow significantly due to our ability to comprehensively design, supply, construct and maintain rail systems. Our strategy is based on providing a full range of rail-related services and products on a "turnkey" basis throughout North America and offering rail system solutions under the "RailWorks" brand. We provide track construction, rehabilitation, repair and maintenance; rail electrification and installation of communication and signaling systems; and related products and supplies. We offer these services to a wide variety of customers, including Class I and shortline railroads, publicly funded transit authorities and commercial and industrial companies. We also provide non-rail products and services such as electrical contracting, bridge and highway support structures, and related concrete products. For the year ended December 31, 1998, we had pro forma revenue of $350.9 million and pro forma EBITDA of $37.1 million. For the three months ended March 31, 1999, we had pro forma revenue of $77.4 million and pro forma EBITDA of $5.6 million.

                                COMPANY HISTORY

     RailWorks Corporation was formed in March 1998 to become a leading nationwide provider of rail system services, including construction and rehabilitation, repair and maintenance, and related products. We currently have 20 operating companies that have been in the rail systems business for an average of 29 years. We have acquired the operating companies through the following transactions:

     - In August 1998, we acquired in separate concurrent transactions 14 groups of companies engaged principally in the rail system services and products business and we consummated our initial public offering (the "IPO"). We refer to these groups of companies as the "Founding Companies."

     - In November 1998, we acquired two companies. We refer to these companies as the "1998 Acquired Companies."

     - In the first quarter of 1999, we acquired four companies. We refer to these companies as the "1999 Acquired Companies." We refer to the 1998 Acquired Companies and the 1999 Acquired Companies together as the "Acquired Companies." The Acquired Companies had combined fiscal 1998 revenue of $ 83.2 million.

     - Since March 31, 1999, we have acquired three additional operating companies, which had aggregate revenue of $41.3 million for their most recent fiscal year-end dates. We have also entered into letters of intent to acquire another three companies.

                               THE EXCHANGE OFFER

The Exchange Offer.........  We are offering to exchange:

                             - $1,000 principal amount of our registered 11 1/2%
                               senior subordinated notes due April 15, 2009, which we refer to as new notes,

                             for

                             - each $1,000 principal amount of our unregistered
                               11 1/2% senior subordinated notes due April 15, 2009, which we refer to as old notes

                             We sometimes will refer to the new notes and the old notes together as the notes. Currently, $125,000,000 aggregate principal amount of old notes are outstanding.

Expiration date............  The exchange offer will expire at 5:00 p.m., New
                             York City time, on           , 1999, unless we
                             extend it. In that case the phrase "expiration date" will mean the latest date and time to which we extend the exchange offer. We will issue new notes as soon as practicable after that date.

Conditions to the exchange
  offer....................  The exchange offer is subject to customary conditions. We may assert of waive these conditions in our sole discretion. If we materially change the terms of the exchange offer, we will resolicit tenders of the old notes. Please read the section "The Exchange Offer -- Conditions of the Exchange Offer" of this prospectus for more information regarding conditions to the exchange offer.

Procedures for
participating in the
  exchange offer...........  If you wish to participate in the exchange offer, you must complete, sign and date an original or faxed letter of transmittal in accordance with the instructions contained in the letter of transmittal accompanying this prospectus. Then you must mail, fax or deliver the completed letter of transmittal, together with the notes you wish to exchange and any other required documentation to First Union National Bank, which is acting as exchange agent. Its address appears on the letter of transmittal. By signing the letter of transmittal, you will represent to and agree with RailWorks that,

                             - you are acquiring the new notes in the ordinary
                               course of your business,

                             - you have no arrangement or understanding with
                               anyone to participate in a distribution of the new notes, and

                             - you are not an "affiliate," as defined in Rule
                               405 under the Securities Act, of RailWorks

                             If you are a broker-dealer that will receive new notes for your own account in exchange for old notes that you acquired as a result of your market-making or other trading activities, you will be required to acknowledge in the letter of transmittal that you will deliver a prospectus in connection with any resale of the new notes.

Resale of exchange notes...  We believe that you can resell and transfer your exchange notes without registering them under the Securities Act and delivering a prospectus, if you can make the same three representations that appear above under the heading "Procedures for participating in the exchange offer." But, our belief is based on interpretations of the SEC for other exchange offers that the SEC expressed in some SEC no-action letters to other issuers in exchange offers like ours.

                             We cannot guarantee that the SEC would make a similar decision about this exchange offer. If our belief is wrong, or if you cannot truthfully make the representations mentioned above, and you transfer any new note issued to you in the exchange offer without meeting the registration and prospectus delivery requirements of the Securities Act, or without an exemption from such requirements, you could incur liability under the Securities Act. We are not indemnifying you for any such liability.

                             A broker-dealer can only resell or transfer new notes if it will deliver a prospectus.

Special procedures for
  beneficial owners........  If your old notes are held through a broker, dealer, commercial bank, trust company or other nominee and you wish to surrender such notes, you should contact your intermediary promptly and instruct it to surrender your notes on your behalf.

Guaranteed delivery
  procedures...............  If you cannot meet the expiration date deadline, or you cannot deliver your old notes, the letter of transmittal or any other documentation on time, then you must surrender your private notes according to the guaranteed delivery procedures appearing below under "The Exchange
                             Offer -- Guaranteed Delivery Procedures."

Acceptance of your old
notes and delivery of the
  new notes................  We will accept for exchange any and all old notes that are surrendered in the exchange offer prior to the expiration date if you comply with the procedures of the offer. The new notes will be delivered as soon as practicable after the expiration date.

Withdrawal rights..........  You may withdraw the surrender of your old notes at any time prior to the expiration date.

Certain federal income tax
  considerations...........  You will not have to pay federal income tax as a result of your participation in the exchange offer.

Exchange agent.............  First Union National Bank is serving as the exchange agent in connection with the exchange offer. First Union National Bank also serves as trustee under the indenture for the notes.

Failure to exchange old
notes will adversely affect
  you......................  If you are eligible to participate in this exchange offer and you do not surrender your old notes as described in this prospectus, you will not have any further registration or exchange rights. In that case your old notes will continue to be subject to restrictions on transfer. As a result of such restrictions and the availability of registered new notes, the old notes are likely to be a much less liquid security than before.

                             Neither the Delaware General Corporation Law nor the indenture relating to the notes, gives you any appraisal or dissenters' rights or any other right to seek monetary damages in court if you do not participate in the exchange offer.

                                 THE NEW NOTES

     The new notes have the same financial terms and covenants as the old notes, which are as follows:

Issuer.....................  RailWorks Corporation.

Securities offered.........  $125,000,000 principal amount of 11 1/2% senior subordinated notes due 2009.

Maturity...................  April 15, 2009.

Interest rate..............  11 1/2% per year (calculated using a 360-day year).

Interest payment dates.....  April 15 and October 15, beginning on October 15,
                             1999. Interest began accruing on April 7, 1999, when we first issued the old notes.

Ranking....................  The new notes will be unsecured senior subordinated obligations of RailWorks and they will rank junior to our existing and future senior debt, including our obligations under our credit facility. The guarantees of the new notes by our subsidiaries will be subordinated to existing and future senior debt of such subsidiaries. On a pro forma basis, as of March 31, 1999, we would have had no senior debt outstanding and approximately $75 million that we expect to have available to borrow under our credit facility.

Guarantees.................  Our domestic subsidiaries will unconditionally guarantee the new notes. If we create or acquire a new domestic subsidiary, it will guarantee the notes unless we designate the subsidiary as an "unrestricted subsidiary" under the indenture or the subsidiary does not have significant assets.

Optional redemption........  We cannot redeem the new notes until April 15,
                             2004. After April 15, 2004, we may redeem some or all of the notes at the redemption prices listed under the heading "Description of the Exchange Notes" section under the heading "Optional Redemption," plus accrued and unpaid interest.

Optional redemption after
  equity offerings.........  At any time, which may be more than once, before
                             April 15, 2002, we may elect to redeem up to 35% of the outstanding notes with funds that we raise in one or more equity offerings as long as:

                             - we pay 111.500% of the face amount of the notes,
                               plus interest;

                             - we redeem the notes within 120 days of completing
                               the equity offering;

                             - at least 65% of the aggregate principal amount of
                               notes issued remains outstanding.

Change of control offer....  If a change in control of RailWorks occurs, we must give holders of the new notes the opportunity to sell their new notes to us, at 101% of their face amount, plus accrued and unpaid interest.

                             We might be unable to pay you the required price for new notes you present to us at the time of a change of control, because:

                             - we might not have enough cash at that time; or

                             - the terms of our senior debt may prevent us from
                               paying.

Asset sale proceeds........  If we or our subsidiaries engage in asset sales, we cannot freely use the proceeds of those sales. Generally, we must either invest the net cash proceeds from such sales in our business within a specified period of time, repay senior debt or make an offer to purchase a principal amount of old notes and new notes equal to the excess net cash proceeds. The purchase price for the notes would be 100% of their principal amount, plus accrued and unpaid interest.

Certain additional
indenture provisions.......  The indenture governing the notes contains covenants limiting our (and most or all of our subsidiaries') ability to:

                             - incur additional debt or enter into sale and
                               leaseback transactions;

                             - pay dividends or distributions on our capital
                               stock or repurchase our capital stock;

                             - issue stock of subsidiaries;

                             - make certain investments;

                             - create liens on our assets to secure debt;

                             - enter into transactions with affiliates;

                             - merge or consolidate with another company; and

                             - transfer and sell assets.

                             These covenants are subject to a number of important limitations and exceptions.

Use of proceeds............  We will not receive any proceeds from the exchange offer. See "Use of Proceeds." We have agreed to bear the expenses of the exchange offer. No underwriter has been retained to carry out the exchange offer. For a description of how we used the proceeds from the sale of old notes, see
                             "-- RailWorks Corporation -- Recent
                             Developments -- Offering of Old Notes."

     For additional information regarding the new notes, see "Description of the New Notes" and "Certain United States Federal Income Tax Consequences."

     SUMMARY HISTORICAL AND UNAUDITED PRO FORMA CONSOLIDATED FINANCIAL DATA

     RailWorks acquired the Founding Companies concurrently with the consummation of the IPO on August 4, 1998. For accounting and financial statement purposes, Comstock Holdings, Inc. (one of the Founding Companies) was identified as the "accounting acquirer" consistent with the requirements of Staff Accounting Bulletin No. 97 of the SEC. All other acquisitions have been accounted for as purchases in accordance with Accounting Principles Board No. 16.

     The summary unaudited pro forma consolidated financial data presented below are derived from unaudited pro forma consolidated financial data contained elsewhere in this prospectus. This pro forma information is not necessarily indicative of (1) the results that would have occurred had our acquisitions been completed on the dates indicated or (2) our actual or future results or financial position. The information presented below should be read together with the Unaudited Pro Forma Consolidated Financial Statements and related notes, our Consolidated Financial Statements and related notes and the Management's Discussion and Analysis of Financial Condition and Results of Operations included elsewhere in this prospectus.

                                   YEAR ENDED DECEMBER 31, 1998             THREE MONTHS ENDED MARCH 31, 1999
                             ----------------------------------------   -----------------------------------------
                                              PRO        PRO FORMA                                   PRO FORMA
                             ACTUAL(1)     FORMA(2)    AS ADJUSTED(3)   ACTUAL(4)   PRO FORMA(5)   AS ADJUSTED(6)
                             ---------     ---------   --------------   ---------   ------------   --------------
                                                            (DOLLARS IN THOUSANDS)
STATEMENT OF OPERATIONS
  DATA:
Revenue....................  $212,533      $350,865       $350,865       $72,673      $77,446         $77,446
Cost of revenue............   182,817       289,800        289,800        59,111       63,219          63,219
                             --------      --------       --------       -------      -------         -------
Gross profit...............    29,716        61,065         61,065        13,562       14,227          14,227
Selling, general and
  administrative
  expenses.................    17,040        23,916         23,916         7,773        8,593           8,593
Non-recurring expenses.....    19,965(7)         --             --            --           --              --
Transaction fees...........     1,281(8)         --             --            --           --              --
Depreciation and
  amortization.............     2,105         9,052          9,052         1,954        2,103           2,103
                             --------      --------       --------       -------      -------         -------
Operating (loss) income....   (10,675)       28,097         28,097         3,835        3,531           3,531
Interest expense...........     2,334         4,027         15,477         1,613        1,677           3,869
Interest and other
  income...................     1,634         1,165          1,165           400          380             380
                             --------      --------       --------       -------      -------         -------
Income (loss) before income
  taxes....................   (11,375)       25,235         13,785         2,622        2,234              42
                             --------      --------       --------       -------      -------         -------
Net (loss) income..........  $(12,847)     $ 14,223       $  7,239       $ 1,636      $ 1,318         $  (358)
                             ========      ========       ========       =======      =======         =======
OTHER DATA:
EBITDA(9)..................                               $ 37,149                                    $ 5,634
EBITDA margin(10)..........                                   10.6%                                       7.3%
Capital expenditures.......                               $  4,786                                    $ 1,031
Ratio of EBITDA to cash
  interest expense.........                                    2.4x                                       1.5x
Ratio of net debt to
  EBITDA...................                                    2.9x                                      20.0x
Ratio of earnings to fixed
  charges(11)..............                                    1.9x                                       1.0x

                                        AS OF DECEMBER 31, 1998                    AS OF MARCH 31, 1999
                                ---------------------------------------   --------------------------------------
                                               PRO         PRO FORMA                    PRO         PRO FORMA
                                ACTUAL(1)   FORMA(12)   AS ADJUSTED(13)   ACTUAL(4)   FORMA(5)   AS ADJUSTED(14)
                                ---------   ---------   ---------------   ---------   --------   ---------------
                                                             (DOLLARS IN THOUSANDS)
BALANCE SHEET DATA:
Cash..........................  $  2,846    $     --       $ 24,591       $  3,073    $  3,073      $ 25,692
Total assets..................   228,636     309,729        339,070        305,747     305,747       333,116
Total debt....................    51,504     104,492        133,833        110,781     110,781       138,150
Stockholders' equity..........   110,008     111,008        111,008        112,658     112,658       112,658

---------------

 (1) The summary historical consolidated financial data as of and for the year ended December 31, 1998 are derived from our Consolidated Financial Statements, which are comprised of financial data of:

     - Comstock Holdings, Inc., the accounting acquirer, for the year ended December 31, 1998;

     - the Founding Companies, other than Comstock Holdings, Inc., for the period from August 1, 1998 through December 31, 1998; and

     - the 1998 Acquired Companies for the period from November 4, 1998 through December 31, 1998.
 (2) Reflects the acquisitions of the Founding Companies and the Acquired Companies as if they each had occurred on January 1, 1998.
 (3) Reflects the acquisitions of the Founding Companies and the Acquired Companies and as adjusted to give effect to sale of the old notes and the application of the net proceeds as if they each had occurred on January 1, 1998.
 (4) The summary historical consolidated financial data as of and for the three months ended March 31, 1999 are derived from our Consolidated Financial Statements, which are comprised of financial data of:
           -- Founding Companies and 1998 Acquired Companies for the entire period
           -- the 1999 Acquired Companies from their date of acquisition.
 (5) Reflects the acquisitions of the 1999 Acquired Companies as if they each had occurred on January 1, 1999.
 (6) Reflects the acquisitions of the 1999 Acquired Companies and as adjusted to give effect to sale of the old notes and the application of the net proceeds as if they each had occurred on January 1, 1999.
 (7) Consists of $14.5 million in restricted common stock granted to the officers of RailWorks, $2.9 million related to settlement of employee benefit obligations of one of the operating companies and corporate relocation costs, $2.2 million in estimated legal and settlement costs in connection with former operations of one of the operating companies and $400,000 in transfers of common stock made by certain operating company managers to other employees of such operating companies.
 (8) Represents expenses incurred in connection with the initial public offering of common stock of RailWorks.
 (9) EBITDA is the sum of earnings before interest, income taxes, depreciation and amortization expense. Included in EBITDA is income earned on contract retainages pursuant to contractual agreements with certain customers. EBITDA is presented because we believe that it is a widely accepted financial indicator of a company's ability to service indebtedness. However, EBITDA does not represent net income or cash flow from operations as defined by generally accepted accounting principles, is not necessarily indicative of cash available to fund all cash flow needs, should not be considered as an alternative to net income or to cash flows from operating activities (as determined in accordance with generally accepted accounting principles) and should not be construed as an indication of a company's operating performance or as a measure of liquidity. EBITDA is not necessarily comparable with similarly-titled measures presented by other companies.
(10) Represents EBITDA as a percentage of revenue.

(11) The ratio of earnings to fixed charges is calculated by dividing the fixed charges into net income before taxes and minority interests plus fixed charges. Fixed charges consist of interest expense, amortization of deferred debt issuance costs and the estimated interest component of rent expense.
(12) Reflects the acquisitions of the 1999 Acquired Companies as if they each had occurred on December 31, 1998.
(13) Reflects the acquisitions of the 1999 Acquired Companies and as adjusted to give effect to the sale of old notes and the application of the net proceeds, as if each had occurred on December 31, 1998.
(14) Reflects the acquisitions of the 1999 Acquired Companies and as adjusted to give effect to the sale of old notes and the application of net proceeds, as if each had occurred on March 31, 1999.

                                  RISK FACTORS

     You should carefully consider the information below as well as the other information in this prospectus before deciding to tender your old notes in exchange for new notes pursuant to the exchange offer. These risks apply to both the old notes and the new notes.

RISKS RELATING TO THE NEW NOTES

     There Could Be Adverse Consequences of Failure to Exchange Your Old Notes for New Notes. The old notes were not registered under the Securities Act or under the securities laws of any state and may not be resold, offered for resale or otherwise transferred unless they are subsequently registered or resold pursuant to an exemption from the registration requirements of the Securities Act and applicable state securities laws. If you do not exchange your old notes for new notes pursuant to the exchange offer, you will not be able to resell, offer to resell or otherwise transfer the old notes unless they are registered under the Securities Act or unless you resell them, offer to resell or otherwise transfer them under an exemption from the registration requirements of, or in a transaction not subject to, the Securities Act. In addition, we will no longer be under an obligation to register the old notes under the Securities Act except in the limited circumstances provided under the registration rights agreement. In addition, to the extent that old notes are tendered for exchange and accepted in the exchange offer, the trading market for the untendered and tendered but unaccepted old notes could be adversely affected. Please refer to the section captioned "Risk Factors -- No Assurance of Active Trading Market for the Notes."

     Substantial Leverage and Debt Service Requirements Could Limit Our Ability to Pay Principal and Interest on the Notes and Could Adversely Affect Our Operations. Our substantial indebtedness could adversely affect our financial health and could prevent us from fulfilling our obligations under the notes. On a pro forma basis as of March 31, 1999, we had outstanding total debt of $138.2 million, ratio of earnings to fixed charges of 1.0x and stockholders' equity of $112.7 million.

     We May Make Additional Borrowings. Despite current indebtedness levels, we and our subsidiaries will also be permitted to incur substantial additional debt in the future. On a pro forma basis as of March 31, 1999, $75 million would have been available for additional borrowing under our credit facility, subject to customary borrowing conditions. If new debt is added to our and our subsidiaries' current debt levels, the related risks that we and they now face could intensify. See "Capitalization", "Selected Historical Consolidated Financial Data" and "Description of the Notes -- Certain Covenants -- Limitation on Incurrence of Additional Indebtedness".

     Our substantial amount of debt could have important consequences for you. For example, it could:

     - make it more difficult for us to satisfy our obligations with respect to the notes;

     - limit our ability to obtain additional financing, if we need it, for working capital, capital expenditures, acquisitions, debt service requirements or other purposes;

     - increase our vulnerability to adverse economic and industry conditions;

     - require us to dedicate a substantial portion of our cash flow from operations to payments on our debt, thereby reducing funds available for operations, future business opportunities or other purposes;

     - limit our flexibility in planning for, or reacting to, changes in our business and in the industries where we compete; and

     - place us at a competitive disadvantage compared to our competitors that have less debt.

     We may be Unable to Service Debt. To service our indebtedness, we will require a significant amount of cash. Our ability to make payments on our debt, including the notes, and to fund planned capital expenditures and acquisitions will depend on our future operating performance and on our ability to successfully implement our business strategy. Prevailing general economic conditions and financial, business, regulatory and other factors, many of which are beyond our control, will affect our ability to make these payments. Based on our current level of operations, we believe that our cash flow from operations, available cash and available borrowings under our credit facility will be adequate to meet our liquidity needs for the foreseeable future.

     We cannot assure you, however, that we will realize anticipated financial results or be successful in implementing our business strategy. If future cash flow is not sufficient to make scheduled payments on our debt, including the notes, we will need to refinance all or a portion of our debt, including the notes, before maturity, obtain additional financing, delay planned acquisitions and capital expenditures, or sell assets. We cannot guarantee that we will be able to refinance any of our debt, including debt outstanding under our credit facility and the notes, on commercially reasonable terms. We also cannot assure you that we would be able to make an asset sale on a timely basis for proceeds sufficient to cover our debt service requirements. The terms of our credit facility and the indenture governing the notes restrict our ability to sell assets.

     If we are unable to meet our debt service obligations for any reason, we would be in default under the terms of our credit facility. If such a default were to occur, the lenders under our credit facility could elect to declare all of our debt under the facility immediately due and payable, including accrued and unpaid interest, and the lenders would not be obligated to continue to advance funds under the facility. If the amounts outstanding under the credit facility are accelerated, we cannot assure you that our assets will be sufficient to repay in full the money owed to the banks or to our other debt holders.

     The Notes Rank Behind Our Other Indebtedness. The notes and the guarantees rank behind all of our and the guarantors' existing and future senior debt, including debt under our credit facility. On a pro forma basis as of March 31, 1999, we and the guarantors would have had no senior debt outstanding and we would have had $75 million available to borrow under our credit facility, all of which would be senior debt. In the event of our or any of the guarantors' bankruptcy, liquidation or reorganization, our and the guarantors' assets will be available to pay our obligations on the notes only after we have repaid all of our and the guarantors' senior debt in full. We cannot assure you that sufficient assets will remain to make full payment on the notes after such payments are made.

     In the event of bankruptcy, liquidation or reorganization or any similar proceeding relating to RailWorks or the guarantors, holders of the notes will participate with trade creditors and all other holders of our and the guarantors' subordinated indebtedness in the assets remaining after we and such guarantors have repaid all of our senior debt in full. In addition, the subordination provisions of the indenture provide that we cannot make cash payments on the notes while a payment default is continuing under certain of our senior debt.

     Restrictions in Existing Agreements May Limit Our Ability to Finance Future Operations, Engage in Certain Business Transactions or Make Principal and Interest Payments on the Notes. Our credit facility and the indenture governing the notes contain a number of significant covenants that, among other things, restrict our ability to dispose of assets, incur additional indebtedness, repay other indebtedness, pay dividends, make certain investments or acquisitions, repurchase or redeem capital stock, engage in mergers or consolidations, or engage in certain transactions with subsidiaries and affiliates and otherwise restrict corporate activities. We cannot assure you that such restrictions will not adversely affect our ability to finance future operations or capital needs or engage in other business activities that may be in the our best interest.

     In addition, our credit facility requires us to maintain compliance with certain financial ratios. Our ability to comply with these ratios may be affected by events beyond our control. We have granted the lenders under the credit facility a first lien on all of the capital stock of our subsidiaries and on all our accounts receivable and the accounts receivable of our subsidiaries. In the event of a default under the credit facility, the lenders under the credit facility could foreclose upon the assets pledged to them and the holders of the notes might not be able to receive any payments until any payment default was cured or waived, any acceleration was rescinded, or the indebtedness outstanding under the credit facility was repaid. See "Description of Credit Facility".

     A breach of any of the covenants contained in our credit facility or our inability to comply with the required financial ratios could result in an event of default, which would allow the lenders under the credit facility to declare all borrowings outstanding to be due and payable. In addition, our lenders could compel us to apply all of our available cash to repay our borrowings or they could prevent us from making debt service payments on the notes. If the amounts outstanding under the credit facility or the notes were to be accelerated, we cannot assure you that our assets would be sufficient to repay in full the money owed to the banks or to our other debt holders, including you as a noteholder.

     Fraudulent Conveyance Laws Permit Courts to Void Notes in Specific Circumstances. Federal and state statutes allow courts, under specific circumstances, to void the notes and the guarantees and require noteholders to return payments received from RailWorks or the guarantors in the event of the bankruptcy or other financial difficulty of RailWorks or any of the guarantors. Under the federal bankruptcy law and comparable provisions of state fraudulent transfer laws, a guarantee of the notes could be voided, or claims in respect of a guarantee could be subordinated to all other indebtedness of any subsidiary that is the guarantor if, among other things, at the time the guarantor incurred the debt evidenced by its guarantee, the guarantor:

     - received less than reasonably equivalent value or fair consideration for the incurrence of such guarantee;

     - was insolvent or was rendered insolvent by reason of such incurrence;

     - was engaged in a business or transaction for which the guarantor's remaining assets constituted unreasonably small capital; or

     - intended to incur, or believed (or reasonably should have believed) that it would incur, debts beyond its ability to pay such debts as they mature.

     In addition, any payment by that guarantor pursuant to its guarantee could be voided and required to be returned to the guarantor, or to a fund for the benefit of the creditors of the guarantor.

     The measure of insolvency for purposes of these fraudulent transfer laws will vary depending upon the law applied in any proceeding to determine whether a fraudulent transfer has occurred. Generally, however, a guarantor of the notes would be considered insolvent if:

     - the sum of its debts, including contingent liabilities, was greater than the fair saleable value of all of its assets;

     - if the present fair saleable value of its assets was less than the amount that would be required to pay its probable liability on its existing debts, including contingent liabilities, as they become absolute and matured; or

     - it could not pay its debts as they become due.

     A court is likely to find that a guarantor of the notes did not receive fair consideration or reasonably equivalent value for its guarantee to the extent that its liability under the guarantee is greater than the direct benefit it received from the issuance of notes. By its terms, each guarantee of the notes will limit the liability of the guarantor to the maximum amount that it can pay without the guarantee being deemed a fraudulent transfer. A court may not give effect to this limitation on liability. In that event, a court may find that the issuance of the guarantee rendered the subsidiary guarantor insolvent. If a court voids the guarantee or holds it unenforceable, you will cease to have a claim against the subsidiary guarantor and will be solely a creditor of RailWorks. If the limitation on liability is effective, the amount that the guarantor is found to have guaranteed might be so low that there will not be sufficient funds to pay the notes in full.

     On the basis of historical financial information, recent operating results and other factors, the Company and each guarantor believes that, after giving effect to the indebtedness incurred in connection with this offering and the credit facility, it will not be insolvent, will not have unreasonably small capital for the business in which it operates and will not have incurred debts beyond its ability to pay such debts as they mature. We cannot assure you, however, as to what standard a court would apply in making such determinations or that a court would agree with our or the guarantors' conclusions in this regard.

     We May Not Have Sufficient Cash to Purchase the New Notes Upon a Change of Control. Upon the occurrence of certain specific kinds of change of control events, we must offer to repurchase all outstanding notes. However, it is possible that we will not have sufficient funds at the time of the change of control to make the required repurchase of notes or that restrictions in our credit facility will not allow such repurchases. In addition, certain important corporate events, such as leveraged recapitalizations that would increase the level of our indebtedness, would not constitute a "Change of Control" under the indenture and in such a circumstance, we would not have to make an offer to repurchase the notes.

     There is No Public Market for the New Notes. The new notes are new securities for which there is currently no trading market. We do not intend to list the new notes on any securities exchange. Although we expect the new notes to be eligible for trading in the PORTAL market, we cannot assure you that an active trading market for the new notes will develop.

     If a market for the new notes does develop, any such market may cease to exist at any time, in addition, in any such market, the new notes could trade at prices that may be higher or lower than their principal amount.

     The liquidity of any market for the new notes will depend upon various factors, including:

     - the number of holders of the notes;

     - prevailing interest rates;

     - the interest of securities dealers in making a market for the notes;

     - the overall market for high-yield securities;

     - our financial performance and prospects; and

     - the prospects for companies in our industry generally.

     Historically, the market for non-investment-grade debt has been subject to disruptions that have caused substantial volatility in the prices of securities similar to the new notes. We cannot assure you that the market for the new notes, if any, will not be subject to similar disruptions. Any such disruptions may adversely affect you as a holder of the new notes.

     In addition, to the extent that old notes are surrendered and accepted in the exchange offer, the trading market for unsurrendered old notes and for surrendered-but-unaccepted old notes could be adversely affected due to the limited amount of old notes that are expected to remain outstanding following the exchange offer. Generally, when there are fewer outstanding securities of a given issue, there is less demand to purchase such security, which results in a lower price for such security. Conversely, if many old notes are not surrendered, or are surrendered-but-unaccepted, the trading market for the new notes could be adversely affected. See "Plan of Distribution" and "The Exchange Offer" for further information regarding the distribution of the new notes and the consequences of failure to participate in the exchange offer.

RISKS RELATING TO RAILWORKS

     The Operating Companies Do Not Have a Combined Operating History; We May be Unsuccessful Integrating Their Decentralized Operations. RailWorks was founded in March 1998 but conducted no operations and generated no revenue until we completed the initial public offering, or "IPO", of our common stock in August 1998. We acquired the Founding Companies concurrently with the completion of our IPO, and acquired six additional operating companies through March 31, 1999. Subsequent to that date, we have acquired three additional operating companies and have entered into letters of intent to acquire another three companies. Our operating companies were separate independent entities before we acquired them and to a certain extent they continue to operate as independent entities because we conduct our operations on a decentralized basis. The integration of our operating companies, while allowing them to retain decentralized operations and management, is important to our operating and growth strategies and the achievement of efficiencies in the combined operations. We may not be able to integrate the operations or the necessary systems and procedures, including accounting and financial reporting systems and project management systems, to manage effectively the combined enterprise. Certain members of our management group have only recently joined RailWorks and there can be no assurance that the management group will be able to implement our acquisition and operating strategies. We cannot assure you that we will be able to establish, maintain or increase the profitability of the operating companies. Our pro forma financial statements include results of operations for certain operating companies when they were not under common control or management. As a result, our pro forma financial statements may not be indicative of our future results of operations. Any failure by our management group to implement our strategies, integrate the operating companies without substantial costs, delays or other operational or financial difficulties, or effectively oversee the combined entity could have a material adverse effect on our business, financial condition and results of operations.

     We May be Unable to Complete and Finance Acquisitions. We have completed nine acquisitions since the IPO and we intend to grow significantly through the acquisition of additional businesses. See "Business -- Strategy." Our acquisition strategy entails reviewing acquired business operations, corporate infrastructure and systems and financial controls. Unforeseen expenses, difficulties, complications and delays frequently encountered in connection with the rapid expansion of operations could inhibit our growth or adversely affect our financial performance.

     We cannot assure you that we will maintain or accelerate our growth or anticipate all of the changing demands that expanding operations will impose on our management, personnel, operational and management information systems and financial systems. We may not be able to identify, acquire or manage profitably additional businesses or to integrate successfully any acquired businesses without substantial costs, delays or other operational or financial difficulties. Any of these occurrences could have a material adverse effect on our business, financial condition and results of operations.

     We cannot predict the timing, size and success of our acquisition efforts and any associated capital commitments. We currently intend to finance future acquisitions with bank borrowings, shares of our common stock, internally generated funds or a combination of common stock and cash. If our common stock does not maintain a sufficient market value, or if potential acquisition candidates are otherwise unwilling to accept common stock as part of the consideration for the sale of their businesses, we may be required to utilize more of our cash resources or borrowings to maintain our acquisition program. In addition, our acquisitions typically provide for the sellers to receive contingent consideration, which is only paid if the acquired companies achieve certain operating results. These payments could be substantial. See "Management's Discussion and Analysis of Financial Condition and Results of Operation -- Liquidity and Capital Resources."

     We May be Unable to Generate Internal Growth. Our ability to grow will be affected by various factors, including demand for rail system services and products, our success in bidding on new projects, the success of our cross-selling efforts and our ability to develop a national accounts program. Our growth may also depend on increased outsourcing by rail system operators. Many of these factors are beyond our control. Our strategies may not be successful or we may be unable to generate cash flow adequate for combined operations and to support internal growth. The senior managers of the operating companies retain responsibility for day-to-day operations. If proper business controls are not implemented and maintained, this decentralized operating strategy could result in inconsistent operating and financial practices of the operating companies, which could have a material adverse effect on our business, financial condition and results of operations. See "Business -- Strategy."

     We Have Been Dependent on Certain Customers. We derived approximately 43.7% of our pro forma revenue for the year ended December 31, 1998 from our top ten customers. Approximately 21.1% of our 1998 pro forma revenue was derived from projects undertaken for the New York City Transit Authority, which we refer to as "NYCTA" in this prospectus. These projects were undertaken under a number of separate contracts. If the NYCTA were to significantly reduce the amount of business that it does with us or determine not to do business with us in the future, it would have a material adverse effect on our business, financial condition and results of operations. See "Business -- Customers."

     Certain Operating Companies Have a History of Losses. From time to time, primarily due to industry cyclicality and uncertainties inherent in the competitive bidding process, certain of our operating companies have experienced net losses. See "-- Our Fixed Price Contracts Expose us to Significant Risks" below. We cannot assure you that we or our operating companies will be profitable in the future. See "Management's Discussion and Analysis of Financial Condition and Results of Operations."

     We May Face Intense Competition. The rail system services and products industry is highly competitive. Numerous companies provide services to transit authorities, construct and repair rail systems or sell related products or supplies, and some of these companies operate in more than one of these lines of business. Some of our competitors have greater resources than we have, may also provide a broad range of services and products, and may have sufficient bonding capacity and other resources to undertake large projects. Any inability to compete successfully against our existing and future competitors would have a material adverse effect on our business, financial condition and results of operations. Certain of our operating companies also provide electrical contracting services to non-rail industrial and commercial customers. While we believe that we currently compete effectively in the non-rail electrical contracting business, this industry is highly competitive and is served by small, owner-operated private companies, public companies and several large regional companies. Additionally, we could face competition in the future from other competitors entering our markets. See "Business -- Competition."

     We are Dependent on Public Sector Contracts and Funding. The rail system services and products business involves contracts that are supported by funding from federal, state and local governmental agencies, as well as contracts with such agencies, which we refer to as "public sector contracts". Public sector contracts are subject to detailed regulatory requirements and public policies, as well as funding priorities. These contracts may be conditioned upon the continuing availability of public funds; the availability of public funds depends upon lengthy and complex budgetary procedures. These contracts may also be subject to significant pricing constraints. Moreover, public sector contracts may generally be terminated for reasons beyond the control of the contractor, including when such termination is in the best interests of the governmental agency. We cannot assure you that these factors or others unique to public sector contracts will not have a material adverse effect on our business, financial condition and results of operations. See
"Business -- Government Regulation."

     Our Fixed Price Contracts Expose us to Significant Risks. Fixed price contracts are typically awarded in the rail system services industry pursuant to a competitive bidding process. In compiling our bid on a particular project, we must estimate the time it will take to complete the project, along with the project's labor and supply costs. These costs may be affected by a variety of factors, some of which may be beyond our control. If we cannot accurately predict the costs of fixed price contracts, certain projects could have lower margins than anticipated or we could suffer losses on the projects. Lower margins and losses could have a material adverse effect on our business, financial condition and results of operations.

     We Rely on Subcontractors and Suppliers. We generally perform electrical contracting services for transit signaling and communication systems as a subcontractor to companies that design the systems and manufacture or purchase the necessary equipment. In other instances, we act as the prime contractor and subcontract the design of the signal or communication system and necessary equipment. When we are a prime contractor for such projects, we generally require subcontractors to post performance bonds. We may not require a subcontractor to post a performance bond in situations where (1) the subcontractor has strong experience with a specific type of project and demonstrates financial stability and (2) the customer does not require bonds from us as prime contractor. We sometimes depend upon the subcontractor to perform design and other services and provide equipment. For certain projects only a limited number of companies can perform the subcontract if the initial subcontractor defaults. As a result, we depend upon our subcontractors to perform under the subcontracts. Further, the major components of signaling and communication systems for transit authorities are manufactured to specifications and require long lead times for production. If a subcontractor or supplier defaults, or if a supplier refuses or cannot do business with us, it could have a material adverse effect on our business, financial condition and results of operations.

     The Rail System Industry is Cyclical. We derive a substantial portion of our revenue from public contracts, which we expect will constitute a relatively stable source of business due to funding provided by TEA 21. However, demand for rail system services and products could fluctuate in conjunction with overall economic conditions. In economic downturns, rail system operators may defer certain construction and rehabilitation projects and purchases of related products to conserve cash in the short term. Reductions in freight traffic due to economic downturns or other factors may also reduce demand for our construction and rehabilitation services and related products. In economic upturns, railroads, particularly Class I railroads, experience heavier traffic demands that can cause problems associated with congestion. The operational problems related to congestion have an unpredictable impact on railroad expenditures for construction and rehabilitation services and related products, including those we provide. During periods of peak usage, rail system owners may defer certain expenditures because they may need to address operational challenges these conditions cause. Other issues, such as the possibility of heightened government regulation during periods of congestion and the internal challenges of managing railroad operations as the Class I railroads continue to consolidate, may exacerbate the effects of these uncertainties.

     We are Exposed to Downturns in Commercial Construction. We derived approximately 16.2% of our pro forma revenue for the year ended December 31, 1998 from installation of electrical systems in newly constructed or renovated commercial buildings and power and industrial plants. The demand for electrical installation services is affected by fluctuations in the level of new construction and renovation of commercial buildings. These fluctuations reflect the cyclical nature of the construction industry and depend upon general economic conditions, changes in interest rates and other related factors. Downturns in levels of commercial construction and renovation could have a material adverse effect on our business, financial condition and results of operations. Further, our electrical installation business is focused in the northeastern United States and is therefore particularly susceptible to economic downturns in that region. See "Management's Discussion and Analysis of Financial Condition and Results of Operations."

     Our Workforce is Unionized. As of December 31, 1998, approximately 66.9% of our employees were covered under collective bargaining agreements. In June 1994, one of our operating companies was affected by a one-week work stoppage by the United Brotherhood of Teamsters. We cannot assure you that future work stoppages will not affect us. In addition, labor agreements are generally negotiated on an industry-wide basis and the terms and conditions of future labor agreements could be beyond our control. We may be subject to terms and conditions in future labor agreements that could have a material adverse effect on our business, financial condition and results of operations. See
"Business -- Employees."

     We are Subject to Extensive Environmental and Government Regulation. Our operations are subject to extensive federal, state and local regulation under environmental laws and regulations. Among other things, these laws and regulations cover emissions to the air, discharges to waters and the generation, handling, storage, transportation, treatment and disposal of waste, underground and aboveground storage tanks and remediation of soil and groundwater contamination. Environmental liability can extend to previously owned or operated properties, leased properties and properties owned by third parties, as well as to properties currently owned and used by us. Environmental liabilities may also arise from claims asserted by adjacent landowners or other third parties in toxic tort litigation. We could incur significant ongoing costs associated with environmental regulatory compliance. Further, we sometimes use hazardous materials in connection with our operations. Although we believe that we materially comply with all of the various environmental regulations applicable to our business, we cannot assure you that requirements will not change in the future or that we will not incur significant costs to comply with such requirements.

     In addition to safety, health and other regulations of general applicability, our operations may be significantly affected by regulations of the Surface Transportation Board, the Federal Railroad Administration, the Occupational Safety and Health Administration, state departments of transportation and other state and local regulatory agencies. Changes in regulation of the rail and transit industries through legislative, administrative, judicial or other action could have a material adverse effect on our business, financial condition and results of operations. See "Business -- Government Regulation."

     We are Dependent on Key Personnel. Our success depends to a significant extent upon the efforts and abilities of John G. Larkin, Chairman of the Board and Chief Executive Officer, and Michael R. Azarela, Executive Vice President and Chief Financial Officer. We also rely on senior management of our operating companies. While we have entered into employment agreements with Messrs. Larkin and Azarela and certain senior managers of the operating companies, we cannot be sure that such individuals will remain with us throughout the terms of their agreements, or thereafter. Further, we likely will depend on the senior management of any significant businesses we acquire in the future. The loss of the services of one or more of these key employees before we are able to attract and retain qualified replacement personnel could have a material adverse effect on our business, financial condition and results of operation. See "Management."

     Our Systems May Not be Year 2000 Compliant. We have identified potential deficiencies related to the Year 2000 in our information systems, and we are in the process of addressing them through upgrades and other remediation. We expect to complete remediation and testing of our internal systems in the summer of 1999. With respect to other equipment with date-sensitive operating controls, such as manufacturing equipment, HVAC, security and other similar systems, we are in the process of identifying those items that may require remediation or replacement. We expect to complete remediation or replacement and testing of these in the summer of 1999. We are in the process of identifying and contacting suppliers, both inventory and non-inventory, and customers to determine the state of their year 2000 readiness.

     Based upon our current estimates, incremental out-of-pocket costs of our Year 2000 program are expected to be approximately $250,000. As of March 31, 1999, none of these funds had been spent. These costs include third party consultants, remediation of existing computer software and replacement and remediation of embedded chips. These costs do not include internal management time and the deferral of other projects, the effects of which we do not expect to be material to our results of operations or financial condition.

     At this stage of the process, we believe that it is difficult to specifically identify the most reasonably likely worst case Year 2000 scenario. As with all service providers and manufacturers, a reasonably likely worst case scenario would be the result of failures of third parties (including, without limitation, governmental entities and entities with which we have no direct involvement) that continue for more than several days in various geographic areas where we provide services, manufacture our products or from which we source our materials and components. In connection with our manufacturing and supply of raw materials and components, we are considering various contingency plans. Any such plans would necessarily be limited to matters that we can reasonably control.

     Our Year 2000 efforts are ongoing and our overall plan, as well as the consideration of contingency plans, will continue to evolve as new information becomes available. While we anticipate continuity of our business activities, that continuity will be dependent upon our ability, and the ability of third parties upon whom we rely directly or indirectly, to be Year 2000 compliant. You are cautioned that you should read forward-looking statements regarding Year 2000 issues in conjunction with the "Special Note Regarding Forward-Looking Statements."

                                USE OF PROCEEDS

     This exchange offer is intended to satisfy our obligations under our registration rights agreement. We will not receive any proceeds from the exchange offer. You will receive, in exchange for old notes tendered by you in the exchange offer, new notes in like principal amount. The old notes surrendered in exchange for the new notes will be retired and cancelled and cannot be reissued. Accordingly, the issuance of the new notes will not result in any increase of our outstanding debt.

                                 CAPITALIZATION

     The following table describes our capitalization as of March 31, 1999 (1) on an actual basis, (2) on a pro forma basis to reflect the 1999 Acquired Companies and (3) on a pro forma basis as adjusted to reflect the sale of the old notes and the application of the net proceeds. You should read this table in conjunction with Pro Forma Financial Statements, the "Description of the Notes," and the Company's Consolidated Financial Statements and the related notes.

                                                                  AS OF MARCH 31, 1999
                                                          ------------------------------------
                                                                                    PRO FORMA
                                                           ACTUAL      PRO FORMA   AS ADJUSTED
                                                          --------     ---------   -----------
                                                                 (DOLLARS IN THOUSANDS)
Cash and cash equivalents...............................  $  3,073     $  3,073     $ 25,692
                                                          ========     ========     ========
Total debt (including current maturities):
Credit facilities(1)....................................  $ 87,383     $ 87,383     $     --
Other notes payable(2)..................................    14,398       14,398        4,150
Seller promissory notes(3)..............................     9,000        9,000        9,000
Notes offered hereby....................................        --           --      125,000
                                                          --------     --------     --------
          Total debt....................................   110,781      110,781      138,150
Stockholders' equity....................................   112,658      112,658      112,658
                                                          --------     --------     --------
          Total capitalization..........................  $223,439     $223,439     $250,808
                                                          ========     ========     ========

---------------

(1) We have two credit facilities; one that provides for borrowings of up to $75 million, and a $25 million, non-revolving bridge term facility. See "Description of Credit Facility."
(2) Represents assumed indebtedness of the Acquired Companies and fixed asset notes related to equipment.
(3) Issued to owners of certain of the Acquired Companies in connection with the acquisitions. These notes generally bear interest at 5.0% per annum and become due between January 2000 and March 2001.

                         PRO FORMA FINANCIAL STATEMENTS

     The following unaudited pro forma financial statements give effect to (1) the acquisitions by RailWorks of the Founding Companies and the Acquired Companies and (2) the sale of the old notes and the application of the net proceeds. The unaudited pro forma balance sheet reflects the acquisition of the 1999 Acquired Companies and the sales of the old notes and the application of the net proceeds as if each had occurred on March 31, 1999. The unaudited pro forma statement of operations for the year ended December 31, 1998 presents our statement of operations data from our Consolidated Financial Statements for that period combined with (1) the results of operations for the Founding
Companies -- other than Comstock Holdings, Inc. -- from January 1, 1998 through July 31, 1998, (2) the results of operations of Armcore Railroad Contractors, Inc. from January 1, 1998 through November 4, 1998, two of the 1999 Acquired Companies from January 1, 1998 through December 31, 1998, two of the 1999 Acquired Companies from December 1, 1997 through November 30, 1998 and (3) the sales of the old notes and the application of the net proceeds and give effect to the pro forma adjustments related to these transactions all as if each had occurred on January 1, 1998. The unaudited pro forma statement of operations for the three months ended March 31, 1999 presents our statement of operations data for that period from our Consolidated Financial Statements combined with the results of operations of FCM Rail, Ltd., F&V Metro Contracting Corp. and affiliates and Gantrex Group, from January 1, 1999 through January 31, 1999.

     We have analyzed the savings we expect to realize from reductions in salaries, bonuses and certain benefits to the owners of the Founding Companies and the Acquired Companies. To the extent the owners of the Founding Companies and the Acquired Companies have contractually agreed to changes in salaries, bonuses, benefits and lease payments, these changes have been reflected in the unaudited pro forma statements of operations.

     Certain pro forma adjustments are based on preliminary estimates, available information and certain assumptions that management deems appropriate and may be revised as additional information becomes available. The pro forma financial data do not purport to represent what our combined financial position or results of operations would actually have been if such transactions had in fact occurred on those dates and are not necessarily representative of our combined financial position or results of operations for any future period. Since the acquired entities were not under common control or management prior to our acquisition of them, historical combined results may not be comparable to, or indicative of, future performance. The unaudited pro forma combined financial statements should be read in conjunction with our historical consolidated financial statements and the notes relating to those financial statements that are included in this prospectus.

                             RAILWORKS CORPORATION

                 UNAUDITED PRO FORMA AS ADJUSTED BALANCE SHEET
                              AS OF MARCH 31, 1999
                             (DOLLARS IN THOUSANDS)

                                                        RAILWORKS
                                                       CORPORATION
                                                       HISTORICAL
                                                        FINANCIAL     OFFERING        PRO FORMA
                                                       STATEMENTS    ADJUSTMENTS     AS ADJUSTED
                                                       -----------   -----------     -----------
ASSETS
Current Assets:
  Cash...............................................   $  3,073      $ 120,250(a)    $ 25,692
                                                                        (97,631)(b)
  Accounts receivable................................     82,215                        82,215
  Marketable securities..............................      6,096                         6,096
  Lease receivables..................................        121                           121
  Costs and estimated earnings in excess of billings
     on uncompleted contracts........................     31,328                        31,328
  Inventories........................................     13,574                        13,574
  Prepaid expenses and other current assets..........      7,006                         7,006
                                                        --------      ---------       --------
          Total current assets.......................    143,413         22,619        166,032
Property, plant and equipment, net...................     27,690                        27,690
Other assets:
  Investments........................................         30                            30
  Goodwill...........................................    131,842                       131,842
  Other assets.......................................      2,772          4,750(a)       7,522
                                                        --------      ---------       --------
                                                        $305,747      $  27,369       $333,116
                                                        ========      =========       ========
LIABILITIES AND STOCKHOLDERS' EQUITY
Current Liabilities:
  Current maturities of long-term debt...............   $ 39,131      $ (32,131)(b)   $  7,000
  Accounts payable...................................     38,309                        38,309
  Accrued salaries and wages.........................      5,162                         5,162
  Billings in excess of costs and estimated earnings
     on uncompleted contracts........................     14,158                        14,158
  Accrued expenses...................................      4,936                         4,936
                                                        --------      ---------       --------
          Total current liabilities..................    101,696        (32,131)        69,565
                                                        --------      ---------       --------
Long-Term Liabilities:
  Other liabilities..................................     11,138                        11,138
  Excess of acquired assets over cost, net of
     amortization....................................      8,605                         8,605
  Senior subordinated debt...........................                   125,000(a)     125,000
  Promissory notes...................................      4,000                         4,000
  Long-term debt.....................................     67,650        (65,500)(b)      2,150
                                                        --------      ---------       --------
          Total long-term liabilities................     91,393         59,500        150,893
                                                        --------      ---------       --------
          Total liabilities..........................    193,089         27,369        220,458
                                                        --------      ---------       --------
Stockholders' Equity:
  Preferred stock....................................         14                            14
  Common stock.......................................        138                           138
  Additional paid-in capital.........................    122,309                       122,309
  Retained earnings (deficit)........................     (9,803)                       (9,803)
                                                        --------      ---------       --------
          Total stockholders' equity.................    112,658              0        112,658
                                                        --------      ---------       --------
                                                        $305,747      $  27,369       $333,116
                                                        ========      =========       ========

                 See Notes to Unaudited Pro Forma Balance Sheet

                             RAILWORKS CORPORATION

                   NOTES TO UNAUDITED PRO FORMA BALANCE SHEET

     a. To record the issuance of the notes, net of estimated issuance cost and discounts of $4,750,000.

     b. To record repayment of the Credit Facilities and other debt with proceeds from the sale of the notes.

     The adjustments related to the 1999 Acquired Companies are based on preliminary estimates of the allocation of the purchase price and are subject to revision.

                             RAILWORKS CORPORATION

                  UNAUDITED PRO FORMA STATEMENT OF OPERATIONS
                      FOR THE YEAR ENDED DECEMBER 31, 1998
                             (DOLLARS IN THOUSANDS)

                                                                                                                        PRO FORMA
                                                                                                                           FOR
                                         FOUNDING                         PRO                                           FOUNDING
                                         COMPANIES                       FORMA                                          COMPANIES
                          RAILWORKS      (THROUGH                         FOR                                              AND
                         CORPORATION     JULY 31,       PRO FORMA      FOUNDING        ACQUIRED        PRO FORMA        ACQUIRED
                         HISTORICAL        1998)       ADJUSTMENTS     COMPANIES     COMPANIES(1)     ADJUSTMENTS       COMPANIES
                         -----------     ---------     -----------     ---------     ------------     -----------     -------------
Revenue................   $212,533        $56,965       $     --       $269,498        $81,367          $    --         $350,865
Cost of revenue........    182,817         45,892           (800)(2)    227,052         63,191             (443)(2)      289,800
                                                            (857)(3)
                          --------        -------       --------       --------        -------          -------         --------
Gross profit...........     29,716         11,073          1,657         42,446         18,176              443           61,065
Selling, general and
  administrative
  expenses.............     17,040          9,033         (2,379)(3)     19,317          9,949           (3,480)(3)       23,916
                                                            (785)(4)                                       (231)(2)
                                                          (2,000)(2)                                     (1,639)(5)
                                                          (1,592)(5)
Non-recurring
  expenses.............     19,965            400        (14,470)(6)         --             --               --               --
                                                            (803)(7)
                                                          (5,092)(8)
Transaction fees.......      1,281             --         (1,281)(9)         --             --               --               --
Loss guarantee.........         --             --             --             --          1,491           (1,491)(10)          --
Depreciation and
  amortization.........      2,105          1,595          1,689(11)      5,389          2,928              735(11)        9,052
                          --------        -------       --------       --------        -------          -------         --------
Operating (loss)
  income...............    (10,675)            45         28,370         17,740          3,808            6,549           28,097
Other income (expense):
  Interest income/other
    expense............      1,634            108             --          1,742           (777)             200            1,165
  Interest expense.....     (2,334)          (378)        137(13)        (2,575)        (1,631)             179(13)       (4,027)
                          --------        -------       --------       --------        -------          -------         --------
(Loss) income before
  income taxes.........    (11,375)          (225)        28,507         16,907          1,400            6,928           25,235
Provision (benefit) for
  income taxes.........      1,472            453          6,170(14)      8,095            275            2,642(14)       11,012
                          --------        -------       --------       --------        -------          -------         --------
Net (loss) income......   $(12,847)       $  (678)      $ 22,337       $  8,812        $ 1,125          $ 4,286         $ 14,223
                          ========        =======       ========       ========        =======          =======         ========

EBITDA(15).............   $ (8,570)       $ 1,640       $ 30,059       $ 23,129        $ 6,736          $ 7,284         $ 37,149
                          ========        =======       ========       ========        =======          =======         ========


                                          PRO FORMA
                          OFFERING            AS
                         ADJUSTMENTS       ADJUSTED
                         -----------     ------------
Revenue................   $     --         $350,865
Cost of revenue........         --          289,800
                          --------         --------
Gross profit...........         --           61,065
Selling, general and
  administrative
  expenses.............         --           23,916
Non-recurring
  expenses.............         --               --
Transaction fees.......         --               --
Loss guarantee.........         --               --
Depreciation and
  amortization.........         --            9,052
                          --------         --------
Operating (loss)
  income...............         --           28,097
Other income (expense):
  Interest income/other
    expense............         --            1,165
  Interest expense.....    (10,975)(12)     (15,477)
                              (475)(12)
                          --------         --------
(Loss) income before
  income taxes.........    (11,450)          13,785
Provision (benefit) for
  income taxes.........     (4,466)(14)       6,546
                          --------         --------
Net (loss) income......   $ (6,984)        $  7,239
                          ========         ========
EBITDA(15).............   $     --         $ 37,149
                          ========         ========

           See Notes to Unaudited Pro Forma Statement of Operations.

                             RAILWORKS CORPORATION

                  UNAUDITED PRO FORMA STATEMENT OF OPERATIONS
                   FOR THE THREE MONTHS ENDED MARCH 31, 1999
                             (DOLLARS IN THOUSANDS)

                                                                        PRO FORMA FOR
                             RAILWORKS                                    RAILWORKS                     PRO FORMA
                            CORPORATION     ACQUIRED       PRO FORMA    AND ACQUIRED     OFFERING          AS
                            HISTORICAL    COMPANIES(16)   ADJUSTMENTS     COMPANIES     ADJUSTMENTS     ADJUSTED
                            -----------   -------------   -----------   -------------   -----------     ---------
Revenue...................    $72,673        $ 4,773        $    --        $77,446        $    --        $77,446
Cost of revenue...........     59,111          4,108             --         63,219             --         63,219
                              -------        -------        -------        -------        -------        -------
Gross profit..............     13,562            665             --         14,227             --         14,227
Selling, general and
  administrative
  expenses................      7,773            820             --          8,593             --          8,593
Depreciation and
  amortization............      1,954            149             --          2,103             --          2,103
                              -------        -------        -------        -------        -------        -------
Operating (loss) income...      3,835           (304)            --          3,531             --          3,531
Other income (expense):
  Interest income/other
    expense...............        400            (20)            --            380             --            380
  Interest expense........     (1,613)           (64)            --         (1,677)        (2,073)(12)    (3,869)
                                                                                             (119)(12)
                              -------        -------        -------        -------        -------        -------
(Loss) income before
  income taxes............      2,622           (388)            --          2,234         (2,192)            42
Provision (benefit) for
  income taxes............        986            (70)            --            916           (516)(14)       400
                              -------        -------        -------        -------        -------        -------
Net (loss) income.........    $ 1,636        $  (318)       $    --        $ 1,318        $(1,676)       $  (358)
                              =======        =======        =======        =======        =======        =======
EBITDA(15)................    $ 5,789        $  (155)       $    --        $ 5,634        $    --        $ 5,634
                              =======        =======        =======        =======        =======        =======

           See Notes to Unaudited Pro Forma Statement of Operations.

                             RAILWORKS CORPORATION

              NOTES TO UNAUDITED PRO FORMA STATEMENT OF OPERATIONS

     1. Excludes results of operations of the 1998 Acquired Companies from November 4, 1998 to December 31, 1998 because they are included in the Consolidated Financial Statements of RailWorks for the year ended December 31, 1998.

     2. To reflect the reduction of insurance and employee benefit costs realized by Railworks compared to the combined historical cost incurred by the Founding Companies and the Acquired Companies.

     3. To reduce compensation expense to the level the owners of the Founding Companies and the Acquired Companies have contractually agreed to receive subsequent to the acquisition of their companies. The employment agreements are generally for three years. This amount is net of incremental corporate expenses of $1.2 million.

     4. To reflect the savings realized on a lease renewal by Comstock and a reduction of compensation expense related to personnel of Comstock's former parent.

     5. To eliminate acquisition-related costs incurred by the Founding Companies and certain professional and other costs incurred by the Acquired Companies in anticipation of their acquisition by RailWorks.

     6. To record the issuance of 1,205,872 shares of restricted common stock (with no cash impact to Railworks) to management, based on the IPO price of $12.00 per share.

     7. To eliminate non-cash compensation expense recorded as a result of the transfer of common stock from certain operating company managers to other employees of such operating companies at the price per share in effect on the date of transfer.

     8. To eliminate non-recurring expenses of RailWorks consisting of $2.9 million related to settlement of employee benefit obligations of one of the operating companies and corporate relocation costs and $2.2 million in estimated legal and settlement costs in connection with former operations of one of the operating companies.

     9. To eliminate offering expenses incurred in connection with the IPO.

     10. To eliminate the loss related to the specific contract performance of an unrelated venture which was guaranteed by one of the acquired companies.

     11. To record goodwill amortization expense using a 40-year estimated life, other intangible assets amortization using a 10-year estimated life and loan origination costs amortization using a 3-year estimated life.

     12. To reflect incremental interest expense related to the sale of the old notes, amortization of related transaction fees of $4.75 million over ten years, and interest on seller notes.

     13. To reduce interest expense to reflect debt at the rates that would have been in effect for RailWorks in 1998.

     14. To record the incremental provision (benefit) for federal and state income taxes at an assumed 39.0% effective tax rate increased by the effect of goodwill amortization which is not deductible for income tax purposes.

     15. EBITDA is the sum of earnings before interest, income taxes, depreciation and amortization expense. Included in EBITDA is income earned on contract retainages pursuant to contractual agreements with certain customers. EBITDA is presented because management believes that it is a widely accepted financial indicator of a company's ability to service indebtedness. However, EBITDA does not represent net income or cash flow from operations as defined by generally accepted accounting principles, is not necessarily indicative of cash

                             RAILWORKS CORPORATION
available to fund all cash flow needs, should not be considered as an alternative to net income or to cash flows from operating activities (as determined in accordance with generally accepted accounting principles) and should not be construed as an indication of a company's operating performance or as a measure of liquidity. EBITDA is not necessarily comparable with similarly-titled measures presented by other companies.

     16. Includes results of operations of FCM Rail, Ltd., F&V Metro Contracting Corp. and affiliates, and Gantrex Group from January 1, 1999 to January 31, 1999.

     The adjustments related to the 1999 Acquired Companies are based on preliminary estimates of the allocation of the purchase price and are subject to revision.

                SELECTED HISTORICAL CONSOLIDATED FINANCIAL DATA

     RailWorks acquired the Founding Companies concurrently with the consummation of the IPO on August 4, 1998. For accounting and financial statement purposes, Comstock Holdings, Inc., one of the Founding Companies, was identified as the "accounting acquirer" consistent with the requirements of Staff Accounting Bulletin No. 97 of the SEC. All other acquisitions have been accounted for as purchases in accordance with Accounting Principles Board No. 16.

                                                                                                 RAILWORKS
                                                                                      -------------------------------
                                                     PREDECESSOR COMPANY                              THREE MONTHS
                                          -----------------------------------------                       ENDED
                                                         YEAR ENDED DECEMBER 31,                        MARCH 31,
                                          -----------------------------------------------------     -----------------
                                          1994(1)    1995(1)    1996(1)    1997(1)     1998(2)      1998(1)   1999(3)
                                          --------   --------   --------   --------   ---------     -------   -------
                                                                    (DOLLARS IN THOUSANDS)
STATEMENT OF OPERATIONS DATA:
Revenue.................................  $157,749   $181,616   $188,767   $153,610   $ 212,533     $41,628   $72,673
Cost of revenue.........................   137,607    164,777    169,303    136,678     182,817      37,205    60,074
                                          --------   --------   --------   --------   ---------     -------   -------
Gross profit............................    20,142     16,839     19,464     16,932      29,716       4,423    12,599
Selling, general and administrative
  expenses..............................    16,963     15,624     15,053     13,733      17,040       3,224     7,773
Non-recurring expenses..................        --         --         --         --      19,965(4)       --        --
Transaction fees........................        --         --         --         --       1,281(5)       --        --
Depreciation and amortization...........     1,447      1,263      1,365       (213)      2,105         (39)      991
                                          --------   --------   --------   --------   ---------     -------   -------
Operating income (loss).................     1,732        (48)     3,046      3,412     (10,675)      1,238     3,835
Interest expense........................       (38)      (871)    (2,023)    (1,761)     (2,334)       (420)   (1,613)
Interest and other income...............     2,401      2,115        476        975       1,634         292       400
Income (loss) before income taxes.......     3,134    (19,822)       558      2,626     (11,375)      1,110     2,622
Net income (loss).......................     2,782    (19,972)        58      1,428     (12,847)        666     1,636
Ratio of earnings to fixed charges(6)...       4.5x         *(7)      1.2x      2.1x          *(7)      2.9x      2.3x

                                                     PREDECESSOR COMPANY                         RAILWORKS
                                           ---------------------------------------     -----------------------------
                                                            AS OF DECEMBER 31,                     AS OF MARCH 31,
                                           ----------------------------------------------------   ------------------
                                           1994(1)   1995(1)     1996(1)   1997(1)     1998(2)    1998(1)   1999(3)
                                           -------   -------     -------   -------     --------   -------   --------
                                                                    (DOLLARS IN THOUSANDS)
BALANCE SHEET DATA:
Working capital(8).......................  $30,456   $31,915     $19,257   $26,500     $ 67,391   $25,612   $ 41,717
Total assets.............................   89,168    86,108      84,344    68,352      228,636    64,417    305,747
Total debt...............................       --    19,241      24,890    15,004       51,504    13,418    110,781
Stockholders' equity.....................   56,329    20,567      16,990     1,438      110,008     2,104    112,658

---------------

(1) The selected historical consolidated financial data as of and for the fiscal years ended December 31, 1994, 1995, 1996 and 1997, and for the three months ended March 31, 1998 are derived from the financial statements of Comstock Holdings, Inc., the accounting acquirer, and its predecessor, L.K. Comstock & Company, Inc., for the respective periods.
(2) The selected historical consolidated financial data for the fiscal year ended and as of December 31, 1998 are derived from the Company's Consolidated Financial Statements, which are comprised of financial data of:
     - Comstock Holdings, Inc., the accounting acquirer, for the year ended December 31, 1998;
     - the Founding Companies, other than Comstock Holdings, Inc., for the period from August 1, 1998 through December 31, 1998; and
     - the 1998 Acquired Companies for the period from November 4, 1998 through December 31, 1998.
(3) The selected historical consolidated financial data as of and for the three months ended March 31, 1999 are derived from the consolidated financial statements of Railworks, which are comprised of financial data of:
     - the Founding Companies and 1998 Acquired Companies for the entire period, and
     - the 1999 Acquired Companies from their dates of acquisition.
(4) Consists of $14.5 million in restricted common stock granted to Railworks officers, $2.9 million related to settlement of employee benefit obligations of one of the operating companies and corporate relocation costs, $2.2 million in estimated legal and settlement costs in connection with former operations of one of the operating companies and $400,000 in common stock gifts made by certain employees of an operating company to other employees of that operating company.
(5) Represents offering expenses incurred in connection with the IPO.
(6) The ratio of earnings to fixed charges is calculated by dividing the fixed charges into net income before taxes and minority interests plus fixed charges. Fixed charges consist of interest expense, amortization of deferred debt issuance costs and the estimated interest component of rent expense.
(7) Earnings were inadequate to cover fixed charges by $19,822 in 1995 and $11,375 in 1998.
(8) Working capital is the sum of cash, accounts receivable, costs and estimated earnings in excess of billings on uncompleted contracts, inventories, deferred tax asset and other current assets, less the sum of current maturities of long-term debt, accounts payable and accrued liabilities, accrued payroll and related withholdings, billings in excess of costs and estimated earnings on uncompleted contracts and other current liabilities.

               MANAGEMENT'S DISCUSSION AND ANALYSIS OF FINANCIAL
                      CONDITION AND RESULTS OF OPERATIONS

     The following discussion of the financial condition and results of operations should be read in conjunction with our consolidated financial statements and the related notes that appear elsewhere in this prospectus.

     This discussion contains forward-looking statements made pursuant to the safe harbor provisions of the Private Securities Litigation Reform Act of 1995 that involve risks and uncertainties. Our actual results may differ from the results discussed in the forward-looking statements. Factors that could cause or contribute to those differences include, without limitation, those discussed in this prospectus under "Business" and this "Management's Discussion and Analysis of Financial Condition and Results of Operations", as well as those discussed elsewhere in this prospectus.

GENERAL

     RailWorks Corporation was formed in March 1998 to become a leading nationwide provider of rail system services, including construction and rehabilitation, repair and maintenance, and related products. We primarily perform services pursuant to contracts for the completion of specific projects, some of which take up to five years to complete. On most projects, we contract directly with rail system operators, while on other projects we act as a subcontractor.

     In August 1998, we acquired in separate concurrent transactions 14 Founding Companies engaged principally in the rail system services and products business and we consummated our IPO. In November 1998, we acquired the two 1998 Acquired Companies and, in the first quarter of 1999, we acquired the four 1999 Acquired Companies. Except for the acquisition of Comstock Holdings, Inc., referred to as "Comstock", a Founding Company, all of the acquisitions have been accounted for as purchases in accordance with Accounting Principles Board No. 16.

     For accounting and financial statement purposes, Comstock has been identified as the accounting acquirer consistent with the SEC's Staff Accounting Bulletin No. 97 because its owners received the largest portion, 34.6%, of the shares of common stock issued to the owners of the Founding Companies at the time of acquisition. The historical financial statements prior to August 4, 1998 are those of Comstock.

     Our consolidated balance sheet as of March 31, 1999, includes the Founding Companies, the 1998 Acquired Companies and the 1999 Acquired Companies. Our consolidated balance sheet as of December 31, 1998 includes the Founding Companies and the 1998 Acquired Companies. Our results of operations and cash flows for the three months ended March 31, 1999 include the results of operations and cash flows of the Founding Companies and 1998 Acquired Companies for the entire period and the 1999 Acquired Companies from their date of acquisition. Our results of operations and cash flows for the year ended December 31, 1998 include the results of operations and cash flows of Comstock for the entire period, the results of operations and cash flows of the Founding Companies from August 1, 1998 and the results of operations and cash flows of the 1998 Acquired Companies from November 4, 1998. RailWorks conducted no operations prior to the consummation of its IPO other than the acquisitions of the Founding Companies and related financing activities, including the IPO, and we had no revenue or operating expenses prior to August 1, 1998. Consequently, management believes that RailWorks, individual Founding Company or Acquired Company financial comparisons as discussed below may not be meaningful.

     The Founding Companies and the Acquired Companies have operated historically under varying tax structures, including both S and C corporations, which have influenced the historical level of owners' compensation. Certain executive officers of each of the Founding Companies and the Acquired Companies have entered into employment agreements with RailWorks. The aggregate compensation paid to the executive officers has been reduced as reflected in the Unaudited Pro Forma Statement of Operations included elsewhere in this prospectus. Following the initial two-year term of the employment agreements, we will reevaluate our compensation structure after examining operating results and the value of the services those individuals provide us.

     Prior to their affiliation with RailWorks, the Founding Companies and the Acquired Companies were privately owned and managed as separate entities. Operating performance and management compensation depended on regional market conditions and the priorities and strategies of individual owners. For example, under private ownership these companies experienced limitations on project bonding capacity, access to capital and human resources. In addition, many of these companies operated under an S corporation tax structure. In many instances, management and employee compensation was not necessarily directed toward the achievement of growth in profitability. As part of RailWorks, these businesses have access to significantly more resources, including higher bonding capacity, lower input costs through greater purchasing power, access to lower cost capital and cross-selling opportunities.

REVENUE AND COSTS

     RailWorks recognizes revenue from fixed price contracts using the percentage-of-completion method, measured by the percentage of costs incurred to date to management's estimate of total cost for each contract. Changes in job performance, job conditions and estimated profitability may result in revisions to cost and income, which are recognized in the period in which the revisions are determined. Revenue from time-and-material contracts are recognized currently as the work is performed.

     Contract costs consist principally of wages and benefits of employees, subcontracted services, materials, parts and supplies, depreciation and other vehicle expenses and equipment rental, as well as indirect costs related to contract performance. Contract costs are charged to expense as incurred. Provisions for estimated losses on uncompleted contracts are made in the period in which such losses are determined.

     In the case of product sales, RailWorks recognizes revenue when products are delivered to customers pursuant to shipping agreements. Cost of goods sold includes raw materials cost and production cost.

RESULTS OF OPERATIONS

Historical Three Months ended March 31, 1999 Compared to Three Months ended March 31, 1998

     Revenue. Revenue increased $31.1 million, or 74.8%, from $41.6 million for the three months ended March 31, 1998 to $72.7 million for the three months ended March 31, 1999. The increase was due to the fact that revenue for the three months ended March 31, 1998 includes only the 1998 data is that of Comstock. Revenue for the three months ended March 31, 1999 includes Comstock as well as the other nineteen companies that now comprise RailWorks.

     Gross Profit. Gross profit increased $8.2 million or 186.4%, from $4.4 million for the three months ended March 31, 1998 to $12.6 million for the three months ended March 31, 1999. The increase was due to the fact that gross profit for the three months ended March 31, 1998 is that of Comstock alone. The gross profit for the three months ended March 31, 1999 data includes Comstock as well as the other nineteen companies that now comprise RailWorks. The gross profit percentage increased 6.7%, from 10.6% for the three months ended March 31, 1998 to 17.3% for the three months ended March 31, 1999. This increase was the result of higher profitability associated with the mix and type of work performed during the first quarter of 1999 by the consolidated group as compared to historical Comstock margins.

     Selling, General and Administrative Expenses. Selling, general and administrative expenses increased $4.5 million or 141.1%, from $3.2 million for the three months ended March 31, 1998 to $7.8 million for the three months ended March 31, 1999. The increase is due to the fact that gross profit for the three months ended March 31, 1998 is that of Comstock alone. The gross profit for the three months ended March 31, 1999 includes Comstock as well as the nineteen other companies that now comprise RailWorks. As a percentage of revenue, selling, general and administrative expenses increased from 7.7% for the three months ended March 31, 1998 to 10.7% for the three months ended March 31, 1999. This percentage increase was a result of acquired companies having higher overhead selling, general and administrative cost structures than Comstock.

     Net Income. Net income increased $1.0 million, or 145.6%, from $666,000 for the three months ended March 31, 1998 to $1.6 million for the three months ended March 31, 1999, as a result of the items mentioned above.

Historical -- Year Ended December 31, 1998

     Revenue was $212.5 million for the year ended December 31, 1998. Cost of revenue was $182.8 million. Gross profit for the year ended December 31, 1998 was $29.7 million. Selling, general and administrative expenses were $38.3 million, including non-recurring expenses of $20.0 million and transaction fees of $1.3 million recorded during the third quarter related to the IPO. The $20.0 million of non-recurring expenses consists of a non-cash compensation charge of $14.9 million for stock grants issued to management resulting from the consummation of the IPO, $2.9 million related to the settlement of certain employee benefit obligations and relocation expenses and $2.2 million for estimated legal and settlement costs in connection with certain claims and litigation associated with our former west coast operations. Included in other income in the fourth quarter was a gain of $861,000 on the disposition of our Longview, Washington industrial electrical contracting division. This divestiture was in conjunction with Comstock's change in strategic focus to rail-based transit projects. The net loss for the year ended December 31, 1998 was $12.8 million.

Pro Forma Founding Companies -- Year Ended December 31, 1998 Compared to the Year Ended December 31, 1997

     The presentation below provides the pro forma results of operations of the Founding Companies as if the Founding Companies had been acquired on January 1, 1997. The presentation only includes the results of the 1998 Acquired Companies from November 4, 1998 to December 31, 1998. Acquired Companies are otherwise excluded. The presentation includes pro forma results of the Founding Companies and the Acquired Companies on a combined basis, see Pro Forma Financial Statements.

     The pro forma results of operations of RailWorks for the periods presented may not be comparable to, and may not be indicative of, our actual results of operations because (1) the Founding Companies and the Acquired Companies were not under common control or management during the periods presented and (2) the pro forma data do not reflect all of the potential benefits and cost savings RailWorks expects to realize as a result of operating as a combined entity. The following discussion should be read in conjunction with the Unaudited Pro Forma Financial Statements and the related notes appearing elsewhere in this prospectus.

     The following table sets forth selected pro forma financial data for the periods indicated.

                                                                   UNAUDITED PRO FORMA
                                                                  RESULTS OF OPERATIONS
                                                           -----------------------------------
                                                                 YEAR ENDED DECEMBER 31,
                                                           -----------------------------------
                                                                 1997               1998
                                                           ----------------   ----------------
                                                                 (DOLLARS IN THOUSANDS)
Revenue..................................................  $256,508   100.0%  $269,498   100.0%
Cost of revenue..........................................   219,400    85.5    227,052    84.2
                                                           --------   -----   --------   -----
Gross profit.............................................    37,108    14.5     42,446    15.8
Selling, general and administrative expenses.............    20,848     8.1     19,317     7.2
Depreciation and amortization............................     5,038     2.0      5,389     2.0
                                                           --------   -----   --------   -----
Operating income.........................................    11,222     4.4     17,740     6.6
Interest and other income (expenses), net................    (1,063)   (0.4)      (833)   (0.3)
                                                           --------   -----   --------   -----
Income before income taxes...............................    10,159     4.0     16,907     6.3
Net income...............................................     5,438     2.1      8,812     3.3

     Revenue. Revenue increased $13.0 million, or 5.1%, from $256.5 million for the year ended December 31, 1997 to $269.5 million for the year ended December 31, 1998. The increase was primarily due to growth of the Company's transit services segment, which grew at 7.1% and represented $11.0 million in additional revenue.

     Gross Profit. Gross profit increased $5.3 million, or 14.4%, from $37.1 million for the year ended December 31, 1997 to $42.4 million for the year ended December 31, 1998. As a percentage of revenue, gross profit increased to 15.8% for the year ended December 31, 1998 from 14.5% for the year ended December 31, 1997. The increase in gross profit was due to the higher revenue base and improved revenue mix as a result of higher margin contracts.

     Selling, General and Administrative Expenses. Selling, general and administrative expenses decreased $1.5 million, or 7.3%, from $20.8 million for the year ended December 31, 1997 to $19.3 million for the year ended December 31, 1998. As a percentage of revenue, selling, general and administrative expenses decreased from 8.1% for the year ended December 31, 1997 to 7.2% for the year ended December 31, 1998. The decrease in selling, general and administrative expenses was the result of decreased salaries and wages during 1998.

     Net Income. Net income increased to $8.8 million for the year ended December 31, 1998 from $5.4 million for the year ended December 31, 1997, an increase of $3.4 million, or 62.0%. As a percentage of revenue, net income increased to 3.3% for the year ended December 31, 1998 from 2.1% for the year ended December 31, 1997. The increase was the result of the increase in revenue and profitability discussed above.

Historical -- December 31, 1997 Compared to December 31, 1996 -- Comstock Holdings, Inc.

     Founded in 1904, L.K. Comstock & Co., Inc. ("L.K. Comstock"), a wholly-owned subsidiary of Comstock, is one of the largest electrical contractors in the United States based on revenue. L.K. Comstock specializes in power, communication and signaling installations for rail-based transit systems and also provides electrical contracting services for commercial buildings, heavy industrial and manufacturing plants and power plants. Through incremental investments from 1986 through 1989, L.K. Comstock's former parent company, Comstock Group, Inc. ("CGI"), was acquired by Spie Enertrans S.A. ("Spie"), a multinational electrical engineering firm headquartered in Paris, France. During Spie's ownership, L.K. Comstock sought to increase revenue by expanding its non-transit operations in California and entering into joint ventures to design and build large power and industrial projects in other locations. Effective January 1, 1997, L.K. Comstock was acquired (the "Comstock Acquisition") from Spie by Comstock, a corporation owned by certain employees of L.K. Comstock.

     Following the Comstock Acquisition, Comstock's management instituted a plan to reduce Comstock's costs and improve profitability. As a result of this plan, Comstock has reduced general and administrative expenses by eliminating certain management positions, including those of several French expatriates, and reducing its Los Angeles-based staff. Comstock also improved gross profit margins through (1) improved control over contract costs by consolidating transit project estimating and bidding functions and (2) exiting unprofitable, risky operations which had been expanded under Spie's ownership, such as electrical projects for traffic systems, non-rail projects in California and large joint ventures for the design and construction of power and industrial plants. Under joint ventures with general construction contractors, as preferred by Spie, Comstock had limited management control and was subject to increased costs due to general contract conditions. Following the Comstock Acquisition, management focused the business to benefit from its core competencies, including rail-based transit projects. However, Comstock's electricians and supervisors are capable of performing services on rail and non-rail projects, thus enabling the efficient use of experienced labor on projects in response to demand. Additionally, its accounting and management systems are designed to provide necessary information for both rail and non-rail projects. In 1997, Comstock derived 56.7% of its revenue and 58.6% of its gross profit from rail-related projects as compared to 48.1% and 48.5%, respectively, in 1996.

     Revenue. Revenue decreased to $153.6 million for the year ended December 31, 1997 from $188.8 million for the year ended December 31, 1996, a decrease of $35.2 million, or 18.6%. This decrease was due to a decrease in revenue from Comstock's power and industrial operations attributable to the completion of certain large projects in 1996 and early 1997 that were not immediately replaced, as well as a decrease in revenue from Comstock's traffic operations, offset in part by an increase in revenue from Comstock's commercial operations. The decrease in revenue from traffic operations, as well as a portion of the decrease in revenue from power and industrial operations, were due to the change in strategic focus discussed above and it is unlikely that such projects will be replaced. Rail-related revenue did not change significantly from 1996 to 1997 due to limited bonding capacity.

     Gross Profit. Gross profit decreased to $16.9 million for the year ended December 31, 1997 from $19.5 million for the year ended December 31, 1996, a decrease of $2.5 million, or 13.0%. As a percentage of revenue, gross profit increased to 11.0% for the year ended December 31, 1997 from 10.3% for the year ended December 31, 1996. Gross profit decreased as a result of the decline in revenue, offset in part by tighter cost controls implemented by management and a reduction in the amount of activity in traffic and Los Angeles-based non-rail projects which had significantly lower margins. Additionally, 1996 gross profit benefitted from a reduction in contract reserves of approximately $3.0 million related to the settlement of outstanding project contingencies.

     General and Administrative Expenses. General and administrative expenses decreased to $13.7 million for the year ended December 31, 1997 from $15.1 million for the year ended December 31, 1996, a decrease of $1.3 million, or 8.8%. This decrease was a result of the tighter cost controls implemented by management, including reductions in executive and administrative staff in the power, industrial and Los Angeles-based non-rail operations. As a percentage of revenue, general and administrative expenses increased to 8.9% for the year ended December 31, 1997 from 8.0% for the year ended December 31, 1996. This increase was the result of the decrease in revenue.

     Net Income. Net income increased to $1.4 million for the year ended December 31, 1997 from $58,000 for the year ended December 31, 1996, an increase of $1.3 million. For each period, net income as a percentage of revenue was less than 1%. The increase in net income was partially due to the reduction of general and administrative expenses discussed above and the elimination of management expenses of $941,000 paid to Spie and related entities in 1996. In addition, as a result of the Comstock Acquisition and the related purchase accounting, approximately $1.6 million of depreciation and amortization were eliminated in 1997 as compared to 1996. These factors were partially offset by the decrease in gross profit due to the factors discussed above.

QUALITATIVE AND QUANTITATIVE DISCLOSURES ABOUT MARKET RISK

     RailWorks is subject to market risk associated principally with changes in interest rates. Interest rate exposure has been principally limited to the $61.8 million of long-term debt under RailWorks's revolving credit agreement outstanding at March 31, 1999. Approximately 84% of that debt is priced at interest rates that float with the market. A 50 basis point movement in the interest rate on the floating rate debt would have resulted in an approximate $260,000 annualized increase or decrease in interest expense and cash flows. The remaining debt is either fixed rate debt or debt that has been essentially fixed through the use of interest rate swaps. RailWorks will from time to time enter into interest rate swaps on its debt, when it believes there is a clear financial advantage for doing so. RailWorks does not use derivative financial or commodity instruments for trading purposes and the use of such instrument is subject to strict approval levels by senior officers. Typically, the use of such derivative instruments is, in the aggregate, not material to our financial position, results of operations and cash flows.

     In March 1999, RailWorks entered into a hedge instrument with First Union National Bank known as a "swaption," or a collared swap for a notional amount of $50.0 million. This agreement, which carries no premium, allows RailWorks to "swap" into a fixed interest rate beginning March 31, 1999, at no lower than 5.73% and no higher than 6.23% against the current swap rate, which was 5.93% at the time of trade. This instrument protects RailWorks against dramatic swings in interest rates.

FLUCTUATIONS IN QUARTERLY OPERATING RESULTS

     The Founding Companies and the Acquired Companies have in the past experienced quarterly variations in revenue, operating income (including operating losses), net income (including net losses) and cash flows (including operating cash flow deficits) as a result of various factors, including projects commenced and completed during a quarter, the number of business days in a quarter and the size and scope of projects. A variation in the number of projects, progress on projects or the timing of the initiation or completion of projects can cause periods in which certain operating resources are not generating revenue and can cause significant variations in operating results between reporting periods. Negative fluctuations have been particularly pronounced, and net losses have been incurred, in the first and fourth calendar quarters, generally due to adverse weather conditions. We expect to continue to experience such quarterly fluctuations in operating results, including possible net losses. See "Risk Factors -- Risks Relating to RailWorks -- Certain Operating Companies Have a History of Losses" and "-- The Rail System Industry is Cyclical."

LIQUIDITY AND CAPITAL RESOURCES

     On August 4, 1998, we completed the IPO of 5.0 million shares of our common stock at a price of $12.00 per share. We raised approximately $52.5 million, net of underwriting discounts and other offering expenses of capital, of which we used approximately $51.1 million for the cash portion of our acquisitions of the Founding Companies and approximately $1.4 million for the repayment of debt.

     At March 31, 1999, we had working capital of approximately $41.7 million, a $25.7 million decrease from December 31, 1998 when working capital was $67.4 million. A majority of this decrease is attributable to the issuance of a $25 million short-term bridge term facility. Net cash provided by operating activities was approximately $2.0 million for the three months ended March 31, 1999. Net cash used in investing activities was approximately $33.7 million for the three months ended March 31, 1999, which consisted of $34.1 million of cash for acquisitions. Net cash provided by financing activities for the three months ended March 31, 1999 was approximately $31.9 million, which included $63.5 million from the issuance of long-term borrowings, offset by debt repayment of approximately $31.6 million.

     At December 31, 1998, we had working capital of approximately $67.4 million. Net cash used in operating activities for the year ended December 31, 1998, was approximately $13.9 million. Net cash used in investing activities for the year ended December 31, 1998 was approximately $54.4 million which consisted of $52.5 million of cash for acquisitions (including $49.5 million for the Founding Companies) and $1.3 million for purchase of equipment and leasehold improvements. Net cash provided by financing activities for the year ended December 31, 1998 was approximately $70.0 million, which included $52.5 million from the issuance of common stock relating to the IPO and borrowings of approximately $61.3 million, offset by debt repayment of approximately $41.2 million.

     Capital expenditures were $1.0 million, $1.3 million, $448,000 and $690,000 during the three months ended March 31, 1999, and the years ended December 31, 1998, 1997 and 1996, respectively. Historically, capital expenditures have been, and future expenditures are anticipated to be, primarily to support expansion of our operations, including our management information systems. Our capital expenditures over the next several years, as a percentage of its revenues, are expected to decrease compared to those of the past three fiscal years.

     We anticipate capital expenditures of approximately $4.0 million for equipment and leasehold improvements during the balance of 1999. This investment, which we expect to finance primarily by working capital and vendor financing, relates to the anticipated facility consolidations of the operating companies, the installation of a comprehensive financial reporting computer system and the purchase of supplemental machinery and equipment needed to meet operational demands. We have no other significant commitments for future capital expenditures, although it is likely that cash outflows for business acquisitions and equipment leases will continue.

     We finance cash for acquisitions and working capital by funds generated from operations, together with borrowings under our $75 million senior revolving was credit facility with NationsBank, N.A. (the "Credit Facility"). As of May 6, 1999, $66.2 million is available for borrowing.

     Included in the Credit Facility is a $2.0 million Swingline revolving facility (the "Swingline"). The Swingline allows for borrowings and repayments within RailWorks existing Credit Facility in increments of $1.0 with NationsBank directly. The Credit Facility and the Swingline expire on August 4, 2001, however RailWorks may request NationsBank to extend the agreement for two, one-year periods. The proceeds of the Credit Facility, including the Swingline are to be utilized for working capital, future acquisitions and letters of credit. The aggregate amount of letter of credit obligations that can be drawn against the Credit Facility shall not exceed $20.0 million.

     Interest on loans, commitment fees, and letter of credit fees are based upon consolidated leverage ratios in a pricing matrix. A facility fee of 2% was paid on the total Credit Facility and a $250 monthly fee is charged on the Swingline.

     In the first quarter of 1999, we obtained a bridge term facility (the "Bridge"), a non-revolving, $25.0 million term commitment, issued on February 2, 1999, with a June 30, 1999 maturity date. The facility was an amendment to our Revolving Credit Facility issued on August 4, 1998, including consistent pricing, terms and conditions. We borrowed $25.0 million under the Bridge during the first quarter of 1999. The interest rate during the quarter was 9.00% and 8.50% for the remainder of the term. The full principal amount of $25.0 million was repaid on April 8, 1999. A 1.7% facility fee was paid on the Bridge.

     The credit facilities are secured by a first lien on all of the capital stock of our subsidiaries and on all our accounts receivable and the accounts receivable of our subsidiaries.

     The credit facilities contain a negative pledge on all our other assets and the assets of our subsidiaries and other usual and customary covenants and events of default for transactions of the type contemplated by the credit facilities. Borrowings under the credit facilities bear interest, at our option, at an interest rate equal to (1) LIBOR plus the applicable margin for LIBOR loans, which ranges from 125 basis points to 250 basis points based on the ratio of "Funded Debt" to "EBITDA", as such terms are defined in the credit facility, or (2) the "Alternate Base Rate", defined as the higher of (a) the NationsBank prime rate and (b) the Federal Funds rate plus 50 basis points, plus up to 125 basis points based on the ratio of Funded Debt to EBITDA. We may also finance future acquisitions with shares of common stock and contingent consideration.

     In connection with certain acquisitions, we have agreed, and in the future may agree, to pay additional consideration based on operating results of the acquired entity. The payment of any such earnouts could result in an increase in the purchase prices of such acquisitions and, as a result, additional goodwill.

     We believe that funds generated from operations, together with existing cash, the net proceeds from the sale of the old notes and borrowings under the $75 million credit facility, will be sufficient to finance our current operations, planned capital expenditures, pending acquisitions and internal growth for at least the next several years. If we were to make a significant acquisition for cash, it may be necessary for us to obtain additional debt or equity financing.

INFLATION

     We do not believe that inflation has had a material effect on our results of operations in recent years. However, we cannot assure you that our business will not be affected by inflation in the future.

YEAR 2000

     We have developed a plan to address Year 2000 issues. The plan addresses three main areas: (a) information systems; (b) embedded chips; and (c) supply chain readiness, including customers as well as inventory and non-inventory suppliers. To oversee the process, we have established a committee comprised of accounting and information systems personnel who are reporting regularly to the board of directors and the audit committee.

     We have identified potential deficiencies related to Year 2000 in our information systems and we are in the process of addressing them through upgrades and other remediation. We expect to complete remediation and testing of our internal systems in the summer of 1999. With respect to other equipment with date-sensitive operating controls, such as manufacturing equipment, HVAC, security and other similar systems, we are in the process of identifying those items that may require remediation or replacement. We expect to complete remediation or replacement and testing of these internal systems in the summer of 1999. We are in the process of identifying and contacting suppliers -- both inventory and non-inventory -- and customers to determine the state of their Year 2000 readiness.

     Based upon our current estimates, incremental out-of-pocket costs of our Year 2000 program are expected to be approximately $250,000. As of March 31, 1999, none of these funds had been spent. These costs are expected to include third-party consultants, remediation of existing computer software, and replacement and remediation of embedded chips. These costs do not include internal management time and the deferral of other projects, the effects of which we do not expect to be material to our results of operations or financial condition.

     At this stage of the process, we believe that it is difficult to specifically identify the most reasonably likely worst case Year 2000 scenario. As with all service providers and manufacturers, a reasonably likely worst case scenario would be the result of failures of third parties -- including, without limitation, governmental entitles and entities with which we have no direct involvement -- that continue for more than several days in various geographic areas where we provide services, our products are manufactured or from which we source raw materials and components. In connection with our manufacturing and supply of raw materials and components, we are considering various contingency plans. Any such plans would necessarily be limited to matters that we can reasonably control.

     Our Year 2000 efforts are ongoing and our overall plan, as well as the consideration of contingency plans, will continue to evolve as new information becomes available. While we anticipate continuity of our business activities, that continuity will be dependent upon our ability, and the ability of third parties upon whom we directly or indirectly rely, to be Year 2000 compliant.

                                    BUSINESS

OVERVIEW

     RailWorks Corporation is a leading provider of integrated rail system services and products to a diverse base of customers throughout the United States. We believe RailWorks is positioned to grow significantly due to its ability to comprehensively design, supply, construct and maintain rail systems. Our strategy is based on providing a full range of rail-related services and products on a "turnkey" basis throughout North America and offering rail system solutions under the "RailWorks" brand. We provide track construction, rehabilitation, repair, maintenance and operations; rail electrification and installation of communication and signaling systems; and related products and supplies. We offer these services to a wide variety of customers, including Class I and shortline railroads, publicly funded transit authorities and commercial and industrial companies. We also provide non-rail products and services such as electrical contracting, bridge and highway support structures, and related concrete products.

INDUSTRY OVERVIEW

     The rail passenger and freight industries have undergone significant changes in recent years. Changes in the industry have affected Class I railroads, shortline and regional railroads, passenger railroads and transit systems. In addition, industrial and other commercial companies that own and maintain their own rail systems have become more focused on transportation logistics and achieving cost efficiencies. These changes have resulted in an ongoing reconfiguration of the country's rail infrastructure, significant new construction projects and emerging demand for outsourced construction, rehabilitation, repair and maintenance services.

     Total Expenditures. Based on information published by the Association of American Railroads (the "AAR") and the American Public Transit Association ("APTA"), management estimates that expenditures by rail system operators for domestic new construction, rehabilitation, repair and maintenance were approximately $16 billion in 1998. Management estimates that the breakdown of expenditures was as follows:
                            (EXPENDITURES PIE CHART)

     We also believe that expenditures for these services outside the United States have increased significantly in recent years as a result of infrastructure construction and modernization programs, as well as privatization of large rail systems. In many instances, foreign governments and companies have sought the expertise of designers, engineers and construction managers in the United States.

     Class I Railroads. According to the AAR, Class I track usage, defined as tons shipped per track mile, has increased significantly from 4.7 million in 1988 to 7.8 million in 1997, representing a 5.9% compound annual growth rate. As a result of industry consolidation, there are only eight "Class I railroads", as defined by the Surface Transportation Board, operating in the United States today, compared to 27 in 1980. These railroads are Burlington Northern Sante Fe Railway, CSX Transportation, Kansas City Southern Lines, Norfolk Southern Railway Company, Union Pacific Railroad, Canadian National, Canadian Pacific and Consolidated Rail Corporation. According to the AAR, these railroads accounted for 71% of the rail mileage operated in the United States and 91% of railroad revenue in 1997. In recent years, the Class I railroads have sought to rationalize their systems, for example by "double-tracking" certain high traffic main lines and abandoning portions of their systems that generate lower volumes of traffic. Mergers of Class I systems have also created significant construction projects as the systems are reconfigured and integrated. Historically, the major railroads have been vertical organizations that sought to perform their own construction and maintenance by utilizing specialized workforces and equipment for these functions. Management believes that as Class I railroads seek to continue to improve their cost structures, they will increasingly continue to outsource certain construction and maintenance functions to independent contractors.

     Shortline and Regional Railroads. In recent years, the number and coverage of shortline and regional railroads, i.e., those railroads that are not Class I railroads, have increased significantly. The Staggers Rail Act of 1980 provided for partial deregulation of the railroad industry and created mechanisms by which larger railroads could more easily dispose of portions of rail line. Since that time, the larger railroad systems in the United States have streamlined their operations by disposing of portions of their systems that generate lower volumes of traffic and other companies have acquired portfolios of shortline railroads. According to the AAR, there are approximately 550 shortline and regional railroads, which in the aggregate generated approximately 9% of all railroad revenue in 1997. The percentage of total track miles operated by shortline and regional railroads in the United States increased to 29% in 1997 from approximately 17% in 1986. Shortline and regional railroads spend a relatively large portion of their capital and operating budgets on maintenance of their track assets, because these assets are often in poor condition when they are acquired. These railroads typically utilize independent contractors for their maintenance and construction programs, because they do not have systems large enough to support the purchases of equipment and development of workforces that would be required for these functions.

     Passenger Rail Transit Services. The growth of major metropolitan areas and the aging of existing rail systems have resulted in significant developments in passenger rail transit services. Heavy rail, commuter rail -- service between metropolitan and suburban areas -- and light rail -- typically, short trains operating on rights-of-way that are not separated from other traffic -- have emerged as attractive alternatives to bus or automobile transit and older commuter rail systems have been rehabilitated and extended to handle increased ridership. Many older urban systems, such as the New York City subway system, are undergoing significant rehabilitation and/or modernization, while major heavy rail systems built in the 1970s, such as the systems in San Francisco and Atlanta, are being extended and upgraded. Additionally, there have been several recent initiatives to develop high-speed rail transit networks between major urban areas, for example, in Florida and the Northeast corridor. According to APTA, there are now 18 commuter rail agencies in 14 urban areas, 14 heavy rail agencies in 11 urban areas and 23 light rail agencies nationwide. According to APTA, commuter and light rail ridership has increased 30% and 99%, respectively, from 1985 to 1997. Since 1979, approximately 16 cities have constructed new light rail-based transit systems and other cities have either extended or refurbished their existing systems, with ridership increasing by approximately 150% over the period from 1978 through 1996. In June 1998, the President signed the Transportation Equity Act for the 21st Century ("TEA 21"), which is expected to provide $42 billion of funds for transit projects through 2003. See
"Government Regulation -- TEA 21" on page   . This represents more than a 50%
increase of funding from the previous six-year period. The APTA reports that, in 1997, 53.7% of transit spending derived from federal funding and the balance derived from state and local sources. Accordingly, opportunities to provide rail-related signaling, communication, electrical and track system construction, rehabilitation, repair and maintenance services for transit systems have increased and are expected to continue to increase significantly.

     Industrial Companies. Companies install trackwork in their plants to transport raw materials, equipment and finished goods. This trackwork consists of connector lines that provide access to Class I or shortline railroads and railyards to coordinate the shipment and delivery of cargo to and from their plants. Companies are responsible for maintaining their own track and typically construct and reconfigure trackage as part of plant construction and expansion. Companies seek to optimize their track infrastructure in order to (1) reduce the risk of accidents that can cause delays, property damage, and environmental spills, (2) gain access to competing railroads to drive down costs and (3) reduce transportation costs by minimizing the switching of railcars which is time consuming and expensive. These companies generally do not have the internal resources to perform these services and typically use independent contractors to design, construct and maintain these rail lines.

COMPETITIVE STRENGTHS

     Breadth of Services and Products. Management believes that RailWorks offers a broader range of services and products than most industry participants. We believe that larger rail system operators are seeking to establish relationships with contractors that specialize in rail system services and products and that can provide efficient, integrated solutions over the entire life cycle of their assets. We further believe that rail system operators and industrial companies increasingly seek to enter into arrangements with a smaller number of companies that can provide integrated services on a national or regional basis, in order to ensure centralized management of their rail assets, adherence to uniform quality standards and more cost-effective procurement practices. We cross-sell our services and products by combining the strengths of the operating companies to provide our customers with integrated rail system solutions. For example, we combine our design and engineering services with track construction to offer a turnkey approach to track construction projects. Our ability to bundle services, including construction, rehabilitation and maintenance, under a single contract has allowed us to compete more effectively against companies that provide a more limited range of services.

     Expansive Geographic Coverage. Our 37 operating facilities provide us with expansive geographic coverage that enables us to reach customers throughout North America. These multiple facilities enable us to undertake projects more cost effectively than we could without these local facilities. RailWorks can perform projects at multiple locations for our national account customers, enabling these customers to use a single company for rail system projects throughout the United States and Canada. We also can allocate equipment and technical specialists throughout the United States and Canada to maximize asset utilization, satisfy regional demand and complete projects in remote locations. We believe our broad geographic presence reduces the impact of local and regional economic cycles, and weather-related or seasonal variations on our business.

     Significant Market Presence. In an industry that has traditionally been comprised of regional competitors, we believe our size gives us a competitive advantage. Our substantial contract bonding capacity allows us to bid on additional projects and more substantial projects to which smaller companies may not have access. Our ability to bid on these additional projects has allowed us to significantly increase our project backlog since August 1998. In addition, size provides significant economies of scale in terms of materials purchasing, capital expenditures and administrative costs.

     Diverse Sources of Revenue. We derive a significant portion of our revenue from public transit authorities whose funding is appropriated from federal, state and local sources which makes those funds less sensitive to economic cycles. In addition, a portion of our work is related to government-mandated safety standards and we cannot postpone it. We sell our services through a large number of individual contracts. No contract accounted for more than 5.4% of our pro forma revenue for the year ended December 31, 1998. More than half of our contracts have a duration in excess of one year, providing us with a significant source of future revenue. The Company has strong relationships with a wide variety of customers, including:

     Class I railroads which have utilized RailWorks for repair and maintenance, construction or engineering and supply:

     - CSX Transportation

     - Union Pacific Railroad

     - Burlington Northern Santa Fe Railway

     - Canadian National Railway

     Shortline and regional railroads, which have contracted with RailWorks for track construction and maintenance work or product supply:

     - Alaska Railroad Corp.

     - Louisville & Indiana Railroad

     - Indiana Southern Railroad Company

     - Indiana & Ohio Rail Systems

     Publicly funded transit authorities, which have contracted with RailWorks for electrical installations, signaling, communications and station projects:

     - New York City Transit Authority

     - New York Department of Transportation

     - Los Angeles Metropolitan Transit Authority

     - Connecticut Department of Transportation Rail Division

     Commercial and industrial companies, which have contracted with RailWorks for track construction and maintenance and non-rail electrical contracting work:

     - United States Steel

     - Bethlehem Steel

     - Morse Diesel

     - Babcock & Wilcox

     Experienced Management. Our senior operating managers have an average of 26 years of experience in the rail services and products industry, and many of them are or have previously served as leaders of industry trade groups. We use a corporate management structure that allows these senior managers to focus on marketing and growing their operations instead of administrative responsibilities. Management has created a culture of cooperation and teamwork among the operating companies that emphasizes dissemination of best practices among our regional and local management teams. For example, management believes that RailWorks can successfully implement best practices in the areas of 24-hour emergency rerailment services, annual maintenance contracts and efficient inventory management. As of April 30, 1999, the RailWorks directors and executive officers and the senior managers of the operating companies
beneficially owned an aggregate of      % of the RailWorks outstanding common
stock.

STRATEGY

     Key elements of our strategy include the following:

     Capitalize on Scale and Geographic Coverage. By combining the operations of the Founding Companies and the Acquired Companies, we have achieved greater size and scope than regional and local contractors. We believe that we will be able to achieve continued internal growth by building our national accounts program to serve rail customers with multiple sites and by enhancing our sales and marketing programs. Management expects to leverage our geographic network and greater bonding capacity to increase our business. We currently have very limited international operations but over time we may increase our activity in international markets, where privatizations of railroads and large transit projects are creating increased demand for sophisticated design and construction management services. We also share equipment and labor while managing multiple work sites. We believe that this process of sharing resources and our comprehensive bidding capabilities enable us to compete more effectively.

     Utilize Cross-selling. The Founding Companies and the Acquired Companies have provided RailWorks with a broad range of rail-related services and products. We intend to leverage our existing customer base to "cross-sell" these services and products. For example, we will seek to provide additional track construction and maintenance services to Class I railroads who are already significant buyers of our track supplies. We also intend to continue to emphasize the marketing of rail maintenance programs, which provide recurring revenue and strengthen customer relationships. We have been successful in leveraging our maintenance relationships to obtain new rail system installation projects. In addition, by placing a stronger emphasis on our design and engineering services we expect to gain access to more track construction opportunities.

     Expand Through Acquisitions. Management believes RailWorks is well-positioned to capitalize on the consolidation of the rail system services and products industry on a regional and nationwide basis. We have created an efficient operating platform that management expects will facilitate the integration of future acquisitions. Our acquisition program includes expanding geographic coverage throughout North America, broadening our lines of services and products, and adding density and operating leverage within our current markets. Management believes that the experience and industry reputations of the senior managers of the operating companies and senior corporate management of RailWorks provide RailWorks with a competitive advantage in identifying, completing and integrating acquisitions. Since we completed our IPO in August 1998 through March 31, 1999, we have acquired six companies with aggregate revenue of $83.2 million for fiscal 1998. Subsequent to March 31, 1999, we have acquired three additional operating companies and have entered into letters of intent to acquire another three companies. We expect to execute a definitive purchase agreement, which will have customary closing conditions, including completion of due diligence, during June 1999. However, we cannot guarantee that we will consummate this transaction. Our acquisition strategy includes the following elements:

     - Enter New Geographic Markets. Management intends to expand into geographic markets that we do not currently serve by acquiring well-established contractors and related supply companies that are leaders in their regional or local markets. In addition, after an initial emphasis on acquisitions within the United States and Canada, management may pursue international acquisition opportunities.

     - Enter Complementary Services and Product Markets. Management intends to continue acquiring companies offering complementary services and products to those currently offered by the operating companies. Specifically, management believes that attractive acquisition opportunities will continue to exist with respect to design and engineering firms, designers and manufacturers of signaling and communication systems and suppliers of electrical equipment, rail, switches and panels, and concrete and steel ties.
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

     - Expand Within Existing Geographic Markets. Management plans to acquire additional companies in many of the regions in which we currently operates in order to expand the volume and scope of our operations in a particular market. Management will continue to pursue acquisitions of smaller companies to increase utilization of our existing fixed assets and equipment or to gain access to new customers. Management believes these types of acquisitions will improve operating efficiencies and more effectively use our capital resources without a proportionate increase in administrative costs.

     Reduce Operating Costs. Key areas in which management has achieved and expects to continue to achieve cost savings include (1) purchasing of equipment and supplies, (2) insurance expenses and (3) financing costs. We have also established an operating platform to achieve optimal utilization of equipment, inventory and our workforce. We expect to continue to reduce administrative expenses through the integration of certain accounting, financing, human resources and other functions.

SERVICES AND PRODUCTS

     We operate in three business lines: (1) transit services; (2) rail construction services; and (3) rail products and supplies. The following chart sets forth the percentage of 1998 pro forma revenue that was represented by each business line.
SERVICES AND PRODUCTS CHART

Transit Services

     Our transit services business includes all products and services that we provide to rail-based public transit agencies and authorities in various metropolitan markets. We typically contract with these agencies to install (1) electric train traction power systems by means of third rail or overhead catenary wiring, (2) train control signal systems, (3) train, station and command station communications systems, (4) general electrical installations for lighting and other applications and (5) tunnel and station track. We can perform major new projects that involve track installation including excavation, grading, paving and drainage improvements as well as minor rehabilitation projects. Projects for new public transit lines generally include the installation of all of these systems, giving us a competitive advantage.

     In addition, we leverage our knowledge of transit systems to efficiently provide mechanical services, including installations of heating and air conditioning systems, ventilating and pump rooms, fan chambers, elevators and escalators. We have experience with rubber tired vehicular people mover systems, installing concrete guided trackway, power guide beam, central guidance rail, walkway and handrails.

     The duration and size of our transit contracts vary greatly depending on the scope of the project. Large scale transit projects have had a term of up to four years and have a total contract size of up to $100 million. We have performed installations for most of the country's transit authorities, including those in Atlanta, Boston, Chicago, Los Angeles, New York, Philadelphia, Portland, San Diego, San Francisco, St. Louis and Washington, D.C. We generally perform our services as either a prime contractor directly to the transit agencies or as a subcontractor to large civil engineering contractors or equipment manufacturers. Transit authorities award contracts through competitive bidding and award contracts on a fixed price basis, generally to the lowest bidder. As a result, we focus our business to (1) provide accurate bid estimating to both win contracts and ensure a profit and
(2) monitor construction costs to ensure that projects are completed on time and within budget. Our bidding process is highly involved and draws on the expertise of many individuals within RailWorks. We carefully consider a variety of factors, including material prices, local labor rates and practices, our knowledge of the work site and contracting practices of the transit authorities. We have a rigorous project review process that continually monitors the incurred labor and material costs against an initial plan to avoid overruns. We believe that these methods provide us with a competitive advantage.

     As an outgrowth of its transit-related business, we also perform commercial real estate electrical installations, primarily in the New York City metropolitan area and industrial electrical installations throughout the United States. We contract for these projects on an opportunistic basis, that is, when we have resources available and can realize attractive returns. We do not intend to grow our non-rail-related businesses beyond the current scope.

Rail Construction Services

     Our rail construction services business consists of providing rail design, construction and maintenance services to Class I and shortline railroads and industrial companies with on-site rail infrastructure. Rail design is a highly specialized discipline and there are a limited number of companies that can provide these services. We utilize our rail design capabilities to facilitate access to rail construction projects. By having the ability to provide integrated design-build services, we have had success in increasing our project flow. Our rail construction efforts primarily involve the construction of main line segments, passing sidings, rail yards, connector segments between railroads and industrial sites, turnouts and track and road intersections. With respect to track maintenance, we enter into multi-year contracts with several customers to provide ongoing maintenance of on-site rail infrastructure. Maintenance contracts allow us to obtain recurring revenues and gain access to additional new construction projects from the same customer. Additional rail contracting services also include the removal of tracks which are no longer in use.

     Rail construction and maintenance are highly complex processes that usually involve numerous separate parties that design, supply and construct the different elements of the track. Following the design stage, construction entails (1) site preparation and grading, (2) the laying of ballast (gravel) to provide a solid track fixation medium, (3) the positioning of cross ties, (4) securing rail with high precision using metal plates, spikes and clamps, (5) installing complex track crossings and turnouts and (6) installing other track related systems such as signal, communications and automatic train control and safety devices. Management believes that our ability to bundle these services on a turnkey basis provides RailWorks with a significant competitive advantage.

     We provide our rail services on a nationwide basis. Since it is generally not economical to work on contracts outside of a 300 mile radius of an operating facility, this broad footprint facilitates servicing customers with multiple sites across regions. Most of our competitors in this market are regionally focused. Management believes RailWorks has a competitive advantage due to its ability to direct equipment and labor resources to regions with higher demand due to economic or seasonal fluctuations. We also maintain track and track material inventory at each location. By coordinating information across our network, we can maximize inventory utilization and improve supply for projects in different regions.

Rail Products and Supplies

     We manufacture wooden and concrete products and rail fastening systems out of four facilities. Our wooden products include cross ties and switch and bridge timbers. Our wood treating operations consist of pressure-treating pre-cut beams of hardwood to provide weather-proofing. These treated cross ties are used for securing rail for tracks or assembled to construct bridge support structures. Concrete products consist primarily of pre-cast structural components for bridges and other support structures. Our concrete operations consist of pouring mixed concrete into large molds to create specialized structural support components. We also design and manufacture rail fastening systems, which are primarily used in overhead and portal crane rail applications.

     Our rail construction operations source rail and other track materials (primarily metal components such as plates and spikes) from (1) the reclamation of existing track that is no longer in use, (2) track materials brokers and (3) manufacturers. We sell our rail products and supplies directly to contractors, including our own subsidiaries, and to Class I and shortline railroads that perform their own track construction and maintenance. Some of our products are used in non-rail applications such as highway construction and decorative landscaping.

     Our product capabilities provide us with an advantage in supplying our track construction and maintenance operations. This is particularly important in the context of wooden cross ties as the market has experienced shortages in the past. There are a limited number of cross tie manufacturing facilities in North America due to stringent regulations. We enhance our competitive advantage by having uninterrupted access to cross ties and other track products. We have also developed strong customer relationships through products sales, particularly with Class I and shortline railroads. Additionally, we lease track construction and maintenance equipment. By offering operating leases for such equipment, we have formed additional industry relationships, created an additional revenue source and established an avenue to fully utilize the operating life of our equipment. As part of our growth strategy, we intend to leverage these relationships to cross-sell other services, particularly design and engineering as well as track construction and maintenance.

ACQUISITION PROGRAM

     Management believes the combination of management's acquisition expertise and the highly fragmented nature of the rail services and products industry provides RailWorks with significant acquisition opportunities. RailWorks identifies acquisition candidates by leveraging the relationships of its experienced operational managers and utilizing its dedicated acquisitions team. We focus on acquiring companies that have a strategic fit, provide us with cost synergies, complement our geographic presence, and demonstrate a willingness to learn and share best practices through open communications. After an initial screening, management evaluates each acquisition candidate through its due diligence process, which includes detailed financial and operational reviews. During the due diligence process, we often identify a number of areas in which we expect to realize efficiencies during the integration process. We offer acquisition candidates several benefits, including:

     - expertise to expand in specialized markets;

     - enhanced productivity through the reduction of administrative burdens;

     - national name recognition;

     - increased bonding capacity;

     - access to public capital markets; and

     - the opportunity for a continued role in management.

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

Other key elements of our acquisition program include:

     Retain and Provide Incentives to Existing Management. We seek acquisitions of successful companies whose senior managers will remain as employees of RailWorks and continue to operate their respective businesses on a local level. We motivate these managers and align their interests with those of RailWorks through (1) employment agreements, (2) shares of common stock as a portion of the acquisition consideration and (3) a structured earnout program which is tied to the acquired entity meeting specific earnings targets.

     Leverage Industry Reputation and Contacts. We utilize existing industry relationships established by the operating companies and RailWorks management to develop a broad base of potential acquisitions. We intend to remain actively involved in industry organizations on local and national levels, working with independent companies to support issues of interest to RailWorks.

     Acquisition Consideration. In the course of implementing our acquisition strategy, we have typically used cash and performance-based earnouts as consideration for the acquired businesses. In the future, we expect to use a combination of cash, common stock, promissory notes and performance-based earnouts as consideration for acquired businesses. See "Risk Factors -- Risks Relating to the Company -- We May Be Unable to Complete and Finance Acquisitions."

     Since completion of the IPO, RailWorks has acquired the following companies:

 ACQUISITION          NAME OF          FISCAL 1998
    DATE         ACQUIRED COMPANY        REVENUE          HEADQUARTERS        BUSINESS LINE
-------------    ----------------     -------------   --------------------  -----------------
                                      (IN MILLIONS)
November 1998  Armcore Railroad           $ 3.8       Frankfort, IN         Rail construction
               Contractors, Inc                                             services
November 1998  Sheldon Electric Co.,        1.4(1)    Long Island City, NY  Transit services
               Inc
January 1999   Gantrex Group               13.9       Ajax, Ontario,        Rail products and
                                                      Canada                supplies
January 1999   Mid West Railroad           13.2       Salt Lake City, UT    Rail construction
               Construction and                                             services
               Maintenance
               Corporation of
               Wyoming
January 1999   FCM Rail, Ltd                4.9       Grand Blanc, MI       Rail products and
                                                                            supplies
March 1999     F&V Metro Contracting       46.0       Farmingdale, NY       Transit services
               Corp. and Affiliates
April 1999     M-Track Enterprises,        12.7       Bronx, NY             Rail construction
               Inc.                                                         services
April 1999     McCord Treated Wood,        11.1       Warrior, AL           Wooden tie
               Inc./ Birmingham                                             suppliers
               Wood, Inc.
April 1999     Pacific Northern Rail       17.5       Abbotsford, British   Rail construction
               Contractors                            Columbia, Canada      services

---------------

(1) RailWorks acquired certain assets and ongoing contracts of Sheldon Electric Co., Inc. Therefore, only revenue since the date of acquisition, $1.4 million since November 4, 1998, has been included above.

SOURCES OF SUPPLY

     We purchase new rail from a limited number of suppliers. New rail is generally installed only on main lines, where the track may carry high volumes of heavy traffic at high speeds. Over time, rail is removed, inspected and, if in the appropriate condition, refurbished for sale as "relay" rail. Relay rail is typically installed on secondary -- non-main line -- tracks, as well as yard or branch tracks. Total rail life before scrapping may be as long as 60 years. We also purchase a large volume of relay rail that third parties refurbish and resell.

     Similarly, we regularly purchase entire sections of track that we remove and subsequently disassemble at our facilities. We inspect the various track components -- rail, ties, and accessories -- and items are placed into our inventory, either in their "as removed" condition or after being refurbished by third parties, or sold for scrap. Additionally, in connection with certain repair and rehabilitation projects, we acquire removed trackwork. Management believes the RailWorks network of contractors enables it to acquire previously used track on comparatively advantageous terms.

     For installing electrical signaling and communication systems for transit authorities, we purchase equipment from a limited number of suppliers. See "Risk Factors -- Risks Relating to the Company -- We Rely on Subcontractors and
Suppliers" beginning on page                .

     Certain of our operating companies process creosote-treated wooden ties. Their operations include the purchase of raw lumber, trimming the lumber to specified sizes, pressurized impregnation of the lumber with creosote preservative and finishing of the ties, which would include the pre-drilling of spike holes and the attachment of plates, as specified by the customer. The service life of pressure treated ties has been extended to a range of 25 to 40 years.

     Management believes RailWorks can purchase materials in sufficient quantities to permit it to realize purchasing economies and discounts from its suppliers. Historically, the cost of the lumber used to produce wooden ties, steel used to produce rail, and copper used to produce electrical wiring has fluctuated significantly due to market and industry conditions. Increasing demand for these raw materials may result in cost increases. We cannot guarantee that we will be able to recoup any of those increases by increasing the prices of our products. Further, a reduction in supply of lumber, steel or copper due to increased demand or other factors could have an adverse effect on our business, financial condition and results of operations.

SALES AND MARKETING

     We maintain a targeted national sales program to further develop the business of each of the operating companies. This initiative focuses on the Class I railroads and other large industrial companies with facilities in multiple areas. Prior to their acquisition by RailWorks, the individual operating companies had been unable to serve such customers on a comprehensive, nationwide basis. In addition, our ability to offer electrical installation services together with rail construction, rehabilitation, repair and maintenance services and related products provides us with opportunities to cross-sell our services to large industrial companies. Management believes that RailWorks has an advantage over its competitors since it can offer consistent, high-quality service and products throughout the United States. Our expansive geographic coverage enables customers to use our services and products in multiple locations rather than dealing with numerous regional or local companies.

     We have achieved significant synergies in our marketing programs. Management also believes that RailWorks has developed and will continue to refine cross-selling programs under which:

          a) our design and engineering groups provide timely leads to its construction, product supply and electrical installation companies,

          b) our electrical signaling and communications companies, which have previously utilized third parties for track engineering and construction, utilize other operating companies for these projects, and

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

          c) our track construction companies contract with other operating companies for signaling, communication and electrical installation services.

     Similarly, our product supply companies have, over the years, developed long-term relationships with the Class I railroads and large industrial companies, and management believes that these relationships provide an attractive basis for marketing our construction and maintenance services.

BIDDING AND CONTRACTS

     A majority of our pro forma revenue for the year ended December 31, 1998 was derived from contracts entered into through a competitive bidding process. Public agencies, including the NYCTA, that solicit bids are generally required to accept the lowest cost proposal. In some cases, the party that submitted the low bid must first pass a technical qualification before being awarded a project. Following the acceptance of a bid, we typically enter into a contract with the customer. Our track construction and repair projects generally do not involve long-term contracts.

     Many projects that are competitively bid require the company that is awarded the project to post a bond, which varies according to the size of the project. Each company has a bonding limit, which is based on the company's working capital and work in progress. The bond provides the customer with insurance in the event that the company is unable to complete the project. Accordingly, the ability of each of the operating companies to bid on larger projects had, prior to their acquisition by RailWorks, had been limited by their ability to obtain the required bonding. The size of RailWorks, as compared to the size of the individual operating companies, facilitated increases in the bonding limits for each operating company thereby better positioning them to bid on and undertake significantly larger construction and maintenance projects. Management believes that the increased bonding capacity permits us to bid on and undertake more projects than could smaller companies. See "Risk Factors -- Risks Relating to the Company -- Our Fixed Price Contracts Expose us to Significant Risks."

CUSTOMERS

     The following table lists our top four customers in each category on a pro forma basis giving effect to the acquisitions of the Founding Companies and the Acquired Companies as if they had occurred on January 1, 1998:

             CLASS I RAILROADS                        SHORTLINE AND REGIONAL RAILROADS
--------------------------------------------    --------------------------------------------
CSX Transportation                              Alaska Railroad Corporation
Union Pacific Railroad                          Louisville & Indiana Railroad
Burlington Northern Santa Fe                    Indiana Southern Railroad Company
Canadian National Railway                       Indiana & Ohio Rail Systems

          TRANSIT AUTHORITIES AND                         INDUSTRIAL COMPANIES AND
             COMMUTER RAILROADS                            COMMERCIAL ENTERPRISES
--------------------------------------------    --------------------------------------------
NYCTA (New York)                                United States Steel
NYDOT (New York)                                Bethlehem Steel
LAMTA (Los Angeles)                             Morse Diesel
CDOT Rail Division (Connecticut)                Babcock & Wilcox

COMPETITION

     The rail system services and products industry is competitive, and projects are often awarded through competitive bidding. We compete with other rail system construction, rehabilitation and maintenance companies, electrical contractors and suppliers of products. Some of our competitors have significantly greater resources than we have, may provide a broad range of services and products, and may have sufficient bonding capacity to undertake large projects. We compete on the basis of our breadth of services and products, ability to take on large projects and nationwide presence. Any inability of RailWorks to compete successfully against existing and future competitors would have a material adverse effect on our business, results of operations and financial condition. Moreover, we may depend in part upon opportunities for consolidation in the rail system services and products industry in order to execute effectively our acquisition and vertical integration strategy. If our customers do not receive our vertical integration strategy favorably, these customers have numerous alternative sources of services and supply.

RISK MANAGEMENT AND SAFETY

     Because our business is labor intensive, workers' compensation is a significant operating expense for us. We could be exposed to liability for the acts or negligence of our employees who cause personal injury or damage while on assignment, as well as claims of misuse of customer proprietary information or theft of client property. We have adopted policies and procedures intended to reduce our exposure to these risks.

     We maintain insurance against these risks with policy limits we consider sufficient and consistent with industry standards. We have retained a risk management professional who is responsible for claims management and the establishment of appropriate reserves for the deductible portion of claims. We hold regular meetings with the presidents of the operating companies at which we discuss safety issues. We also conduct routine safety inspections of local work sites.

EQUIPMENT AND FACILITIES

     We own and maintain specialized equipment used in rail construction, rehabilitation, repair and maintenance. This equipment may be moved between job sites and, consequently, we are seeking to increase the sharing of equipment between the operating companies where it is appropriate and cost effective. For example, during the winter months, the operating companies located in the Northern United States could relocate their equipment to the operating companies located in the South. Each of the operating companies generally performs its own equipment maintenance. We intend to manage our equipment through our equipment leasing subsidiary, which will maintain a comprehensive database that tracks the use of all of our equipment.

     Our corporate offices are in approximately 3,000 square feet of leased space in a suburb of Baltimore, Maryland. In addition to the corporate offices, we lease 27 and own 10 operating facilities. These facilities consist of local offices, storage yards, distribution facilities, warehouses and wood processing plants.

GOVERNMENT REGULATION

     Overview. In addition to the environmental, safety and other regulations generally applicable to all businesses, regulations that are administered by the Surface Transportation Board, the successor to the Interstate Commerce Commission ("ICC"), the FRA and by regulatory agencies impact our business in the various states where we and our customers do business. Since 1980, there has been a significant relaxation in regulations governing the sale, leasing or other transfer of railroad properties, and this change has favorably affected the operations of many of our customers. Various interests in the United States have sought and continue to seek reimposition of government controls on the railroad industry in areas deregulated in whole or in part since 1980, including stricter rate regulation and more onerous labor protection conditions for rail line transfers.

     Railroad Regulations. The ICC Termination Act, enacted on December 29, 1995, eliminated the ICC as an independent agency and created the STB, a new agency within the Department of Transportation which began functioning on January 1, 1996. The ICC Termination Act changed the procedure and timing for federal approval of rail projects, including abandonments, line sales, mergers, rates and tariffs, simplifying and streamlining the abandonment process. The FRA regulates railroad safety and equipment standards, including track maintenance and train speed standards, special procedures for handling hazardous shipments, locomotive and railcar inspection and repair requirements, operating practices and crew qualifications. The Roadway Worker Protection Rules, promulgated by the FRA, apply to rail contractors and establish certain safety criteria that must be complied with on rail projects.

     TEA 21. On June 9, 1998, the President signed TEA 21, the six-year surface transportation program that represents a significant development in the federal transit program. TEA 21, the largest infrastructure funding bill in U.S. history, authorizes funding for transit in the amount of $42 billion through 2003. TEA 21 authorizes over 50 percent more than the 1991 Intermodal Surface Transportation Efficiency Act, whose funding has expired.

     State Regulatory Agencies. State regulatory agencies no longer have authority to engage in economic regulation of railroads that are part of the intrastate network. State and local governments generally retain jurisdiction over local rail safety matters, such as the installation of grade crossings and grade crossing warnings devices.

ENVIRONMENTAL MATTERS

     Our operations and properties are subject to environmental laws and regulations relating to pollution and protection of the environment and public and employee health and safety. The principal environmental regulatory requirements applicable to our operations relate to the use of creosote to treat lumber, and the generation, storage, transportation, treatment and disposal of solid and hazardous wastes. We believe that our operations have all required environmental permits and currently comply, in all material respects, with applicable regulatory requirements.

     We have had environmental assessments performed for recent acquisitions. Based on these reports and available information, we are not aware of any significant environmental exposures or claims against us. However, the historical and current uses of our facilities may have resulted in spills or releases of various hazardous materials, which now, or in the future, could require remediation. We also may be subject to requirements related to remediation of hazardous materials that have been released into the environment at properties that we own or operate, or that we owned or operated in the past or at properties to which we send, or may have sent, hazardous materials for treatment or disposal. Such remediation requirements generally are imposed without regard to fault, and liability for any required environmental remediation can be substantial.

EMPLOYEES

     As of March 31, 1999, we employed approximately 2,250 employees. We believe that we have good relations with our employees.

     Approximately 66.9% of our employees are members of certain labor unions and are employed pursuant to collective bargaining agreements. Some of the operating companies are parties to collective bargaining agreements with the International Brotherhood of Electrical Workers, Laborers' International Union of North America, the International Union of Operating Engineers, United Brotherhood of Carpenters and Joiners of America and the United Brotherhood of Teamsters. Some of our customers hire only unionized labor. Our largest collective bargaining agreement, covering 1,054 employees, expires in June 2001. Except for a one-week work stoppage in Connecticut by the United Brotherhood of Teamsters in June 1994, we have not experienced any work stoppages in the past five years.

INFORMATION TECHNOLOGY SYSTEMS

     We are in the process of implementing integrated information technology systems that will be utilized by each of the operating companies. These information technology systems will be used for a variety of purposes, including monitoring inventory levels, tracking the progress of construction projects and integrating our financial, general ledger, payables and receivables functions. In addition, we will network our corporate offices to the offices of our operating companies and will have e-mail capability at all offices. We expect that the required systems will be purchased and installed in 1999 and that our expenditures for these systems will not be material to us. See "Management's Discussion and Analysis of Financial Condition and Results of
Operations -- Liquidity and Capital Resources." All of the new systems will be Year 2000 compatible. Until these new systems are fully operational, each of the operating companies will continue using the information systems that they currently use.

LEGAL PROCEEDINGS

     From time to time, we may be involved in routine legal proceedings incidental to the conduct of our business. In the opinion of management, the litigation, individually or in the aggregate, to which we are currently a party, is not likely to have a material adverse effect on our business, financial condition and results of operations.

                               THE EXCHANGE OFFER

PURPOSE AND EFFECT OF THE EXCHANGE OFFER

     We sold the old notes on April 7, 1999 to BT Alex. Brown, NationsBanc Montgomery Securities LLC and First Union Capital Markets pursuant to a purchase agreement. These initial purchasers subsequently sold the old notes to:

     - "qualified institutional buyers" ("QIBs"), as defined in Rule 144A under the Securities Act, in reliance on Rule 144A, and to

     - persons in offshore transactions in reliance on Regulation S under the Securities Act.

     As a condition to the initial sale of the old notes, RailWorks and the initial purchasers entered into a registration rights agreement. Pursuant to the registration rights agreement, we agreed to

     - file a registration statement under the Securities Act with respect to the exchange notes with the SEC by June 7, 1999 and

     - use our reasonable best efforts to cause the registration statement to become effective under the Securities Act on or before September 6, 1999.

     We agreed to issue and exchange the new notes for all old notes validly tendered and not validly withdrawn prior to the expiration of the exchange offer. A copy of the registration rights agreement has been filed as an exhibit to the registration statement which includes this prospectus. The registration statement is intended to satisfy some of our obligations under the registration rights agreement and the purchase agreement.

     The term "holder" with respect to the exchange offer means any person in whose name old notes are registered on the trustee's books or any other person who has obtained a properly completed bond power from the registered holder, or any person whose old notes are held of record by The Depository Trust Company (the "Depositary" or "DTC") who desires to deliver such old note, by book-entry transfer at DTC.

RESALE OF THE NEW NOTES

     We believe that you will be allowed to resell the new notes to the public without registration under the Securities Act, and without delivering a prospectus that satisfies the requirements of Section 10 of the Securities Act if you can make the representations set forth above under "Prospectus
Summary -- The Exchange Offer -- Procedures for participating in the exchange offer." However, if you intend to participate in a distribution of the new notes, or you are an "affiliate" of RailWorks as defined under Rule 405 of the Securities Act, you must comply with the registration requirements of the Securities Act and deliver a prospectus, unless an exemption from registration is otherwise available. You have to represent to RailWorks in the letter of transmittal accompanying this prospectus that you meet these conditions exempting you from the registration requirements.

     We base our view on interpretations by the staff of the SEC in no-action letters issued to other issuers in exchange offers like ours. However, we have not asked the SEC to consider this particular exchange offer in the context of a no-action letter. Therefore, you cannot be sure that the SEC will treat it in the same way it has treated other exchange offers in the past.

     A broker-dealer that has bought old notes for market-making or other trading activities has to deliver a prospectus in order to resell any old notes it has received for its own account in the exchange. This prospectus may be used by a broker-dealer to resell any of its old notes. We have agreed in the registration rights agreement to send this prospectus to any broker-dealer that requests copies in the letter of transmittal for a period of up to 180 days after the SEC declares the registration statement relating to this exchange offer effective. See "Plan of Distribution" for more information regarding broker-dealers.

     The exchange offer is not being made to, nor will we accept surrenders for exchange from, holders of old notes in any jurisdiction in which this exchange offer or the acceptance thereof would not be in compliance with the securities or blue sky laws.

TERMS OF THE EXCHANGE OFFER

     General. Based on the terms and conditions set forth in this prospectus and in the letter of transmittal, we will accept any and all old notes validly tendered and not validly withdrawn prior to 5:00 p.m., New York City time, on the expiration date.

     Subject to the minimum denomination requirements of the new notes, we will issue $1,000 principal amount of new notes in exchange for each $1,000 principal amount of outstanding old notes validly tendered pursuant to the exchange offer and not validly withdrawn prior to the expiration date. Holders may tender some or all of their old notes pursuant to the exchange offer. However, old notes may be tendered only in amounts that are integral multiples of $1,000 principal amount.

     The form and terms of the new notes are the same as the form and terms of the old notes except that:

     - the new notes will be registered under the Securities Act and, therefore, the new notes will not bear legends restricting the transfer the new notes,

     - the new notes shall not contain provisions for additional interest and

     - holders of the new notes will not be entitled to any of the registration rights of holders of old notes under the registration rights agreement, which rights will terminate upon the consummation of the exchange offer.

     The new notes will evidence the same indebtedness as the old notes, which they replace, and will be issued under, and be entitled to the benefits of, the same indenture that authorized the issuance of the old notes. As a result, both the new notes and the old notes will be treated as a single class of debt securities under the indenture. The exchange offer does not depend upon any minimum aggregate principal amount of old notes being surrendered for exchange.

     As of the date of this prospectus, $125,000,000 in aggregate principal amount of the old notes is outstanding, all of which is registered in the name of Cede & Co., as nominee for DTC. Solely for reasons of administration, we have
fixed the close of business on           , 1999 as the record date for the
exchange offer for purposes of determining the persons to whom this prospectus and the letter of transmittal will be initially mailed. There will be no fixed record date for determining holder of the old notes entitled to participate in this exchange offer.

     As a holder of old notes, you do not have any appraisal or dissenters' rights, or any other right to seek monetary damages in court under the Delaware General Corporation Law or the indenture governing the notes. We intend to conduct the exchange offer in accordance with the provisions of the registration rights agreement and the applicable requirements of the Exchange Act and the related rules and regulations of the SEC. Old notes that are not surrendered for exchange in the exchange offer will remain outstanding and interest thereon will continue to accrue.

     We will be deemed to have accepted validly surrendered old notes if and when we give oral or written notice of our acceptance to the exchange agent. The exchange agent will act as agent for the tendering holders of old notes for the purpose of receiving the new notes from us.

     If you surrender old notes in the exchange offer, you will not be required to pay brokerage commissions or fees. In addition, subject to the instructions in the letter of transmittal, you will not have to pay transfer taxes for the exchange of old notes. We will pay all charges and expenses in connection with the exchange offer, other than certain applicable taxes described under "-- Fees and Expenses."

EXPIRATION DATE; EXTENSIONS; AMENDMENTS

     The "expiration date" is 5:00 p.m., New York City time, on                ,
1999, unless we extend the exchange offer, in which case the expiration date is the latest date and time to which we extend the exchange offer.

     In order to extend the exchange offer, we will:

     - notify the exchange agent of any extension by oral or written communication;

     - issue a press release or other public announcement, which will report the approximate number of old notes deposited; such press release or announcement would be issued prior to 9:00 a.m., New York City time, on the next business day after the previously scheduled expiration date. During any extension of the exchange offer, all old notes previously surrendered and not withdrawn will remain subject to the exchange offer.

     We reserve the right:

     - to delay accepting any old notes,

     - to amend the terms of the exchange offer in any manner,

     - to extend the exchange offer, or

     - if, in the opinion of our counsel, the consummation of the exchange offer would violate any law or interpretation of the staff of the SEC, to terminate or amend the exchange offer by giving oral or written notice to the exchange agent.

     Any delay in acceptance, extension, termination or amendment will be followed as soon as practicable by a press release or other public announcement. If we amend the exchange offer in a manner that we determine constitutes a material change, we will promptly disclose that amendment by means of a prospectus supplement that will be distributed to the holders, and we will extend the exchange offer for a period of time, depending upon the significance of the amendment and the manner of disclosure to the holders, if the exchange offer would otherwise expire during that period.

     We will have no obligation to publish, advertise, or otherwise communicate any public announcement that we may choose to make, other than by making a timely release to an appropriate news agency.

     In all cases, issuance of the new notes for old notes that are accepted for exchange will be made only after timely receipt by the exchange agent of a properly completed and duly executed letter of transmittal and all other required documents. However, we reserve the absolute right to waive any conditions of the exchange offer or any defects or irregularities in the surrender of old notes. If we do not accept any surrendered old notes for any reason set forth in the terms and conditions of the exchange offer or if you submit old notes for a greater principal amount than you want to exchange, we will return certificates for the unaccepted or non-exchanged old notes, or substitute old notes evidencing the unaccepted portion, as appropriate, to you. See "--Return of Old Notes."

INTEREST ON THE NEW NOTES

     The new notes will accrue cash interest on the same terms as the old notes, i.e., at the rate of 11 1/2% per year (using a 360-day year) from April 7, 1999, payable semi-annually in arrears on April 15 and October 15 of each year, beginning on October 15, 1999. Old notes accepted for exchange will not receive accrued interest thereon at the time of exchange. However, each new note will bear interest from the most recent date to which interest has been paid on the old notes or new notes, or if no interest has been paid on the old notes or new notes, from April 7, 1999.

PROCEDURES FOR TENDERING OLD NOTES

     If you wish to surrender old notes you must:

     - complete and sign the letter of transmittal or a facsimile thereof,

     - have the signatures thereon guaranteed if required by the letter of transmittal, and

     - mail or deliver the letter of transmittal or facsimile, together with any corresponding certificate or certificates representing the old notes being surrendered -- or confirmation of a book-entry transfer of such old notes into the exchange agent's account at DTC pursuant to the book-entry procedures described below -- to the exchange agent at its address set forth in the letter of transmittal for receipt prior to the expiration date. If the certificate representing the old notes being tendered -- or the confirmation of a book-entry transfer, if applicable -- is not delivered to the exchange agent with the letter of transmittal, you must comply with the guaranteed delivery procedures described below. DELIVERY OF DOCUMENTS TO THE BOOK-ENTRY TRANSFER FACILITY IN ACCORDANCE WITH ITS PROCEDURE DOES NOT CONSTITUTE DELIVERY TO THE EXCHANGE AGENT.

     If you do not withdraw your surrender of old notes prior to the expiration date, it will indicate an agreement between you and RailWorks that you have agreed to surrender the old notes, in accordance with the terms and conditions in the letter of transmittal.

     THE METHOD OF DELIVERY OF OLD NOTES, THE LETTER OF TRANSMITTAL AND ALL OTHER REQUIRED DOCUMENTS TO THE EXCHANGE AGENT IS AT YOUR ELECTION AND RISK. INSTEAD OF DELIVERY BY MAIL, YOU SHOULD USE AN OVERNIGHT OR HAND DELIVERY SERVICE, PROPERLY INSURED, WITH RETURN RECEIPT REQUESTED. IN ALL CASES, YOU SHOULD ALLOW SUFFICIENT TIME TO ASSURE DELIVERY TO THE EXCHANGE AGENT BEFORE THE EXPIRATION DATE. DO NOT SEND ANY LETTER OF TRANSMITTAL OR OLD NOTES TO US. YOU MAY REQUEST THAT YOUR BROKER, DEALER, COMMERCIAL BANK, TRUST COMPANY OR NOMINEE EFFECT THE ABOVE TRANSACTIONS FOR YOU.

     If you are a beneficial owner of the old notes and your old notes and hold those notes through a broker, dealer, commercial bank, trust company or other nominee and you want to surrender your old notes, you should contact that intermediary promptly and instruct it to surrender the old notes on your behalf.

     Generally, an eligible institution must guarantee signatures on a letter of transmittal or a notice of withdrawal described below under "-- Withdrawal of Tenders of Old Notes" unless

     - you tender your old notes as the registered holder, which term includes any participant in DTC whose name appears on a security listing as the owner of old notes,

     - you sign the letter of transmittal, and the new notes issued in exchange for your old notes to be issued in your name, or

     - you surrender your old notes for the account of an eligible institution.

     In any other case, the surrendered old notes must be endorsed or accompanied by written instruments of transfer in form satisfactory to us and duly executed by the registered holder. If the new notes or unexchanged old notes are to be delivered to an address other than that of the registered holder appearing on the security register for the old notes, an eligible institution must guarantee the signature in the letter of transmittal. In the event that signatures on a letter of transmittal or a notice of withdrawal are required to be guaranteed, such guarantee must be made by:

     - a member firm of a registered national securities exchange or of the National Association of Securities Dealers, Inc.,

     - a commercial bank or trust company having an office or correspondent in the United States, or an "eligible guarantor institution" as defined by Rule 17Ad-15 under the Exchange Act that is a member of one of the recognized signature guarantee programs identified in the letter of transmittal.

     Your surrender will be deemed to have been received as of the date when:

     - the exchange agent receives a properly completed and signed letter of transmittal accompanied by the old notes, or a confirmation of book-entry transfer of such old notes into the exchange agent's account at DTC, or

     - the exchange agent receives a notice of guaranteed delivery from an eligible institution. Issuances of new notes in exchange for old notes surrendered pursuant to a notice of guaranteed delivery or letter, telegram or facsimile transmission to similar effect by an eligible institution will be made only against submission of a duly signed letter of transmittal, and any other required documents, and deposit of the surrendered old notes, or confirmation of a book-entry transfer of such old notes into the exchange agent's account at DTC pursuant to the book-entry procedures described below.

     We will make the determination regarding all questions relating to the validity, form, eligibility, including time of receipt, acceptance and withdrawal of surrendered old notes, and our determination will be final and binding on all parties.

     We reserve the absolute right to reject any and all old notes improperly surrendered. We will not accept any old notes if our acceptance of them would, in the opinion of our counsel, be unlawful. We also reserve the absolute right to waive any defects, irregularities, or conditions of surrender as to any particular old notes. Our interpretation of the terms and conditions of the exchange offer, including the instructions in the letter of transmittal, will be final and binding on all parties. Unless waived, you must cure any defects or irregularities in connection with surrenders of old notes within the time we will determine. Although we intend to notify holders of defects or irregularities in connection with surrenders of old notes, neither we, the exchange agent nor anyone else will incur any liability for failure to give such notice. Surrenders of old notes will not be deemed to have been made until any defects or irregularities have been cured or waived.

     We have no current plan to acquire any old notes that are not surrendered in the exchange offer or to file a registration statement to permit resales of any old notes that are not surrendered pursuant to the exchange offer. We reserve the right in our sole discretion to purchase or make offers for any old notes that remain outstanding after the expiration date. To the extent permitted by law, we also reserve the right to purchase old notes in the open market, in privately negotiated transactions or otherwise. The terms of any future purchases or offers could differ from the terms of the exchange offer.

     Pursuant to the letter of transmittal, if you elect to surrender old notes in exchange for new notes, you must exchange, assign and transfer the old notes to us and irrevocably constitute and appoint the exchange agent as your true and lawful agent and attorney-in-fact with respect to such surrendered old notes, with full power of substitution, among other things, to cause the old notes to be assigned, transferred and exchanged. By executing the letter of transmittal, you make the representations and warranties set forth above under the heading "Prospectus Summary -- The Exchange Offer -- Procedures for participating in the exchange offer" to us. By executing the letter of transmittal you also promise to, upon request, execute and deliver any additional documents that we consider necessary to complete the transactions described in the letter of transmittal.

     By surrendering old notes in the exchange offer, you will be telling us that, among other things,

     - you have full power and authority to tender, sell, assign and transfer the old notes surrendered,

     - we will acquire good title to the old notes being surrendered, free and clear of all security interests, liens, restrictions, charges, encumbrances, conditional sale agreements or other obligations relating to their sale or transfer, and not subject to any adverse claim when we accept the old notes,

     - you are acquiring the new notes in the ordinary course of your business,

     - you are not engaging and do not intend to engage in a distribution of the new notes,

     - you have no arrangement or understanding with any person to participate in the distribution of the new notes,

     - you acknowledge and agree that if you are a broker-dealer registered under the Exchange Act or you are participating in the exchange offer for the purpose of distributing the new notes, you must comply with the registration and prospectus delivery requirements of the Securities Act in connection with a secondary resale of the new notes, and that you cannot rely on the position of the SEC's staff set forth in their no-action letters,

     - you understand that a secondary resale transaction described above and any resales of new notes obtained by you in exchange for old notes acquired by you directly from us should be covered by an effective registration statement containing the selling security holder information required by Item 507 or 508, as applicable, of Regulation S-K of the SEC, and

     - you are not an "affiliate", as defined in Rule 405 under the Securities Act, of RailWorks or any subsidiary guarantor, or, if you are an "affiliate," that you will comply with the registration and prospectus delivery requirements of the Securities Act to the extent applicable.

     If you are a broker-dealer and you will receive new notes for your own account in exchange for old notes that were acquired as a result of market-making activities or other trading activities, you will be required to acknowledge in the letter of transmittal that you will deliver a prospectus in connection with any resale of such old notes.

     Participation in the exchange offer is voluntary. You are urged to consult your financial and tax advisors in making your decision on whether to participate in the exchange offer.

RETURN OF OLD NOTES

     If any old notes are not accepted for any reason described here, or if old notes are withdrawn or are submitted for a greater principal amount than you want to exchange, the exchange agent will return those unaccepted or non-exchanged old notes to the surrendering holder, or, in the case of old notes surrendered by book-entry transfer, into the exchange agent's account at DTC, unless otherwise provided in the letter of transmittal. The old notes will be credited to an account maintained with DTC as promptly as practicable.

BOOK ENTRY TRANSFER

     The exchange agent will make a request to establish an account with respect to the old notes at DTC for purposes of the exchange offer promptly after the date of this prospectus. Any financial institution that is a participant in DTC's system may make book-entry delivery of old notes by causing DTC to transfer such old notes into the exchange agent's account at DTC in accordance with DTC's procedures for transfer. However, although delivery of old notes may be effected through book-entry transfer at DTC, you have to deliver the letter of transmittal, or a facsimile thereof, with any required signature guarantees and any other required documents to the exchange agent at the address set forth in the letter of transmittal for its receipt on or prior to the expiration date or pursuant to the guaranteed delivery procedures described below.

GUARANTEED DELIVERY PROCEDURES

     If you wish to surrender your old notes and (i) your old notes are not immediately available so that you can meet the expiration date deadline, (ii) you cannot deliver your old notes or other required documents to the exchange agent prior to the expiration date, or (iii) the procedure for book-entry transfer cannot be completed on a timely basis, you may nonetheless participate in the exchange offer if:

     - you surrender your notes through an eligible institution;

     - prior to the expiration date, the exchange agent receives from the eligible institution a properly completed and duly executed notice of guaranteed delivery substantially in the form provided by us, by telegram, telex, facsimile transmission, mail or hand delivery, showing the name and address of the holder, the name(s) in which the old notes are registered, the certificate number(s) of the old notes, if applicable, and the principal amount of old notes surrendered; the notice of guaranteed delivery must state that the surrender is being made by the notice of guaranteed delivery and guaranteeing that, within three Nasdaq National Market trading days after the expiration date, the letter of transmittal, or facsimile thereof, together with the certificate(s) representing such old notes, in proper form for transfer or a book-entry confirmation, and any other required documents, will be delivered by such eligible institution to the exchange agent, and

     - the properly executed letter of transmittal, as well as the certificate(s) representing all surrendered old notes, in proper form for transfer, or a book-entry confirmation, as the case may be, and all other documents required by the Letter of Transmittal are received by the exchange agent within three Nasdaq National Market trading days after the expiration date.

     Unless old notes are surrendered by the above-described method and deposited with the exchange agent within the time period set forth above, we may, at our option, reject the surrender. The exchange agent will send you a notice of guaranteed delivery upon your request if you want to surrender your old notes according to the guaranteed delivery procedures described above.

WITHDRAWAL OF TENDERS OF OLD NOTES

     Except as otherwise provided in this prospectus, you may withdraw your surrender of old notes at any time prior to 5:00 p.m., New York City time, on the expiration date.

     To withdraw a surrender of old notes in the exchange offer, the exchange agent must receive a written or facsimile transmission notice of withdrawal at its address set forth herein prior to 5:00 p.m., New York City time, on the expiration date. Any notice of withdrawal must:

     - specify the name of the person having deposited the old notes to be withdrawn,

     - identify the old notes to be withdrawn, including the certificate number or numbers, if applicable, and principal amount of the old notes,

     - contain a statement that you are withdrawing your election to have such old notes exchanged,

     - be signed by the holder in the same manner as the original signature on the letter of transmittal by which the old notes were surrendered, and

     - specify the name in which any old notes are to be registered, if different from that of the person depositing the old notes. If old notes have been surrendered pursuant to the procedure for book-entry transfer, any notice of withdrawal must specify the name and number of the account at DTC.

     We, in our sole discretion, will make the final determination on all questions regarding the validity, form, eligibility and time of receipt of notices, and our determination shall bind all parties. Any old notes withdrawn will be deemed not to have been validly surrendered for purposes of the exchange offer and no new notes will be issued unless the old notes so withdrawn are validly resurrendered. Properly withdrawn old notes may be resurrendered by following one of the procedures described above under "-- Procedures for Tendering Old Notes" at any time prior to the business day prior to the expiration date. Any old notes that are not accepted for exchange will be returned at no cost to the holder or, in the case of old notes surrendered by book-entry transfer, into the exchange agent's account at DTC pursuant to the book- entry transfer procedures described above, as soon as practicable after withdrawal, rejection of surrender or termination of the exchange offer.

TERMINATION OF CERTAIN RIGHTS

     All registration rights under the registration rights agreement that benefit the holders of the old notes will terminate when we consummate the exchange offer. That includes all rights to receive additional interest in the event of a registration default under the registration rights agreement. In any event, we are under a continuing obligation, for a period of up to 180 days after the SEC declares the registration statement effective, to keep the registration statement effective and to provide copies of the latest version of the prospectus to any broker-dealer that requests copies in the letter of transmittal for use in a resale.

CONDITIONS OF THE EXCHANGE OFFER

     Notwithstanding any other term of the exchange offer, or any extension of the exchange offer, we do not have to accept for exchange, or exchange new notes for, any old notes, and we may terminate the exchange offer before acceptance of the old notes, if:

          (a) any statute, rule or regulation has been enacted, or any action has been taken by any court or governmental authority that, in our reasonable judgment, seeks to or would prohibit, restrict or otherwise render consummation of the exchange offer illegal; or

          (b) any change, or any development that would cause a change, in our business or financial affairs has occurred that, in our sole judgment, might materially impair our ability to proceed with the exchange offer or a change that would materially impair the contemplated benefits to us of the exchange offer; or

          (c) a change occurs in the current interpretations by the staff of the SEC that, in our reasonable judgment, might materially impair our ability to proceed with the exchange offer.

     If we, in our sole discretion, determine that any of the above conditions is not satisfied, we may:

     - refuse to accept any old notes and return all surrendered old notes to the surrendering holders,

     - extend the exchange offer and retain all old notes surrendered prior to the expiration date, subject to the holders' right to withdraw the surrender of the old notes, or

     - waive any unsatisfied conditions regarding the exchange offer and accept all properly surrendered old notes that have not been withdrawn. If this waiver constitutes a material change to the exchange offer, we will promptly disclose the waiver by means of a prospectus supplement that will be distributed to the registered holders, and we will extend the exchange offer for a period of time that we will determine, depending upon the significance of the waiver and the manner of disclosure to the registered holders, if the exchange offer would otherwise expire during that period of time.

EXCHANGE AGENT

     We have appointed First Union National Bank as exchange agent for the exchange offer. Questions and requests for assistance, requests for additional copies of this prospectus or of the letter of transmittal and requests for notices of guaranteed delivery should be directed to the exchange agent at the following address:

        By Hand or Overnight Courier:                By Registered or Certified Mail:

          First Union National Bank                      First Union National Bank
   First Union Customer Information Center        First Union Customer Information Center
    Corporate Trust Operations -- NC1153           Corporate Trust Operations -- NC1153
   1525 West W. T. Harris Boulevard -- 3C3        1525 West W. T. Harris Boulevard -- 3C3
             Charlotte, NC 28288                            Charlotte, NC 28288

              Attn: Mike Klotz                               Attn: Mike Klotz

          By Facsimile Transmission (for Eligible Institutions only):

                                 (704) 590-7628

                             Confirm by Telephone:

                                 (704) 590-7408

            For information with respect to the Exchange Offer, call

                       Mike Klotz of the Exchange Agent:

                                 (704) 590-7408

FEES AND EXPENSES

     We will bear the expenses of soliciting tenders. The principal solicitation is being made by mail; however, additional solicitation may be made by telecopy, telephone or in person by our officers and regular employees or by officers and employees of our affiliates. No additional compensation will be paid to any such officers and employees who engage in soliciting tenders.

     We have not retained any dealer-manager or other soliciting agent for the exchange offer and will not make any payments to brokers, dealers or others soliciting acceptance of the exchange offer. We will, however, pay the exchange agent reasonable and customary fees for its services and will reimburse it for related, reasonable out-of-pocket expenses. We may also reimburse brokerage houses and other custodians, nominees and fiduciaries for reasonable out-of-pocket expenses they incur in forwarding copies of this prospectus, the letter of transmittal and related documents.

     We will pay any expenses you will incur in connection with the exchange offer, including registration fees, fees and expenses of the exchange agent, the transfer agent and registrar, accounting and legal fees and printing costs, among others.

     We will pay all transfer taxes, if any, applicable to the exchange of the old notes. If, however, new notes, or old notes for principal amounts not surrendered or accepted for exchange, are to be delivered to, or are to be issued in the name of, any person other than the registered holder of the old notes surrendered, or if a transfer tax is imposed for any reason other than the exchange, then the amount of any transfer taxes will be payable by the person surrendering the notes. If you do not submit satisfactory evidence of payment of such taxes or exemption with the letter of transmittal, the amount of those transfer taxes will be billed directly to you.

CONSEQUENCES OF FAILURE TO EXCHANGE

     Old notes that are not exchanged will remain "restricted securities" within the meaning of Rule 144(a)(3) of the Securities Act. Accordingly, they may not be offered, sold, pledged or otherwise transferred except:

     - to us or to any of our subsidiaries,

     - inside the United States to a qualified institutional buyer in compliance with Rule 144A,

     - inside the United States to an institutional accredited investor that, prior to such transfer, furnishes to the trustee a signed letter containing certain representations and agreements relating to the restrictions on transfer of the old notes, the form of which you can obtain from the trustee and, if such transfer is in respect of an aggregate principal amount of old notes at the time of transfer of less than $100,000, an opinion of counsel acceptable to us that the transfer complies with the Securities Act,

     - outside the United States in compliance with Rule 904 under the Securities Act,

     - pursuant to the exemption from registration provided by Rule 144 under the Securities Act, if available, or

     - pursuant to an effective registration statement under the Securities Act.

     The liquidity of the old notes could be adversely affected by the exchange offer.

ACCOUNTING TREATMENT

     For accounting purposes, we will recognize no gain or loss as a result of the exchange offer. We will amortize the expenses of the exchange offer and the unamortized expenses related to the issuance of the old notes over the remaining term of the notes.

                                   MANAGEMENT

EXECUTIVE OFFICERS, DIRECTORS AND KEY EMPLOYEES

     The following table sets forth certain information concerning each of the executive officers, directors and key employees of RailWorks:

EXECUTIVE OFFICERS AND DIRECTORS:                   AGE                   POSITION
---------------------------------                   ---                   --------
John G. Larkin....................................  43    Chairman of the Board, Chief Executive
                                                          Officer and Director
Michael R. Azarela................................  41    Executive Vice President, Chief Financial
                                                          Officer and Director
Kenneth R. Burk...................................  39    Executive Vice President and Chief
                                                          Operating Officer
John Kennedy......................................  60    Vice President, Chief Operating
                                                          Officer-- Track Contractors and Director
Peter Alan Pasch..................................  48    Vice President, Chief Operating
                                                          Officer -- Transit Operations and
                                                          Director
Scott D. Brace....................................  43    President of Railroad Service and
                                                          Director
Steve C. Goggin...................................  52    President of Merit and Director
Lambertus L. Tameling.............................  62    President of U.S. Trackworks and Director
Ronald W. Drucker.................................  57    Director
R.C. Matney.......................................  61    Director
KEY EMPLOYEES:
Gene J. Cellini...................................  41    Vice President, Tax
William R. Donley.................................  43    Vice President and Chief Operating
                                                          Officer -- Manufacturing and Supply
Harold C. Kropp, Jr...............................  42    Vice President and Chief Accounting
                                                          Officer
John P. Nuzzo.....................................  51    Vice President, Risk Management
Robert D. Wolff...................................  56    Vice President -- Western Track
                                                          Construction & Maintenance

     John G. Larkin has been the Chairman of the Board and Chief Executive Officer and a director of RailWorks since its inception in March 1998. For the past 21 years, Mr. Larkin has worked in the transportation industry. From December 1994 to February 1998, Mr. Larkin was a managing director of BT Alex. Brown Incorporated, where he focused on the transportation industry. Prior thereto, he served in various capacities at BT Alex. Brown Incorporated since 1987, including as an equity research analyst, focused exclusively on the transportation industry. From 1986 to 1987, Mr. Larkin was Assistant Vice President of CSX Transportation, Inc., where he was responsible for strategic planning and analysis. From 1985 to 1986, Mr. Larkin was Director of Strategic Planning of Seaboard System Railroad, Inc. From January 1979 through July of 1982, Mr. Larkin served as an engineering project coordinator for Day & Zimmermann, Inc., an engineering and construction management firm. During this period, Mr. Larkin was focused exclusively on railroad and rail transit design and valuation projects. Mr. Larkin has a Master of Business Administration from Harvard University and a Master of Science in Civil Engineering from the University of Texas.

     Michael R. Azarela has served as the Executive Vice President, Chief Financial Officer and a director of RailWorks since May 1998. Mr. Azarela was Chief Executive Officer of L.K. Comstock from February 1998 to August 1998 and Senior Vice President and Chief Financial Officer of CGI and Spie from May 1994 to February 1998, Chairman of the Board of Comstock Holdings, Inc. since November 1996 and Vice President and Treasurer of L.K. Comstock from September 1992 to April 1994 and in various other positions at Comstock since June 1983. Mr. Azarela is a certified public accountant and has a Master of Business Administration from Iona College.

     Kenneth R. Burk joined RailWorks in May 1999 to serve as Executive Vice President and Chief Operating Officer. For the past 17 years, Mr. Burk has worked in the construction industry with significant emphasis on the transportation market. Prior to joining RailWorks, Mr. Burk served as Senior Vice President and Chief Financial Officer at Dick Corporation since June 1994. At Dick Corporation, Mr. Burk was a member of the executive committee and had overall responsibility for finance and administration and was the Chairman of corporate marketing, strategic planning and merger and acquisition teams. Mr. Burk served as Vice President and Chief Financial Officer with Tutor-Saliba Corporation from April 1989 to June 1994 and held significant positions with Blount, Inc. from January 1983 to April 1989. Mr. Burk has a Master of Business Administration degree from Pepperdine University.

     John Kennedy has served as Vice President and a director of RailWorks since its inception in March 1998, and Chief Operating Officer -- Track Contractors since January 1999. From March 1998 to January 1999, he was Chief Operating Officer of RailWorks. Mr. Kennedy has served as President of Kennedy Railroad, a Founding Company, from June 1965 to February 1998, as President of Railcorp, Inc. from April 1986 to February 1998 and as Principal of Alpha-Keystone from January 1996 to February 1998. From 1980 to 1988, Mr. Kennedy served as an Elected Member of the Pennsylvania House of Representatives.

     Peter Alan Pasch has served as a director of RailWorks since the IPO and as Vice President and Chief Operating Officer -- Transit Operations since January 1999. From August 1998 to January 1999, Mr. Pasch served as Chief Executive Officer of Comstock and from April 1997 to August 1998 he served as President and Chief Operating Officer of Comstock. From October 1995 to April 1997, Mr. Pasch served as Executive Vice President of Comstock in charge of operations outside the New York Metropolitan area. Mr. Pasch served as Executive Vice President of Comstock from October 1987 to September 1995. Mr. Pasch joined Comstock in 1973 after receiving his Master of Engineering Degrees from Rensselaer Polytechnic Institute. Mr. Pasch is a Registered Professional Engineer in 45 states, a Master Electrician in 18 states and is a member of the International Brotherhood of Electrical Workers.

     Scott D. Brace has served as a director of RailWorks and President of Railroad Service since the IPO. Mr. Brace has served as Vice President of Railroad Service since May 1989 and as President of Minnesota Railroad Service, Inc. since May 1989. Mr. Brace is President-elect of the NRCMA.

     Steve C. Goggin has served as a director of RailWorks since the IPO and as President of Merit since October 1986. Mr. Goggin is a past President of the NRCMA.

     Lambertus L. Tameling has served as a director of RailWorks since the IPO, as President of U.S. Trackworks since April 1986 and as President of Northern Rail since February 1992. Mr. Tameling is a past President of the NRCMA.

     Ronald W. Drucker has been a director of RailWorks since June 1998. Mr. Drucker has been an independent consultant on transportation and technology issues since May 1992. From September 1966 to April 1992, Mr. Drucker served in various capacities for CSX Corporation and certain of its subsidiaries, including Chief Engineer, Senior Vice President for Transportation and President and Chief Executive Officer of CSX Rail Transport. Additionally, from December 1989 to October 1997, he was the Chairman of the Board of Encompass, a global logistics information partnership. Mr. Drucker also serves on the Board of Directors of SunTrust Bank, North Florida, N.A., Landstar System, Inc., Jacksonville University, the National Defense Transportation Association and the New World Symphony Orchestra.

     R.C. Matney has been a director of RailWorks since June 1998. Mr. Matney has been President, Chairman of the Board of Directors and Chief Executive Officer of Mark VII Transportation Company, Inc., since he founded the Company in August 1987. From March 1985 to December 1988, he served as President of American President Distribution Services, Inc. Prior thereto, Mr. Matney was the President of the Surface Transportation Group of Brae Corporation from October 1980 to March 1985. Mr. Matney is a former member of the Intermodal Freight Committee of the National Transportation Research Board.

     Gene J. Cellini has served as Vice President, Tax of RailWorks since the IPO. Prior thereto, Mr. Cellini was Vice President, Tax of Comstock and its predecessor, Spie Group, Inc. and subsidiaries, from January 1985. Before joining Comstock, Mr. Cellini served in various capacities for two international public accounting firms, most recently as tax manager in public accounting.

     William R. Donley has served as Vice President -- Manufacturing and Supply since April 1999. For the past 20 years, Mr. Donley has worked in the wood treating industry serving the railroad, construction, and utility industries. Before joining RailWorks, Mr. Donley worked for Koppers Industries Inc. in various capacities including sales and marketing, distribution, operations and procurement, general management, and most recently as Vice President--Total Quality, Productivity, and Strategic Planning. Koppers Industries is the largest supplier of treated wood products, such as railroad crossties, to the railroad industry. Mr. Donley has been a member of the American Wood Preservers Association and the American Wood Preservers Institute. He served the American Wood Preservers Institute as Chairman, Vice Chairman, and a member of their Governmental Affairs Committee. Mr. Donley has a Bachelor of Science from Pennsylvania State University and a Master of Business Administration from the University of Pittsburgh Katz School of Business.

     Harold C. Kropp, Jr. has served as the Vice President and Chief Accounting Officer of RailWorks since its inception in March 1998. Prior thereto, Mr. Kropp was a valuation specialist at Larson, Kellett & Associates, P.C. from May 1996 to March 1998. Prior thereto, he was the Controller of Eck Realty Co. from September 1994 to May 1996 and the Chief Financial Officer of Dame Media, Inc. from April 1993 to September 1994. Mr. Kropp was employed by a large regional certified public accounting firm from January 1983 to April 1993 where he achieved the level of partner. Mr. Kropp is a certified public accountant accredited in business valuation, a certified valuation analyst and a certified management accountant.

     John P. Nuzzo has served as Vice President, Risk Management of RailWorks since the IPO. Prior thereto, Mr. Nuzzo was Vice President Administration of Comstock from 1992, where he was responsible for risk management.

     Robert D. Wolff has served as Vice President -- Western Track Construction and Maintenance of RailWorks since January 1999. From 1977 to January 1999, Mr. Wolff was the Chief Executive Officer of Mid West Railroad Construction & Maintenance Corp. Mr. Wolff is a past President of the National Railroad Construction and Maintenance Association, Inc.

     There are currently nine members of the board of directors. Two of the directors, Messrs. Drucker and Matney, are non-employee, independent directors of RailWorks. The members of the RailWorks board of directors serve staggered terms as follows: the terms of Messrs. Kennedy, Pasch and Drucker expire at the 1999 Annual Meeting of Stockholders; the terms of Messrs. Azarela, Goggin and Tameling expire at the 2000 Annual Meeting of Stockholders; and the terms of Messrs. Larkin, Brace and Matney expire at the 2001 Annual Meeting of Stockholders. The RailWorks board of directors has an audit committee and a compensation committee that each consist of Messrs. Drucker and Matney, the Company's two independent directors.

DIRECTOR COMPENSATION

     Directors who are not currently receiving compensation as officers, employees or consultants of RailWorks are entitled to receive fees of $2,000 per board meeting attended and $1,000 per committee meeting attended, plus reimbursement of expenses for each meeting of the board of directors and each committee meeting that they attend in person. In addition, each non-employee director was granted options to purchase 10,000 shares of common stock upon consummation of the IPO. See "-- 1998 Stock Incentive Plan."

COMPENSATION COMMITTEE INTERLOCKS AND INSIDER PARTICIPATION

     The members of the Compensation Committee are Messrs. Drucker and Matney, the Company's two independent directors. During 1998, neither member of the Compensation Committee engaged in any transactions with RailWorks.

EXECUTIVE COMPENSATION

     The following table sets forth the aggregate compensation earned by the Chief Executive Officer and the executive officers (collectively, the "Named Executive Officers") for services rendered in all capacities to RailWorks during the year ended December 31, 1998.

                                                                    LONG-TERM
                                                                   COMPENSATION
                                                     ANNUAL           AWARDS
                                                  COMPENSATION     ------------
                                                -----------------   RESTRICTED     ALL OTHER
NAME                           POSITION          SALARY    BONUS   STOCK AWARDS   COMPENSATION
----                           --------         --------  -------  ------------   ------------
John G. Larkin........  Chief Executive         $275,000       --    678,299             --
                        Officer
Michael R. Azarela....  Executive Vice           200,000  $23,000    150,735        $85,001(1)
                        President, Chief
                        Financial Officer
Kenneth R. Burk(2)....  Executive Vice                --       --         --             --
                        President and Chief
                        Operating Officer
John Kennedy..........  Vice President, Chief    100,000       --    150,735             --
                        Operating Officer --
                        Track Contractors
Peter Alan Pasch......  Vice President, Chief    200,000   23,000         --         21,200(3)
                        Operating Officer --
                        Transit

---------------

(1) Represents $39,801 in moving expenses that were paid by RailWorks, $2,000 in automobile allowance, $1,000 in life insurance premiums, $34,000 in FICA and $8,200 in 401(k) contributions.
(2) Mr. Burk, although a Named Executive Officer, was not employed by RailWorks during the year ended December 31, 1998.
(3) Represents $3,000 in automobile allowance, $2,000 in life insurance premiums, $8,000 in FICA and $8,200 in 401(k) contributions.

EMPLOYMENT AGREEMENTS

     RailWorks has employment agreements with each of Messrs. Larkin, Azarela and Kennedy. The agreements expire on December 31, 2001, for each such contract, that date is the "Expiration Date," and will continue on a year-to-year basis, unless terminated by either party. Each agreement is terminable by RailWorks with or without cause or upon the employee's death or inability to perform his duties on account of a disability for a period of six months during any consecutive 12 month period or by the employee. The agreements provide for annual base salaries of $275,000, $200,000 and $100,000 for Messrs. Larkin, Azarela and Kennedy, respectively, and provide that these executive officers will receive 5%, 2% and 1.5% respectively, of RailWorks's first bonus pool, called the "First Bonus Pool," and 33.3%, 13.3% and 10.0%, respectively, of RailWorks's second bonus pool, called the "Second Bonus Pool". The First Bonus Pool consists of 10% of RailWorks's pre-tax profits, and the Second Bonus Pool consists of 15% of the amount by which RailWorks's net income exceeds some predetermined benchmarks. In addition, the agreements provide for the grant of shares of restricted stock and options to purchase common stock, as described under the heading "-- Executive Compensation." The agreements provide further that the employee may request a loan from RailWorks in the amount of the income taxes due on stock granted to the employee under his employment agreement. These loans are collateralized only by the stock granted and the employee otherwise has no personal obligation to repay the loan. The term of these loans are five years, requiring annual interest payments; however, the term is accelerated following termination of employment. Each agreement also contains noncompetition, nonsolicitation and confidential information provisions.

     RailWorks also has an employment agreement with Mr. Burk. The agreement expires on May 10, 2002 and will continue on a year-to-year basis, unless terminated by either party. The agreement is terminable by RailWorks with or without cause or upon the employee's death or inability to perform his duties on account of a disability for a period of six months during any consecutive twelve-month period, or by the employee. The agreement provides for an annual base salary of $275,000 and provides that he will receive, as a bonus for each fiscal year during which the agreement is in force, .3% of the net income of RailWorks before income taxes and bonuses (or, for the year ending December 31, 1999, $100,000, if .3% of such net income is less than $100,000), and for the grant of options to purchase common stock. The agreement also contains noncompetition, nonsolicitation and confidential information provisions.

     We have also entered into employment agreements with the key employees and certain employees of each Founding Company and Acquired Company. The agreements generally expire on the second anniversary of the closing of our acquisition of the employee's company. On and after such date, the agreements automatically renew for successive one-year terms until either party gives 90 days written notice of termination of the agreement, each termination date is called the "Expiration Date". Each agreement is terminable by RailWorks with or without cause or upon the employee's death or inability to perform his duties on account of a disability for a period of six months during any consecutive 12-month period or by the employee. Each agreement provides for an annual base salary and provides that the salary will be adjusted after the initial term of the agreement to reflect the employee's duties and responsibilities. Further, each employee is entitled to a portion of the First Bonus Pool and the Second Bonus Pool. As a group, the owners of the Founding Companies and Acquired Companies are entitled to an aggregate of 40% of the First Bonus Pool and 33.3% of the Second Bonus Pool.

1998 STOCK INCENTIVE PLAN

     The RailWorks board of directors has adopted, and our stockholders have approved, the RailWorks Incentive Plan. There are 2,000,000 shares of common stock reserved for issuance under the Incentive Plan and, as of May 1, 1999, there were 80,000 options outstanding under the Incentive Plan. The purpose of the Incentive Plan is to provide executive officers, directors and key employees with additional incentives by enabling such persons to increase their ownership interests in RailWorks. Individual awards under the Incentive Plan may take the form of one or more of: (1) either incentive stock options, called "ISOs" or non-qualified stock options, called "NQSOs," and together with ISOs, called "Options"; (2) stock appreciation rights, called "SARs"; (3) restricted or deferred stock; (4) dividend equivalents; (5) bonus shares and awards in lieu of RailWorks obligations to pay cash compensation; and (6) other awards the value of which is based in whole or in part upon the value of the common stock. Upon a change of control of RailWorks, as defined in the Incentive Plan, some of the conditions and restrictions relating to an award with respect to the exercisability or settlement of such award will lapse.

     The Compensation Committee administers the Incentive Plan and generally selects the individuals who receive awards. In addition, the Audit Committee determines the type and number of awards and the terms and conditions of those awards (including exercise prices, vesting and forfeiture conditions, performance conditions and periods during which awards will remain outstanding). The Incentive Plan also provides that no participant may be granted in any calendar year awards which may be settled by delivery of more than 100,000 shares and limits payments under cash-settled awards in any calendar year to an amount equal to the fair market value of that number of shares.

     RailWorks generally will be entitled to a tax deduction equal to the amount of compensation realized by a participant through awards under the Incentive Plan, except that (1) no deduction is permitted in connection with ISOs if the participant holds the shares acquired upon exercise for the required holding periods, and (2) deductions for some awards could be limited under the $1.0 million deductibility cap of Section 162(m) of the Internal Revenue Code of 1986, as amended, referred to in this prospectus as the "Code". This limitation, however, should not apply to awards granted under a plan during a grace period that expires in August 2001, and should not apply to certain options, SARs and performance-based awards granted thereafter if RailWorks complies with the applicable requirements under Section 162(m) of the Code.

     The Incentive Plan will remain in effect until terminated by the board of directors. The Incentive Plan may be amended by the board of directors without the consent of the RailWorks stockholders, except that any amendment, although effective when made, will be subject to stockholder approval if required by any federal or state law or regulation or by the rules of any stock exchange or automated quotation system on which the common stock may then be listed or quoted.

              CERTAIN RELATIONSHIPS AND RELATED PARTY TRANSACTIONS

     Set forth below is a description of certain transactions and relationships between RailWorks and some of its officers, directors and principal stockholders. In addition, the table below shows some information regarding transactions and relationships prior to the IPO between some of the Founding Companies and their respective officers, directors and principal stockholders.

GENERAL

     Prior to the IPO, some of the Founding Companies engaged in transactions with companies that are under common ownership, which transactions are described below. Since the IPO, transactions between RailWorks and its officers, directors or principal stockholders must be approved by a majority of the disinterested members of the board of directors.

ACQUISITION OF CERTAIN FOUNDING COMPANIES

     On August 4, 1998, concurrently with the consummation of the IPO, RailWorks acquired all of the outstanding stock of the Founding Companies. Some of the directors and executive officers of RailWorks were owners of some of the Founding Companies. These companies, and the consideration their owners received in the acquisitions, are set forth below:

                                                                CONSIDERATION
                                                         ----------------------------
                                                                          SHARES OF
FOUNDING COMPANY                                             CASH        COMMON STOCK
----------------                                         -------------   ------------
Comstock Holdings, Inc.................................  $13.1 million    2,959,291
Kennedy Railroad Builders, Inc.........................    2.8 million      386,795
Merit Railroad Contractors, Inc........................    2.0 million      292,456
Railroad Service, Inc..................................    3.5 million      454,680
U.S. Trackworks, Inc...................................    1.3 million      305,609

     Michael R. Azarela, former Chief Executive Officer of Comstock, is Executive Vice President and Chief Financial Officer of RailWorks. Upon completion of the IPO, Peter Alan Pasch, then President and Chief Operating Officer of Comstock became a director of RailWorks. John Kennedy, then President of Kennedy, is the Vice President and Chief Operating Officer -- Track Contractors and a director of RailWorks. Upon completion of the IPO, Steve C. Goggin, President of Merit, Scott D. Brace, President of Railroad Service, and Lambertus L. Tameling, President of U.S. Trackworks, became directors of RailWorks. Each of Messrs. Azarela, Pasch, Kennedy, Goggin, Brace and Tameling entered into a two-year employment agreement with RailWorks in connection with the acquisition of the Founding Companies.

COMSTOCK

     Effective January 1, 1997, Comstock acquired all of the outstanding stock of L.K. Comstock from Spie for $5.0 million plus a contingent payment of up to $5.0 million based on 1997, 1998 and 1999 pre-tax income. In May 1998, Comstock agreed to pay Spie $1.6 million in lieu of such contingent payment, which amount was paid by RailWorks on September 8, 1998.

     In connection with the Comstock Acquisition, Comstock, L.K. Comstock, Spie and CGI entered into an Indemnity and Cooperation Agreement pursuant to which L.K. Comstock issued a contingent promissory note to Spie in the amount of approximately $14.9 million, called the "Contingent Note," collateralized by any proceeds derived from three projects, called the "Spie Projects," for which Comstock had not been fully paid. Each of these projects is the subject of a lawsuit in which L.K. Comstock seeks payment of a portion of the contract price. In each proceeding, the defendant has filed a counterclaim against L.K. Comstock for breach of contract. Spie is obligated to indemnify L.K. Comstock for all losses and expenses incurred with respect to these lawsuits. The Contingent Note is payable only from amounts collected by L.K. Comstock with respect to the Spie Projects prior to April 3, 2007, at which time the Contingent Note will be cancelled. As such, Spie and any successor or creditor may not look to any other assets of L.K. Comstock or RailWorks to satisfy the Contingent Note. Because there is a right of offset for any gains or losses incurred in connection with the Spie Projects, neither the Contingent Note nor the right to receive proceeds from the Spie Projects is reflected in Comstock's financial statements, the RailWorks Consolidated Financial Statements or the RailWorks Pro Forma Financial Statements.

RELATED PARTY LEASES

     During 1998, companies controlled by Mr. Goggin and his spouse leased some property and equipment to one of the operating companies. Property lease payments made by that operating company totaled approximately $81,000 in 1998. Equipment lease payments made by that operating company totalled approximately $250,000 in 1998.

LOANS TO OFFICERS

     Pursuant to the employment agreements, RailWorks made loans to some of its executive officers to cover income taxes due with respect to grants of restricted common stock. These loans, which are due in full on August 4, 2003, were in the following principal amounts: John G. Larkin -- $609,000; Michael R. Azarela -- $126,000; and John Kennedy -- $95,000.

                             PRINCIPAL STOCKHOLDERS

     The following table sets forth certain information regarding the beneficial ownership of the common stock as of May 15, 1999 by: (1) each Named Executive Officer of RailWorks; (2) each director of RailWorks; and (3) all directors and executive officers of RailWorks as a group. Unless otherwise provided, each listed person's address is c/o RailWorks Corporation, 1104 Kenilworth Drive, Suite 301, Baltimore, Maryland 33807, and each person listed has sole voting and investment power with respect to his or her shares unless otherwise indicated.

                                                                SHARES BENEFICIALLY
                                                                       OWNED
                                                              -----------------------
                      BENEFICIAL OWNER                          NUMBER     PERCENT(1)
                      ----------------                        ----------   ----------
John G. Larkin..............................................     828,309       6.0%
BT Alex. Brown(2)...........................................   2,009,061      13.2
Michael R. Azarela..........................................     551,747       4.0
Kenneth R. Burk(3)..........................................      50,000         *
John Kennedy................................................     404,021       2.9
Peter Alan Pasch(4).........................................     421,012       3.1
Scott D. Brace..............................................     200,093       1.5
Steve C. Goggin.............................................     292,456       2.1
Lambertus L. Tameling.......................................      72,587         *
Ronald W. Drucker...........................................       3,000         *
R.C. Matney.................................................       2,000         *
All executive officers and directors as a group (10
  persons)..................................................   2,825,225(5)   20.4

---------------

  * Less than one percent.
(1) Based on an aggregate of 13,796,038 shares of common stock issued and outstanding as of May 15, 1999 plus, for each person, (i) the number of shares of common stock issuable upon conversion of shares of Series A convertible preferred stock beneficially owned by such person, and (ii) the number of shares of common stock issuable upon exercise of outstanding stock options that are or will become exercisable prior to July 27, 1999.
(2) Represents (i) 639,061 shares of common stock of RailWorks and (ii) 13,700 shares of Series A convertible preferred stock. Each share of Series A convertible preferred stock is convertible at any time into 100 shares of common stock, subject to some exceptions. Conversion is prohibited if, after the conversion, BT Alex. Brown Incorporated would own 5% or more of the RailWorks common stock. The address of BT Alex. Brown Incorporated is 130 Liberty Street, New York, New York 10006.
(3) Represents 50,000 shares issuable upon exercise of outstanding options.
(4) Includes 20,000 shares issuable upon exercise of outstanding options.
(5) Represents (i) 2,755,225 shares beneficially owned by such directors and executive officers, and (ii) 70,000 shares issuable upon exercise of outstanding stock options that are or will become exercisable prior to July 27, 1999.

                            DESCRIPTION OF CAPITAL STOCK

     The authorized capital stock of RailWorks consists of 100,000,000 shares of common stock, par value $.01 per share and 10,000,000 shares of preferred stock, par value $1.00 per share. The following description of the capital stock of RailWorks is a summary only and is subject to the detailed provisions of, and qualified in its entirety by reference to, the Certificate of Incorporation and Bylaws of RailWorks, copies of which are available from RailWorks by writing or calling our principal executive offices, and to the applicable provisions of the Delaware General Corporation Law ("DGCL").

COMMON STOCK

     The holders of common stock are entitled to one vote for each share held of record on all matters submitted to a vote of the stockholders. Subject to the rights of any holders of preferred stock, holders of common stock are entitled to receive ratably such dividends as may be declared by the board of directors out of funds legally available. In the event of a liquidation, dissolution or winding up of RailWorks, holders of the common stock are entitled to share ratably in the distribution of all assets remaining after payment of liabilities, subject to the rights of any holders of preferred stock of RailWorks. The holders of common stock have no preemptive rights to subscribe for additional shares of RailWorks and no right to convert their common stock into any other securities. In addition, there are no redemption or sinking fund provisions applicable to the common stock. All of the outstanding shares of common stock are fully paid and nonassessable.

PREFERRED STOCK

     RailWorks has 10,000,000 shares of authorized preferred stock. On October 8, 1998, RailWorks issued 13,700 shares of preferred stock, designated Series A convertible preferred stock, to BT Alex. Brown Incorporated, in exchange for 1,370,000 shares of common stock. The stock exchange reduced BT Alex. Brown Incorporated's common stock holdings to satisfy the Bank Holding Company Act (the "BHCA"). The BHCA requires that a bank holding company own less than 5% of the voting stock of a publicly-traded corporation. Each share of Series A convertible preferred stock is convertible into 100 shares of common stock; however, subject to certain exceptions allowed by the BHCA, conversion is prohibited if, after the conversion, BT Alex. Brown Incorporated would own 5% or more of the common stock. Shares of Series A convertible preferred stock carry no voting rights, share ratably with shares of common stock as to dividend distributions as if shares of Series A convertible preferred stock had been converted to shares of common stock and have a liquidation preference over shares of common stock.

     The board of directors is authorized to provide for the issuance of additional classes and series of preferred stock out of remaining undesignated shares, and the board of directors may establish the voting powers, designations, preferences and relative, participating, optional or other special rights and qualifications, limitations or restrictions of any such additional class or series of preferred stock, including the dividend rights, dividend rate, terms of redemption, redemption price or prices, conversion rights and liquidation preferences of the shares constituting any series, without any further vote or action by the stockholders of RailWorks. The issuance of preferred stock by the board of directors could have the effect of making it more difficult for a third party to acquire a majority of the outstanding voting stock of RailWorks, thereby delaying, deferring or preventing a change in control of RailWorks.

CERTAIN PROVISIONS OF DELAWARE LAW AND THE COMPANY'S CERTIFICATE OF INCORPORATION AND BYLAWS

     We are subject to the provisions of Section 203 of the Delaware General Corporation Law, or "DGCL". Section 203 prohibits a publicly held Delaware corporation from engaging in a

"business combination" with an "interested stockholder" for a period of three years after the date of the transaction in which the person became an interested stockholder, unless the business combination is approved in a prescribed manner. A "business combination" includes a merger, asset sale or other transaction resulting in a financial benefit to the interested stockholder. Subject to certain exceptions, an "interested stockholder" is a person who, together with affiliates and associates, owns or within three years prior to the proposed business combination has owned 15% or more of the corporation's voting stock.

     Our Certificate of Incorporation eliminates liability of directors of RailWorks to the fullest extent permitted under Section 102(b)(7) of the DGCL. As a result, no director of RailWorks will be liable to RailWorks or its stockholders for monetary damages for breach of fiduciary duty as a director, except for liability: (i) for any breach of the director's duty of loyalty to RailWorks or its stockholders; (ii) for acts or omissions not in good faith or which involve intentional misconduct or a knowing violation of law; (iii) for any willful or negligent payment of an unlawful dividend, stock purchase or redemption; or (iv) for any transaction from which the director derived an improper personal benefit.

     Our Bylaws provide that the board of directors be elected to staggered one-, two- and three-year terms and, thereafter, for successive three-year terms. In addition, directors may be removed from office only for cause. These provisions of the Bylaws could discourage potential acquisition proposals and could delay or prevent a change in control of RailWorks.

                         DESCRIPTION OF CREDIT FACILITY

     Since the IPO, we have financed cash for acquisitions and working capital from funds generated from operations, together with borrowings under our three-year, $75 million senior secured revolving credit facility with NationsBank, N.A. The credit facility matures on August 4, 2001, subject to acceleration upon the occurrence of an event of default or a change in control. Borrowings under the credit facility bear interest, at our RailWorks option, at an interest rate equal to (1) LIBOR plus the applicable margin for LIBOR loans, which ranges from 125 basis points to 250 basis points based on the ratio of "Funded Debt" to "EBITDA", each as defined in the credit facility, or (2) the "Base Rate", defined as the higher of (a) the NationsBank prime rate and (b) the Federal Funds rate plus 50 basis points, plus up to 125 basis points based on the ratio of Funded Debt to EBITDA. As of May 1, 1999, borrowings under the credit facility bore interest at a weighted average interest rate of 8.50%.

     Borrowings under the credit facility are secured by a first lien on all of the capital stock of our subsidiaries and on all accounts receivable of RailWorks and the RailWorks subsidiaries and repayment is guaranteed by RailWorks and RailWorks's subsidiaries. The credit facility contains usual and customary events of default and financial covenants regarding, among other things, debt coverage, net worth and earnings. The credit facility also contains covenants and provisions that restrict, among other things, our ability and the ability of our subsidiaries to: (1) incur additional indebtedness and liens on property, (2) merge or consolidate with or acquire another person or engage in other fundamental changes, (3) make acquisitions and investments, (4) make dividend and other payments and (5) engage in defined types of sales, sale-leasebacks and dispositions of property. As of the date of this prospectus, we comply with all covenants under the credit facility.

                          DESCRIPTION OF THE NEW NOTES

     The form and terms of the new notes and the old notes are identical in all material respects, except that transfer restrictions and registration rights applicable to the old notes do not apply to the new notes.

     The old notes were, and the new notes will be, issued under the indenture dated as of April 7, 1999, among RailWorks, the Subsidiary Guarantors and First Union National Bank, as trustee. The following description of the material provisions of the indenture is a summary only. It does not include all of the provisions of the indenture. We urge you to read the indenture because it defines your rights. The terms of the notes include those stated in the indenture and those made part of the indenture by reference to the Trust Indenture Act of 1939, which will govern the indenture upon effectiveness of the registration statement that includes this prospectus. A copy of the indenture may be obtained from RailWorks upon request. You can find definitions of certain capitalized terms used in this description under "-- Certain Definitions." For purposes of this section, references to "we," "our," "us" and "RailWorks" include only RailWorks Corporation and not its subsidiaries. References in this section to the "notes" are references to both the old notes and the new notes.

     The notes are general unsecured obligations of RailWorks, and rank subordinate in right of payment to all Senior Debt of RailWorks.

     We will issue the new notes in fully registered form in denominations of $1,000 and integral multiples. The trustee will initially act as paying agent and registrar for the new notes. The new notes may be presented for registration or transfer and exchange at the offices of the registrar. We may change any paying agent and registrar without notice to note holders. We will pay principal, and premium, if any, on the notes at the trustee's corporate office in New York, New York. At our option, interest may be paid at the trustee's corporate trust office or by check mailed to the registered address of holders. Any notes that remain outstanding after the completion of the exchange offer, together with the new notes issued in connection with the exchange offer, will be treated as a single class of securities under the indenture.

PRINCIPAL, MATURITY AND INTEREST

     The notes are limited in aggregate principal amount to $250.0 million, of which $125.0 million in aggregate principal amount was issued on April 7, 1999. The notes mature on April 15, 2009. Additional notes may be issued from time to time, subject to the limitations set forth under "-- Certain
Covenants -- Limitation on Incurrence of Additional Indebtedness" and restrictions contained in the Credit Agreement. Any additional notes will be part of the same issue as the old and new notes and will vote on all matters with the old and new notes. Unless otherwise indicated, references herein to the notes do not include the additional notes. No offering of any such additional notes is being or shall be deemed to be made by this prospectus. In addition, there can be no assurance as to when or whether RailWorks will issue any such additional notes or as to the aggregate principal amount of any such additional notes.

     Interest on the notes accrues at the annual rate of 11 1/2% and is payable semi-annually in cash on each April 15 and October 15 commencing on October 15, 1999, to the persons who are registered holders at the close of business on the April 1 and October 1 immediately preceding the applicable interest payment date. Interest on the notes accrues from the most recent date to which interest has been paid or, if no interest has been paid, from and including April 7, 1999. Interest is computed on the basis of a 360-day year comprised of twelve 30-day months.

     The notes are not be entitled to the benefit of any mandatory sinking fund.

REDEMPTION

     Optional Redemption. Except as described below, the notes are not redeemable before April 15, 2004. After April 15, 2004, we may redeem the notes at our option, in whole or in part, upon not less than 30 nor more than 60 days' notice, at the redemption prices expressed as percentages of the principal amount as described in the following table, plus accrued and unpaid interest to the redemption date, if redeemed during the twelve-month period beginning on April 15 of the years indicated in the table below:

                            YEAR                              PERCENTAGE
                            ----                              ----------
2004........................................................   105.750%
2005........................................................   103.833%
2006........................................................   101.917%
2007 and thereafter.........................................   100.000%

     In addition, we must pay accrued and unpaid interest on the notes we redeem.

     Optional Redemption upon Equity Offerings. At any time, which may be more than once, on or prior to April 15, 2002, we may, at our option, use the net cash proceeds of one or more Equity Offerings to redeem up to 35% of the principal amount of the notes issued under the indenture at a redemption price of 111.500% of the principal amount of such notes plus accrued and unpaid interest, if any, to the redemption date; provided that:

          (1) at least 65% of the principal amount of notes issued under the indenture remains outstanding immediately after any such redemption; and

          (2) we make such redemption not more than 120 days after the consummation of any such Equity Offering.

     "Equity Offering" means public or private offering of our Qualified Capital Stock; provided that, in the event such equity offering is not in the form of an underwritten public offering registered under the Securities Act, the proceeds we directly or indirectly receive from such offering are not less than $10.0 million.

SELECTION AND NOTICE OF REDEMPTION

     In the event that we choose to redeem less than all of the notes, the trustee will select notes for redemption either:

          (1) in compliance with the requirements of the principal national securities exchange, if any, on which the notes are listed; or,

          (2) on a pro rata basis, by lot or by such method as the trustee shall deem fair and appropriate.

     No notes of a principal amount of $1,000 or less shall be redeemed in part. If a partial redemption is made with the proceeds of an Equity Offering, the trustee will select the notes only on a pro rata basis or on as nearly a pro rata basis as is practicable, subject to DTC procedures, unless such method is otherwise prohibited. Notice of redemption will be mailed by first-class mail at least 30 but not more than 60 days before the redemption date to each holder of notes to be redeemed at the holder's registered address. On and after the redemption date, interest will cease to accrue on notes or portions thereof called for redemption as long as we have deposited with the paying agent funds in satisfaction of the applicable redemption price.

SUBORDINATION

     The payment of all Obligations on the notes is subordinated in right of payment to the prior payment in full in cash or Cash Equivalents of all Obligations on Senior Debt of RailWorks.

     The holders of Senior Debt are entitled to receive payment in full in cash or Cash Equivalents of all Obligations due in respect of Senior Debt. The payment includes any interest accruing subsequent to a bankruptcy or other similar proceeding, whether or not such interest is an allowed claim enforceable against RailWorks in a bankruptcy case, before the holders of notes will be entitled to receive any payment with respect to the notes, or any note is acquired for cash or property or otherwise, in the event of any distribution to our creditors:

          (1) in a liquidation or dissolution of RailWorks;

          (2) in a bankruptcy, reorganization, insolvency, receivership or similar proceeding relating to RailWorks or its property;

          (3) in an assignment for the benefit of creditors; or

          (4) in any marshaling of RailWorks's assets and liabilities.

     We also may not make any payment in respect of the notes, or acquire any notes for cash or property or otherwise, if:

          (1) a payment default on Designated Senior Debt occurs and is continuing; or

          (2) any other default occurs and is continuing on Designated Senior Debt (as such event of default is defined in the instrument creating or evidencing such Designated Senior Debt) that permits holders of the Designated Senior Debt to accelerate its maturity and the trustee receives a notice of such default (a "Payment Blockage Notice") from the Representative of any Designated Senior Debt.

     Payments on the notes may and shall be resumed:

          (1) in the case of a payment default, upon the date on which such default is cured or waived; and

          (2) in case of a nonpayment default, the earliest of the date on which such nonpayment default is cured or waived or ceases to exist or such Designated Senior Debt is paid in full (so long as no other event of default exists), or the trustee receives notice from the Representative for the respective issue of Designated Senior Debt terminating the Blockage Period, or 180 days after the date on which the applicable Payment Blockage Notice is received, unless the maturity of any Designated Senior Debt has been accelerated.

     No new Payment Blockage Notice may be delivered unless and until 360 days have elapsed since the initial effective date of the immediately prior Payment Blockage Notice.

     No nonpayment default that existed or was continuing on the date of delivery of any Payment Blockage Notice to the Trustee shall be, or be made, the basis for a subsequent Payment Blockage Notice unless such default shall have been cured or waived for a period of not less than 90 days.

     We must promptly notify holders of Senior Debt if payment of the notes is accelerated because of an Event of Default.

     As a result of the subordination provisions described above, in the event of a bankruptcy, liquidation or reorganization of RailWorks, holders of the new notes may recover less ratably than creditors of RailWorks who are holders of Senior Debt. See "Risk Factors -- Risks Relating to the Notes -- The Notes Rank Behind Other Indebtedness."

     Pro forma for the 1999 Acquisitions and the sale of the old notes and the application of the net proceeds, at March 31, 1999, there would have been no senior debt outstanding, and we would have had $75 million available for borrowing under the credit facility.

GUARANTEES

     The Guarantors, which will initially include all of our domestic Restricted Subsidiaries existing on April 7, 1999, will jointly and severally fully and unconditionally guarantee, on an unsecured senior subordinated basis, our obligations under the indenture and the notes. Each Guarantee will be subordinated to Guarantor Senior Debt on the same basis as the notes are subordinated to Senior Debt. For purposes hereof, the trustee and the holders shall have the right to receive and/or retain payments by any of the Guarantors only at such times as they may receive and/or retain payments from RailWorks in respect of the notes pursuant to the indenture. The obligations of each Guarantor under its Guarantee will be limited as necessary to prevent the Guarantee from constituting a fraudulent conveyance or fraudulent transfer under applicable law.

     Each Guarantor may consolidate with or merge into or sell its assets to RailWorks or another Guarantor that is a Wholly Owned Restricted Subsidiary of RailWorks without limitation, or with other Persons upon the terms and conditions set forth in the Indenture. See "-- Certain Covenants -- Merger, Consolidation and Sale of Assets." In the event all or substantially all of the assets or all of the Capital Stock of a Guarantor is sold by RailWorks and the sale complies with the provisions set forth in "-- Certain
Covenants -- Limitation on Asset Sales," the Guarantor's Guarantee will be automatically and unconditionally discharged and released.

     Separate financial statements of the Guarantors are not included herein because the Guarantors are jointly and severally liable for our obligations pursuant to the notes, and the aggregate net assets, earnings and equity of the Guarantors and RailWorks are substantially equivalent to the net assets, earnings and equity of RailWorks on a consolidated basis.

HOLDING COMPANY STRUCTURE

     RailWorks is a holding company. We have no material operations of our own and only limited assets. Accordingly, we depend upon the distribution of the earnings of our subsidiaries, whether in the form of dividends, advances or payments on account of intercompany obligations, to service our debt obligations. We cannot assure you that, after providing for all prior claims, there would be sufficient assets available from RailWorks and our subsidiary to satisfy the claims of the holders of our new notes.

CHANGE OF CONTROL

     In the event of a Change of Control, each holder will have the right to require that we purchase all or a portion of such holder's new notes pursuant to the offer described below, the "Change of Control Offer", at a purchase price equal to 101% of the principal amount of the new notes plus accrued and unpaid interest, if any, to the date of purchase.

     Within 30 days following the date upon which the Change of Control occurred, we must send, by first class mail, a notice to each holder, with a copy to the trustee, which notice shall govern the terms of the Change of Control Offer. Such notice shall state, among other things, the purchase date, which must be no earlier than 30 days nor later than 60 days from the date such notice is mailed, other than as may be required by law, the date of such purchase being the "Change of Control Payment Date". Holders electing to have a note purchased pursuant to a Change of Control Offer will be required to surrender the note, with the form entitled "Option of Holder to Elect Purchase" on the reverse of the note completed, to the paying agent at the address specified in the notice prior to the close of business on the third business day prior to the Change of Control Payment Date.

     If we make a Change of Control Offer, we cannot guarantee that we will have available funds sufficient to pay the Change of Control purchase price for all the notes that might be delivered by holders seeking to accept the Change of Control Offer. In the event we are required to purchase outstanding notes pursuant to a Change of Control Offer, we expect that we would seek third-

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

party financing to the extent we do not have available funds to meet our purchase obligations. However, we cannot guarantee that we would be able to obtain the necessary financing.

     In addition, we cannot guarantee that our debt instruments will permit us to make a Change of Control Offer. Our credit facility does not permit us to make a Change of Control Offer and, in order to make such offer, we would be required to pay off the credit facility in full or seek a waiver from the lenders under the credit facility in order to make the Change of Control Offer. A Change of Control is an event of default under the credit facility and would entitle the lenders to accelerate all amounts owing under the credit facility. Any future credit agreements or other agreements relating to Senior Debt to which we become a party may contain similar restrictions and provisions. Moreover, the exercise by the holders of their rights to require us to repurchase the notes could cause a default under such indebtedness, even if the Change of Control itself does not, due to the financial effect of such repurchase on RailWorks. Failure to make a Change of Control Offer, even if prohibited by our debt instruments, would constitute a default under the indenture. See "Risk Factors -- Risks Relating to the Notes -- We May be Unable to Finance a Change of Control Offer."

     We are not required to make a Change of Control Offer upon a Change of Control if a third party makes the Change of Control Offer in compliance with the requirements applicable to a Change of Control Offer made by RailWorks and purchases all notes validly tendered and not withdrawn under such Change of Control Offer.

     Neither the board of directors of RailWorks nor the trustee may waive the covenant relating to a holder's right to redemption when a Change of Control occurs. Each holder's right to require us to purchase that holder's notes upon a Change of Control, and the restrictions in the indenture described in this prospectus on the ability of RailWorks and its Restricted Subsidiaries to incur additional Indebtedness, to grant liens on their property, to make Restricted Payments and to make asset sales, may also make a takeover of RailWorks more difficult or discourage it, whether favored or opposed by our management. Carrying out Change of Control Offers may sometimes require redemption or repurchase of the notes, and we cannot guarantee that we or the acquiring party will have sufficient financial resources to do so. These restrictions and the restrictions on transactions with affiliates may, in certain circumstances, make more difficult or discourage any leveraged buyout of RailWorks or any of its subsidiaries by our management. While the restrictions cover a wide variety of arrangements that have traditionally been used to effect highly leveraged transactions, the indenture may not afford the holders of new notes protection in all circumstances from the adverse aspects of a highly leveraged transaction, reorganization, restructuring, merger or similar transaction.

     We will comply with the requirements of Rule 14e-1 under the Exchange Act and any other securities laws and regulations in connection with the repurchase of notes pursuant to a Change of Control Offer. To the extent that the provisions of any securities laws or regulations conflict with the "Change of Control" provisions of the indenture, we will comply with the applicable securities laws and regulations and will not be deemed to have breached our obligations under the "Change of Control" provisions of the indenture.

COVENANTS

     Limitation on Incurrence of Additional Indebtedness. We will not, and will not permit any of our Restricted Subsidiaries to, directly or indirectly, create, incur, assume, guarantee, acquire, become liable, contingently or otherwise, with respect to, or otherwise become responsible for payment of (collectively, "incur") any Indebtedness, other than Permitted Indebtedness; provided, however, that if no Default or Event of Default shall have occurred and be continuing at the time of or as a consequence of the incurrence of any such Indebtedness, RailWorks or any of its Restricted Subsidiaries that is or, upon such incurrence, becomes a Guarantor may incur Indebtedness (including, without limitation, Acquired Indebtedness) and Restricted Subsidiaries

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

of RailWorks that are not Guarantors may incur Acquired Indebtedness, in each case if on the date of the incurrence of such Indebtedness, after giving effect to the incurrence thereof, the Consolidated Fixed Charge Coverage Ratio of the Company is greater than (x) 2.0 to 1.0 if the date of such occurrence is on or prior to April 1, 2001, or (y) 2.25 to 1.0 if the date of such occurrence is on or after April 1, 2001 and prior to April 1, 2004, or (z) 2.5 to 1.0 if the date of such occurrence is on or after April 1, 2004.

     Limitation on Restricted Payments. We will not, and will not cause or permit any of our Restricted Subsidiaries to, directly or indirectly:

          (1) declare or pay any dividend or make any distribution, other than dividends or distributions payable in Qualified Capital Stock of RailWorks or in options, warrants or other rights to purchase Qualified Capital Stock of RailWorks, on or in respect of shares of the RailWorks Capital Stock to holders of such Capital Stock;

          (2) purchase, redeem or otherwise acquire or retire for value any Capital Stock of RailWorks or any warrants, rights or options to purchase or acquire shares of any class of RailWorks Capital Stock, other than in either case any RailWork's Capital Stock or other securities owned by RailWorks or any of its Restricted Subsidiaries;

          (3) make any principal payment on, purchase, defease, redeem, prepay, decrease or otherwise acquire or retire for value, prior to any scheduled final maturity, scheduled repayment or scheduled sinking fund payment, any Indebtedness of RailWorks that is subordinate or junior in right of payment to the notes (i) other than any such subordinated Indebtedness owed to RailWorks or any of its Restricted Subsidiaries and (ii) except the prepayment, purchase, repurchase or other acquisition or retirement of Indebtedness in anticipation of satisfying a sinking fund obligation, principal installment or final maturity, in each case due within one year of the date of prepayment, purchase, repurchase or other acquisition or retirement; or

          (4) make any Investment except a Permitted Investment (each of the actions in clauses (1), (2), (3) and (4) are referred to as a "Restricted Payment"), if;

     if at the time of such Restricted Payment or immediately after giving effect to it,

             (i) a Default or an Event of Default shall have occurred and be continuing, or

             (ii) we are not able to incur at least $1.00 of additional Indebtedness, other than Permitted Indebtedness, in compliance with the "Limitation on Incurrence of Additional Indebtedness" covenant; or

             (iii) the aggregate amount of Restricted Payments, including such proposed Restricted Payment made subsequent to April 7, 1999 exceeds the sum of:

                (w) 50% of the cumulative Consolidated Net Income, or if cumulative Consolidated Net Income shall be a loss, minus 100% of such loss, of RailWorks earned subsequent to April 7, 1999 and on or prior to the date the Restricted Payment occurs (the "Reference Date"), and treating such period as a single accounting period; plus

                (x) 100% of the aggregate net cash proceeds received by RailWorks from any Person, other than a Restricted Subsidiary, from the issuance and sale subsequent to April 7, 1999 and on or prior to the Reference Date of (i) Qualified Capital Stock of RailWorks and
           (ii) Indebtedness or Disqualified Capital Stock that has been converted into or exchanged for Qualified Capital Stock together with the aggregate net cash proceeds received by RailWorks or any Restricted Subsidiary at the time of such conversion or exchange; plus

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

                (y) without duplication of any amounts included in clause
           (iii)(x) above, 100% of the aggregate net cash proceeds of any equity contribution received by RailWorks from a holder of RailWorks's Capital Stock, excluding, in the case of clauses (iii)(x) and (y), any net cash proceeds from an Equity Offering to the extent used to redeem the notes in compliance with the provisions set forth under "Redemption -- Optional Redemption upon Equity Offerings"; plus

                (z) without duplication, the sum of:

                    (1) the aggregate amount returned in cash on or with respect to Investments, except for Permitted Investments, made subsequent to April 7, 1999 whether through interest payments, principal payments, dividends or other distributions or payments;

                    (2) the net cash proceeds received by RailWorks or any of
               its Restricted Subsidiaries from the disposition of all or any portion of such Investments, other than to a Restricted Subsidiary of RailWorks; and

                    (3) upon redesignation of an Unrestricted Subsidiary as a
               Restricted Subsidiary, the fair market value of such Subsidiary; provided, however, that the sum of clauses (1), (2) and (3) above shall not exceed the aggregate amount of all such Investments made subsequent to April 7, 1999.

     The foregoing provisions do not prohibit:

          (1) the payment of any dividend within 60 days after the date of its declaration if the dividend would have been permitted on the date of declaration;

          (2) the acquisition of any shares of Capital Stock of RailWorks, either (i) solely in exchange for shares of Qualified Capital Stock of RailWorks or (ii) through the application of net proceeds of a substantially concurrent sale for cash, other than to a Restricted Subsidiary, of shares of Qualified Capital Stock;

          (3) the acquisition of any Indebtedness of RailWorks that is subordinate or junior in right of payment to the notes either (i) solely in exchange for shares of Qualified Capital Stock of RailWorks, or (ii) through the application of net proceeds of a substantially concurrent sale for cash, other than to a Restricted Subsidiary of RailWorks of (a) shares of Qualified Capital Stock of RailWorks or (b) Refinancing Indebtedness;

          (4) so long as no Default or Event of Default shall have occurred and be continuing, repurchases by RailWorks of its Capital Stock from employees, former employees, directors or former directors of RailWorks or any of its Subsidiaries or their authorized representatives upon the death, disability or termination of employment of such employees or former employees, or termination of the term of such director or former director, in an aggregate amount not to exceed $1.0 million in any calendar year;

          (5) loans and advances made to officers or other employees to make tax payments associated with stock grants and/or the grant or exercise of stock options (i) pursuant to existing employment agreements in an amount not to exceed $6.5 million within six months after April 7, 1999 and (ii) in an amount not to exceed $1.0 million in any calendar year thereafter;

          (6) loans and advances to officers and other employees of RailWorks or any of its Restricted Subsidiaries for the exercise of stock options in an amount not to exceed $1.0 million at any one time outstanding;

          (7) the repurchase of any subordinated Indebtedness at a purchase price not greater than 101% of the principal amount of such subordinated Indebtedness in the event of a "change of control" in accordance with provisions similar to the "Change of Control"
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

     covenant; provided that, prior to or simultaneously with such repurchase, RailWorks has made the Change of Control Offer as provided in such covenant with respect to the notes and has repurchased all notes validly tendered for payment in connection with such Change of Control Offer;

          (8) payments or distributions to stockholders pursuant to appraisal rights in respect of up to 10% of Capital Stock of RailWorks or any Restricted Subsidiary required by law in connection with a consolidation, merger or transfer of assets that complies with the covenant described under "-- Merger, Consolidation and Sale of Assets"; and

          (9) other Restricted Payments in an aggregate amount since April 7, 1999 not to exceed $1.0 million.

     In determining the aggregate amount of Restricted Payments made subsequent to April 7, 1999 in accordance with clause (iii) of the immediately preceding paragraph, amounts expended pursuant to clauses (1), (2) (ii), (4), (5), (6),
(7) and (9) shall be included in such calculation.

     Not later than the date of making any Restricted Payment, we will deliver to the trustee an officers' certificate stating that such Restricted Payment complies with the indenture and setting forth in reasonable detail the basis upon which we computed the required calculations, which calculations may be based upon our latest available internal quarterly financial statements.

     Limitation on Asset Sales. We will not, and will not permit any of our Restricted Subsidiaries to, consummate an Asset Sale unless:

          (1) RailWorks or the applicable Restricted Subsidiary receives consideration at the time of such Asset Sale at least equal to the fair market value of the assets sold or otherwise disposed of, as determined in good faith by our board of directors;

          (2) at least 75% of the consideration received by RailWorks or the Restricted Subsidiary, as the case may be, from such Asset Sale is in the form of cash or Cash Equivalents and is received at the time of such disposition; provided that the amount of (x) any liabilities of RailWorks or any of its Restricted Subsidiaries (as shown on the most recent balance sheet of RailWorks or such Restricted Subsidiary), other than liabilities that are by their terms subordinated to the notes or any Guarantee, as the case may be, that are assumed by the transferee of any such assets pursuant to a customary novation agreement that releases RailWorks or such Restricted Subsidiary from further liability and (y) any securities, notes or other obligations received by RailWorks or any such Restricted Subsidiary from such transferee that are converted by RailWorks or such Restricted Subsidiary into cash, to the extent of the cash received, within 180 days after receipt, shall be deemed to be cash for the purposes of this clause (2); and

          (3) upon the consummation of an Asset Sale, RailWorks shall apply, or cause such Restricted Subsidiary to apply, the Net Cash Proceeds relating to such Asset Sale within 360 days of receipt thereof either:

             (a) to prepay any Senior Debt and, in the case of any Senior Debt under any revolving credit facility, effect a permanent reduction in the availability under such revolving credit facility;

             (b) to make an investment in properties and assets that replace the properties and assets that were the subject of such Asset Sale or in properties and assets that will be used in the business of RailWorks and its Restricted Subsidiaries as existing on April 7, 1999 or in businesses reasonably related or ancillary thereto, such assets being referred to as "Replacement Assets"; or

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

             (c) a combination of prepayment and investment permitted by the foregoing clauses (3)(a) and (3)(b).

     On the 361st day after an Asset Sale or such earlier date, if any, as the Board of Directors of RailWorks or of such Restricted Subsidiary determines not to apply the Net Cash Proceeds relating to such Asset Sale as set forth in clauses (3)(a), (3)(b) and (3)(c) of the preceding paragraph, each such date a "Net Proceeds Offer Trigger Date", subject to the immediately succeeding paragraph, such aggregate amount of Net Cash Proceeds that have not been applied on or before such Net Proceeds Offer Trigger Date as permitted in clauses
(3)(a), (3)(b) and (3)(c) of the preceding paragraph, such aggregate amount of net cash being referred to as a "Net Proceeds Offer Amount", shall be applied by RailWorks or such Restricted Subsidiary to make an offer to purchase, such offer being the "Net Proceeds Offer", on a date, the "Net Proceeds Offer Payment Date", not less than 30 nor more than 60 days following the applicable Net Proceeds Offer Trigger Date, from all holders on a pro rata basis, that amount of notes equal to the Net Proceeds Offer Amount at a price equal to 100% of the principal amount of the notes to be purchased, plus accrued and unpaid interest thereon, if any, to the date of purchase.

     We may defer the Net Proceeds Offer until there is an aggregate unutilized Net Proceeds Offer Amount equal to or in excess of $10.0 million resulting from one or more Asset Sales, at which time, the entire unutilized Net Proceeds Offer Amount, and not just the amount in excess of $10.0 million, shall be applied as required pursuant to this paragraph. Upon completion of a Net Proceeds Offer, the amount of Net Cash Proceeds and the aggregate unutilized Net Proceeds Offer Amount will be reset to zero. Accordingly, to the extent that any Net Proceeds remain after consummation of a Net Proceeds Offer, we may use such Net Proceeds for any purpose not prohibited by the indenture.

     Notwithstanding the first two paragraphs of this covenant, RailWorks and its Restricted Subsidiaries will be permitted to consummate an Asset Sale without complying with such paragraphs to the extent that:

          (1) at least 75% of the consideration for such Asset Sale constitutes Replacement Assets; and

          (2) such Asset Sale is for fair market value; provided that any consideration not constituting Replacement Assets received by RailWorks or any of its Restricted Subsidiaries in connection with any Asset Sale permitted to be consummated under this paragraph shall constitute Net Cash Proceeds subject to the provisions of the first two paragraphs of this covenant.

     Each Net Proceeds Offer will be mailed to the record holders as shown on the register of holders within 25 days following the Net Proceeds Offer Trigger Date, with a copy to the trustee, and shall comply with the procedures set forth in the indenture. Upon receiving notice of the Net Proceeds Offer, holders may elect to tender their notes in whole or in part in integral multiples of $1,000 in exchange for cash. To the extent holders properly tender notes in an amount exceeding the Net Proceeds Offer Amount, notes of tendering holders will be purchased on a pro rata basis. A Net Proceeds Offer will remain open for a period of 20 business days or such longer period as may be required by law.

     We will comply with the requirements of Rule 14e-1 under the Exchange Act and any other securities laws and regulations thereunder to the extent such laws and regulations are applicable in connection with the repurchase of notes pursuant to a Net Proceeds Offer. To the extent that the provisions of any securities laws or regulations conflict with the "Asset Sale" provisions of the indenture, we will comply with the applicable securities laws and regulations and shall not be deemed to have breached its obligations under the "Asset Sale" provisions of the indenture by doing so.

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

     Limitation on Dividend and Other Payment Restrictions Affecting Restricted Subsidiaries. We will not, and will not permit any of our Restricted Subsidiaries to, directly or indirectly, create or otherwise cause or permit to exist or become effective any encumbrance or restriction on the ability of any Restricted Subsidiary to:

          (1) pay dividends or make any other distributions on or in respect of its Capital Stock;

          (2) make loans or advances or to pay any Indebtedness owed to RailWorks or any of its Restricted Subsidiaries; or

          (3) transfer any of its property or assets to RailWorks or any of its Restricted Subsidiaries, except for such encumbrances or restrictions existing under or by reason of:

             (a) applicable law;

             (b) the indenture, the Guarantees and the notes;

             (c) customary non-assignment provisions of any contract or any lease governing a leasehold interest of any of our Restricted Subsidiaries;

             (d) any instrument governing Acquired Indebtedness, which encumbrance or restriction is not applicable to any Person, or the properties or assets of any Person, other than the Person or the properties or assets of the Person so acquired;

             (e) the Credit Agreement and any other agreements in effect on April 7, 1999;

             (f) an agreement entered into for the sale or disposition of Capital Stock or assets of a Restricted Subsidiary or an agreement entered into for the sale of specified assets, in either case, so long as such encumbrance or restriction, by its terms, terminates upon consummation of such sale or termination of such agreements;

             (g) any agreement or instrument governing Indebtedness or Capital Stock of any Person in effect at the time it is acquired by RailWorks or any of its Restricted Subsidiaries;

             (h) purchase money obligations for assets acquired in the ordinary course of business that impose restrictions of the nature described in
        (3) above on the property so acquired;

             (i) customary provisions with respect to the disposition or distribution of assets in joint venture agreements and other similar agreements;

             (j) customary restrictions on transfers of property subject to a Lien permitted under the indenture imposed by the holder of such Lien; or

             (k) an agreement governing Indebtedness incurred to Refinance the Indebtedness issued, assumed or incurred pursuant to an agreement permitted above; provided, however, that the provisions relating to such encumbrance or restriction contained in any such Indebtedness are no less favorable to RailWorks in any material respect as determined by the RailWorks board of directors in their reasonable and good faith judgment than the provisions relating to such encumbrance or restriction contained in agreements referred to above.

     Limitation on Preferred Stock of Restricted Subsidiaries. We will not permit any of our Restricted Subsidiaries that are not Guarantors to issue any Preferred Stock (other than to or to a Wholly Owned Restricted Subsidiary of RailWorks) or permit any Person (other than RailWorks or a Wholly Owned Restricted Subsidiary of RailWorks) to own any Preferred Stock of any Restricted Subsidiary that is not a Guarantor. Notwithstanding the foregoing, nothing in such covenant will prohibit Preferred Stock issued by a Person prior to the time
(A) such Person becomes a Restricted Subsidiary of RailWorks, (B) such Person merges with or into a Restricted

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

Subsidiary of RailWorks or (C) a Restricted Subsidiary of RailWorks merges with or into such Person; provided that such Preferred Stock was not issued or incurred by such Person in anticipation of a transaction contemplated by subclause (A), (B) or (C) above.

     Limitation on Liens. We will not, and will not permit any of our Restricted Subsidiaries to, directly or indirectly, create, incur, assume or permit or suffer to exist any Liens of any kind against or upon any property or assets of ours or of any of our Restricted Subsidiaries whether owned on, or acquired after April 7, 1999, or any proceeds therefrom, or assign or otherwise convey any right to receive income or profits therefrom unless:

          (1) in the case of Liens securing Indebtedness that is expressly subordinate or junior in right of payment to the notes, the notes are secured by a Lien on such property, assets or proceeds that is senior in priority to such Liens; and

          (2) in all other cases, the notes are equally and ratably secured, except for:

             (a) Liens existing as of April 7, 1999 to the extent and in the manner such Liens are in effect on April 7, 1999;

             (b) Liens securing Senior Debt and Liens securing Guarantor Senior Debt;

             (c) Liens securing the notes and the Guarantees;

             (d) Liens of RailWorks or a Wholly Owned Restricted Subsidiary of RailWorks on assets of any Restricted Subsidiary of RailWorks;

             (e) Liens securing Refinancing Indebtedness which is incurred to Refinance any Indebtedness which has been secured by a Lien permitted under the indenture and which has been incurred in accordance with the provisions of the indenture; provided, however, that such Liens: (i) are no less favorable to the holders and are not more favorable to the lienholders with respect to such Liens than the Liens in respect of the Indebtedness being Refinanced; and (ii) do not extend to or cover any property or assets of RailWorks or any of its Restricted Subsidiaries not securing the Indebtedness so Refinanced; and

             (f) Permitted Liens.

     Prohibition on Incurrence of Senior Subordinated Debt. We will not, and will not permit any Restricted Subsidiary that is a Guarantor to, incur or suffer to exist Indebtedness that is senior in right of payment to the notes or such Guarantor's Guarantee, as the case may be, and subordinate in right of payment to any other Indebtedness of RailWorks or such Guarantor, as the case may be.

     Merger, Consolidation and Sale of Assets. We will not, in a single transaction or series of related transactions, consolidate or merge with or into any Person, or sell, assign, transfer, lease, convey or otherwise dispose of, or permit any of our Restricted Subsidiaries to sell, assign, transfer, lease, convey or otherwise dispose of, all or substantially all of our assets (determined

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

on a consolidated basis for RailWorks and its Restricted Subsidiaries), whether as an entirety or substantially as an entirety to any Person unless:

          (1) either:

             (a) RailWorks shall be the surviving or continuing corporation; or

             (b) the Person, if other than RailWorks, formed by such consolidation or into which RailWorks is merged or the Person which acquires by sale, assignment, transfer, lease, conveyance or other disposition the properties and assets of RailWorks and of its Restricted Subsidiaries substantially as an entirety, such Person being referred to as the "Surviving Entity":

                (x) shall be a corporation organized and validly existing under the laws of the United States or any State thereof or the District of Columbia; and

                (y) shall expressly assume, by supplemental indenture (in form and substance reasonably satisfactory to the trustee), executed and delivered to the trustee, the due and punctual payment of the principal of (and premium, if any) and interest on all of the notes and the performance of every covenant of the notes, the indenture and the registration rights agreement to be performed or observed by RailWorks;

          (2) immediately after giving effect to such transaction and the assumption contemplated by clause (1)(b)(y) above (including giving effect to any Indebtedness and Acquired Indebtedness incurred or anticipated to be incurred in connection with or in respect of such transaction), RailWorks or such Surviving Entity, as the case may be, (a) shall have a Consolidated Net Worth equal to or greater than the Consolidated Net Worth of RailWorks immediately prior to such transaction and (b) shall be able to incur at least $1.00 of additional Indebtedness, not including Permitted Indebtedness, pursuant to the "-- Limitation on Incurrence of Additional Indebtedness" covenant;

          (3) immediately before and immediately after giving effect to such transaction and the assumption contemplated by clause (1)(b)(y) above, including, without limitation, giving effect to any Indebtedness and Acquired Indebtedness incurred or anticipated to be incurred and any Lien granted in connection with or in respect of the transaction, no Default or Event of Default shall have occurred or be continuing; and

          (4) RailWorks or the Surviving Entity shall have delivered to the trustee an officers' certificate and an opinion of counsel, each stating that such consolidation, merger, sale, assignment, transfer, lease, conveyance or other disposition and, if a supplemental indenture is required in connection with such transaction, such supplemental indenture comply with the applicable provisions of the indenture and that all conditions precedent in the indenture relating to such transaction have been satisfied.

     Notwithstanding the foregoing clauses (2), (3) and (4), (a) any Restricted Subsidiary may consolidate with, merge into or transfer all or part of its property and assets to RailWorks or any other Restricted Subsidiary and (b) RailWorks may merge with an Affiliate incorporated solely for the purpose of reincorporating RailWorks in another jurisdiction in the United States.

     For purposes of the foregoing, the transfer (by lease, assignment, sale or otherwise, in a single transaction or series of transactions) of all or substantially all of the properties or assets of one or more of our Restricted Subsidiaries, the Capital Stock of which constitutes all or substantially all of the properties and assets of RailWorks, shall be deemed to be the transfer of all or substantially all of the properties and assets of RailWorks.

     The indenture provides that upon any consolidation, combination or merger or any transfer of all or substantially all of the assets of RailWorks in accordance with the foregoing, in which RailWorks is not the Surviving Entity, the Surviving Entity shall succeed to, and be substituted for, and may exercise every right and power of, RailWorks under the indenture and the notes with the same effect as if such surviving entity had been named as such.

     Each Guarantor (other than any Guarantor whose Guarantee is to be released in accordance with the terms of the Guarantee and the Indenture in connection with any transaction complying with the provisions of "-- Limitation on Asset Sales") will not, and we will not cause or permit any Guarantor to, consolidate with or merge with or into any Person other than RailWorks or any other Guarantor unless:

          (1) the entity formed by or surviving any such consolidation or merger (if other than the Guarantor) or to which such sale, lease, conveyance or other disposition shall have been made is a corporation organized and existing under the laws of the United States or any State thereof or the District of Columbia;

          (2) such entity assumes by supplemental indenture all of the obligations of the Guarantor on the Guarantee;

          (3) immediately after giving effect to such transaction, no Default or Event of Default shall have occurred and be continuing; and

          (4) immediately after giving effect to such transaction and the use of any net proceeds therefrom on a pro forma basis, RailWorks could satisfy the provisions of clause (2) of the first paragraph of this covenant.

     Any merger or consolidation of a Guarantor with and into RailWorks (with RailWorks being the surviving entity) or another Guarantor that is a Wholly Owned Restricted Subsidiary of RailWorks need only comply with clause (4) of the first paragraph of this covenant.

     Limitations on Transactions with Affiliates. (a) We will not, and will not permit any of our Restricted Subsidiaries to, directly or indirectly, enter into or permit to exist any transaction or series of related transactions (including, without limitation, the purchase, sale, lease or exchange of any property or the rendering of any service) with, or for the benefit of, any of our Affiliates, each such transaction is referred to as an "Affiliate Transaction", other than
(x) Affiliate Transactions permitted under paragraph (b) below and (y) Affiliate Transactions on terms that are no less favorable than those that might reasonably have been obtained in a comparable transaction at such time on an arm's-length basis from a Person that is not an Affiliate of RailWorks or such Restricted Subsidiary.

     All Affiliate Transactions, and each series of related Affiliate Transactions which are similar or part of a common plan, involving aggregate payments or other property with a fair market value in excess of $2.0 million shall be approved by the board of directors of RailWorks or such Restricted Subsidiary, as the case may be, such approval to be evidenced by a Board Resolution stating that such board of directors has determined that the transaction complies with the foregoing provisions. If RailWorks or any of its Restricted Subsidiaries enters into an Affiliate Transaction, or a series of related Affiliate Transactions related to a common plan, that involves an aggregate fair market value of more than $5.0 million, RailWorks or such Restricted Subsidiary, as the case may be, will, prior to the consummation of the transaction, obtain a favorable opinion as to the fairness of such transaction or series of related transactions to RailWorks or the relevant Restricted Subsidiary, as the case may be, from a financial point of view, from an Independent Financial Advisor and file the same with the trustee.

     (b) The restrictions set forth in the first paragraph of this covenant shall not apply to:

          (1) reasonable fees and compensation, including severance payments and compensation in the form of securities, and customary expense reimbursement paid to and indemnity and reimbursement provided on behalf of, officers, directors, employees or consultants of RailWorks or any of its RailWorks Restricted Subsidiaries as determined in good faith by RailWorks's board of directors or senior management;
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          (2) transactions exclusively between or among RailWorks and any of its
     Restricted Subsidiaries or exclusively between or among such Restricted Subsidiaries, provided such transactions are not otherwise prohibited by the indenture;

          (3) transactions pursuant to or contemplated by any agreement as in effect as of April 7, 1999 or any amendment thereto or any replacement agreement so long as any such amendment or replacement agreement is not more disadvantageous to the holders in any material respect than the original agreement as in effect on April 7, 1999;

          (4) loans and advances to employees or officers of RailWorks and its Restricted Subsidiaries permitted by clause (4) of the definition of "Permitted Investments;"

          (5) Restricted Payments permitted by the indenture; and

          (6) contingent and "earn out" payments incurred in connection with any Asset Acquisition or otherwise, which are contingent on the performance of the assets or properties acquired.

     Additional Subsidiary Guarantees. If RailWorks or any of its Restricted Subsidiaries transfers or causes to be transferred, in one transaction or a series of related transactions, any property to any domestic Restricted Subsidiary that is not a Guarantor, or if RailWorks or any of its Restricted Subsidiaries organizes, acquires or otherwise invests in another domestic Restricted Subsidiary having total assets with a book value in excess of $500,000, then such transferee or acquired or other Restricted Subsidiary shall:

          (1) execute and deliver to the trustee a supplemental indenture in form reasonably satisfactory to the trustee pursuant to which such Restricted Subsidiary unconditionally guarantees on a senior subordinated basis all of the RailWorks obligations under the notes and the indenture on the terms set forth in the indenture; and

          (2) deliver to the trustee an opinion of counsel that such supplemental indenture has been duly authorized, executed and delivered by such Restricted Subsidiary and constitutes a legal, valid, binding and enforceable obligation of such Restricted Subsidiary. Thereafter, such Restricted Subsidiary shall be a Guarantor for all purposes of the indenture.

     Conduct of Business. RailWorks and its Restricted Subsidiaries will not engage in any businesses which are not the same, similar or reasonably related or ancillary to the businesses in which RailWorks and its Restricted Subsidiaries are engaged on April 7, 1999, except to such extent as would not be material to RailWorks and its Restricted Subsidiaries taken as a whole.

     Reports to Holders. The indenture will provide that, whether or not required by the rules and regulations of the SEC, so long as any notes are outstanding, RailWorks will furnish the holders of notes:

          (1) all quarterly and annual financial information that would be required to be contained in a filing with the SEC on Forms 10-Q and 10-K if RailWorks were required to file such Forms, including a "Management's Discussion and Analysis of Financial Condition and Results of Operations" that describes the financial condition and results of operations of RailWorks and its consolidated Subsidiaries, showing in reasonable detail, either on the face of the financial statements or in the footnotes thereto and in Management's Discussion and Analysis of Financial Condition and Results of Operations, the financial condition and results of operations of RailWorks and its Restricted Subsidiaries separate from the financial condition and results of operations of the Unrestricted Subsidiaries of RailWorks, if any, and, with respect to the annual information only, a report thereon by RailWorks's certified independent accounts; and

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          (2) all current reports that would be required to be filed with SEC on
     Form 8-K if RailWorks were required to file such reports, in each case within the time periods specified in the SEC's rules and regulations.

     In addition, following the consummation of the exchange offer contemplated by the registration rights agreement, whether or not required by the rules and regulations of the SEC, we will file a copy of all such information and reports with the SEC for public availability within the time periods specified in the SEC's rules and regulations, unless the SEC will not accept such a filing, and make such information available to securities analysts and prospective investors upon request. In addition, we have agreed that, for so long as any notes remain outstanding, we will furnish to the holders and to securities analysts and prospective investors, upon their request, the information required to be delivered pursuant to Rule 144A(d)(4) under the Securities Act.

EVENTS OF DEFAULT

     The following events are defined in the indenture as "Events of Default":

          (1) the failure to pay interest on any notes when they become due and payable and the default continues for a period of 30 days, whether or not such payment is prohibited by the subordination provisions of the indenture;

          (2) the failure to pay the principal on any notes, when such principal becomes due and payable, at maturity, upon redemption or otherwise, including the failure to make a payment to purchase notes tendered pursuant to a Change of Control Offer or a Net Proceeds Offer, whether or not such payment is prohibited by the subordination provisions of the indenture;

          (3) a default in the observance or performance of any other covenant or agreement contained in the indenture which default continues for a period of 60 days after RailWorks receives written notice specifying the default, and demanding that such default be remedied, from the trustee or the holders of at least 25% of the outstanding principal amount of the notes (except in the case of a default with respect to the "Merger, Consolidation and Sale of Assets" covenant, which will constitute an Event of Default with such notice requirement but without such passage of time requirement);

          (4) the failure to pay at final maturity, after giving effect to any applicable grace periods and any extensions thereof, the principal amount of any Indebtedness of RailWorks or any of its Restricted Subsidiaries and such failure continues for a period of 20 days or more, or the acceleration of the final stated maturity of any such Indebtedness, which acceleration is not rescinded, annulled or otherwise cured within 20 days of receipt by RailWorks or such Restricted Subsidiary of notice of any such acceleration, if the aggregate principal amount of such Indebtedness, whether outstanding under one or more agreements, together with the principal amount of any other such Indebtedness in default for failure to pay principal at final maturity or which has been accelerated, aggregates $10.0 million or more at any time;

          (5) one or more judgments in an aggregate amount in excess of $10.0 million shall have been rendered against RailWorks or any of its Restricted Subsidiaries and such judgments remain undischarged, unpaid or unstayed for a period of 60 days after such judgment or judgments become final and non-appealable;

          (6) certain events of bankruptcy affecting RailWorks or any of its Significant Subsidiaries; or

          (7) any Guarantee of a Significant Subsidiary ceases to be in full force and effect or any Guarantee of a Significant Subsidiary is declared to be null and void and unenforceable or any Guarantee of a Significant Subsidiary is found to be invalid or any Guarantor that is a Significant Subsidiary denies its liability under its Guarantee (other than by reason of release of a Guarantor in accordance with the terms of the Indenture) and such condition has

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

     continued for a period of 30 days after written notice of such failure requiring the Guarantor and RailWorks to remedy the same has been given (x) to RailWorks by the trustee or (y) to RailWorks and the trustee by the holders of 25% in aggregate principal amount of the notes then outstanding.

     If an Event of Default, other than an Event of Default specified in clause
(6) above with respect to RailWorks, shall occur and be continuing, the trustee or the holders of at least 25% in principal amount of outstanding notes may declare the principal of and accrued interest on all the notes to be due and payable by notice in writing to RailWorks and the trustee specifying the respective Event of Default and that it is a "notice of acceleration," such notice being an "Acceleration Notice", and the same:

          (1) shall become immediately due and payable; or

          (2) if there are any amounts outstanding under the Credit Agreement, shall become immediately due and payable upon the first to occur of an acceleration under the Credit Agreement or 5 business days after receipt by RailWorks and the Representative under the Credit Agreement of such Acceleration Notice but only if such Event of Default is then continuing. If an Event of Default specified in clause (6) above with respect to RailWorks occurs and is continuing, then all unpaid principal of, and premium, if any, and accrued and unpaid interest on all of the outstanding notes shall ipso facto become and be immediately due and payable without any declaration or other act on the part of the trustee or any holder.

     The indenture provides that, at any time after a declaration of acceleration with respect to the notes as described in the preceding paragraph, the holders of a majority in principal amount of the notes may rescind and cancel such declaration and its consequences:

          (1) if the rescission would not conflict with any judgment or decree;

          (2) if all existing Events of Default have been cured or waived except nonpayment of principal or interest that has become due solely because of the acceleration;

          (3) to the extent the payment of such interest is lawful, interest on overdue installments of interest and overdue principal, which has become due otherwise than by such declaration of acceleration, has been paid;

          (4) if RailWorks has paid the trustee its reasonable compensation and reimbursed the trustee for its expenses, disbursements and advances; and

          (5) in the event of the cure or waiver of an Event of Default of the type described in clause (6) of the description above of Events of Default, the trustee shall have received an officers' certificate and an opinion of counsel that such Event of Default has been cured or waived. No such rescission shall affect any subsequent Default or impair any right consequent to a Default.

     The holders of not less than a majority in principal amount of the notes may waive any existing Default or Event of Default under the indenture, and its consequences, except a default in the payment of the principal of or interest on any notes.

     Holders of the notes may not enforce the indenture or the notes except as provided in the indenture and under the Trust Indenture Act. Subject to the provisions of the indenture relating to the duties of the trustee, the trustee is under no obligation to exercise any of its rights or powers under the indenture at the request, order or direction of any of the holders, unless such holders have offered reasonable indemnity to the trustee. Subject to all provisions of the indenture and applicable law, the holders of a majority in aggregate principal amount of the then outstanding notes have the right to direct the time, method and place of conducting any proceeding for any remedy available to the trustee or exercising any trust or power conferred on the trustee.

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     Under the indenture, we are required to provide an officers' certificate to the trustee promptly upon any officer's obtaining knowledge of any Default or Event of Default, provided that such officers shall provide such certification at least annually as to whether or not they know of any Default or Event of Default, that has occurred and, if applicable, describe such Default or Event of Default and the status thereof.

LEGAL DEFEASANCE AND COVENANT DEFEASANCE

     We may, at our option and at any time, elect to have our obligations and the obligations of the Guarantors discharged with respect to the outstanding notes, such discharge is called "Legal Defeasance". Legal Defeasance means that RailWorks and, if it so elects, the Guarantors, shall be deemed to have paid and discharged the entire indebtedness represented by the outstanding notes, except for:

          (1) the rights of holders to receive payments in respect of the principal of, premium, if any, and interest on the notes when those payments are due;

          (2) our obligations with respect to the notes concerning issuing temporary notes, registration of notes, mutilated, destroyed, lost or stolen notes and the maintenance of an office or agency for payments;

          (3) the rights, powers, trust, duties and immunities of the trustee and our related obligations; and

          (4) the Legal Defeasance provisions of the indenture.

     In addition, we may, at our option and at any time, elect to have our obligations and the obligations of the Guarantors released with respect to certain covenants that are described in the indenture, such release is called "Covenant Defeasance", and thereafter any omission to comply with those obligations shall not constitute a Default or Event of Default with respect to the notes. In the event Covenant Defeasance occurs, certain events, described under "Events of Default" but not including non-payment, bankruptcy, receivership, reorganization and insolvency events, will no longer constitute an Event of Default with respect to the notes. Concurrently with any Legal Defeasance or Covenant Defeasance, we may, at our further option, cause to be terminated, as of the date on which such Legal Defeasance or Covenant Defeasance occurs, all of the obligations under any or all of the Guarantees, if any, then existing. In order to exercise such option regarding a Guarantee, we will provide the trustee with written notice of our desire to terminate that Guarantee prior to the delivery of the opinion of counsel referred to in clause
(2) or (3), as applicable, of the next succeeding paragraph.

     In order to exercise either Legal Defeasance or Covenant Defeasance:

          (1) we must irrevocably deposit with the trustee, in trust, for the benefit of the holders, cash in U.S. dollars, non-callable U.S. government obligations, or a combination thereof, in amounts as will be sufficient, in the opinion of a nationally recognized firm of independent public accountants, to pay the principal of, premium, if any, and interest on the notes on the stated date for their payment or on the applicable redemption date, as the case may be;

          (2) in the case of Legal Defeasance, we must deliver to the trustee an opinion of counsel in the United States reasonably acceptable to the trustee confirming that:

             (a) we have received from, or there has been published by, the Internal Revenue Service a ruling; or

             (b) since the date of the indenture, there has been a change in the applicable federal income tax law, in either case to the effect that, and based thereon such opinion of counsel shall confirm that, the holders will not recognize income, gain or loss for federal income tax purposes as a result of such Legal Defeasance and will be subject to

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        federal income tax on the same amounts, in the same manner and at the same times as would have been the case if such Legal Defeasance had not occurred;

          (3) in the case of Covenant Defeasance, we must deliver to the trustee an opinion of counsel in the United States reasonably acceptable to the trustee confirming that the holders will not recognize income, gain or loss for federal income tax purposes as a result of such Covenant Defeasance and will be subject to federal income tax on the same amounts, in the same manner and at the same times as would have been the case if such Covenant Defeasance had not occurred;

          (4) no Default or Event of Default shall have occurred and be continuing on the date of such deposit (other than a Default or an Event of Default resulting from the borrowing of funds to be applied to such deposit and the grant of any Lien securing such borrowing) or insofar as Events of Default from bankruptcy or insolvency events are concerned, at any time in the period ending on the 91st day after the date of deposit;

          (5) such Legal Defeasance or Covenant Defeasance shall not result in a breach or violation of, or constitute a default under the indenture (other than a Default or an Event of Default resulting from the borrowing of funds to be applied to such deposit and the grant of any Lien securing such borrowing) or any other material agreement or instrument to which we or any of our subsidiaries is a party or by which we or any of our subsidiaries is bound;

          (6) we must deliver to the trustee an officers' certificate stating that we did not make the deposit with the intent of preferring the holders over any of our other creditors or with the intent of defeating, hindering, delaying or defrauding any of our other creditors or others;

          (7) we must deliver to the trustee an officers' certificate and an opinion of counsel, each stating that all conditions precedent provided for or relating to the Legal Defeasance or the Covenant Defeasance have been complied with;

          (8) we must deliver to the trustee an opinion of counsel to the effect that, subject to customary assumptions and exclusions:

             (a) the trust funds will not be subject to any rights of holders of Senior Debt, including, without limitation, those arising under the indenture; and

             (b) assuming no intervening bankruptcy of RailWorks between the date of deposit and the 91st day following the date of deposit and that no holder is an insider of RailWorks, after the 91st day following the date of deposit, the trust funds will not be subject to the effect of any applicable bankruptcy, insolvency, reorganization or similar laws affecting creditors' rights generally; and

          (9) certain other customary conditions precedent are satisfied.

     Despite the above, the opinion of counsel required by clause (2) above with respect to a Legal Defeasance need not be delivered if all notes not theretofore delivered to the trustee for cancellation (1) have become due and payable, (2) will become due and payable on the maturity date within one year or (3) are to be called for redemption within one year under arrangements satisfactory to the trustee for the giving of notice of redemption by the trustee in our name, and at our expense.

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SATISFACTION AND DISCHARGE

     The indenture, the notes and the Guarantees will be discharged and will cease to be of further effect, except as to surviving rights or registration of transfer or exchange of the notes, as expressly provided for in the indenture, as to all outstanding notes when:

          (1) either:

             (a) all the notes previously authenticated and delivered, except lost, stolen or destroyed notes which have been replaced or paid and notes for whose payment money has previously been deposited in trust or segregated and held in trust by us and afterwards repaid to us or discharged from such trust, have been delivered to the trustee for cancellation; or

             (b) all notes not previously delivered to the trustee for cancellation have become due and payable and we have irrevocably deposited or caused to be deposited with the trustee funds in an amount sufficient to pay and discharge the entire Indebtedness on the notes not previously delivered to the trustee for cancellation, for principal of, premium, if any, and interest on the notes to the date of deposit together with irrevocable instructions from us directing the trustee to apply the funds to the payment at maturity or redemption;

          (2) we have paid all other sums payable under the indenture by us; and

          (3) we have delivered to the trustee an officers' certificate and an opinion of counsel stating that all conditions precedent under the indenture relating to the satisfaction and discharge of the indenture have been complied with.

MODIFICATION OF THE INDENTURE

     From time to time, we, the Guarantors and the trustee, without the consent of the holders, may amend the indenture for certain specified purposes, including:

          (1) to evidence the succession of another person to RailWorks or any Guarantor and the assumption by any such succession of the covenants of RailWorks or any Guarantor in the indenture and in the notes;

          (2) to add to the covenants of RailWorks or any Guarantor for the benefit of the holders, or to surrender any right or power herein conferred upon RailWorks or any Guarantor; or

          (3) to add additional Events of Default; or

          (4) to provide for uncertificated notes in addition to or in place of the certificated notes; or

          (5) to evidence and provide for the acceptance of appointment under the indenture by a successor trustee; or

          (6) to secure the notes or any Guarantee; or

          (7) to cure any ambiguity or inconsistencies or to correct or supplement any provision in the indenture that may be defective or inconsistent with any other provisions in the indenture or to make any other provisions with respect to matters or questions arising under the indenture so long as such change does not adversely affect the rights of the holders in any material respect; or

          (8) to comply with any requirements of the SEC in order to effect and maintain the qualification of the indenture under the Trust Indenture Act, if applicable; or

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          (9) to release any Guarantor from its Guarantee in accordance with the provisions of the indenture, including in connection with a sale of all of the Capital Stock or all or substantially all of the assets of the Guarantor.

     Other modifications and amendments of the indenture may be made with the consent of the holders of a majority in principal amount of the then outstanding notes issued under the indenture, including without limitation, consents obtained in connection with a purchase of, or tender offer or exchange offer for, notes, except that, without the consent of each holder affected thereby, no amendment may:

          (1) reduce the amount of notes whose holders must consent to an amendment;

          (2) reduce the rate of or change or have the effect of changing the time for payment of interest, including defaulted interest, on any notes;

          (3) reduce the principal of or change or have the effect of changing the fixed maturity of any notes, or change the date on which any notes may be subject to redemption or reduce the redemption price therefor;

          (4) make any notes payable in money other than that stated in the notes;

          (5) make any change in provisions of the indenture protecting the right of each holder to receive payment of principal of and interest on such note on or after the due date thereof or to bring suit to enforce such payment, or permitting holders of a majority in principal amount of notes to waive Defaults or Events of Default;

          (6) after our obligation to purchase notes arises under the indenture, amend, change or modify in any material respect our obligation to make and consummate a Change of Control Offer in the event of a Change of Control or make and consummate a Net Proceeds Offer with respect to any Asset Sale that has been consummated or, after such Change of Control has occurred or such Asset Sale has been consummated, modify any of the related provisions or definitions;

          (7) modify or change any provision of the indenture or the related definitions affecting the subordination or ranking of the notes or any Guarantee in a manner materially adverse to the holders; or

          (8) release any Guarantor that is a Significant Subsidiary from any of its obligations under its Guarantee or the indenture otherwise than in accordance with the terms of the indenture.

GOVERNING LAW

     The indenture provides that it, the notes and the Guarantees are governed by, and construed in accordance with, the laws of the State of New York but without giving effect to applicable principles of conflicts of law to the extent that the application of the law of another jurisdiction would be required by New York State law.

THE TRUSTEE

     The indenture provides that, except during the continuance of an Event of Default, the trustee will perform only such duties as are specifically set forth in the indenture. During the existence of an Event of Default, the trustee will exercise such rights and powers vested in it by the indenture, and use the same degree of care and skill in its exercise as a prudent person would exercise or use under the circumstances in the conduct of such person's own affairs.

     The indenture and the provisions of the Trust Indenture Act contains some limitations on the rights of the trustee, should it become a creditor of RailWorks, to obtain payments of claims in some cases or to realize on some property received in respect of any claim as security or
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otherwise. Subject to the Trust Indenture Act, the trustee will be permitted to engage in other transactions; provided that if the trustee acquires any conflicting interest as described in the Trust Indenture Act, it must eliminate such conflict or resign.

CERTAIN DEFINITIONS

     Set forth below is a summary of certain of the defined terms used in the indenture. We refer you to the indenture for the full definition of all these terms, as well as any other terms used in this prospectus for which no definition is provided.

     "Acquired Indebtedness" means Indebtedness of a Person or any of its Subsidiaries existing at the time such Person becomes a Restricted Subsidiary of RailWorks or at the time it merges or consolidates with RailWorks or any of its Subsidiaries or assumed in connection with the acquisition of assets from such Person and in each case whether or not incurred by such Person in connection with, or in anticipation or contemplation of, such Person becoming a Restricted Subsidiary of RailWorks or such acquisition, merger or consolidation, provided that any Indebtedness of such Person that is redeemed, defeased, retried or otherwise repaid at the time of or immediately upon consummation of the transaction by which such Person is merged with or into RailWorks, becomes a Restricted Subsidiary or such assets are acquired from such Person will not be Acquired Indebtedness.

     "Affiliate" means, with respect to any specified Person, any other Person who directly or indirectly through one or more intermediaries controls, or is controlled by, or is under common control with, such specified Person. The term "control" means the possession, directly or indirectly, of the power to direct or cause the direction of the management and policies of a Person, whether through the ownership of voting securities, by contract or otherwise; and the terms "controlling" and "controlled" have meanings correlative of the foregoing.

     "Asset Acquisition" means (1) an Investment by RailWorks or any Restricted Subsidiary of RailWorks in any other Person pursuant to which such Person shall become a Restricted Subsidiary of RailWorks or any Restricted Subsidiary of RailWorks, or shall be merged with or into RailWorks or any Restricted Subsidiary of RailWorks, or (2) the acquisition by RailWorks or any Restricted Subsidiary of RailWorks of the assets of any Person, other than a Restricted Subsidiary of RailWorks, which constitute all or substantially all of the assets of such Person or comprises any division or line of business of such Person or any other properties or assets of such Person other than in the ordinary course of business.

     "Asset Sale" means any direct or indirect sale, issuance, conveyance, transfer, lease (other than operating leases entered into in the ordinary course of business), assignment or other transfer for value by RailWorks or any of its Restricted Subsidiaries, including any Sale and Leaseback Transaction, to any Person other than RailWorks or a Restricted Subsidiary of RailWorks of: (1) any Capital Stock of any Restricted Subsidiary of RailWorks; or (2) any other property or assets of RailWorks or any Restricted Subsidiary of RailWorks other than in the ordinary course of business; provided, however, that asset sales or other dispositions shall not include: (a) a transaction or series of related transactions for which RailWorks or its Restricted Subsidiaries receive aggregate consideration of less than $1.0 million; (b) the sale, lease, conveyance, disposition or other transfer of all or substantially all of the assets of RailWorks as permitted under "Merger, Consolidation and Sale of Assets"; (c) a transaction constituting a Restricted Payment permitted under "-- Restricted Payments" above; (d) sales of obsolete, worn out, damaged or used equipment in the ordinary course of business; (e) sales of equipment or inventory in the ordinary course of business; (f) any Permitted Investment; and
(g) granting of Liens as permitted under "Limitation on Liens" above.

     "Borrowing Base" means the sum of (i) 85% of the net book value (after allowance for doubtful accounts) of accounts receivable (other than intercompany receivables) of RailWorks and the Restricted Subsidiaries arising in the ordinary course of business from the sale of
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products sold by RailWorks and the Restricted Subsidiaries or the provision of services by RailWorks and the Restricted Subsidiaries and (ii) 60% of the net book value (after appropriate write-downs of obsolescence, quality problems and the like) of inventories of RailWorks and the Restricted Subsidiaries held in the ordinary course of business, calculated in each case on a consolidated basis with the Restricted Subsidiaries in accordance with GAAP.

     "Board Resolution" means, with respect to any Person, a copy of a resolution certified by the Secretary or an Assistant Secretary of such Person to have been duly adopted by the board of directors of such Person and to be in full force and effect on the date of such certification, and delivered to the Trustee.

     "Capitalized Lease Obligation" means, as to any Person, the obligations of such Person under a lease that are required to be classified and accounted for as capital lease obligations under GAAP and, for purposes of this definition, the amount of such obligations at any date shall be the capitalized amount of such obligations at such date, determined in accordance with GAAP.

     "Capital Stock"  means:

          (1) with respect to any Person that is a corporation, any and all shares, interests, participations or other equivalents (however designated and whether or not voting) of corporate stock, including each class of Common Stock and Preferred Stock of such Person; and

          (2) with respect to any Person that is not a corporation, any and all partnership, membership or other equity interests of such Person.

     "Cash Equivalents"  means:

          (1) marketable direct obligations issued by, or unconditionally guaranteed by, the United States Government or issued by any agency thereof and backed by the full faith and credit of the United States, in each case maturing within one year from the date of acquisition thereof;

          (2) marketable direct obligations issued by any state of the United States of America or any political subdivision of any such state or any public instrumentality thereof maturing within one year from the date of acquisition thereof and, at the time of acquisition, having one of the two highest ratings obtainable from either Standard & Poor's Ratings Group, called "S&P", or Moody's Investors Service, Inc., called "Moody's";

          (3) commercial paper maturing no more than one year from the date of creation thereof and, at the time of acquisition, having a rating of at least A-1 from S&P or at least P-1 from Moody's;

          (4) certificates of deposit or bankers' acceptances maturing within one year from the date of acquisition thereof issued by any bank organized under the laws of the United States of America or any state thereof or the District of Columbia or any U.S. branch of a foreign bank having at the date of acquisition thereof combined capital and surplus of not less than $250,000,000;

          (5) repurchase obligations with a term of not more than seven days for underlying securities of the types described in clause (1) above entered into with any bank meeting the qualifications specified in clause (4) above; and

          (6) investments in money market funds which invest substantially all their assets in securities of the types described in clauses (1) through
     (5) above.

     "Change of Control" means the occurrence of one or more of the following events:

          (1) any sale, lease, exchange or other transfer (in one transaction or a series of related transactions) of all or substantially all of the assets of RailWorks to any Person or group of
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     related Persons for purposes of Section 13(d) of the Exchange Act, called a
     "Group", together with any Affiliates thereof, whether or not otherwise in compliance with the provisions of the indenture;

          (2) the approval by the holders of Capital Stock of RailWorks of any plan or proposal for the liquidation or dissolution of RailWorks, whether or not otherwise in compliance with the provisions of the indenture;

          (3) any Person or Group shall become the owner, directly or indirectly, beneficially or of record, of shares representing more than 50% of the aggregate ordinary voting power represented by the issued and outstanding Capital Stock of RailWorks; or

          (4) the replacement of a majority of the RailWorks board of directors over any consecutive two-year period from the directors who constituted the RailWorks board of directors at the beginning of such period, and such replacement shall not have been approved by a vote of at least a majority of the RailWorks board of directors then still in office who either were members of the RailWorks board of directors at the beginning of the period or whose election as a member of the RailWorks board of directors was previously approved.

     "Common Stock" of any Person means any and all shares, interests or other participations in, and other equivalents, however designated and whether voting or non-voting, of such Person's common stock, whether outstanding on April 7, 1999 or issued after April 7, 1999, and includes, without limitation, all series and classes of such common stock.

     "Consolidated EBITDA" means, with respect to any Person, for any period, the sum (without duplication) of:

          (1) Consolidated Net Income; and

          (2) to the extent Consolidated Net Income has been reduced thereby,

             (a) all income taxes of such Person and its Restricted Subsidiaries paid or accrued in accordance with GAAP for such period (other than income taxes attributable to extraordinary, unusual or nonrecurring gains or losses or taxes attributable to sales or dispositions outside the ordinary course of business);

             (b) Consolidated Interest Expense; and

             (c) Consolidated Non-cash Charges less any non-cash items increasing Consolidated Net Income for such period, all as determined on a consolidated basis for such Person and its Restricted Subsidiaries in accordance with GAAP.

     "Consolidated Fixed Charge Coverage Ratio" means, with respect to any Person, the ratio of (a) Consolidated EBITDA of such Person during the four full fiscal quarters, called the "Four Quarter Period", ending prior to the date of the transaction giving rise to the need to calculate the Consolidated Fixed Charge Coverage Ratio for which financial statements are available, that date being the "Transaction Date", to (b) Consolidated Fixed Charges of such Person for the Four Quarter Period. In addition to and without limitation of the foregoing, for purposes of this definition, "Consolidated EBITDA" and "Consolidated Fixed Charges" shall be calculated after giving effect on a pro forma basis for the period of such calculation to:

          (1) the incurrence, repayment or retirement of any Indebtedness of such Person or any of its Restricted Subsidiaries (and the application of the proceeds thereof) giving rise to the need to make such calculation and any incurrence or repayment of other Indebtedness (and the application of the proceeds thereof), other than the incurrence or repayment of Indebtedness in the ordinary course of business for working capital purposes pursuant to any revolving Credit Agreement, occurring during the Four Quarter Period or at any time subsequent to the last day of the Four Quarter Period and on or prior to the Transaction
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

     Date, as if such incurrence, repayment or retirement, as the case may be (and the application of the proceeds thereof), occurred on the first day of the Four Quarter Period; and

          (2) any Asset Sales or Asset Acquisitions (including, without limitation, any Asset Acquisition giving rise to the need to make such calculation as a result of such Person or one of its Restricted Subsidiaries (including any Person who becomes a Restricted Subsidiary as a result of the Asset Acquisition) incurring, assuming or otherwise being liable for Acquired Indebtedness and also including any Consolidated EBITDA (including any pro forma expense and cost reductions calculated on a basis consistent with Regulation S-X of the Exchange Act) attributable to the assets which are the subject of the Asset Acquisition or asset sale or other disposition during the Four Quarter Period) occurring during the Four Quarter Period or at any time subsequent to the last day of the Four Quarter Period and on or prior to the Transaction Date, as if such Asset Sale or Asset Acquisition, including the incurrence, assumption or liability for any such Acquired Indebtedness, occurred on the first day of the Four Quarter Period. If such Person or any of its Restricted Subsidiaries directly or indirectly guarantees Indebtedness of a third Person, the preceding sentence shall give effect to the incurrence of such guaranteed Indebtedness as if such Person or any Restricted Subsidiary of such Person had directly incurred or otherwise assumed such guaranteed Indebtedness. For purposes of calculating the Consolidated Fixed Charge Coverage Ratio only, clause (c) of the definition of Asset Sale shall not be given effect to the extent it relates to a dividend or distribution in respect of shares of the RailWork's Capital Stock consisting of shares of Capital Stock of a Restricted Subsidiary of RailWorks.

     Furthermore, in calculating "Consolidated Fixed Charges" for purposes of determining the denominator (but not the numerator) of this "Consolidated Fixed Charge Coverage Ratio":

          (1) interest on outstanding Indebtedness determined on a fluctuating basis as of the Transaction Date and which will continue to be so determined thereafter shall be deemed to have accrued at a fixed rate per annum equal to the rate of interest on such Indebtedness in effect on the Transaction Date;

          (2) notwithstanding clause (1) above, interest on Indebtedness determined on a fluctuating basis, to the extent such interest is covered by agreements relating to Interest Swap Obligations, shall be deemed to accrue at the rate per annum resulting after giving effect to the operation of such agreements; and

          (3) if interest on any Indebtedness actually incurred on the Transaction Date may optionally be determined at an interest rate based upon a factor of a prime or similar rate, a eurocurrency interbank offered rate; or other rates, then the interest rate in effect on the Transaction Date will be deemed to have been in effect during the Four Quarter Period.

     "Consolidated Fixed Charges" means, with respect to any Person for any period, the sum, without duplication, of:

          (1) Consolidated Interest Expense; plus

          (2) the product of (x) the amount of all dividend payments on any series of Preferred Stock of such Person and, to the extent permitted under the Indenture, its Restricted Subsidiaries (other than dividends paid in Qualified Capital Stock) paid or accrued during such period times (y) a fraction, the numerator of which is one and the denominator of which is one minus the then current effective consolidated federal, state and local tax rate of such Person, expressed as a decimal, provided that Consolidated Fixed Charges shall not include (x) gain or loss from the extinguishment of debt, including, without limitation, write-off of debt issuance costs, commissions, fees and expenses, (y) amortization of customary debt issuance costs, commissions, fees and expenses or (z) customary commitment, administrative and transaction fees or charges.

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

     "Consolidated Interest Expense" means, with respect to any Person for any period, the sum of, without duplication:

          (1) the aggregate of the interest expense of such Person and its Restricted Subsidiaries for such period determined on a consolidated basis in accordance with GAAP, including without limitation: (a) any amortization of debt discount and amortization or write-off deferred financing costs;
     (b) the net costs under Interest Swap Obligations; (c) all capitalized interest; and (d) the interest portion of any deferred payment obligation; and

          (2) the interest component of Capitalized Lease Obligations paid or accrued by such Person and its Restricted Subsidiaries during such period as determined on a consolidated basis in accordance with GAAP.

     "Consolidated Net Income" means, with respect to any Person, for any period, the aggregate net income (or loss) of such Person and its Restricted Subsidiaries for such period on a consolidated basis, determined in accordance with GAAP; provided that there shall be excluded therefrom:

          (1) after-tax gains or losses (to the extent such losses are non-cash losses) from Asset Sales (without regard to the $1,000,000 limitation set forth in the definition thereof) or abandonments or reserves relating thereto;

          (2) after-tax items classified as extraordinary or nonrecurring gains or losses (to the extent such losses are non-cash losses);

          (3) solely for purposes of calculating Consolidated Net Income for the covenant described under "Limitation on Restricted Payments," the net income of any Person acquired in a "pooling of interests" transaction accrued prior to the date it becomes a Restricted Subsidiary of the referent Person or is merged or consolidated with the referent Person or any Restricted Subsidiary of the referent Person;

          (4) the net income (but not loss) of any Restricted Subsidiary of the referent Person to the extent that the declaration of dividends or similar distributions by that Restricted Subsidiary of that income is restricted by a contract, operation of law or otherwise, except to the extent that such net income is actually paid to RailWorks or one of its Restricted Subsidiaries through dividends, loans or otherwise;

          (5) the net income of any Person, other than a Restricted Subsidiary of the referent Person, except to the extent of cash dividends or distributions paid to the referent Person or to a Wholly Owned Restricted Subsidiary of the referent Person by such Person;

          (6) any restoration to income of any contingency reserve, except to the extent that provision for such reserve was made out of Consolidated Net Income accrued at any time following the Issue Date;

          (7) income or loss attributable to discontinued operations (including, without limitation, operations disposed of during such period whether or not such operations were classified as discontinued); and

          (8) in the case of a successor to the referent Person by consolidation or merger or as a transferee of the referent Person's assets, any earnings of the successor corporation prior to such consolidation, merger or transfer of assets.

     "Consolidated Net Worth" of any Person means the consolidated stockholders' equity of such Person, determined on a consolidated basis in accordance with GAAP, less (without duplication) amounts attributable to Disqualified Capital Stock of such Person.

     "Consolidated Non-Cash Charges" means, with respect to any Person, for any period, (a) the sum of (i) the aggregate depreciation, amortization (including amortization of goodwill and

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

other intangibles) and other non-cash expenses of such Person and its Restricted Subsidiaries reducing Consolidated Net Income of such Person and its Restricted Subsidiaries for such period, (ii) expenses and charges relating to any equity offering or incurrence of Indebtedness permitted to be incurred by the Indenture, (iii) the amount of any restructuring charge or reserve, (iv) unrealized gains and losses from hedging, foreign currency or commodities translations and transactions, and (v) the amount of any reduction representing a minority interest in Guarantors, minus (b) any cash payment with respect to which a charge or reserve referred to in clause (a) was taken in a prior period, in each case, determined on a consolidated basis in accordance with GAAP (excluding any such charges constituting an extraordinary item or loss or any such charge which requires an accrual of or a reserve for cash payments for any future period).

     "Credit Agreement" means the Credit Agreement, dated as of August 4, 1998, as amended, among RailWorks, the lenders party to the Credit Agreement in their capacities as lenders under the Credit Agreement and NationsBank N.A., as agent, together with the related documents thereto (including, without limitation, any guarantee agreements and security documents), in each case as such agreements may be amended (including, any amendment and restatement thereof), supplemented or otherwise modified in any manner from time to time, including any agreement extending the maturity of, refinancing, replacing, extending the maturity of or restructuring (including increasing the amount of available borrowings thereunder or adding Restricted Subsidiaries of RailWorks as additional borrowers or guarantors thereunder) all or any portion of the Indebtedness under such agreement or any successor or replacement agreement and whether by the same or any other agent, lender or group of lenders.

     "Currency Agreement" means any foreign exchange contract, currency swap agreement or other similar agreement or arrangement designed to protect RailWorks or any Restricted Subsidiary of RailWorks against fluctuations in currency values.

     "Default" means an event or condition the occurrence of which is, or with the lapse of time or the giving of notice or both would be, an Event of Default.

     "Designated Senior Debt" means (1) Indebtedness under or in respect of the Credit Agreement and (2) any other Indebtedness constituting Senior Debt which, at the time of determination, has an aggregate principal amount of at least $25.0 million and is specifically designated in the instrument evidencing such Senior Debt as "Designated Senior Debt" by RailWorks.

     "Disqualified Capital Stock" means that portion of any Capital Stock which, by its terms (or by the terms of any security into which it is convertible or for which it is exchangeable at the option of the holder thereof), or upon the happening of any event (other than an event which would constitute a Change of Control), matures or is mandatorily redeemable, pursuant to a sinking fund obligation or otherwise, or is redeemable at the sole option of the holder thereof (except, in each case, upon the occurrence of a Change of Control) on or prior to the final maturity date of the notes.

     "Fair market value" means, with respect to any asset or property, the price which could be negotiated in an arm's-length, free market transaction, for cash, between a willing seller and a willing and able buyer, neither of whom is under undue pressure or compulsion to complete the transaction. Fair market value shall be determined by the RailWorks board of directors acting reasonably and in good faith and shall be evidenced by a Board Resolution of the RailWorks board of directors delivered to the trustee.

     "GAAP" means generally accepted accounting principles set forth in the opinions and pronouncements of the Accounting Principles Board of the American Institute of Certified Public Accountants and statements and pronouncements of the Financial Accounting Standards Board or in such other statements by such other entity as may be approved by a significant segment of the accounting profession of the United States, which are in effect as of April 7, 1999.

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

     "Guarantee" means the guarantee of the Obligations of RailWorks with respect to the notes by each Guarantor pursuant to the terms of the indenture.

     "Guarantor" means: (1) each of the domestic Restricted Subsidiaries of RailWorks as of April 7, 1999 and (2) each of the domestic Restricted Subsidiaries of RailWorks that in the future executes a supplemental indenture in which the Restricted Subsidiary agrees to be bound by the terms of the indenture as a Guarantor; provided that any Person constituting a Guarantor as described above shall cease to constitute a Guarantor when its respective Guarantee is released in accordance with the terms of the indenture.

     "Guarantor Senior Debt" means, with respect to any Guarantor: the principal of, premium, if any, and interest, including any interest accruing subsequent to the filing of a petition of bankruptcy at the rate provided for in the documentation with respect thereto, whether or not such interest is an allowed claim under applicable law, on any Indebtedness of a Guarantor, whether outstanding on April 7, 1999 or thereafter created, incurred or assumed, unless, in the case of any particular Indebtedness, the instrument creating or evidencing the same or pursuant to which the same is outstanding expressly provides that such Indebtedness shall not be senior in right of payment to the Guarantee of such Guarantor. Without limiting the generality of the foregoing, "Guarantor Senior Debt" shall also include the principal of, premium, if any, interest, including any interest accruing subsequent to the filing of a petition of bankruptcy at the rate provided for in the documentation with respect thereto, whether or not such interest is an allowed claim under applicable law, on, and all other amounts owing in respect of:

     (x) all monetary obligations of every nature of such Guarantor under the Credit Agreement, including, without limitation, obligations to pay principal and interest, reimbursement obligations under letters of credit, fees, expenses and indemnities;

     (y) all Interest Swap Obligations; and

     (z) all obligations under Currency Agreements;

     in each case whether outstanding on April 7, 1999 or thereafter incurred.

     Notwithstanding the foregoing, "Guarantor Senior Debt" shall not include:

          (1) any Indebtedness of such Guarantor to a Restricted Subsidiary of such Guarantor or an Affiliate of such Guarantor or any of such Affiliate's subsidiaries;

          (2) Indebtedness to, or guaranteed on behalf of, any shareholder, director, officer or employee of such Guarantor or any Subsidiary of such Guarantor (including, without limitation, amounts owed for compensation);

          (3) Indebtedness to trade creditors and other amounts incurred in connection with obtaining goods, materials or services;

          (4) Indebtedness represented by Disqualified Capital Stock;

          (5) any liability for federal, state, local or other taxes owed or owing by such Guarantor;

          (6) that portion of any Indebtedness incurred in violation of the indenture provisions set forth under "Limitation on Incurrence of Additional Indebtedness," but, as to any such obligation, no such violation shall be deemed to exist for purposes of this clause (6) if the holder(s) of such obligation or their representative and the trustee shall have received an officers' certificate from RailWorks to the effect that the incurrence of such Indebtedness does not, or, in the case of revolving credit indebtedness, that the incurrence of the entire committed amount thereof at the date on which the initial borrowing thereunder is made would not, violate such provisions of the indenture;

          (7) Indebtedness which, when incurred and without respect to any election under Section 1111(b) of Title 11, United States Code, is without recourse to RailWorks; and
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

          (8) any Indebtedness which is, by its express terms, subordinated in right of payment to any other Indebtedness of such Guarantor.

     "Indebtedness" means with respect to any Person, without duplication:

          (1) all Obligations of such Person for borrowed money;

          (2) all Obligations of such Person evidenced by bonds, debentures, notes or other similar instruments;

          (3) all Capitalized Lease Obligations of such Person;

          (4) all Obligations of such Person issued or assumed as the deferred purchase price of property, all conditional sale obligations and all Obligations under any title retention agreement (but excluding trade accounts payable and other accrued liabilities arising in the ordinary course of business);

          (5) all Obligations for the reimbursement of any obligor on any letter of credit, banker's acceptance or similar credit transaction;

          (6) guarantees and other contingent obligations in respect of Indebtedness referred to in clauses (1) through (5) above and clause (8) below;

          (7) all Obligations of any other Person of the type referred to in clauses (1) through (6) which are secured by any lien on any property or asset of such Person, the amount of such Obligation being deemed to be the lesser of the fair market value of such property or asset or the amount of the Obligation so secured;

          (8) all Obligations under Currency Agreements and Interest Swap Agreements of such Person; and

          (9) all Disqualified Capital Stock issued by such Person with the amount of Indebtedness represented by such Disqualified Capital Stock being equal to the greater of its voluntary or involuntary liquidation preference and its maximum fixed repurchase price, but excluding accrued dividends, if any.

     For purposes hereof, the "maximum fixed repurchase price" of any Disqualified Capital Stock which does not have a fixed repurchase price shall be calculated in accordance with the terms of such Disqualified Capital Stock as if such Disqualified Capital Stock were purchased on any date on which Indebtedness shall be required to be determined pursuant to the Indenture, and if such price is based upon, or measured by, the fair market value of such Disqualified Capital Stock, such fair market value shall be determined reasonably and in good faith by the board of directors of the issuer of such Disqualified Capital Stock.

     Notwithstanding the foregoing, "Indebtedness" shall not include (i) any holdback or escrow of the purchase price for any assets or properties of any Person, (ii) any contingent payment obligations incurred in connection with any Asset Acquisition or otherwise, which are contingent on the performance of the assets or properties acquired or (iii) obligations in the ordinary course of business with respect to performance bonds, surety bonds, appeal bonds, security deposits or similar obligations.

     "Independent Financial Advisor" means a firm: (1) which does not, and whose directors, officers and employees or Affiliates do not, have a direct or indirect financial interest in the Company; and (2) which, in the judgment of the board of directors of RailWorks, is otherwise independent and qualified to perform the task for which it is to be engaged.

     "Interest Swap Obligations" means the obligations of any Person pursuant to any arrangement with any other Person, whereby, directly or indirectly, such Person is entitled to receive from time to time periodic payments calculated by applying either a floating or a fixed rate of interest on a stated notional amount in exchange for periodic payments made by such other Person calculated by applying a fixed or a floating rate of interest on the same notional amount and shall include, without limitation, interest rate swaps, caps, floors, collars and similar agreements.

     "Investment" means, with respect to any Person, any direct or indirect loan or other extension of credit (including, without limitation, a guarantee) or capital contribution to (by means of any transfer of cash or other property to others or any payment for property or services for the account or use of others), or any purchase or acquisition by such Person of any Capital Stock, bonds, notes, debentures or other securities or evidences of Indebtedness issued by, any Person. "Investment" shall exclude extensions of trade credit by RailWorks and its Restricted Subsidiaries on commercially reasonable terms in accordance with normal trade practices of RailWorks or such Restricted Subsidiary, as the case may be. If RailWorks or any Restricted Subsidiary of RailWorks sells or otherwise disposes of any Common Stock of any direct or indirect Restricted Subsidiary of RailWorks such that, after giving effect to any such sale or disposition, RailWorks no longer owns, directly or indirectly, 100% of the outstanding Common Stock of such Restricted Subsidiary, RailWorks shall be deemed to have made an Investment on the date of any such sale or disposition equal to the fair market value of the Common Stock of such Restricted Subsidiary not sold or disposed of.

     "Joint Venture" means any partnership, corporation or other entity, in which up to and including 50% of the partnership interests, outstanding voting stock or other equity interests is owned, directly or indirectly, by RailWorks and/or one or more of its Restricted Subsidiaries.

     "Lien" means any lien, mortgage, deed of trust, pledge, security interest, charge or encumbrance of any kind (including any conditional sale or other title retention agreement, any lease in the nature thereof and any agreement to give any security interest).

     "Net Cash Proceeds" means, with respect to any Asset Sale, the proceeds in the form of cash or Cash Equivalents including payments in respect of deferred payment obligations when received in the form of cash or Cash Equivalents (other than the portion of any such deferred payment constituting interest) received by RailWorks or any of its Restricted Subsidiaries from such Asset Sale net of:

          (1) reasonable out-of-pocket expenses and fees relating to such Asset Sale (including, without limitation, legal, accounting and investment banking fees and sales commissions);

          (2) taxes paid or required to be accrued in accordance with GAAP after taking into account any reduction in consolidated tax liability due to available tax credits or deductions and any tax sharing arrangements;

          (3) repayment of Indebtedness that is required to be repaid in connection with such Asset Sale; and

          (4) appropriate amounts to be provided by RailWorks or any Restricted Subsidiary, as the case may be, as a reserve, in accordance with GAAP, against any liabilities associated with such Asset Sale and retained by RailWorks or any Restricted Subsidiary, as the case may be, after such Asset Sale, including, without limitation, pension and other postemployment benefit liabilities, liabilities related to environmental matters and liabilities under any indemnification obligations associated with such Asset Sale.

     "Obligations" means all obligations for principal, premium, interest, penalties, fees, indemnification, reimbursements, damages and other liabilities payable under the documentation governing any Indebtedness.

     "Permitted Indebtedness" means, without duplication, each of the following:

          (1) Indebtedness under the notes issued on April 7, 1999 in an aggregate principal amount not to exceed $125.0 million and the Guarantees;

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

          (2) Indebtedness incurred pursuant to the Credit Agreement or one or more other credit agreements in an aggregate principal amount at any time outstanding not to exceed the greater of (A) $100.0 million or (B) the Borrowing Base reduced, in either case, by any required permanent repayments under the Credit Agreement or any such other credit agreement actually made with the proceeds from Asset Sales, which in the case of a revolving Credit Agreement are accompanied by a corresponding permanent commitment reduction, thereunder;

          (3) other Indebtedness of RailWorks and its Restricted Subsidiaries outstanding on April 7, 1999 reduced by the amount of any scheduled amortization payments or mandatory prepayments when actually paid or permanent reductions thereon;

          (4) Interest Swap Obligations of RailWorks covering Indebtedness of RailWorks or any of its Restricted Subsidiaries and Interest Swap Obligations of any Restricted Subsidiary of RailWorks covering Indebtedness of such Restricted Subsidiary; provided, however, that such Interest Swap Obligations are entered into to protect RailWorks and its Restricted Subsidiaries from fluctuations in interest rates on Indebtedness incurred in accordance with the indenture to the extent the notional principal amount of such Interest Swap Obligation does not exceed the principal amount of the Indebtedness to which such Interest Swap Obligation relates;

          (5) Indebtedness under Currency Agreements; provided that in the case of Currency Agreements which relate to Indebtedness, such Currency Agreements do not increase the Indebtedness of RailWorks and its Restricted Subsidiaries outstanding other than as a result of fluctuations in foreign currency exchange rates or by reason of fees, indemnities and compensation payable thereunder;

          (6) Indebtedness of a Wholly Owned Restricted Subsidiary of RailWorks to RailWorks or to a Wholly Owned Restricted Subsidiary of RailWorks for so long as such Indebtedness is held by RailWorks or a Wholly Owned Restricted Subsidiary of RailWorks, in each case subject to no Lien held by a Person other than RailWorks or a Wholly Owned Restricted Subsidiary of RailWorks; provided that if as of any date any Person other than RailWorks or a Wholly Owned Restricted Subsidiary of RailWorks owns or holds any such Indebtedness or holds a Lien in respect of such Indebtedness, such date shall be deemed the incurrence of Indebtedness not constituting Permitted Indebtedness by the issuer of such Indebtedness;

          (7) Indebtedness of RailWorks to a Wholly Owned Restricted Subsidiary of RailWorks for so long as such Indebtedness is held by a Wholly Owned Restricted Subsidiary of RailWorks, in each case subject to no Lien held by a Person other than a Wholly Owned Restricted Subsidiary; provided that (a) any Indebtedness of RailWorks to any Wholly Owned Restricted Subsidiary of RailWorks that is not a Guarantor is unsecured and subordinated, pursuant to a written agreement, to RailWorks's obligations under the indenture and the notes and (b) if as of any date any Person other than a Wholly Owned Restricted Subsidiary of RailWorks owns or holds any such Indebtedness or Lien in respect of such Indebtedness, such date shall be deemed the incurrence of Indebtedness not constituting Permitted Indebtedness by RailWorks;

          (8) Indebtedness arising from the honoring by a bank or other financial institution of a check, draft or similar instrument inadvertently (except in the case of daylight overdrafts) drawn against insufficient funds in the ordinary course of business; provided, however, that such Indebtedness is extinguished within five business days of incurrence;

          (9) Indebtedness of RailWorks or any of its Restricted Subsidiaries represented by letters of credit for the account of RailWorks or such Restricted Subsidiary, as the case may be, in order to provide security for workers' compensation claims, payment obligations in connection with self-insurance or similar requirements in the ordinary course of business;

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

          (10) Indebtedness represented by Capitalized Lease Obligations and Purchase Money Indebtedness of RailWorks and its Restricted Subsidiaries incurred in the ordinary course of business not to exceed at any one time outstanding the greater of (a) $5.0 million or (b) 5% of the Consolidated Net Worth of RailWorks and its Restricted Subsidiaries;

          (11) Indebtedness in respect of financed insurance premium obligations incurred in the ordinary course of business;

          (12) Refinancing Indebtedness;

          (13) Guarantees by RailWorks or a Guarantor of Indebtedness that was permitted to be incurred under the indenture; and

          (14) additional Indebtedness of RailWorks and its Restricted Subsidiaries in an aggregate principal amount not to exceed at any one time outstanding the greater of (a) $10.0 million or (b) 5% of the Consolidated Net Worth of RailWorks and its Restricted Subsidiaries.

     For purposes of determining compliance with the "Limitation on Incurrence of Additional Indebtedness" covenant, in the event that an item of Indebtedness meets the criteria of more than one of the categories of Permitted Indebtedness described in clauses (1) through (14) above or is entitled to be incurred pursuant to the Consolidated Fixed Charge Coverage Ratio provisions of such covenant, Railworks shall, in its sole discretion, classify -- or later reclassify -- such item of Indebtedness in any manner that complies with this covenant. Accrual of interest, accretion or amortization of original issue discount, the payment of interest on any Indebtedness in the form of additional Indebtedness with the same terms, and the payment of dividends on Disqualified Capital Stock in the form of additional shares of the same class of Disqualified Capital Stock will not be deemed to be an incurrence of Indebtedness or an issuance of Disqualified Capital Stock for purposes of the "Limitations on Incurrence of Additional Indebtedness" covenant.

     "Permitted Investments" means:

          (1) Investments by RailWorks or any Restricted Subsidiary of RailWorks in any Person that is or will become immediately after such Investment a Wholly Owned Restricted Subsidiary of RailWorks or that will merge or consolidate into RailWorks or a Wholly Owned Restricted Subsidiary of RailWorks;

          (2) Investments in RailWorks by any Restricted Subsidiary of RailWorks; provided that any Indebtedness evidencing such Investment to the extent held by a Restricted Subsidiary that is not a Guarantor is unsecured and subordinated, pursuant to a written agreement, to the obligations of RailWorks under the notes and the indenture;

          (3) Investments in cash and Cash Equivalents;

          (4) loans and advances to employees and officers of RailWorks and its Restricted Subsidiaries (A) in the ordinary course of business for bona fide business purposes not in excess of $1.0 million at any one time outstanding, (B) for reasonable travel and business expenses in the ordinary course of business for bona fide business purposes and (C) for reasonable relocation expenses in the ordinary course of business not in excess of $1.0 million at any one time outstanding;

          (5) Currency Agreements and Interest Swap Obligations entered into in the ordinary course of business of RailWorks or any of its Restricted Subsidiaries and otherwise in compliance with the indenture;

          (6) Investments in securities of trade creditors or customers received pursuant to any plan of reorganization or similar arrangement upon the bankruptcy or insolvency of such trade creditors or customers;
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

          (7) Investments made by RailWorks or its Restricted Subsidiaries as a result of consideration received in connection with an Asset Sale made in compliance with the "Limitation on Asset Sales" covenant;

          (8) Guarantees of Indebtedness otherwise permitted under the indenture;

          (9) Investments in Joint Ventures in an aggregate amount not to exceed $5.0 million at any one time outstanding; and

          (10) additional Investments not to exceed $5.0 million at any one time outstanding.

     "Permitted Liens" means the following types of Liens:

          (1) Liens for taxes, assessments or governmental charges or claims either (a) not delinquent or (b) contested in good faith by appropriate proceedings and as to which RailWorks or its Restricted Subsidiaries shall have set aside on its books such reserves as may be required pursuant to GAAP;

          (2) statutory Liens of landlords and Liens of carriers, warehousemen, mechanics, suppliers, materialmen, repairmen and other Liens imposed by law incurred in the ordinary course of business for sums not yet delinquent or being contested in good faith, if such reserve or other appropriate provision, if any, as shall be required by GAAP shall have been made in respect thereof;

          (3) Liens incurred or deposits made in the ordinary course of business in connection with workers' compensation, unemployment insurance and other types of social security, including any Lien securing letters of credit issued in the ordinary course of business consistent with past practice in connection therewith, or to secure the performance of tenders, statutory obligations, surety and appeal bonds, bids, leases, government contracts, performance and return-of-money bonds and other similar obligations (exclusive of obligations for the payment of borrowed money);

          (4) judgment Liens not giving rise to an Event of Default;

          (5) easements, rights-of-way, zoning restrictions and other similar charges or encumbrances in respect of real property not interfering in any material respect with the ordinary conduct of the business of RailWorks or any of its Restricted Subsidiaries;

          (6) any interest or title of a lessor under any Capitalized Lease Obligation; provided that such Liens do not extend to any property or assets which is not leased property subject to such Capitalized Lease Obligation;

          (7) purchase money Liens to finance property or assets of RailWorks or any Restricted Subsidiary of RailWorks acquired in the ordinary course of business; provided, however, that (a) the related purchase money Indebtedness shall not exceed the cost of such property or assets and shall not be secured by any property or assets of RailWorks or any Restricted Subsidiary of RailWorks other than the property and assets so acquired and
     (b) the Lien securing such Indebtedness shall be created within 90 days of such acquisition;

          (8) Liens upon specific items of inventory or other goods and proceeds of any Person securing such Person's obligations in respect of bankers' acceptances issued or created for the account of such Person to facilitate the purchase, shipment or storage of such inventory or other goods;

          (9) Liens securing reimbursement obligations with respect to commercial letters of credit which encumber documents and other property relating to such letters of credit and products and proceeds thereof;

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

          (10) Liens encumbering deposits made to secure obligations arising from statutory, regulatory, contractual, or warranty requirements of RailWorks or any of its Restricted Subsidiaries, including rights of offset and set-off;

          (11) Liens securing Interest Swap Obligations which Interest Swap Obligations relate to Indebtedness that is otherwise permitted under the Indenture;

          (12) Liens securing Capitalized Lease Obligations and Purchase Money Indebtedness permitted pursuant to clause (10) of the definition of "Permitted Indebtedness"; provided, however, that in the case of Purchase Money Indebtedness (a) the Indebtedness shall not exceed the cost of such property or assets and shall not be secured by any property or assets of RailWorks or any Restricted Subsidiary of RailWorks other than the property and assets so acquired or constructed and (b) the Lien securing such Indebtedness shall be created within 180 days of such acquisition or construction or, in the case of a refinancing of any Purchase Money Indebtedness, within 180 days of such refinancing;

          (13) Liens securing Indebtedness under Currency Agreements;

          (14) Liens securing Acquired Indebtedness incurred in accordance with the "Limitation on Incurrence of Additional Indebtedness" covenant; provided that:

             (a) such Liens secured such Acquired Indebtedness at the time of and prior to the incurrence of such Acquired Indebtedness by RailWorks or a Restricted Subsidiary of RailWorks and were not granted in connection with, or in anticipation of, the incurrence of such Acquired Indebtedness by RailWorks or a Restricted Subsidiary of RailWorks; and

             (b) such Liens do not extend to or cover any property or assets of RailWorks or of any of its Restricted Subsidiaries other than the property or assets that secured the Acquired Indebtedness prior to the time such Indebtedness became Acquired Indebtedness of RailWorks or a Restricted Subsidiary of RailWorks and are no more favorable to the lienholders than those securing the Acquired Indebtedness prior to the incurrence of such Acquired Indebtedness by RailWorks or a Restricted Subsidiary of RailWorks; and

          (15) Liens not permitted by clauses (1) through (14) that are incurred in the ordinary course of business of RailWorks or any Restricted Subsidiary of RailWorks with respect to obligations that do not exceed $5.0 million at any one time outstanding.

     "Person" means an individual, partnership, corporation, limited liability company, unincorporated organization, trust or joint venture, or a governmental agency or political subdivision thereof.

     "Preferred Stock" of any Person means any Capital Stock of such Person that has preferential rights to any other Capital Stock of such Person with respect to dividends or redemptions or upon liquidation.

     "Purchase Money Indebtedness" means Indebtedness of RailWorks and its Restricted Subsidiaries incurred in the normal course of business for the purpose of financing all or any part of the purchase price, or the cost of installation, construction or improvement, of property or equipment.

     "Qualified Capital Stock" means any Capital Stock that is not Disqualified Capital Stock.

     "Refinance" means, in respect of any security or Indebtedness, to refinance, extend, renew, refund, repay, prepay, redeem, defease or retire, or to issue a security or Indebtedness in exchange or replacement for, such security or Indebtedness in whole or in part. "Refinanced" and "Refinancing" shall have correlative meanings.

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     "Refinancing Indebtedness" means any Refinancing by RailWorks or any
Restricted Subsidiary of RailWorks of Indebtedness incurred in accordance with the ratio under the "Limitation on Incurrence of Additional Indebtedness" covenant or pursuant to clause (1), (3), or (11) of the definition of Permitted Indebtedness), in each case that does not:

          (1) result in an increase in the aggregate principal amount of the Indebtedness of such Person being Refinanced (plus the amount of any premium required to be paid under the terms of the instrument governing such Indebtedness and plus the amount of reasonable expenses incurred by RailWorks in connection with such Refinancing); or

          (2) create Indebtedness with: (a) a Weighted Average Life to Maturity that is less than the Weighted Average Life to Maturity of the Indebtedness being Refinanced; or (b) a final maturity earlier than the final maturity of the Indebtedness being Refinanced; provided that (x) if such Indebtedness being Refinanced is Indebtedness of RailWorks, then such Refinancing Indebtedness shall be Indebtedness of RailWorks or any Restricted Subsidiary that is a Guarantor and (y) if such Indebtedness being Refinanced is subordinate or junior to the notes, then such Refinancing Indebtedness shall be subordinate to the notes at least to the same extent and in the same manner as the Indebtedness being Refinanced.

     "Representative" means the indenture trustee or other trustee, agent or representative in respect of any Designated Senior Debt; provided that if, and for so long as, any Designated Senior Debt lacks such a representative, then the Representative for such Designated Senior Debt shall at all times constitute the holders of a majority in outstanding principal amount of such Designated Senior Debt in respect of any Designated Senior Debt.

     "Restricted Subsidiary" of any Person means any Subsidiary of such Person which at the time of determination is not an Unrestricted Subsidiary.

     "Sale and Leaseback Transaction" means any direct or indirect arrangement with any Person or to which any such Person is a party, providing for the leasing to RailWorks or a Restricted Subsidiary of any property, whether owned by RailWorks or any Restricted Subsidiary at April 7, 1999 or later acquired, which has been or is to be sold or transferred by RailWorks or such Restricted Subsidiary to such Person or to any other Person from whom funds have been or are to be advanced by such Person on the security of such Property.

     "Senior Debt" means the principal of, premium, if any, and interest (including any interest accruing subsequent to the filing of a petition of bankruptcy at the rate provided for in the documentation with respect thereto, whether or not such interest is an allowed claim under applicable law) on any Indebtedness of RailWorks, whether outstanding on April 7, 1999 or thereafter created, incurred or assumed, unless, in the case of any particular Indebtedness, the instrument creating or evidencing the same or pursuant to which the same is outstanding expressly provides that such Indebtedness shall not be senior in right of payment to the notes. Without limiting the generality of the foregoing, "Senior Debt" shall also include the principal of, premium, if any, interest (including any interest accruing subsequent to the filing of a petition of bankruptcy at the rate provided for in the documentation with respect thereto, whether or not such interest is an allowed claim under applicable law) on, and all other amounts owing in respect of:

          (1) all monetary obligations of every nature of RailWorks under the Credit Agreement, including, without limitation, obligations to pay principal and interest, reimbursement obligations under letters of credit, fees, expenses and indemnities;

          (2) all Interest Swap Obligations; and

          (3) all obligations under Currency Agreements, in each case whether outstanding on April 7, 1999 or thereafter incurred.

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

     Notwithstanding the foregoing, "Senior Debt" shall not include:

          (1) any Indebtedness of RailWorks to a Restricted Subsidiary of RailWorks or any Affiliate of RailWorks or any of such Affiliate's Subsidiaries;

          (2) Indebtedness to, or guaranteed on behalf of, any shareholder, director, officer or employee of RailWorks or any Subsidiary of RailWorks (including, without limitation, amounts owed for compensation);

          (3) Indebtedness to trade creditors and other amounts incurred in connection with obtaining goods, materials or services;

          (4) Indebtedness represented by Disqualified Capital Stock;

          (5) any liability for federal, state, local or other taxes owed or owing by RailWorks;

          (6) that portion of any Indebtedness incurred in violation of the indenture provisions set forth under "Limitation on Incurrence of Additional Indebtedness" (but, as to any such obligation, no such violation shall be deemed to exist for purposes of this clause (6) if the holder(s) of such obligation or their representative and the trustee shall have received an officers' certificate of RailWorks to the effect that the incurrence of such Indebtedness does not (or, in the case of revolving credit indebtedness, that the incurrence of the entire committed amount thereof at the date on which the initial borrowing thereunder is made would not) violate such provisions of the indenture);

          (7) Indebtedness which, when incurred and without respect to any election under Section 1111(b) of Title 11, United States Code, is without recourse to RailWorks; and

          (8) any Indebtedness which is, by its express terms, subordinated in right of payment to any other Indebtedness of RailWorks.

     "Significant Subsidiary", with respect to any Person, means any Restricted Subsidiary of such Person that satisfies the criteria for a "significant subsidiary" set forth in Rule 1.02(w) of Regulation S-X under the Securities Act.

     "Subsidiary", with respect to any Person, means:

          (1) any corporation of which the outstanding Capital Stock having at least a majority of the votes entitled to be cast in the election of directors under ordinary circumstances shall at the time be owned, directly or indirectly, by such Person; or

          (2) any other Person of which at least a majority of the voting interest under ordinary circumstances is at the time, directly or indirectly, owned by such Person.

     "Unrestricted Subsidiary" of any Person means:

          (1) any Subsidiary of such Person that at the time of determination shall be or continue to be designated an Unrestricted Subsidiary by the board of directors of such Person in the manner provided below; and

          (2) any Subsidiary of an Unrestricted Subsidiary.

     The RailWorks board of directors may designate any Subsidiary (including any newly acquired or newly formed Subsidiary) to be an Unrestricted Subsidiary unless such Subsidiary owns any Capital Stock of, or owns or holds any Lien on any property of, RailWorks or any other Subsidiary of RailWorks that is not a Subsidiary of the Subsidiary to be so designated; provided that:

          (1) RailWorks certifies to the trustee that such designation complies with the "Limitation on Restricted Payments" covenant; and

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

          (2) each Subsidiary to be so designated and each of its Subsidiaries has not at the time of designation, and does not thereafter, create, incur, issue, assume, guarantee or otherwise become directly or indirectly liable with respect to any Indebtedness pursuant to which the lender has recourse to any of the assets of RailWorks or any of its Restricted Subsidiaries.

     The RailWorks board of directors may designate any Unrestricted Subsidiary to be a Restricted Subsidiary only if:

          (1) immediately after giving effect to such designation, RailWorks is able to incur at least $1.00 of additional Indebtedness (other than Permitted Indebtedness) in compliance with the "Limitation on Incurrence of Additional Indebtedness" covenant; and

          (2) immediately before and immediately after giving effect to such designation, no Default or Event of Default shall have occurred and be continuing. Any such designation by the board of directors shall be evidenced to the trustee by promptly filing with the trustee a copy of the board resolution giving effect to such designation and an officers' certificate certifying that such designation complied with the foregoing provisions.

     "Weighted Average Life to Maturity" means, when applied to any Indebtedness at any date, the number of years obtained by dividing (a) the then outstanding aggregate principal amount of such Indebtedness into (b) the sum of the total of the products obtained by multiplying (i) the amount of each then remaining installment, sinking fund, serial maturity or other required payment of principal, including payment at final maturity, in respect thereof, by (ii) the number of years (calculated to the nearest one-twelfth) which will elapse between such date and the making of such payment.

     "Wholly Owned Restricted Subsidiary" of any Person means any Wholly Owned Subsidiary of such Person which at the time of determination is a Restricted Subsidiary of such Person.

     "Wholly Owned Subsidiary" of any Person means any Subsidiary of such Person of which all the outstanding voting securities (other than in the case of a foreign Subsidiary, directors' qualifying shares or an immaterial amount of shares required to be owned by other Persons pursuant to applicable law) are owned by such Person or any Wholly Owned Subsidiary of such Person.

                      EXCHANGE OFFER; REGISTRATION RIGHTS

     As part of the sale of the old notes to BT Alex. Brown, NationsBanc Montgomery Securities LLC and First Union Capital Markets pursuant to the purchase agreement, dated April 1, 1999, among RailWorks and those initial purchasers, the holder of the old notes became entitled to the benefits of the registration rights agreement, dated as of April 7, 1999 by and among RailWorks and the initial purchasers.

     Under the registration rights agreement, we have agreed:

     - to file a registration statement with the SEC with respect to a registered offer to exchange the old notes for new 11 1/2% Senior Subordinated Notes due 2009, having terms substantially identical in all material respects to the old nots, except that the new notes will not contain transfer restrictions, by June 7, 1999;

     - to use our reasonable best efforts to cause the registration statement to become effective under the Securities Act by September 7, 1999;

     - to offer the new notes and the related guarantees in exchange for surrender of the old notes following the effective date of the registration statement; and

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

     - to use our reasonable best efforts to keep the exchange offer open for at least 30 days, or longer if required by applicable law, after the date that the notice of the exchange offer is mailed to the holders of the old notes.

     The exchange offer being made hereby, if consummated within the required time periods, will satisfy our obligations under the registration rights
agreement. We understand that there are approximately                beneficial
owners of old notes. We are sending this prospectus, together with the letter of transmittal, to all the beneficial holders known to us. For each old note validly surrendered to us pursuant to the exchange offer and not validly withdrawn, the holder will receive a new note having a principal amount equal to that of the surrendered old note. Interest on each old note will accrue (i) from the later of (A) the last interest payment date on which interest was paid on the old note surrendered in exchange for the new note or, (B) if the old note is surrendered for exchange on a date in a period that includes the record date for an interest payment date to occur on or after the date of the exchange and as to which interest will be paid, the date of such interest payment date, or (ii) if no interest has been paid on the old note, from April 7, 1999.

     Under existing interpretations of the SEC contained in several no-action letters to third parties, we believe that the new notes and the related guarantees will be freely transferable by the holders, other than affiliates of RailWorks, after the exchange offer without further registration under the Securities Act; provided, however, that if you want to exchange your old notes for new notes, you will be required to represent:

          (1) you have full power and authority to tender, sell, assign and transfer the old notes surrendered;

          (2) we will acquire good title to the old notes being surrendered, free and clear of all security interests, liens, restrictions, charges, encumbrances, conditional sale agreements or other obligations relating to their sale or transfer, and not subject to any adverse claim when we accept the old notes;

          (3) you are acquiring the new notes in the ordinary course of your business;

          (4) you are not engaging and do not intend to engage in a distribution of the new notes;

          (5) you have no arrangement or understanding with any person to participate in the distribution of the new notes;

          (6) you acknowledge and agree that if you are a broker-dealer registered under the Exchange Act or you are participating in the exchange offer for the purpose of distributing the new notes, you must comply with the registration and prospectus delivery requirements of the Securities Act in connection with a secondary resale of the new notes, and that you cannot rely on the position of the SEC's staff set forth in their no-action letters;

          (7) you understand that a secondary resale transaction described above and any resales of new notes obtained by you in exchange for old notes acquired by you directly from us should be covered by an effective registration statement containing the selling security holder information required by Item 507 or 508, as applicable, of Regulation S-K of the SEC; and

          (8) you are not an "affiliate", as defined in Rule 405 under the Securities Act, of RailWorks or any subsidiary guarantor, or, if you are an "affiliate," that you will comply with the registration and prospectus delivery requirements of the Securities Act to the extent applicable.

     We agree to make available, during the period required by the Securities Act, a prospectus meeting the requirements of the Securities Act for use by Participating Broker-Dealers and other persons, if any, with similar prospectus delivery requirements for use in connection with any resale of new notes.

     If (1) because of any change in law or in currently prevailing interpretations of the staff of the SEC, we are not permitted to effect an exchange offer, (2) we do not complete the exchange offer by October 11, 1999,
(3) under certain circumstances, some holders of unregistered new notes so request, or (4) in the case of any holder that participates in the exchange offer, that holder does not receive new notes on the date of the exchange that may be sold without restriction under state and federal securities laws, other than due solely to the status of that holder as an affiliate of RailWorks or within the meaning of the Securities Act, then in each case, we will

     - promptly deliver to the holders and the trustee written notice of one of these changes and

     - at our sole expense, file a shelf registration statement covering resales of the old notes;

     - use our reasonable best efforts to keep the shelf registration statement effective until the earlier of April 7, 2001 or such time as all of the applicable old notes have been sold under the shelf registration statement.

     In the event that we file a shelf registration statement, we will provide each holder with copies of the prospectus that is a part of the shelf registration statement, notify each holder when the shelf registration statement for the notes has become effective, and take some other actions that are required to permit unrestricted resales of the notes. A holder that sells notes pursuant to the shelf registration statement will be required to be named as a selling security holder in the related prospectus and to deliver a prospectus to purchasers, will be subject to certain of the civil liability provisions under Securities Act in connection with such sales and will be bound by the provisions of the registration rights agreement that are applicable to that kind of holder, including certain indemnification rights and obligations.

     If we fail to comply with the above provisions or if the exchange offer registration statement or the shelf registration statement fails to become effective, then, as liquidated damages, we will pay "additional interest" on the notes as follows:

          (1) if (A) neither the exchange offer registration statement nor the shelf registration statement is filed with the SEC on or prior to the applicable filing date or (B) despite the fact that we have consummated or will consummate an exchange offer, we are required to file a shelf registration statement and we do not file the shelf registration statement on or prior to the date required by the registration rights agreement, then commencing on the day after either such required filing date, additional interest will accrue on the principal amount of the notes at a yearly rate of 0.25% for the first 90 days immediately following each such filing date; the additional interest rate will increase by an additional 0.25% per annum at the beginning of each subsequent 90-day period; or

          (2) if (A) neither the exchange offer registration statement nor a shelf registration statement is declared effective by the SEC on or prior to 150 days after the applicable filing date set forth in the registration rights agreement or (B) despite the fact that we have consummated or will consummate an exchange offer, we are required to file a shelf registration statement and the SEC does not declare the shelf registration statement effective on or prior to the 150th day following the date the shelf registration statement was filed, then, commencing on the day after either required effective date, additional interest will accrue on the principal amount of the note at a yearly rate of 0.25% for the first 90 days immediately following that required effective date; the additional interest rate will increase by an additional 0.25% per annum at the beginning of each subsequent 90-day period; or

          (3) if (A) we have not exchanged new notes for all old notes validly surrendered in accordance with the terms of the exchange offer on or prior to October 11, 1999, or (B) if

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

     applicable, the shelf registration statement has been declared effective and the shelf registration statement ceases to be effective at any time prior to April 7, 2001, other than after such time as all notes have been disposed of under the shelf registration statement, then additional interest will accrue on the principal amount of the notes at a yearly rate of 0.25% for the first 90 days commencing on (x) the 36th day after the effective date, in the case of (A) above, or (y) the day the shelf registration statement ceases to be effective, in the case of (B) above; the additional interest rate will increase by an additional 0.25% per annum at the beginning of each subsequent 90-day period;

provided, however, that the additional interest rate on the notes may not accrue under more than one of the foregoing clauses (1) -- (3) at any one time and at no time shall the aggregate amount of additional interest accruing exceed in the aggregate 1.5% per year; provided, further, however, that (c) upon the filing of the exchange offer registration statement or a shelf registration statement, in the case of clause (1) above, (d) upon the effectiveness of the exchange offer registration statement or a shelf registration statement, in the case of clause
(2) above, or (e) upon the exchange of new notes for all old notes surrendered, in the case of clause (3)(A) above, or upon the effectiveness of the shelf registration statement that had ceased to remain effective, in the case of clause (3)(B) above, additional interest on the notes as a result of such clause, or the relevant subclause of that clause, as the case may be, shall cease to accrue.

     Any amounts of additional interest due pursuant to clause (1), (2) or (3) above will be payable in cash on the same original interest payment dates as the notes.

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                         BOOK-ENTRY; DELIVERY AND FORM

     The exchange notes initially will be represented by one or more permanent global certificates in definitive, fully registered form (the "Global notes"). The Global notes will be deposited upon issuance with DTC and registered in the name of a nominee of DTC.

THE GLOBAL NOTE

     We expect that pursuant to procedures established by DTC (1) upon the issuance of the Global notes, DTC or its custodian will credit, on its internal system, the principal amount at maturity of the individual beneficial interests represented by such Global notes to the respective accounts of persons who have accounts with such depositary and (2) ownership of beneficial interests in the Global notes will be shown on, and the transfer of such ownership will be effected only through, records maintained by DTC or its nominee (with respect to interests of participants) and the records of participants (with respect to interests of persons other than participants). Ownership of beneficial interests in the Global notes will be limited to persons who have accounts with DTC ("participants") or persons who hold interests through participants. Holders may hold their interests in the Global notes directly through DTC if they are participants in DTC's system, or indirectly through organizations that are participants in such system.

     So long as DTC, or its nominee, is the registered owner or holder of the new notes, DTC or such nominee, as the case may be, will be considered the sole owner or holder of the new notes represented by such Global notes for all purposes under the indenture. No beneficial owner of an interest in the Global notes will be able to transfer that interest except in accordance with DTC's procedures, in addition to those provided for under the indenture with respect to the new notes.

     Payments of the principal of, premium, if any, interest, including additional interest, on, the Global notes will be made to DTC or its nominee as the registered owner of the Global notes. None of RailWorks, the trustee or any paying agent will have any responsibility or liability for any aspect of the records relating to or payments made on account of beneficial ownership interests in the Global notes or for maintaining, supervising or reviewing any records relating to such beneficial ownership interest.

     We expect that DTC or its nominee, upon receipt of any payment of principal, premium, if any, interest, including additional interest, on the Global notes, will credit participants' accounts with payments in amounts proportionate to their respective beneficial interests in the principal amount of the Global notes as shown on the records of DTC or its nominee. We also expect that payments by participants to owners of beneficial interests in the Global notes held through such participants will be governed by standing instructions and customary practice, as is now the case with securities held for the accounts of customers registered in the names of nominees for such customers. Such payments will be the responsibility of such participants.

     Transfers between participants in DTC will be effected in the ordinary way through DTC's same-day funds system in accordance with DTC rules and will be settled in same day funds. If a holder requires physical delivery of a certificated security for any reason, including to sell new notes to persons in states that require physical delivery of the new notes, or to pledge such securities, such holder must transfer its interest in a Global note, in accordance with the normal procedures of DTC and with the procedures set forth in the indenture.

     DTC has advised us that it will take any action permitted to be taken by a holder of new notes, including the presentation of new notes for exchange as described below, only at the direction of one or more participants to whose account the DTC interests in the Global notes are credited and only in respect of such portion of the aggregate principal amount of notes as to which such participant or participants has or have given such direction. However, if there is an

Event of Default under the Indenture, DTC will exchange the Global notes for certificated securities, which it will distribute to its participants.

     DTC has advised us as follows: DTC is a limited purpose trust company organized under the laws of the State of New York, a member of the Federal Reserve System, a "clearing corporation" within the meaning of the Uniform Commercial Code and a "Clearing Agency" registered pursuant to the provisions of
Section 17A of the Exchange Act. DTC was created to hold securities for its participants and facilitate the clearance and settlement of securities transactions between participants through electronic book-entry changes in accounts of its participants, thereby eliminating the need for physical movement of certificates. Participants include securities brokers and dealers, banks, trust companies and clearing corporations and certain other organizations. Indirect access to the DTC system is available to others such as banks, brokers, dealers and trust companies that clear through or maintain a custodial relationship with a participant, either directly or indirectly.

     Although DTC has agreed to the foregoing procedures in order to facilitate transfers of interests in the Global note among participants of DTC, it is under no obligation to perform such procedures, and such procedures may be discontinued at any time. Neither RailWorks nor the trustee will have any responsibility for the performance by DTC or its participants or indirect participants of their respective obligations under the rules and procedures governing their operations.

CERTIFICATED SECURITIES

     Certificated securities will be issued in exchange for beneficial interests in the Global notes (1) if requested by a holder of such interests or (2) if DTC is at any time unwilling or unable to continue as a depositary for the Global notes and a successor depositary is not appointed by RailWorks within 90 days.

                              PLAN OF DISTRIBUTION

     We are not using any underwriters for this exchange offer. We are also bearing the expenses of the exchange.

     This prospectus, as it may be amended or supplemented from time to time, may be used by a broker-dealer in connection with resales of any new notes received in exchange for old notes acquired by such broker-dealer as a result of market-making or other trading activities. Each such broker-dealer that receives new notes for its own account in exchange for such old notes pursuant to the exchange offer must acknowledge that it will deliver a prospectus in connection with any resale of such new notes. We have agreed that for a period of up to 180 days after the registration statement is declared effective, we will make this prospectus, as amended or supplemented, available to any such broker-dealer that requests copies of this prospectus in the letter of transmittal for use in connection with any such resale.

     We will not receive any proceeds from any sale of new notes by broker-dealers or any other persons. New notes received by broker-dealers for their own account pursuant to the exchange offer may be sold from time to time in one or more transactions in the over-the-counter market, in negotiated transactions or through the writing of options on the exchange notes, or a combination of such methods of resale, at market prices prevailing at the time of resale or negotiated prices. Any such resale may be made directly to purchasers or to or through brokers or dealers who may receive compensation in the form of commissions or concessions from any such broker-dealer and/or the purchasers of any such exchange notes. Any broker-dealer that resells new notes that were received by it for its own account pursuant to the exchange offer in exchange for old notes acquired by such broker-dealer as a result of market-making or other trading activities and any broker-dealer that participates in a distribution of such new notes may be deemed to be an "underwriter" within the meaning of the Securities Act. Any profit on these resales of new notes and any commissions or concessions received by any persons may be deemed to be underwriting compensation under the Securities Act. The letter of transmittal states that by acknowledging that it will deliver and by delivering a prospectus, a broker-dealer will not be deemed to admit that it is an "underwriter" within the meaning of the Securities Act.

     We have agreed to pay all expenses incident to our performance of, or compliance with, the registration rights agreement and will indemnify the holders of old notes, including any broker-dealers, and certain parties related to these holders, against various liabilities, including liabilities under the Securities Act.

                CERTAIN UNITED STATES FEDERAL TAX CONSIDERATIONS

     THIS SUMMARY IS OF A GENERAL NATURE AND IS INCLUDED HEREIN SOLELY FOR INFORMATIONAL PURPOSES. IT IS NOT INTENDED TO BE, NOR SHOULD IT BE CONSTRUED AS BEING, LEGAL OR TAX ADVICE. WE MAKE NO REPRESENTATION WITH RESPECT TO THE CONSEQUENCES TO ANY HOLDER OF THE NOTES. YOU SHOULD CONSULT YOUR OWN TAX ADVISORS WITH RESPECT TO YOUR PARTICULAR CIRCUMSTANCES.

     The following discussion is a summary of certain United States federal income tax considerations relevant to the purchase, ownership and disposition of the Notes by holders thereof, based upon current provisions of the Internal Revenue Code of 1986, judicial decisions, and administrative interpretations, all of which are subject to change at any time by legislative, judicial or administrative action. Any such changes may be applied retroactively in a manner that could adversely affect a holder of the notes. There can be no assurance that the Internal Revenue Service will not challenge the conclusions stated below, and no ruling from the Internal Revenue Service has been or will be sought on any of the matters discussed below.

     The following discussion does not purport to be a complete analysis of all the potential federal income tax consequences of exchanging old notes for new notes, and, without limiting the generality of the foregoing, this summary does not address the effect of any special rules applicable to certain types of holders, including dealers in securities, insurance companies, financial institutions, tax-exempt entities, persons owning notes through partnerships or other pass-through entities, former citizens or residents of the United States and persons who hold notes as part of a straddle, hedge, or conversion transaction. In addition, this discussion is limited to holders who are the initial purchasers of the notes for cash and hold the notes as capital assets within the meaning of Section 1221 of the Internal Revenue Code. This discussion does not address the effect of any state, local, or foreign tax laws.

     The exchange of old notes for new notes pursuant to the exchange offer will not be treated as an "exchange" for federal income tax purposes because the new notes do not differ materially in kin or extend from the old notes. Accordingly,
(i) holders will not recognize taxable gain or loss upon the receipt of new notes in exchange for old notes in the exchange offer, the holding period for a new note received in the exchange offer will include the holding period of the old note surrendered in exchange for the new note, and (iii) the adjusted tax basis of a new note immediately after the exchange will be the same as the adjusted tax basis of the old note surrendered in exchange for the new note.

     We recommend that you consult your own tax advisor as to the particular consequences of exchanging your old notes for new notes, including the applicability and effect of any state, local or foreign tax laws.

                                 LEGAL MATTERS

     The validity of the new notes will be passed upon for us by King & Spalding, New York, New York.

                                    EXPERTS

     The financial statements of RailWorks Corporation and Subsidiaries, Mid West Railroad Construction and Maintenance Corporation of Wyoming and F&V Metro Contracting Corp. and Affiliates included in this prospectus and elsewhere in the registration statement have been audited by Arthur Andersen LLP, independent public accountants, as indicated in their reports with respect thereto, and are included herein in reliance upon the authority of said firm as experts in giving said reports.

     The financial statements of Gantrex Group included in this prospectus and elsewhere in the registration statement have been audited by Arthur Andersen LLP, independent chartered accountants, as indicated in their report with respect thereto, and are included herein in reliance upon the authority of said firm as experts in giving said report.

                      WHERE YOU CAN FIND MORE INFORMATION

     RailWorks Corporation files annual, quarterly and other reports, proxy statements and other information with the SEC. Our current SEC filings are available to the public over the Internet at the SEC's web site at http://www.sec.gov. You may also read and copy any document we file at the SEC's public reference rooms in Washington, D.C., New York, New York and Chicago, Illinois. Please call the SEC at 1-800-SEC-0330 for further information on the public reference rooms.

     Because our common stock is listed on The Nasdaq National Market, our reports, proxy statements and other information can be reviewed and copied at the offices of The Nasdaq Stock Market, Inc. at 1735 K Street, N.W. Washington, D.C. 20006-1506.

     We recommend that you review our Annual Report on Form 10-K for the year ended December 31, 1998, which we filed with the SEC on March \29, 1999, and our Quarterly Report on Form 10-Q for the three months ended March 31, 1999, which we filed with the SEC on May 14, 1999. You may request a copy of our SEC filings (without exhibits) at no cost, by writing or telephoning us at the following address:

         RailWorks Corporation
         1104 Kenilworth Drive, Suite 301
         Baltimore, Maryland 21204
         (410) 512-0500

               SPECIAL NOTE REGARDING FORWARD-LOOKING STATEMENTS

     This prospectus contains forward-looking statements within the meaning of
Section 27A of the Securities Act of 1933. You can find discussions containing forward-looking statements in the "Prospectus Summary," the "Management's Discussion and Analysis of Financial Condition and Results of Operation," "Business -- Competitive Strengths," "Business -- Strategy" and
"Business -- Competition" sections, as well as within this prospectus generally. We use the words "believes," "anticipates," "expects," "estimates," "plans," "intends" and similar expressions so as to identify forward-looking statements. All forward-looking statements involve substantial risks and uncertainties. There may be events in the future that we are not accurately able to predict, or over which we have no control. Some factors that may cause actual results to differ from projected results are:

     - absence of a combined operating history of the operating companies and difficulties in integrating their operations;

     - unanticipated difficulties or delays in implementing our acquisition program;

     - cyclicality in the demand for rail system services and products;

     - availability of capital, including our ability to service or refinance indebtedness;

     - an unanticipated decrease in public sector contracts and funding;

     - changes in our relationships with major customers;

     - effects of changes in general economic conditions;

     - actions by competitors;

     - ability to retain qualified personnel; and

     - unanticipated costs, difficulties or delays in implementing our Year 2000 compliance program.

     Forward-looking statements include, without limitation, our expectations and estimates as to development of our services and products and expansion of our customer base, future financial performance, including growth in revenues and earnings and the effect on our finances of new acquisitions, cash flows from operations, acquisitions, capital expenditures, the availability of funds from credit facilities, the sale of securities and the cost and timely implementation of our Year 2000 compliance modifications.

     Consequently, you should regard forward-looking statements only as our current plans, estimates and beliefs. We do not promise to notify you if we learn that our assumptions or projections are wrong for any reason. Before you decide to exchange your notes, you should be aware that the factors we discuss in the "Risk Factors" section and elsewhere in this prospectus could cause our actual results to differ from what we have stated in any forward-looking statements.
                               ------------------

     Our principal executive offices are located at 1104 Kenilworth Drive, Suite 301, Baltimore, Maryland 21204. The telephone number at that address is (410) 512-0500.

                         INDEX TO FINANCIAL STATEMENTS

                                                              PAGE
                                                              ----
RAILWORKS CORPORATION AND SUBSIDIARIES
Audited Financials:
  Report of Independent Public Accountants..................   F-2
  Consolidated Balance Sheets as of December 31, 1998 and
     1997...................................................   F-3
  Consolidated Statements of Operations for the Years Ended
     December 31, 1998, 1997 and 1996.......................   F-4
  Consolidated Statements of Stockholders' Equity for the
     Years Ended December 31, 1998, 1997 and 1996...........   F-5
  Consolidated Statements of Cash Flows for the Years Ended
     December 31, 1998, 1997 and 1996.......................   F-6
  Notes to Consolidated Financial Statements................   F-7
Unaudited Financials:
  Consolidated Balance Sheets as of March 31, 1999 and
     December 31, 1998......................................  F-24
  Consolidated Statements of Income for the Three Months
     Ended March 31, 1999 and 1998..........................  F-25
  Consolidated Statements of Cash Flows for the Three Months
     Ended March 31, 1999 and 1998..........................  F-26
Notes to Consolidated Financial Statements..................  F-27
GANTREX GROUP
  Report of Independent Chartered Accountants...............  F-32
  Combined Balance Sheet as of December 31, 1998............  F-33
  Combined Statements of Income and Retained Earnings for
     the Year Ended December 31, 1998.......................  F-34
  Combined Statement of Cash Flows for the Year Ended
     December 31, 1998......................................  F-35
  Notes to Combined Financial Statements....................  F-36
MID WEST RAILROAD CONSTRUCTION AND MAINTENANCE CORPORATION
  OF WYOMING
  Report of Independent Public Accountants..................  F-40
  Balance Sheet as of December 31, 1998.....................  F-41
  Statement of Operations and Retained Earnings for the Year
     Ended December 31, 1998................................  F-42
  Statement of Cash Flows for the Year Ended December 31,
     1998...................................................  F-43
  Notes to Financial Statements.............................  F-44
F&V METRO CONTRACTING CORP. AND AFFILIATES
  Report of Independent Public Accountants..................  F-48
  Combined Statement of Net Liabilities as of November 30,
     1998...................................................  F-49
  Combined Statement of Operations for the Year Ended
     November 30, 1998......................................  F-50
  Combined Statement of Cash Flows for the Year Ended
     November 30, 1998......................................  F-51
  Notes to Combined Financial Statements....................  F-52

                    REPORT OF INDEPENDENT PUBLIC ACCOUNTANTS

To RailWorks Corporation:

     We have audited the accompanying consolidated balance sheets of RailWorks Corporation (a Delaware corporation) and Subsidiaries and its predecessor entity (the "Company"), as of December 31, 1998 and 1997 and the related consolidated statements of operations, stockholders' equity and cash flows for the three years in the period ended December 31, 1998. These financial statements are the responsibility of the Company's management. Our responsibility is to express an opinion on these financial statements based on our audits.

     We conducted our audits in accordance with generally accepted auditing standards. Those standards require that we plan and perform the audit to obtain reasonable assurance about whether the financial statements are free of material misstatement. An audit includes examining, on a test basis, evidence supporting the amounts and the disclosures in the financial statements. An audit also includes assessing the accounting principles used and significant estimates made by management, as well as evaluating the overall financial statement presentation. We believe that our audits provide a reasonable basis for our opinion.

     In our opinion, the consolidated financial statements referred to above present fairly, in all material respects, the financial position of the Company as of December 31, 1998 and 1997 and the results of its operations and its cash flows for the three years in the period ended December 31, 1998 in conformity with generally accepted accounting principles.

                                          Arthur Andersen LLP

Stamford, Connecticut
February 8, 1999

                     RAILWORKS CORPORATION AND SUBSIDIARIES

                          CONSOLIDATED BALANCE SHEETS
                           DECEMBER 31, 1998 AND 1997
                (IN THOUSANDS, EXCEPT SHARE AND PER SHARE DATA)

                                                                1998      1997
                                                              --------   -------
ASSETS
Current Assets:
  Cash and cash equivalents.................................  $  2,846   $ 1,120
  Accounts receivable, net of allowance for doubtful
    accounts of $442 and $58................................    77,181    46,436
  Costs and estimated earnings in excess of billings on
    uncompleted contracts...................................    24,792    17,149
  Inventories:
    Raw materials...........................................     7,535     1,240
    Finished goods..........................................     1,550        --
  Deferred tax asset........................................       870     1,020
  Other current assets......................................     3,401       977
                                                              --------   -------
         Total current assets...............................   118,175    67,942
                                                              --------   -------
PROPERTY, PLANT AND EQUIPMENT...............................    14,514       448
LESS ACCUMULATED DEPRECIATION AND
  AMORTIZATION..............................................     1,122        56
                                                              --------   -------
PROPERTY, PLANT AND EQUIPMENT, NET..........................    13,392       392
                                                              --------   -------
OTHER ASSETS:
  Excess of cost over net assets acquired, net of
    amortization............................................    93,845        --
  Deferred tax asset........................................        85        --
  Loans to officers.........................................       959        --
  Other.....................................................     2,180        18
                                                              --------   -------
         Total other assets.................................    97,069        18
                                                              --------   -------
                                                              $228,636   $68,352
                                                              ========   =======
LIABILITIES AND STOCKHOLDERS' EQUITY
Current Liabilities:
  Current maturities of long-term debt......................  $    931   $ 2,555
  Accounts payable and accrued liabilities..................    35,436    22,547
  Accrued payroll and related withholdings..................     3,777     4,711
  Billings in excess of costs and estimated earnings on
    uncompleted contracts...................................     5,958     8,510
  Other current liabilities.................................     4,682     3,119
                                                              --------   -------
         Total current liabilities..........................    50,784    41,442
                                                              --------   -------
  Long-term debt............................................    50,573    12,449
  Excess of acquired net assets over cost, net of
    amortization............................................     8,662    10,210
  Other liabilities.........................................     8,609     2,813
                                                              --------   -------
         Total long-term liabilities........................    67,844    25,472
                                                              --------   -------
         Total liabilities..................................   118,628    66,914
                                                              --------   -------
Stockholders' Equity:
  Series A, convertible preferred stock, $1.00 par value,
    authorized 10,000,000 shares, 13,700 shares issued and
    outstanding.............................................        14        --
  Common stock, $0.01 par value, authorized 100,000,000
    shares, 13,703,530 shares issued and outstanding in
    1998, 2,959,291 issued and outstanding in 1997..........       137        30
  Additional paid-in capital................................   121,296        --
  Retained earnings (deficit)...............................   (11,439)    1,408
                                                              --------   -------
         Total stockholders' equity.........................   110,008     1,438
                                                              --------   -------
                                                              $228,636   $68,352
                                                              ========   =======

                See Notes to Consolidated Financial Statements.

                     RAILWORKS CORPORATION AND SUBSIDIARIES

                     CONSOLIDATED STATEMENTS OF OPERATIONS
              FOR THE YEARS ENDED DECEMBER 31, 1998, 1997 AND 1996
                (IN THOUSANDS, EXCEPT SHARE AND PER SHARE DATA)

                                                                                   PREDECESSOR
                                                                                     COMPANY
                                                            1998         1997         1996
                                                         ----------   ----------   -----------
Revenue................................................  $  212,533   $  153,610    $188,767
Cost of revenue........................................     182,817      136,678     169,303
                                                         ----------   ----------    --------
Gross profit...........................................      29,716       16,932      19,464
Selling, general and administrative expenses...........      17,040       13,733      15,053
Non-recurring expenses.................................      19,965           --          --
Transaction fees.......................................       1,281           --          --
Depreciation and amortization expense..................       2,105         (213)      1,365
                                                         ----------   ----------    --------
Operating (loss) income................................     (10,675)       3,412       3,046
                                                         ----------   ----------    --------
Other income(expense):
  Interest expense.....................................      (2,334)      (1,761)     (2,023)
  Interest and other income............................       1,634          975         476
  Management fee to former parent......................          --           --        (941)
                                                         ----------   ----------    --------
  Other expense, net...................................        (700)        (786)     (2,488)
                                                         ----------   ----------    --------
(Loss) income before income taxes......................     (11,375)       2,626         558
Provision for income taxes.............................       1,472        1,198         500
                                                         ----------   ----------    --------
Net (loss) income......................................  $  (12,847)  $    1,428    $     58
                                                         ==========   ==========    ========
Basic and diluted (loss) earnings per share............  $    (1.67)  $      .48
                                                         ==========   ==========
Weight average shares used in computing (loss) earnings
  per share............................................   7,694,267    2,959,291
                                                         ==========   ==========

                See Notes to Consolidated Financial Statements.

                     RAILWORKS CORPORATION AND SUBSIDIARIES

                CONSOLIDATED STATEMENTS OF STOCKHOLDERS' EQUITY
              FOR THE YEARS ENDED DECEMBER 31, 1998, 1997 AND 1996
                                 (IN THOUSANDS)

                                       COMMON STOCK     PREFERRED STOCK
                                      ---------------   ---------------     ADDITIONAL      RETAINED EARNINGS
                                      SHARES   AMOUNT   SHARES   AMOUNT   PAID-IN CAPITAL       (DEFICIT)        TOTAL
                                      ------   ------   ------   ------   ---------------   -----------------   --------
PREDECESSOR COMPANY
BALANCE, DECEMBER 31, 1995..........   1,200    $ --      --      $--        $ 22,114           $ (1,547)       $ 20,567
  Capital contribution..............      --      --      --       --           1,110                 --           1,110
  Transfer of note receivable.......      --      --      --       --          (4,745)                --          (4,745)
  Net income........................      --      --      --       --              --                 58              58
                                      ------    ----      --      ---        --------           --------        --------
BALANCE DECEMBER 31, 1996...........   1,200    $ --      --      $--        $ 18,479           $ (1,489)       $ 16,990
                                      ======    ====      ==      ===        ========           ========        ========
------------------------------------------------------------------------------------------------------------------------

BALANCE JANUARY 1, 1997.............      --    $ --      --      $--        $     --           $     --        $     --
  Capital contribution..............     111       1      --       --               9                 --              10
  Recapitalization..................   2,849      29      --       --              (9)               (20)             --
  Net income........................      --      --      --       --              --              1,428           1,428
                                      ------    ----      --      ---        --------           --------        --------
BALANCE DECEMBER 31, 1997...........   2,960      30      --       --              --              1,408           1,438
  Issuance of common stock..........   5,908      59      --       --          54,023                 --          54,082
  Non-cash compensation charge......   1,206      12      --       --          14,861                 --          14,873
  Initial public offering, net of
    underwriting discount and
    offering expenses...............   5,000      50      --       --          52,412                 --          52,462
  Issuance of preferred stock.......  (1,370)    (14)     14       14              --                 --              --
  Net loss..........................      --      --      --       --              --            (12,847)        (12,847)
                                      ------    ----      --      ---        --------           --------        --------
BALANCE, DECEMBER 31, 1998..........  13,704    $137      14      $14        $121,296           $(11,439)       $110,008
                                      ======    ====      ==      ===        ========           ========        ========

                See Notes to Consolidated Financial Statements.

                     RAILWORKS CORPORATION AND SUBSIDIARIES

                     CONSOLIDATED STATEMENTS OF CASH FLOWS
              FOR THE YEARS ENDED DECEMBER 31, 1998, 1997 AND 1996
                       (IN THOUSANDS, EXCEPT SHARE DATA)

                                                                                    PREDECESSOR
                                                                                      COMPANY
                                                                1998       1997        1996
                                                              --------   --------   -----------
CASH FLOWS FROM OPERATING ACTIVITIES:
Net (loss) income...........................................  $(12,847)  $  1,428    $     58
Adjustments to reconcile net (loss) income to net cash used
  in operating activities:
  Depreciation and amortization.............................     2,105       (213)      1,365
  Non-cash compensation charge..............................    14,873         --          --
  Deferred taxes............................................        65        664          --
  Gain on sale of division..................................      (861)        --          --
  Gain on sale of equipment.................................        (3)      (194)        (39)
  Change in contract reserves...............................        --         --      (3,000)
  Change in operating assets and liabilities:
    Accounts receivable and costs and estimated earnings in
      excess of billings on uncompleted contracts...........   (15,236)    (8,176)     (6,231)
    Inventory...............................................      (274)       296        (947)
    Other current assets....................................    (1,066)      (271)     (4,209)
    Accounts payable and accrued liabilities................     2,726     (1,159)     (1,772)
    Accrued payroll and related withholdings................    (1,269)       549         365
    Billings in excess of costs and estimated earnings on
      uncompleted contracts.................................    (4,458)     3,320       2,307
    Other current liabilities...............................    (1,252)       909        (103)
    Other assets............................................    (1,145)       (18)         (3)
    Other liabilities.......................................     4,713       (336)        257
                                                              --------   --------    --------
        Net cash used in operating activities...............   (13,929)    (3,201)    (11,952)
                                                              --------   --------    --------
CASH FLOWS FROM INVESTING ACTIVITIES:
  Proceeds from sale of division............................     1,000         --          --
  Proceeds from sale of equipment...........................        32        194         130
  Purchase of equipment and leasehold improvements..........    (1,280)      (448)       (690)
  Acquisition of subsidiaries, net of cash acquired.........   (52,535)        --          --
  Contingent earnout payment................................    (1,600)        --          --
                                                              --------   --------    --------
        Net cash used in investing activities...............   (54,383)      (254)       (560)
                                                              --------   --------    --------
CASH FLOWS FROM FINANCING ACTIVITIES:
  Payment of loan origination fee...........................    (1,615)        --          --
  Proceeds from issuance of common stock, net...............    52,462         --       1,110
  Proceeds from contingent promissory notes.................        --     14,608          --
  Repayment of contingent promissory notes..................        --       (157)         --
  Loans to officers.........................................      (959)        --          --
  Proceeds from note payable................................        --      4,000          --
  Repayments of note payable................................        --     (4,000)         --
  Proceeds from long-term borrowing.........................    61,325     16,937       7,961
  Repayment of long-term borrowing..........................   (41,175)   (26,823)     (2,312)
                                                              --------   --------    --------
        Net cash provided by financing activities...........    70,038      4,565       6,759
                                                              --------   --------    --------
NET INCREASE (DECREASE) IN CASH AND CASH EQUIVALENTS........     1,726      1,110      (5,753)
CASH AND CASH EQUIVALENTS, beginning of year................     1,120         10       9,924
                                                              --------   --------    --------
CASH AND CASH EQUIVALENTS, end of year......................  $  2,846   $  1,120    $  4,171
                                                              ========   ========    ========
SUPPLEMENTARY DISCLOSURES OF CASH FLOW INFORMATION:
  Cash paid during the year for interest....................  $  2,107   $  1,478    $  1,305
                                                              ========   ========    ========
  Cash paid during the year for income taxes................  $    392   $    188    $     57
                                                              ========   ========    ========

NON-CASH OPERATING, INVESTING AND FINANCING ACTIVITIES:

     The Company issued 8,867,648 shares of common stock in exchange for 100% of the outstanding common stock of the Subsidiaries.

                See Notes to Consolidated Financial Statements.

                     RAILWORKS CORPORATION AND SUBSIDIARIES

                   NOTES TO CONSOLIDATED FINANCIAL STATEMENTS

1. BASIS OF PRESENTATION

     RailWorks Corporation, a Delaware corporation, ("RailWorks" or the "Company"), was formed in March 1998 to acquire, integrate and facilitate the growth of similar and complementary companies in the rail system services and products industry.

     On July 29, 1998, RailWorks announced the initial public offering ("IPO") of 5,000,000 shares of its common stock at a price of $12.00 per share. The initial public offering was consummated on August 4, 1998. The capital raised by this offering was $55,800,000 net of underwriting discounts.

     Concurrent with the consummation of the IPO, the Company acquired 14 groups of companies (the "Founding Companies") in the rail system services and related products industry. The aggregate consideration paid by the Company to acquire these companies was approximately $51,100,000 in cash and 8,867,648 shares of RailWorks common stock.

     For accounting and financial statement purposes, Comstock Holdings, Inc. (one of the Founding Companies) ("Comstock" or the "Accounting Acquirer") has been identified as the accounting acquirer consistent with Staff Accounting Bulletin ("SAB") No. 97 of the Securities and Exchange Commission. The acquisitions of the remaining Founding Companies were accounted for using the purchase method of accounting and accordingly, the purchase price has been allocated to the assets acquired and the liabilities assumed based upon the fair values at the date of acquisition. The acquisitions of the Founding Companies resulted in the recording of goodwill of approximately $94,817,000, which is being amortized over 40 years.

     On November 4, 1998, the Company acquired substantially all of the net assets of Sheldon Electric, Inc. ("Sheldon"). Also, on November 4, 1998, the Company acquired the stock of Armcore Railroad Contractors, Inc. ("Armcore"), an Indiana corporation located in Frankfurt, Indiana. The aggregate price paid for these acquisitions was approximately $3,100,000 in cash. The acquisitions of Sheldon and Armcore were accounted for using the purchase method of accounting. The estimated goodwill associated with these acquisitions aggregated approximately $2,449,000.

     Comstock was incorporated on November 20,1996 as a Delaware corporation for the purpose of acquiring L.K. Comstock & Company, Inc. (the "Predecessor Company"). Comstock had no operations from incorporation through January 1, 1997.

     Effective January 1, 1997, Comstock purchased the stock of the Predecessor Company. The financial statements, including those of the Predecessor Company prior to its acquisition, have been prepared by Comstock management and present the financial position and results of operations of Comstock as of and for the year ended December 31, 1997 and of the Predecessor Company for the periods prior to January 1, 1997. Accordingly, the financial information for periods prior to 1997 do not reflect the significant impact of the Predecessor Company acquisition or of the purchase accounting adjustments on the financial position and results of operations of Comstock.

     The Predecessor Company was acquired by Comstock through various agreements (the "Agreements") entered into with Comstock Group, Inc. ("Group", the Predecessor Company's former parent), Spie Group Inc. ("Spie", the parent of Group), Spie Enertrans SA ("Enertrans", the former parent of Spie) and Schneider Electric Holdings Inc. ("Schneider", parent of Spie). The Agreements principally called for: (1) the sale of the common stock of the Predecessor Company to Comstock (the "Sale"), (2) the issuance of various contingent promissory notes by Comstock to Enertrans and Group in exchange for approximately $18,903,000,
(3) the transfer of

                     RAILWORKS CORPORATION AND SUBSIDIARIES
various intangible assets of Spie to Comstock, (4) the provision for various income tax elections and indemnifications, and (5) certain other indemnifications and cooperative understandings. The effects of the Agreements have been accounted for as a purchase in the accompanying financial statements as of and for the year ended December 31, 1997. In connection with the IPO of RailWorks, Group agreed to accept a one-time payment of $1,600,000 to satisfy all potential contingent payments owed in connection with the Agreements. Such payment was made by RailWorks on September 8, 1998.

     As part of the Agreements, certain intangible assets (recorded at no value) were assigned to Comstock. In addition, Comstock issued a promissory note (the "Contingent Promissory Note"), collateralized by certain investments related to customer contracts involving claims and an investment in a joint venture (the "Investments"). The remaining balance of the Contingent Promissory Note of $12,240,000 at December 31, 1998 is payable only from amounts collected by Comstock relating to the Investments until April 3, 2007, at which time the note is cancelled. As such, Enertrans and any successor to it or creditor may not look to any other Comstock assets to satisfy this indebtedness. Accordingly, management believes a right of offset exists for financial reporting purposes and the Investments and the Contingent Promissory Note have been offset in the accompanying balance sheets at December 31, 1998 and 1997 in accordance with Statement of Financial Accounting Standards ("SFAS") No. 125 "Accounting for Transfers and Servicing of Financial Assets and Extinguishments of Liabilities."

     In connection with the Sale, $5,095,000 of cash from the Predecessor Company was used by Comstock to fund its acquisition of the Predecessor Company. Accordingly, and as a result of the purchase price adjustments, the fair value of the net assets acquired exceeds the purchase price funded solely by Comstock. In accordance with Accounting Principles Board Opinion No. 16 "Business Combinations", the excess of the cost of net assets acquired first reduced the non current assets to zero with the remainder allocated to "Excess of Acquired Net Assets Over Cost", (negative goodwill) which amount is being amortized over 40 years.

2. NATURE OF BUSINESS

     RailWorks was formed to become a leading nationwide provider of rail system services, including construction and rehabilitation, repair and maintenance, and related products. The Company provides contracting services and rail related products to a broad range of customers including Class I railroads, transit authorities and commuter railroads, municipalities, industrial companies and commercial enterprises. RailWorks operates principally in the United States.

     During 1998, the Company adopted SFAS No. 131 "Disclosures about Segments of an Enterprise and Related Information" ("SFAS No. 131"). In accordance with SFAS No. 131, the Company has three reportable segments: (1) transit services,
(2) rail construction, rehabilitation, repair and maintenance services and (3) rail products and supplies. The transit services segment provides transit construction and rehabilitation services, as well as installation of signaling, communications and electrical systems. The rail construction services segment provides design, engineering, construction, rehabilitation and repair and maintenance of track systems. The rail products and supplies segment provides a broad range of rail related products, including treated wood ties. The accounting policies of the segments are the same as those described in the summary of significant accounting policies. RailWorks evaluates performance based on profit or loss from operations before income taxes, interest income and expense, and non-recurring gains and losses.

                     RAILWORKS CORPORATION AND SUBSIDIARIES

3. SIGNIFICANT ACCOUNTING POLICIES

PRINCIPLES OF CONSOLIDATION

     The accompanying consolidated financial statements include the accounts of the Company and its wholly owned subsidiaries. All significant intercompany transactions have been eliminated.

     The Company accounts for intersegment sales and transfers as if the sales or transfers were to third parties, utilizing current market prices and arms length terms and conditions.

USE OF ESTIMATES

     The preparation of financial statements in conformity with generally accepted accounting principles requires management to make estimates and assumptions that affect the reported amount of assets and liabilities and disclosure of contingent assets and liabilities at the date of the financial statements and the reported amounts of revenues and expenses during the reporting period. Actual results could differ from those estimates.

REVENUE RECOGNITION

     The Company recognizes revenues from fixed-fee contracts using the percentage-of-completion method, measured by the percentage of cost incurred to date to management's estimated total cost for each contract. This method is used because management considers total cost to be the best available measure of progress on the contracts. Changes in job performance, job conditions and estimated profitability may result in revisions to cost and income, which are recognized in the period in which the revisions are determined. Revenues from time-and-material contracts are recognized currently as the work is performed.

     Contract costs include all direct material, labor and equipment costs and those indirect costs related to contract performance and are charged to cost of revenues as incurred. Provisions for estimated losses on uncompleted contracts are made in the period in which such losses are determined.

     The asset, "Costs and estimated earnings in excess of billings on uncompleted contracts," represents revenues recognized in excess of amounts billed. The liability, "Billings in excess of costs and estimated earnings on uncompleted contracts," represents billings in excess of revenues recognized.

     With regard to the rail products segment, the Company recognizes revenue when products are delivered to customers pursuant to shipping agreements. Cost of goods sold includes the raw materials cost, labor and overhead costs of producing the product.

     In accordance with industry practice, the Company classifies as current all assets and liabilities related to the performance of long-term contracts. The contracting cycle for certain long-term contracts may extend beyond one year and, accordingly, collection or payment of amounts related to these contracts may extend beyond one year.

CASH AND CASH EQUIVALENTS

     The Company considers cash and cash equivalents to include cash on hand and temporary cash investments purchased with an original maturity of three months or less.

                     RAILWORKS CORPORATION AND SUBSIDIARIES

INVENTORIES

     Inventories are stated at the lower of cost or market. Cost is determined by the first-in, first-out (FIFO) method. Inventory consists of stored materials and parts to be used in long-term construction contracts and raw materials and finished goods produced by the rail products segment companies.

PROPERTY, PLANT AND EQUIPMENT

     Property, plant and equipment are recorded at cost. Included in machinery and equipment is specialty construction tools and other equipment which, although purchased in connection with a particular contract, is expected to be used in future contracts. Depreciation is computed using the straight-line method over the estimated useful lives of the assets as follows:

Building and improvements...................................  15 - 30 years
Machinery and equipment.....................................    3 - 7 years
Office furniture and equipment..............................    5 - 7 years
Transportation equipment....................................    5 - 7 years

     Leasehold improvements are capitalized and amortized over the shorter of the estimated useful lives of the assets or the terms of the related leases.

     Expenditures for repairs and maintenance are charged to expense when incurred. Expenditures for major renewals and betterments, which extend the useful lives of existing equipment, are capitalized and depreciated. Upon retirement or disposition of property and equipment, the cost and related accumulated depreciation are removed from the accounts and any resulting gain or loss is recognized in the statements of operations.

INCOME TAXES

     The Company follows the liability method of accounting for income taxes in accordance with SFAS No. 109. Under this method, deferred income taxes are recorded based upon differences between the financial reporting and tax bases of assets and liabilities and are measured using the enacted tax rates and laws that will be in effect when the underlying assets or liabilities are received or settled. Valuation allowances are established when necessary to reduce deferred tax assets to the amount expected to be realized.

                     RAILWORKS CORPORATION AND SUBSIDIARIES

EARNINGS PER SHARE

     In February 1997, the Financial Accounting Standards Board issued SFAS No. 128, "Earnings per Share". This statement supersedes APB Opinion No. 15, "Earnings per Share" and simplifies the computation of earnings per share ("EPS"). Primary EPS is replaced with a presentation of basic EPS. Basic EPS includes no dilution and is computed by dividing income available to common stockholders by the weighted-average number of common shares outstanding for the period. Fully diluted EPS is replaced with diluted EPS. Diluted EPS reflects the potential dilution if certain securities are converted and also includes certain shares that are contingently issuable. The following is the computation of earnings per share (in thousands, except per share data):

                                                                1998      1997
                                                              --------   ------
Net (loss) income...........................................  $(12,847)  $1,428
                                                              ========   ======
Shares used for determining basic EPS.......................     7,694    2,960
Dilutive effect of:
  Stock options.............................................         *       --
  Convertible preferred shares..............................         *       --
                                                              --------   ------
Shares used for determining diluted EPS.....................     7,694    2,960
                                                              ========   ======
Basic EPS...................................................  $  (1.67)  $  .48
                                                              ========   ======
Diluted EPS.................................................  $  (1.67)  $  .48
                                                              ========   ======

---------------

* Outstanding stock options and convertible preferred shares would be antidilutive in 1998 and therefore were excluded.

     No stock options or convertible preferred shares were outstanding in 1997.

INTANGIBLE ASSETS

     Intangible assets consist primarily of excess purchase price over net assets acquired (goodwill), which is being amortized over its estimated useful life of 40 years. In conformance with SFAS No. 121, "Accounting for the Impairment of Long-Lived Assets and for Long-Lived Assets to be Disposed Of", the Company's management regularly evaluates whether events and circumstances indicate that the remaining balance of intangibles or other long-lived assets may not be recoverable.

     The Excess of Acquired Net Assets Over Cost (negative goodwill) was generated from the acquisition of the Predecessor Company. The amortization period of the negative goodwill is 40 years. During 1998, the negative goodwill was reduced by the additional $1,600,000 purchase price paid to Group.

     Amortization expense, including negative amortization of $252,000 in 1998 and $269,000 in 1997, of the years ended December 31, 1998, 1997 and 1996 amounted to $965,000, $(269,000) and $16,000, respectively.

                     RAILWORKS CORPORATION AND SUBSIDIARIES

4. ACCOUNTS RECEIVABLE AND CONTRACTS IN PROGRESS

     Accounts receivable at December 31, 1998 and 1997 consisted of the following (in thousands):

                                                               1998      1997
                                                              -------   -------
Billed......................................................  $58,702   $31,400
Retainages..................................................   18,479    15,036
                                                              -------   -------
                                                              $77,181   $46,436
                                                              =======   =======

     Retainages of approximately $5,783,000 and $4,388,000 at December 31, 1998 and 1997 are invested in U.S. government obligations and municipal bonds. The Company anticipates that 47% of all retainages at December 31, 1998 will be collected within one year.

     Costs and estimated earnings in excess of billings on uncompleted contracts arise when revenues have been recorded but the amounts cannot be billed currently under the terms of the contracts. Such amounts are recoverable from customers upon various measures of performance, including achievement of certain milestones, completion of specified units or completion of the contract. The Company anticipates that substantially all amounts, other than unanticipated additional contract costs (see below), will be billed and collected within one year.

     The Company has recorded as costs and estimated earnings in excess in billings on uncompleted contracts amounts that it seeks or will seek to collect from customers or others for error or changes in contract specifications or design, contract change orders in dispute or unapproved as to both scope and price, or other customer-related causes of unanticipated additional contract costs (pending change orders or claims). These amounts are recorded at their estimated net realizable value when realization is probable and can be reasonably estimated. No profit is recognized on the construction costs incurred in connection with these amounts. Pending change orders and claims involve the use of estimates and it is reasonably possible that revisions to the estimated recoverable amounts of recorded pending change orders and claims may be made in the near-term. Claims made by the Company involve negotiation and, in certain cases litigation. The Company expenses such costs as incurred, although it may seek to recover these costs as part of the claim. The Company believes that it has established legal bases for pursuing recovery of recorded claims and it is management's intention to pursue and litigate these claims, if necessary, until a decision or settlement is reached.

     The Company is pursuing unanticipated additional contract costs on certain completed contracts. Costs and estimated earnings in excess of billings on uncompleted contracts includes unbilled revenues of approximately $11,054,000 and $3,915,000 at December 31, 1998 and 1997, respectively, related to these contracts. In addition, billed accounts receivable and retainages include contractually billed amounts related to these contracts of approximately $3,105,000 and $2,257,000 at December 31, 1998 and 1997, respectively. Certain contractually billed amounts related to these contracts may not be paid by the customer to the Company until final resolution of the contract. At December 31, 1998 and 1997, the Company had reserves of approximately $4,500,00 and $2,285,000, respectively, related to unbilled revenue and estimated legal costs to settle.

                     RAILWORKS CORPORATION AND SUBSIDIARIES

     Costs and estimated earnings at December 31, 1998 and 1997, on uncompleted contracts and related amounts billed are as follows (in thousands):

                                                                1998       1997
                                                              --------   --------
Costs.......................................................  $429,114   $363,561
Estimated earnings..........................................    47,575     46,027
                                                              --------   --------
                                                               476,689    409,588
Billings....................................................   457,855    400,949
                                                              --------   --------
                                                              $ 18,834   $  8,639
                                                              ========   ========

     Such amounts are included in the accompanying consolidated balance sheets under the following captions (in thousands):

                                                               1998      1997
                                                              -------   -------
Costs and estimated earnings in excess of billings on
  uncompleted contracts.....................................  $24,792   $17,149
Billings in excess of costs and estimated earnings on
  uncompleted contracts.....................................   (5,958)   (8,510)
                                                              -------   -------
                                                              $18,834   $ 8,639
                                                              =======   =======

     At December 31, 1998, 1997 and 1996, earned revenues from government related funding sources were 40%, 66% and 61%, respectively, of total earned revenues. Approximately 27%, 30% and 27% of total earned revenues for 1998, 1997 and 1996, respectively, were from a single government customer.

5. PROPERTY, PLANT AND EQUIPMENT

     Property, plant and equipment consists of the following at December 31, 1998 and 1997 (in thousands):

                                                               1998     1997
                                                              -------   ----
Land and buildings..........................................  $ 1,780   $ --
Transportation equipment....................................    2,121     --
Machinery and equipment.....................................   10,038    448
Office furniture and equipment..............................      326     --
Leasehold improvements......................................      249     --
                                                              -------   ----
                                                               14,514    448
Less accumulated depreciation and amortization..............    1,122     56
                                                              -------   ----
Property, plant and equipment, net..........................  $13,392   $392
                                                              =======   ====

     Depreciation and amortization expense on property, plant and equipment charged to operations for the years ended December 31, 1998, 1997 and 1996 was approximately $1,140,000, $56,000 and $1,349,000, respectively.

                     RAILWORKS CORPORATION AND SUBSIDIARIES

6. LONG-TERM DEBT

     Long-term debt consists of the following at December 31, 1998 and 1997 (in thousands):

                                                               1998      1997
                                                              -------   -------
Revolving credit agreement(a)...............................  $49,300   $    --
Revolving credit agreement(b)...............................       --    12,057
Temporary revolver(c).......................................       --       550
Promissory note(d)..........................................       --     1,700
Fixed asset notes...........................................    2,204       697
                                                              -------   -------
                                                               51,504    15,004
Less current portion........................................      931     2,555
                                                              -------   -------
                                                              $50,573   $12,449
                                                              =======   =======

---------------

(a) On August 4, 1998, the Company entered into a secured $75,000,000 revolving credit agreement with NationsBank, N.A. (the "Credit Facility"). The Credit Facility expires on August 4, 2001; however, the Company may request the bank to extend the agreement for two, one-year periods. The proceeds of the Credit Facility are to be utilized for working capital, future acquisitions and letters of credit. The aggregate amount of letter of credit obligations that can be drawn against the Credit Facility shall not exceed $20,000,000. There were no letters of credit outstanding at December 31, 1998. Interest on loans, commitment fees, and letter of credit fees are based upon consolidated leverage ratios in a pricing matrix which may be based on prime or LIBOR. The annual interest rates in effect at December 31, 1998, for prime and LIBOR borrowings were 8.5% and 7.26%, respectively. A one time facility fee of 2% was paid on the total Credit Facility.

(b) On April 4, 1997, the Company entered into a secured revolving credit agreement (the "Revolver") with a maximum aggregate principal amount of $15,000,000 (the "Commitment"). Interest on Base Rate loans was at a rate of 1% plus the Base Rate, as defined (approximately prime rate); interest on Eurodollar loans was at 3.25% plus the Eurodollar Rate, as defined (approximately LIBOR). An annual facility fee of 1% and a commitment fee of 1/2 of 1% were payable on the total Commitment and the total unused Commitment, respectively. Up to $10,000,000 of letters of credit could be drawn against the Commitment, $2,911,655 of which was drawn at December 31, 1997. This obligation was repaid in its entirety on August 4, 1998.

(c) On December 11, 1997, the Company entered into a short-term secured revolving credit agreement (the "Temporary Revolver") with a maximum principal amount of $2,000,000. Interest on the unpaid principal was at a rate of 2% plus the Base Rate (approximately prime rate). The Temporary Revolver was extended from its original maturity and was repaid in its entirety on August 4, 1998.

(d) Interest on this agreement was payable semi-annually at a rate of 8.5%. This obligation was repaid in its entirety on August 4, 1998.

     The Credit Facility is secured by a first lien on all of the capital stock of the Company's subsidiaries and on all accounts receivable of the Company and its subsidiaries. In addition, the Credit Facility contains a negative pledge on all other assets of the Company and its subsidiaries. The Credit Facility contains restrictive covenants that, among other things impose limitations on the Company with respect to its ability to incur additional indebtedness, make certain investments, sell assets or pay dividends. The Credit Facility also contains various financial

                     RAILWORKS CORPORATION AND SUBSIDIARIES
covenants which require the Company to meet certain targets including, but not limited to, the maintenance of net worth, earnings before interest, taxes, depreciation and amortization (EBITDA) to debt ratio and fixed charge coverage ratio.

7. INCOME TAXES

     The Company files a consolidated federal income tax return. The Predecessor Company's results were included in the consolidated federal income tax return of Spie.

     The income tax provision in the accompanying consolidated statements of operations for the years ended December 31, 1998, 1997 and 1996 consists of (in thousands):

                                                                            PREDECESSOR
                                                                              COMPANY
                                                           1998     1997       1996
                                                          ------   ------   -----------
Current:
  Federal...............................................  $   --   $   --      $150
  State.................................................     895      132       268
                                                          ------   ------      ----
                                                             895      132       418
                                                          ------   ------      ----
Deferred:
  Federal...............................................     503      941        70
  State.................................................      74      125        12
                                                          ------   ------      ----
                                                             577    1,066        82
                                                          ------   ------      ----
                                                          $1,472   $1,198      $500
                                                          ======   ======      ====

     Factors accounting for the variation from U.S. statutory income tax rates relating to continuing operations for the years ended December 31, 1998, 1997 and 1996 are as follows (in thousands):

                                                                            PREDECESSOR
                                                                              COMPANY
                                                          1998      1997       1996
                                                         -------   ------   -----------
Federal income taxes at the statutory rate.............  $(3,981)  $  893      $189
Benefit of NOL.........................................       --       --      (189)
Federal alternative minimum tax........................       --       --       150
State and local taxes..................................     (680)     206       242
Other..................................................      229       99       108
Valuation allowance....................................    5,904       --        --
                                                         -------   ------      ----
                                                         $ 1,472   $1,198      $500
                                                         =======   ======      ====

                     RAILWORKS CORPORATION AND SUBSIDIARIES

     The components of the net deferred income tax asset in the accompanying consolidated balance sheets at December 31, 1998 and 1997 are as follows (in thousands):

                                                               1998      1997
                                                              -------   ------
Deferred tax assets:
  Net operating loss carryforward...........................  $ 3,005   $  317
  Excess of amounts expensed for financial statement
     purposes over amounts deducted for income tax
     purposes...............................................    4,097    1,451
  State and local income taxes, net of federal tax
     benefits...............................................      915      481
                                                              -------   ------
Total deferred tax asset....................................    8,017    2,249
                                                              -------   ------
Deferred tax liability,
  Costs capitalized for financial statement purposes and
     deducted for income tax purposes.......................    1,158    1,229
                                                              -------   ------
Total deferred tax liability................................    1,158    1,229
                                                              -------   ------
Net deferred tax asset before valuation allowance...........    6,859    1,020
Valuation allowance for net deferred tax asset..............   (5,904)      --
                                                              -------   ------
                                                              $   955   $1,020
                                                              =======   ======

8. PREFERRED STOCK

     The Company has authorized 10,000,000 shares of Series A convertible preferred stock. The stock has no voting rights, shares dividends ratably with the common stock, is non-cumulative and has a liquidation preference over shares of common stock. Each share of preferred stock is convertible into 100 shares of the Company's common stock.

     On October 8, 1998, the Company issued 13,700 shares of its nonvoting Series A convertible preferred stock in exchange for 1,370,000 shares of common stock. Each share of Series A convertible preferred stock is convertible to 100 shares of common stock upon five days prior written notice from the holder, subject to certain conditions.

9. STOCK OPTION PLAN

     On August 13, 1998, the Company approved the 1998 Stock Incentive Plan (the "Plan") which provides for the granting or awarding of stock options and stock appreciation rights to non-employee directors, officers and other key employees (including officers of the Subsidiaries) and consultants. The Plan reserves for issuance 2,000,000 shares of common stock. In general, the terms of the option awards (including vesting schedules) will be established by the Compensation Committee of the Company's board of directors.

     During 1998 options covering an aggregate of 30,000 shares of common stock were issued under the Plan. Two non-employee directors were each issued options to purchase 10,000 shares of common stock at the IPO price. Options to purchase 10,000 shares were also issued to a President of one of the Subsidiaries at the price of the common stock on the date of the grant. The options expire ten years after the date of grant.

                     RAILWORKS CORPORATION AND SUBSIDIARIES

     At December 31, 1998, 30,000 options were outstanding:

                                                                      WEIGHTED AVERAGE
                                                             SHARES    EXERCISE PRICE
                                                             ------   ----------------
Balance at inception.......................................      --        $   --
Granted....................................................  30,000         10.02
Exercised..................................................      --            --
                                                             ------        ------
Balance, December 31, 1998.................................  30,000        $10.02
                                                             ======        ======
Exercisable, December 31, 1998.............................      --        $   --
                                                             ======        ======

     The weighted average fair value of options granted in 1998 at market value was $4.79.

     The fair value of each stock option grant is estimated as of the date of grant using the Black-Scholes option pricing model with the following weighted average assumptions:

Risk-free interest rate at date of grants...................  5.25 - 5.79%
Expected lives..............................................  3 to 6 years
Expected volatility.........................................  44.0%
Expected dividend yield.....................................  0%

     The following table summarizes information about stock options outstanding at December 31, 1998:

                                         NUMBER OF
                                          OPTIONS            WEIGHTED           WEIGHTED
                                      OUTSTANDING AT     AVERAGE REMAINING      AVERAGE
EXERCISE PRICE                       DECEMBER 31, 1998   CONTRACTUAL LIFE    EXERCISE PRICE
--------------                       -----------------   -----------------   --------------
$6.06 to 12.00.....................       30,000               9.59              $10.02
                                          ======               ====              ======

     The Company applies APB No. 25 and related interpretations in accounting for its stock option plans. Accordingly, no compensation cost has been recognized in the accompanying consolidated statements of operations for the year ended December 31, 1998 for options granted during that year. Had compensation expense for all stock options granted in 1998 been determined consistent with SFAS No. 123, the Company's net income per share would have been as follows:

Net loss:
  As Reported...............................................  $(12,847)
                                                              ========
  Pro Forma.................................................  $(12,864)
                                                              ========
Net loss per share:
  As Reported -- basic and diluted..........................  $  (1.67)
                                                              ========
  Pro Forma -- basic and diluted............................  $  (1.67)
                                                              ========

The effects of applying SFAS No. 123 in this pro forma disclosure are not indicative of future amounts and additional awards in future years are anticipated.

10. EMPLOYEE BENEFIT PLANS

     Certain of the acquired companies have qualified defined contribution employee benefit plans (the "Plans"), the majority of which allowed for voluntary pretax contributions by employees. The Subsidiaries paid all general and administrative expenses of the Plans and in some cases, the Subsidiaries made matching and discretionary contributions to the Plans. The

                     RAILWORKS CORPORATION AND SUBSIDIARIES

Subsidiaries currently offer no post-employment or post-retirement benefits. The expense incurred related to the Plans by the Company was approximately $367,000, $321,000 and $337,000 for the years ended December 31, 1998, 1997 and 1996, respectively.

     Prior to 1997, Comstock was generally self insured for its automobile and general liability insurance and, to a lesser extent, for workers' compensation. Included primarily in accrued payroll and related withholdings, and other liabilities at December 31, 1998 and 1997 are reserves of $2,348,000 and $3,574,000, respectively, relating to these insurance liabilities. The Company, including Comstock, currently participates in a paid indemnity plan for these insurance coverages.

     Comstock sponsored an unfunded, fully insured postretirement medical plan covering eligible retirees and their dependents which it elected to terminate effective December 31, 1997. In 1996 Comstock offered, at group rates, comprehensive medical care benefits to retirees and their covered dependents. Comstock contributed approximately one-half of the total premium medical cost. Under the plan, employees were eligible to enroll on the first day of the month following retirement from Comstock after age 55 and ten years of service. Upon adoption of SFAS No. 106, "Employers' Accounting for Postretirement Benefits other than Pensions" the accumulated postretirement benefit obligation was $943,000. This amount was amortized over 20 years.

     The postretirement benefit cost for 1996 included the following items (in thousands):

                                                              PREDECESSOR
                                                                COMPANY
                                                                 1996
                                                              -----------
Service cost................................................     $ 42
Interest cost...............................................       81
Transition amortization.....................................       47
                                                                 ----
                                                                 $170
                                                                 ====

     The assumed discount rate used to measure the accumulated postretirement benefit obligation was 7.25% in 1996. The assumed health care cost trend rate was 9.5% in December 31, 1996, gradually decreasing to an ultimate rate of 5% in 2004 for participants under age 65. For those above age 65, a rate of 7.5% was used in 1996, gradually decreasing to an ultimate rate of 5% in 2004. A one percent increase in the assumed health care cost trend rate would increase costs by $25,000 in 1996. This plan was discontinued in 1997.

     The Company also has nonqualified defined benefit plans covering certain current and former employees of one of the Subsidiaries which provide benefits based on years of service and compensation. In aggregate, at December 31, 1998 and 1997 approximately $3,007,000 and $1,518,000, respectively relating to these programs is included in the accompanying balance sheets.

     The Company's self-insurance programs and certain employee benefit plan liabilities are estimated using actuarial estimates and management assumptions. These estimates are based on historical information, along with certain assumptions about future events. Changes in assumptions, as well as changes in actual experience could cause these estimates to change.

     The Company has established two bonus incentive plans (the "Plans") covering certain employees. The first bonus pool consists of 10% of the Company's pre-tax profits and the second bonus pool consists of 15% of the amount by which the Company's net income exceeds certain benchmarks. No benefits were earned or paid under either of the Plans during 1998.

                     RAILWORKS CORPORATION AND SUBSIDIARIES

11. LEASE COMMITMENTS

     The Company and its subsidiaries lease various office buildings, machinery, equipment, and vehicles under operating leases expiring at various dates through 2004. Most of the real property leases have escalation clauses related to increases in real property taxes. Future minimum lease payments under operating leases are as follows (in thousands):

Years Ending December 31
  1999......................................................  $2,163
  2000......................................................   1,252
  2001......................................................   1,070
  2002......................................................   1,046
  2003......................................................     930

     Rent expense for all operating leases, including amounts charged to cost of revenues, for the year ended December 31, 1998, 1997 and 1996 was approximately $3,047,000, $2,685,000 and $3,527,000, respectively.

12. RELATED-PARTY TRANSACTIONS

LEASING TRANSACTIONS

     Certain of the subsidiaries lease their operating facilities from former Founding Company owners who remained employees or directors of the Company. Total rent paid to related parties for 1998 was $330,000. The Company believes the rents to be the fair market rental value of the property.

13. COMMITMENTS AND CONTINGENCIES

PERFORMANCE BONDS

     The Company's performance under certain construction contracts is secured by performance bonds for which the Company pays a separate fee.

EMPLOYMENT CONTRACTS

     Certain executives of the Company have entered into employment agreements with the Company. In general, the employment agreements provide that, in the event of a termination of employment by the Company without cause, such employee will be entitled to receive from the Company an amount in cash equal to the employee's then current annual base salary for the remainder of the term.

CONTINGENT PURCHASE PRICE FOR ACQUISITIONS

     The sellers of Sheldon and Armcore are eligible to receive additional cash amounts ("earnouts"), consisting of cash, as adjustments to the purchase prices paid for those companies. Such cash payments are contingent upon the achievement of earnings targets for 1999, 2000 and 2001.

ENVIRONMENTAL

     The Company's operations are subject to extensive federal, state and local regulations under environmental laws and regulations concerning, among other things, emissions to the air, discharges to waters and the generation, handling, storage, transportation, treatment and disposal of waste, hazardous substances, underground and aboveground storage tanks and soil and

                     RAILWORKS CORPORATION AND SUBSIDIARIES
groundwater contamination. The Company is also subject to certain Federal, state and local environmental laws and regulations relating to the use of creosote. Creosote is used in certain of the Company's manufacturing processes to treat wood railroad ties so that they can withstand exposure to outside elements. Creosote, a coal tar treated derivative, has been recognized by the environmental regulating agencies as a hazardous material. The Company believes that it is in material compliance with all of the various regulations applicable to their businesses and has not been notified of any violations by regulatory agencies.

LITIGATION

     The Company is involved in legal proceedings and claims, asserted by and against the Company, which have arisen in the ordinary course of business. The Company believes it has a number of valid defenses to these actions and the Company intends to vigorously defend or assert these claims. Management believes, upon advice of outside counsel, that none of these actions will have a material adverse effect on the financial position or results of operations of the Company.

14. LOANS TO OFFICERS

     Pursuant to their employment agreements, certain officers of the Company have been granted loans for the payment of income taxes related to stock grants. These loans have a term of five years, are interest bearing and are collateralized by the stock granted.

15. FINANCIAL INSTRUMENTS

     In June 1998, the Financial Accounting Standards Board issued SFAS No. 133, "Accounting for Derivative Instruments and Hedging Activities" ("SFAS 133"). SFAS 133 establishes accounting and reporting standards requiring that every derivative instrument be recorded in the balance sheet as either an asset or a liability measured at its fair value. SFAS 133 requires that changes in each derivative's fair value be recognized into earnings unless specific hedge accounting criteria are met. The Company does not anticipate that SFAS 133 will have a material impact upon its operations.

INTEREST RATE SWAPS

     The Company has entered into an interest rate swap agreement to manage exposure to interest rate fluctuations. The outstanding agreement involves the exchange of floating rate interest payments for fixed rate interest payments over a specified time period without the exchange of any underlying principal amounts. The Company's credit exposure is limited to the fair value of the agreements, and the Company only enters into agreements with highly rated counterparties. The Company does not enter into interest rate swap agreements for trading or speculative purposes and matches the terms and contract notional amounts to existing debt. The net amounts paid or received under interest rate swap agreements are recognized as an adjustment to interest expense.

     At December 31, 1998, the Company had an interest rate swap agreement with a total notional value of $10,000,000, expiring December 7, 2001 or December 7, 2000 at the counterparties' option. The agreements effectively convert floating rate obligations to a fixed rate of 4.85 percent. If the Company were to terminate its existing interest rate swap agreements, any resulting gain or loss would be deferred and recognized over the remaining life of the related debt.

                     RAILWORKS CORPORATION AND SUBSIDIARIES

     RailWorks uses the following methods and assumptions in estimating the fair value of its financial instruments:

          Cash and Cash Equivalents -- The carrying amount is equal to fair market value due to their short-term nature.

          U.S. Government and Municipal Bonds -- These securities are classified as held to maturity and are valued at cost which approximates market value.

          Debt -- The Company's bank loans and floating rate debt approximate fair value. The fair value of fixed rate long-term debt is based upon quoted market prices for these or similar issues, or rates currently available to the Company for debt with similar terms and maturities.

          Interest Rate Swap Agreements -- The fair value of interest rate swap agreements is based upon the estimated cost to terminate the agreements, taking into account current interest rates and creditworthiness of the counterparties. The fair value at December 31, 1998 was approximately $10,500.

16. SEGMENT REPORTING

     Comstock and the Predecessor Company operated in one reportable segment: transit services. Accordingly, no additional disclosures are required under SFAS No. 131. The following matrix presents operational and financial condition data as of and for the year ended December 31, 1998 for analysis by reportable segment (in thousands):

                             TRANSIT    RAIL PRODUCTS       RAIL        OTHER/
                             SERVICES   AND SUPPLIES    CONSTRUCTION   CORPORATE    TOTAL
                             --------   -------------   ------------   ---------   --------
Revenues from external
  customers................  $165,989      $11,195        $37,184      $     --    $214,368
Intersegmental revenue.....        --          952            883            --       1,835
Depreciation/amortization...      (17)         192            709         1,221       2,105
Segment operating profit
  (loss)...................     6,084        1,683          4,596       (23,038)    (10,675)
Costs and estimated
  earnings in excess of
  billings on uncompleted
  contracts................    22,897           --          1,895            --      24,792
Segment assets.............    58,224        8,299         26,676       159,677     252,876
Capital Expenditures.......       676           29            490            85       1,280

                     RAILWORKS CORPORATION AND SUBSIDIARIES

     The Company's reconciliation of segment totals to enterprise values are as follows (in thousands):

REVENUES:
  Total revenues for reportable segments....................  $214,368
  Elimination of intersegment revenues......................    (1,835)
                                                              --------
  Consolidated revenues.....................................  $212,533
                                                              ========
OPERATING PROFIT OR LOSS:
  Total profit or loss for reportable segments..............  $(10,675)
                                                              ========
ASSETS:
  Total assets for reportable segments......................  $252,876
  Elimination of intercompany receivables/payables..........      (826)
  Elimination of investments in subsidiaries................   (23,414)
                                                              --------
  Consolidated assets.......................................  $228,636
                                                              ========

17. QUARTERLY RESULTS OF OPERATIONS (UNAUDITED)

     Quarterly financial information for the years ended December 31, 1998 and 1997 are summarized as follows (in thousands, except per share data):

                                                     YEAR ENDED DECEMBER 31, 1998
                                                 -------------------------------------
                                                  FIRST    SECOND     THIRD    FOURTH
                                                 QUARTER   QUARTER   QUARTER   QUARTER
                                                 -------   -------   -------   -------
Revenues.......................................  $41,628   $44,752   $53,077   $73,076
Operating income (loss)........................    1,237     1,172   (18,404)    5,320
Net income (loss)..............................      666       456   (19,036)    5,067
Basic EPS......................................      .23       .15     (1.72)      .37
Diluted EPS....................................      .23       .15     (1.72)      .34

                                                     YEAR ENDED DECEMBER 31, 1997
                                                 -------------------------------------
                                                  FIRST    SECOND     THIRD    FOURTH
                                                 QUARTER   QUARTER   QUARTER   QUARTER
                                                 -------   -------   -------   -------
Revenues.......................................  $32,401   $34,739   $41,197   $45,273
Operating income...............................      604     1,105       992       711
Net income.....................................      440       418       467       103
Basic EPS......................................      .15       .14       .16       .03
Diluted EPS....................................      .15       .14       .16       .03

18. SUBSEQUENT EVENTS (UNAUDITED)

     On January 7, 1999, the Company acquired all the stock of Mid West Railroad Construction Maintenance Corporation of Wyoming (Mid West) which specializes in construction, repair and maintenance of railroad tracks in various western states. On January 26, 1999, the Company acquired all the stock of Gantrex Group (Gantrex) which manufactures and supplies crane rail fastening systems including pad manufacturing, extrusion and continuous vulcanizing capabilities. On January 29, 1999, the Company acquired all the stock of FCM Rail, Ltd. (FCM) which provides customized leasing services to users of on track rail equipment. On February 1, 1999, the Company acquired all of the stock of F & V Metro Contracting Corp. and Affiliates (F & V) which performs electrical and mechanical installations for transit and transportation agencies in the metropolitan New York City area. The acquisitions were accounted for using the purchase

                     RAILWORKS CORPORATION AND SUBSIDIARIES
method of accounting and accordingly, the purchase price has been allocated to the assets acquired and the liabilities assumed based upon the fair values at the date of acquisition. The combined purchase price was $26,000,000 in cash, $8,833,000 of promissory notes payable and 100,000 shares of Common Stock, plus the potential to receive earnouts if targeted revenue and profit goals are achieved over the next 5 years. The estimated fair market value of assets purchased was approximately $6,300,000 and the estimated goodwill was $29,500,000. Any additional purchase price paid will increase the goodwill reported. The estimated fair market values reflected above are based on preliminary estimates and assumptions and are subject to revision.

                             RAILWORKS CORPORATION

                          CONSOLIDATED BALANCE SHEETS
                      MARCH 31, 1999 AND DECEMBER 31, 1998
                                 (IN THOUSANDS)

                                                               MARCH 31,    DECEMBER 31,
                                                                 1999           1998
                                                              -----------   ------------
                                                              (UNAUDITED)
ASSETS
Current Assets:
  Cash......................................................   $  3,073       $  2,846
  Accounts receivable, net of allowance for doubtful
    accounts of $451 and $442 at March 31, 1999 and December
    31, 1998, respectively..................................     88,432         77,181
  Costs and estimated earnings in excess of billings on
    uncompleted contracts...................................     31,328         24,792
  Inventories:
    Raw materials...........................................      9,998          7,535
    Finished goods..........................................      3,576          1,550
  Deferred tax asset........................................        951            870
  Other current assets......................................      6,055          3,401
                                                               --------       --------
         Total current assets...............................    143,413        118,175
                                                               --------       --------
PROPERTY, PLANT AND EQUIPMENT...............................     29,880         14,514
LESS -- ACCUMULATED DEPRECIATION AND AMORTIZATION...........      2,190          1,122
                                                               --------       --------
PROPERTY, PLANT AND EQUIPMENT, Net..........................     27,690         13,392
                                                               --------       --------
OTHER ASSETS:
  Excess of cost over acquired net assets, net of
    amortization............................................    131,842         93,845
  Deferred tax asset........................................         85             85
  Loans to officers.........................................        959            959
  Other.....................................................      1,758          2,180
                                                               --------       --------
         Total other assets.................................    134,644         97,069
                                                               --------       --------
         Total..............................................   $305,747       $228,636
                                                               ========       ========
         LIABILITIES AND STOCKHOLDERS' EQUITY
Current Liabilities:
  Current maturities of long-term debt......................   $ 39,131       $    931
  Accounts payable and accrued liabilities..................     38,309         35,436
  Accrued payroll and related withholdings..................      5,162          3,777
  Billings in excess of costs and estimated earnings on
    uncompleted contracts...................................     14,158          5,958
  Other current liabilities.................................      4,936          4,682
                                                               --------       --------
         Total current liabilities..........................    101,696         50,784
                                                               --------       --------
Long-term debt..............................................     71,650         50,573
Excess of acquired net assets over cost, net of
  amortization..............................................      8,605          8,662
Other liabilities...........................................     11,138          8,609
                                                               --------       --------
         Total long-term liabilities........................     91,393         67,844
                                                               --------       --------
         Total liabilities..................................    193,089        118,628
                                                               --------       --------
Stockholders' Equity:
  Series A, convertible preferred stock, $1.00 par value,
    authorized 10,000,000 shares, 13,700 shares issued and
    outstanding.............................................         14             14
  Common stock, $0.01 par value, authorized 100,000,000
    shares, 13,803,530 issued and outstanding at March 31,
    1999, 13,703,530 issued and outstanding at December 31,
    1998....................................................        138            137
  Additional paid-in capital................................    122,309        121,296
  Retained earnings (deficit)...............................     (9,803)       (11,439)
                                                               --------       --------
         Total stockholders' equity.........................    112,658        110,008
                                                               --------       --------
         Total..............................................   $305,747       $228,636
                                                               ========       ========

          See Accompanying Notes to Consolidated Financial Statements.

                             RAILWORKS CORPORATION

                       CONSOLIDATED STATEMENTS OF INCOME
               FOR THE THREE MONTHS ENDED MARCH 31, 1999 AND 1998
                (IN THOUSANDS, EXCEPT SHARE AND PER SHARE DATA)
                                  (UNAUDITED)

                                                                 THREE MONTHS ENDED
                                                                     MARCH 31,
                                                              ------------------------
                                                                 1999          1998
                                                              -----------   ----------
Revenues....................................................  $    72,673   $   41,628
Contract costs..............................................       60,074       37,205
                                                              -----------   ----------
Gross profit................................................       12,599        4,423
Selling, general and administrative expenses................        7,773        3,224
Depreciation and amortization expense.......................          991          (39)
Interest expense............................................        1,613          420
Interest and other income...................................         (400)        (292)
                                                              -----------   ----------
Income before income taxes..................................        2,622        1,110
Provision for income taxes..................................          986          444
                                                              -----------   ----------
          Net income........................................  $     1,636   $      666
                                                              ===========   ==========
Basic earnings per share....................................  $       .12   $      .23
                                                              ===========   ==========
Diluted earnings per share..................................  $       .11   $      .23
                                                              ===========   ==========
Weighted average shares used in computing basic earnings per
  share.....................................................   13,775,752    2,959,291
                                                              ===========   ==========
Weighted average shares used in computing diluted earnings
  per share.................................................   15,149,047    2,959,291
                                                              ===========   ==========

          See Accompanying Notes to Consolidated Financial Statements.

                             RAILWORKS CORPORATION

                     CONSOLIDATED STATEMENTS OF CASH FLOWS
               FOR THE THREE MONTHS ENDED MARCH 31, 1999 AND 1998
                       (IN THOUSANDS, EXCEPT SHARE DATA)
                                  (UNAUDITED)

                                                              THREE MONTHS ENDED
                                                                   MARCH 31
                                                              ------------------
                                                                1999      1998
                                                              --------   -------
CASH FLOWS FROM OPERATING ACTIVITIES:
Net income..................................................  $  1,636   $   666
Adjustments to reconcile net income to net cash provided by
  operating activities:
  Depreciation and amortization.............................     1,954       (39)
  Deferred taxes............................................       (81)      424
  Gain on sale of equipment.................................       (32)       (8)
  Change in assets and liabilities:
     Accounts receivable and costs and estimated earnings in
      excess of billings on uncompleted contracts...........    10,048      (105)
     Inventory..............................................      (164)      990
     Other current assets...................................       366        70
     Accounts payable and accrued liabilities...............    (9,174)    1,722
     Accrued payroll and related withholdings...............     1,157       469
     Billings in excess of costs and estimated earnings on
      uncompleted contracts.................................    (2,228)   (3,107)
     Other current liabilities..............................    (1,813)      418
     Other assets...........................................     2,751       (21)
     Other liabilities......................................    (2,380)      (11)
                                                              --------   -------
          Net cash provided by operating activities.........     2,040     1,468
                                                              --------   -------
CASH FLOWS FROM INVESTING ACTIVITIES:
  Proceeds from sale of equipment...........................     1,416         8
  Purchase of equipment and leasehold improvements..........    (1,031)      (65)
  Acquisition of subsidiaries, net of cash acquired.........   (34,130)       --
                                                              --------   -------
          Net cash used in investing activities.............   (33,745)      (57)
                                                              --------   -------
CASH FLOWS FROM FINANCING ACTIVITIES:
  Proceeds from long-term borrowings........................    63,519     2,019
  Repayment of long-term borrowings.........................   (31,587)   (3,605)
                                                              --------   -------
          Net cash provided by (used in) financing
           activities.......................................    31,932    (1,586)
                                                              --------   -------
NET INCREASE (DECREASE) IN CASH.............................       227      (175)
CASH, beginning of period...................................     2,846     1,120
                                                              --------   -------
CASH, end of period.........................................  $  3,073   $   945
                                                              ========   =======
SUPPLEMENTARY DISCLOSURES OF CASH FLOW
INFORMATION:
  Cash paid during the period for interest..................  $  1,350   $   355
                                                              ========   =======
  Cash paid during the period for income taxes..............  $    564   $    66
                                                              ========   =======

NON-CASH OPERATING, INVESTING AND FINANCING ACTIVITIES:

     In January 1999, the Company issued 100,000 shares of common stock as partial consideration for 100% of the outstanding common stock in the FCM Rail, Ltd. acquisition.

     The Company also issued an aggregate amount of $9,000,000 in promissory notes as partial consideration for the Midwest Railroad Construction & Maintenance Corporation of Wyoming, FCM Rail, Ltd., F&V Metro Contracting Corp. and Affiliates and Gantrex Group acquisitions.

          See Accompanying Notes to Consolidated Financial Statements.

                             RAILWORKS CORPORATION

                   NOTES TO CONSOLIDATED FINANCIAL STATEMENTS
                                  (UNAUDITED)

1. BASIS OF PRESENTATION

     The accompanying unaudited consolidated financial statements have been prepared in accordance with generally accepted accounting principles for interim financial information and with the instructions to Form 10-Q and Article 10 of Regulation S-X. Accordingly, they do not include all of the information and footnotes required by generally accepted accounting principles for complete financial statements. In the opinion of management, all adjustments (consisting of normal recurring adjustments) considered necessary for a fair presentation have been included in the accompanying unaudited consolidated financial statements. Operating results for the three months ended March 31, 1999 are not necessarily indicative of the results that may be expected for the year ending December 31, 1999.

2. ORGANIZATION

     RailWorks Corporation ("RailWorks" or the "Company") was incorporated in Delaware on March 20, 1998 and was initially capitalized on such date through the sale of 10 shares of Common Stock for an aggregate purchase price of $100. RailWorks seeks to become a leading nationwide provider of rail system services, including construction and rehabilitation, repair and maintenance, and related products. RailWorks' strategy is to provide a full range of rail related services and products on a national basis and offer integrated rail system solutions. To accomplish this objective, RailWorks acquired, effective August 4, 1998, (the "Acquisitions") fourteen U.S. businesses (the "Founding Companies"), completed an initial public offering (the "Offering") of five million shares of its Common Stock on the same date (taken together "the Consolidation") and, subsequent to the Consolidation, acquired, through merger or purchase similar companies to expand its operations. RailWorks and the Founding Companies merged together upon consummation of the Offering.

     On November 4, 1998, the Company acquired substantially all of the net assets of Sheldon Electric, Inc. ("Sheldon"). Also, on November 4, 1998, the Company acquired the stock of Armcore Railroad Contractors, Inc. ("Armcore"), an Indiana corporation, located in Frankfort, Indiana.

     On January 7, 1999, the company acquired all the stock of MidWest Railroad Construction & Maintenance Corporation of Wyoming ("MidWest") which specializes in construction repair and maintenance of railroad tracks in various western states. On January 26, 1999, the Company acquired all the stock of Gantrex Group (Gantrex) which manufactures and supplies crane rail fastening systems including pad manufacturing, extrusion and continuous vulcanizing capabilities. On January 29, 1999, the Company acquired all the stock of FCM Rail, Ltd. ("FCM") which provides customized leasing services to users of on track rail equipment. In March 1999, the Company acquired all of the stock of F&V Metro Contracting Corp. and Affiliates ("F&V") which performs electrical and mechanical installations for transit and transportation agencies in the metropolitan New York City area. The combined purchase price for these first quarter 1999 acquisitions was $33,649,000 in cash, $9,000,000 of promissory notes payable and 100,000 shares of RailWorks Common Stock at an aggregate value of $1,000,000, plus the potential to receive earnouts if targeted revenue and profit goals are achieved over the next five years. The fair market value of assets purchased was $9,704,000 and the preliminary goodwill was approximately $33,945,000. The estimated fair market values are based upon preliminary estimates and assumptions and are subject to revision. Any additional purchase price paid will increase the goodwill reported.

                             RAILWORKS CORPORATION

     For accounting and financial statement purposes, Comstock Holdings, Inc. (one of the Founding Companies) ("Comstock" or the "Accounting Acquirer") has been identified as the accounting acquirer consistent with Staff Accounting Bulletin ("SAB") No. 97 of the Securities and Exchange Commission. The historical financial statements of RailWorks prior to August 4, 1998, are those of Comstock. The acquisitions of the remaining Founding Companies and subsequent acquired companies have been accounted for as purchases in accordance with Accounting Principles Board ("APB") Statement No. 16 "Business Combinations". Each purchase price has been allocated to the assets and the liabilities assumed based upon the fair values at the date of acquisition.

3. CREDIT FACILITIES

     In the first quarter of 1999, RailWorks Corporation obtained two new credit facilities; a Bridge Term Facility and a Swingline Revolving Facility.

     The Bridge Term Facility (the "Bridge") is a non-revolving, $25,000,000 term commitment, issued on February 2, 1999, with a June 30, 1999 maturity date. The facility was an amendment to the Company's Revolving Credit Facility issued on August 4, 1998, including consistent pricing, terms and conditions. The Company borrowed $25,000,000 on the Bridge during the first quarter of 1999. The interest rate during the quarter was 9.00% and 8.5% for the remainder of the term. The full principal amount of $25,000,000 was repaid on April 8, 1999, see
Note 8. A 1.7% facility fee was paid on the Bridge.

     The Swingline Revolving Facility (the "Swingline") is a revolving commitment of $2,000,000 issued on January 5, 1999. The Swingline, which expires on August 4, 2001, was executed as an amendment to the Company's existing Revolving Credit Facility. The Swingline allows for borrowings and repayments within the Company's Revolving Credit Facility in increments of $1 directly with NationsBank, the agent under the Revolving Credit Facility. Interest is based upon consolidated leverage ratios in a pricing matrix which may be based upon prime or LIBOR. RailWorks borrowed against the Swingline during the first quarter and the balance outstanding as of March 31, 1999 was $583,387. The monthly fee for the facility is $250.

     A $2,150,000 letter of credit on the Company's Revolving Credit Facility was issued on February 26, 1999, related to the acquisition of Gantrex Group.

4. EARNINGS PER SHARE

     In February 1997, the Financial Accounting Standards Board issued SFAS No. 128, "Earnings per Share". This statement supersedes APB Opinion No. 15, "Earnings per Share" and simplifies the computation of earnings per share ("EPS"). Primary EPS is replaced with a presentation of basic EPS. Basic EPS includes no dilution and is computed by dividing income available to common stockholders by the weighted-average number of common shares outstanding for the period. Fully diluted EPS is replaced with diluted EPS. Diluted EPS reflects the potential dilution

                             RAILWORKS CORPORATION
if certain securities are converted and also includes certain shares that are contingently issuable. The following is the computation of earnings per share as of March 31, 1999 and 1998:

                                                               1999          1998
                                                            -----------   ----------
Net income................................................  $ 1,636,000   $  666,000
                                                            ===========   ==========
Shares used for calculating basic EPS.....................   13,775,752    2,959,291
Dilutive effect of:
  Stock options...........................................        3,295            *
  Convertible preferred shares............................    1,370,000            *
                                                            -----------   ----------
Shares used for calculating diluted EPS...................   15,149,047    2,959,291
                                                            ===========   ==========
Basic EPS.................................................  $       .12   $      .23
                                                            ===========   ==========
Diluted EPS...............................................  $       .11   $      .23
                                                            ===========   ==========

---------------

* There were no stock options and convertible preferred shares issued and outstanding during the three months ended March 31, 1998.

5. FINANCIAL INSTRUMENTS

     In June 1998, the Financial Accounting Standards Board issued SFAS No. 133, "Accounting for Derivative Instruments and Hedging Activities" ("SFAS No. 133"). SFAS No. 133 establishes accounting and reporting standards requiring that every derivative instrument be recorded in the balance sheet as either an asset or a liability measured at its fair value. SFAS No. 133 requires that changes in each derivative's fair value be recognized into earnings unless specific hedge accounting criteria are met. The Company does not anticipate that SFAS No. 133 will have a material impact upon its operations.

INTEREST RATE SWAPS

     The Company has entered into an interest rate swap agreement to manage exposure to interest rate fluctuations. The outstanding agreement involves the exchange of floating rate interest payments for fixed rate interest payments over a specified time period without the exchange of any underlying principal amounts. The Company's credit exposure is limited to the fair value of the agreements, and the Company only enters into agreements with highly rated counterparties. The Company does not enter into interest rate swap agreements for trading or speculative purposes and matches the terms and contract notional amounts to existing debt. The net amounts paid or received under interest rate swap agreements are recognized as an adjustment to interest expense. The fair value of interest rate swap agreements is based upon the estimated cost to terminate the agreements, taking into account current interest rates and creditworthiness of the counterparties. The fair value at March 31, 1999, of the Company's $10,000,000 notional value interest rate swap was approximately $46,000.

     RailWorks entered into an interest rate collar on March 11, 1999, to hedge against significant interest rate changes. The transaction was comprised of two offsetting $50,000,000 interest rate swap options, which expired on March 31, 1999. In effect, the transactions provided RailWorks with a collar on the rate of the 10-year Treasury Swap at a floor of 5.73% and a ceiling of 6.23%. The rate did not vary outside of the collar and the options were not executed. There was no fee for this transaction.

     On April 4, 1999, RailWorks negotiated the termination of the previously disclosed $10,000,000 interest rate swap with First Union Bank. The bank agreed to pay a Termination Fee

                             RAILWORKS CORPORATION
of $32,100 to RailWorks Corporation, to be recorded as a reduction in interest expense and which nullified the swap transaction.

6. SEGMENT REPORTING

     During 1998, the Company adopted SFAS No. 131 "Disclosures about Segments of an Enterprise and Related Information" ("SFAS No. 131"). In accordance with SFAS No. 131, the Company has three reportable segments: (1) transit services,
(2) rail construction, rehabilitation, repair and maintenance services and (3) rail products and supplies. The transit services segment provides transit construction and rehabilitation services, as well as installation of signaling, communications and electrical systems. The rail construction services segment provides design, engineering, construction, rehabilitation and repair and maintenance of track systems. The rail products and supplies segment provides a broad range of rail related products, including treated wood ties. RailWorks evaluates performance based on profit or loss from operations before income taxes, interest income and expense, and non-recurring gains and losses. Each of the segments follow a uniform set of accounting policies.

     The following matrix presents operational and financial condition data as of and for the three months ended March 31, 1999 for analysis by reportable segment (in thousands). For the three months ended March 31, 1998, Comstock operated in one reportable segment: Transit Services. Accordingly, no additional disclosures are required under SFAS No. 131.

                                      TRANSIT    RAIL PRODUCTS       RAIL        OTHER/
                                      SERVICES   AND SUPPLIES    CONSTRUCTION   CORPORATE    TOTAL
                                      --------   -------------   ------------   ---------   --------
Revenues from external customers....  $48,758       $ 8,241        $16,326      $     --    $ 73,325
Intersegmental revenue..............       --           334            318            --         652
Depreciation/amortization...........       32           429            565           928       1,954
Segment operating profit (loss).....    1,806         1,508          1,187          (666)      3,835
Costs and estimated earnings in
  excess of billings on uncompleted
  contracts.........................   28,673            --          2,655            --      31,328
Segment assets......................   75,554        27,916         27,097       210,249     340,816
Capital expenditures................       73           234            692            32       1,031

     The Company's reconciliation of segment totals to enterprise values are as follows (in thousands):

REVENUES:
  Total revenues for reportable segments....................  $ 73,325
  Elimination of intersegment revenues......................      (652)
                                                              --------
  Consolidated revenues.....................................  $ 72,673
                                                              ========
OPERATING PROFIT OR LOSS:
  Total profit or loss for reportable segments..............  $  3,835
                                                              ========
ASSETS:
  Total assets for reportable segments......................  $340,816
  Elimination of intercompany receivables/payables..........      (551)
  Elimination of investments in subsidiaries................   (34,518)
                                                              --------
  Consolidated assets.......................................  $305,747
                                                              ========

                             RAILWORKS CORPORATION

7. CAPITAL STOCK AND STOCK OPTIONS

     The Company issued 100,000 shares of common stock as partial consideration for the acquisition of the outstanding stock of FCM Rail, Ltd.

     On August 13, 1998, the Company approved the 1998 Stock Incentive Plan (the "Plan") which provides for the granting or awarding of stock options and stock appreciation rights to non-employee directors, officers and other key employees (including officers of the Subsidiaries) and consultants. The Plan reserves for issuance 2,000,000 shares of common stock. In general, the terms of the option awards (including vesting schedules) will be established by the Compensation Committee of the Company's board of directors.

     Under the terms of the Plan, the Company issued options to purchase 200,000 shares of common stock to a president and certain employees at one of the companies that RailWorks acquired during the first quarter of 1999. The exercise price of the options was the market price of the stock on the date of grant. The options expire ten years after the date of grant. Also under the Plan, the Company issued options to purchase 50,000 shares of common stock to an employee of RailWorks. The exercise price of the options was the market price of the stock on the date of grant. The options expire five years after the date of grant.

     In connection with acquisition of a subsidiary, the Company granted 10,000 options to purchase common stock to a non-employee as a finders fee. The value of the options has been included in the cost of the acquisition.

8. SUBSEQUENT EVENTS

DEBT ISSUANCE

     On April 1, 1999, the Company sold $125 million of Senior Subordinated Notes. The notes were sold in a private placement under Rule 144A under the Securities Act of 1933. The net proceeds from the offering were used to repay approximately $100 million of indebtedness with the remaining proceeds available for general corporate purposes including future acquisitions. The notes have an interest rate of 11.50%, payable semi-annually and are due in 2009 with no interim amortization requirements.

ACQUISITIONS

     On April 12, 1999, the Company acquired all the stock of McCord Treated Wood, Inc. and Birmingham Wood, Inc. ("McCord") which supply creosote treated wooden cross ties throughout the Southeastern United States. On April 30, 1999, the Company acquired all the stock of M-Track Enterprises ("M-Track") which specializes in rail transit construction, repair and maintenance of track in the metropolitan New York City area.

     The acquisitions were accounted for using the purchase method of accounting and accordingly, the purchase price has been allocated to the assets acquired and the liabilities assumed based upon the fair values at the date of acquisition. The combined purchase price was $18,345,000 in cash and 93,842 shares of common stock, plus the potential to receive earnouts if targeted revenue and profit goals are achieved. The estimated fair market value of assets purchased was approximately $9,000,000 and the estimated goodwill recorded was $10,345,000. The estimated fair market values reflected above are based on preliminary estimates and assumptions and are subject to revision.

                  REPORT OF INDEPENDENT CHARTERED ACCOUNTANTS

To the Shareholders of

Gantrex Group Limited, Norapco Limited,

Gantrex Holding Corporation and Gantrex Systems Inc.:

     We have audited the combined balance sheet of GANTREX GROUP LIMITED, NORAPCO LIMITED, GANTREX HOLDING CORPORATION AND GANTREX SYSTEMS INC. as at December 31, 1998 and the combined statements of income and retained earnings and cash flows for the year then ended. These combined financial statements are the responsibility of the Company's management. Our responsibility is to express an opinion on these combined financial statements based on our audit.

     We conducted our audit in accordance with generally accepted auditing standards. Those standards require that we plan and perform an audit to obtain reasonable assurance whether the financial statements are free of material misstatement. An audit includes examining, on a test basis, evidence supporting the amounts and disclosures in the financial statements. An audit also includes assessing the accounting principles used and significant estimates made by management, as well as evaluating the overall financial statement presentation.

     In our opinion, these combined financial statements present fairly, in all material respects, the combined financial position of Gantrex Group Limited, Norapco Limited, Gantrex Holding Corporation and Gantrex Systems Inc. as at December 31, 1998 and the combined results of their operations and their cash flows for the year then ended in accordance with generally accepted accounting principles.

                                          Arthur Andersen LLP

March 15, 1999

Mississauga, Canada

                    GANTREX GROUP LIMITED, NORAPCO LIMITED,
             GRANTREX HOLDING CORPORATION AND GANTREX SYSTEMS INC.

                             COMBINED BALANCE SHEET
                               DECEMBER 31, 1998

ASSETS
Current Assets
  Cash and cash equivalents.................................  $  571,872
  Accounts receivable.......................................   3,225,328
  Inventories (Note 2)......................................   1,392,711
  Prepaid expenses..........................................      93,089
  Deferred income taxes.....................................      15,573
  Income taxes receivable...................................     114,744
  Other current assets......................................     102,729
                                                              ----------
                                                               5,516,046
CAPITAL ASSETS (Note 3).....................................   1,071,567
TRADEMARKS, net of accumulated amortization of $15,648......      11,162
PATENTS, net of accumulated amortization of $92,234.........      28,588
OTHER LONG-TERM ASSETS......................................      83,628
                                                              ----------
                                                              $6,710,991
                                                              ==========
LIABILITIES AND SHAREHOLDERS' EQUITY
Current Liabilities
  Bank demand loan (Note 4).................................  $  206,607
  Accounts payable and accrued liabilities..................   2,724,081
                                                              ----------
                                                               2,930,688
                                                              ----------
DEFERRED INCOME TAXES.......................................      18,841
                                                              ----------
SHAREHOLDERS' EQUITY
  Share capital (Note 5)....................................     259,446
  Retained earnings.........................................   3,502,016
                                                              ----------
                                                               3,761,462
                                                              ----------
                                                              $6,710,991
                                                              ==========

  The accompanying notes are an integral part of this combined balance sheet.

                    GANTREX GROUP LIMITED, NORAPCO LIMITED,
             GRANTREX HOLDING CORPORATION AND GANTREX SYSTEMS INC.

              COMBINED STATEMENTS OF INCOME AND RETAINED EARNINGS
                      FOR THE YEAR ENDED DECEMBER 31, 1998

NET SALES...................................................  $13,944,643
COST OF SALES...............................................   10,106,384
                                                              -----------
GROSS PROFIT................................................    3,838,259
                                                              -----------
EXPENSES
  Selling, general and administrative.......................    4,230,800
  Depreciation and amortization.............................       33,254
  Interest income, net......................................      (25,951)
  Other income..............................................     (376,483)
                                                              -----------
                                                                3,861,620
                                                              -----------
LOSS BEFORE RECOVERY OF INCOME TAXES........................      (23,361)
RECOVERY OF INCOME TAXES....................................       73,461
                                                              -----------
NET INCOME..................................................       50,100
RETAINED EARNINGS, beginning of year........................    3,451,916
                                                              -----------
RETAINED EARNINGS, end of year..............................  $ 3,502,016
                                                              ===========

   The accompanying notes are an integral part of these combined statements.

                    GANTREX GROUP LIMITED, NORAPCO LIMITED,
             GRANTREX HOLDING CORPORATION AND GANTREX SYSTEMS INC.

                        COMBINED STATEMENT OF CASH FLOWS
                      FOR THE YEAR ENDED DECEMBER 31, 1998

CASH FLOWS PROVIDED FROM OPERATING ACTIVITIES:
Net income..................................................  $  50,100
Items not affecting cash -
  Depreciation and amortization.............................    145,870
  Deferred income taxes.....................................    (82,775)
Changes in non-cash working capital items...................   (137,248)
                                                              ---------
                                                                (24,053)
INVESTING ACTIVITY
  Purchase of capital assets................................    (64,785)
FINANCING ACTIVITY
  Decrease in bank demand loan..............................    (44,280)
                                                              ---------
DECREASE IN CASH DURING THE YEAR............................   (133,118)
CASH AND CASH EQUIVALENTS, beginning of year................    704,990
                                                              ---------
CASH AND CASH EQUIVALENTS, end of year......................  $ 571,872
                                                              =========

    The accompanying notes are an integral part of this combined statement.

                    GANTREX GROUP LIMITED, NORAPCO LIMITED,
             GRANTREX HOLDING CORPORATION AND GANTREX SYSTEMS INC.

                     NOTES TO COMBINED FINANCIAL STATEMENTS
                               DECEMBER 31, 1998

1. SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES

PRINCIPLES OF COMBINATION

     The parent companies and their subsidiaries employ accounting policies and standards of financial disclosure which are in accordance with the recommendations of the Canadian Institute of Chartered Accountants.

     All significant intercompany accounts and transactions have been eliminated.

     The combined financial statements include the accounts of:

          1. GANTREX GROUP LIMITED consolidated with its wholly owned subsidiaries:

             Cranequip Limited
             Gantrex Limited
             Gantrex Systems Limited

          2. NORAPCO LIMITED

          3. GANTREX HOLDING CORPORATION consolidated with its wholly owned subsidiary, Gantrex Corporation

          4. GANTREX SYSTEMS INC.

USE OF ESTIMATES

     The preparation of financial statements in accordance with generally accepted accounting principles requires management to make estimates and assumptions that affect the reported amounts of assets and liabilities and revenues and expenses during the reporting period as well as disclosure of contingencies at the date of the financial statements. Actual results could differ from those estimates.

INVENTORIES

     Inventories are valued at the lower of cost and net realizable value with cost being determined on a first-in, first-out basis.

CAPITAL ASSETS

     The Companies record their capital assets at cost. Depreciation and amortization are provided in order to allocate the costs over the estimated useful lives of the capital assets as follows:

Building....................................................  5% straight line
Equipment and machinery.....................................  10% - 30% straight line
Furniture and fixtures......................................  20% straight line
Computer hardware...........................................  30% declining balance
Computer software...........................................  50% straight line
Trademarks..................................................  5% straight line
Tooling.....................................................  50% straight line

                    GANTREX GROUP LIMITED, NORAPCO LIMITED,
             GRANTREX HOLDING CORPORATION AND GANTREX SYSTEMS INC.

             NOTES TO COMBINED FINANCIAL STATEMENTS -- (CONTINUED)

TRANSLATION OF FOREIGN CURRENCIES

     All foreign companies and their subsidiaries included in the combined group are treated as integrated foreign operations for combination purposes. Accordingly, their monetary assets and liabilities have been converted to United States dollars using the exchange rate in effect at the balance sheet date. All other assets and liabilities are converted at historical rates. Revenues and expenses are translated at average exchange rates prevailing during the year. The resulting exchange gain/loss on translation is included in net income.

INCOME TAXES

     The Companies follow the deferral method of tax allocation in accounting for income taxes. Under this method timing differences between accounting and taxable income result in the recording of deferred income taxes.

2. INVENTORIES

Finished goods..............................................  $1,273,318
Raw materials...............................................     119,393
                                                              ----------
                                                              $1,392,711
                                                              ==========

3. CAPITAL ASSETS

                                                                      ACCUMULATED     NET BOOK
                                                            COST      DEPRECIATION     VALUE
                                                         ----------   ------------   ----------
Land...................................................  $  130,095    $       --    $  130,095
Building...............................................     746,287       238,636       507,651
Equipment and machinery................................   1,467,965     1,225,235       242,730
Furniture and fixtures.................................     406,484       299,478       107,006
Computer hardware......................................     505,442       423,922        81,520
Computer software......................................      77,953        75,388         2,565
                                                         ----------    ----------    ----------
                                                         $3,334,226    $2,262,659    $1,071,567
                                                         ==========    ==========    ==========

4. BANK DEMAND LOAN

     The Companies have operating lines of credit totalling $1,100,000 bearing interest at rates not exceeding the bank's prime rate of interest plus 1% per annum. Accounts receivable, inventories and certain other assets of subsidiaries have been pledged as collateral under the bank lines of credit. As at December 31, 1998 the Companies had unused and available operating lines of credit of approximately $900,000.

                    GANTREX GROUP LIMITED, NORAPCO LIMITED,
             GRANTREX HOLDING CORPORATION AND GANTREX SYSTEMS INC.

             NOTES TO COMBINED FINANCIAL STATEMENTS -- (CONTINUED)

5. SHARE CAPITAL

     As at December 31, 1998, the authorized share capital of the Companies consisted of the following:

GANTREX GROUP LIMITED:

Unlimited...................................................  Class A
                                                              shares
Unlimited...................................................  Class B
                                                              shares
Unlimited...................................................  Class C
                                                              shares
Unlimited...................................................  Common shares

NORAPCO LIMITED:

Unlimited...................................................  Class A
                                                              shares
Unlimited...................................................  Class B
                                                              shares
Unlimited...................................................  Class C
                                                              shares
Unlimited...................................................  Class D
                                                              shares


GANTREX HOLDING CORPORATION:
10,235 Common shares........................................

GANTREX SYSTEMS INC.:
3,000 Common shares.........................................

     As at December 31, 1998 the following shares had been issued and remained outstanding:

GANTREX GROUP LIMITED:
14,730,404 Class A shares...................................  $101,834
1,068,171 Class B shares....................................    20,372
10,792 Common shares........................................       204
                                                              --------
                                                              $122,410
                                                              ========
NORAPCO LIMITED:
955,085 Class A shares......................................  $127,500
1,043,361 Class B shares....................................     8,415
10,544 Class D shares.......................................        85
                                                              --------
                                                              $136,000
                                                              ========
GANTREX HOLDING CORPORATION:
3,500 Preferred shares......................................  $    850
10,235 Common shares........................................        86
                                                              --------
                                                              $    936
                                                              ========
GANTREX SYSTEMS INC.:
100 Common shares...........................................  $    100
                                                              ========

                    GANTREX GROUP LIMITED, NORAPCO LIMITED,
             GRANTREX HOLDING CORPORATION AND GANTREX SYSTEMS INC.

             NOTES TO COMBINED FINANCIAL STATEMENTS -- (CONTINUED)

6. COMMITMENTS

     At December 31, 1998, the Companies had commitments under lease contracts for the rental of real estate, expiring in 2001, requiring annual rental payments as follows:

1999........................................................  $ 73,447
2000........................................................    64,447
2001........................................................    42,965
                                                              --------
                                                              $180,859
                                                              ========

7. UNCERTAINTY DUE TO THE YEAR 2000 ISSUE

     Most entities depend on computerized systems and therefore are exposed to the Year 2000 conversion risk, which, if not properly addressed, could affect an entity's ability to conduct normal business operations. Management is addressing this issue, however, given the nature of this risk, it is not possible to be certain that all aspects of the Year 2000 Issue affecting the Company and those with whom it deals such as customers, suppliers or other third parties, will be fully resolved without having an adverse impact on the Company's operations.

8. SUBSEQUENT EVENT

     On January 26, 1999, the shareholders of the Companies sold all of the outstanding shares to RailWorks Corporation.

                    REPORT OF INDEPENDENT PUBLIC ACCOUNTANTS

To Mid West Railroad Construction and Maintenance Corporation of Wyoming:

     We have audited the accompanying balance sheet of MID WEST RAILROAD CONSTRUCTION AND MAINTENANCE CORPORATION OF WYOMING (a Wyoming corporation) as of December 31, 1998, and the related statements of operations, retained earnings and cash flows for the year then ended. These financial statements are the responsibility of the Company's management. Our responsibility is to express an opinion on these financial statements based on our audit.

     We conducted our audit in accordance with generally accepted auditing standards. Those standards require that we plan and perform the audit to obtain reasonable assurance about whether the financial statements are free of material misstatement. An audit includes examining, on a test basis, evidence supporting the amounts and disclosures in the financial statements. An audit also includes assessing the accounting principles used and significant estimates made by management, as well as evaluating the overall financial statement presentation. We believe that our audit provides a reasonable basis for our opinion.

     In our opinion, the financial statements referred to above present fairly, in all material respects, the financial position of MID WEST RAILROAD CONSTRUCTION AND MAINTENANCE CORPORATION OF WYOMING as of December 31, 1998, and the results of its operations and its cash flows for the year then ended, in conformity with generally accepted accounting principles.

                                          Arthur Andersen LLP

Stamford, Connecticut
March 12, 1999

     MID WEST RAILROAD CONSTRUCTION AND MAINTENANCE CORPORATION OF WYOMING

                                 BALANCE SHEET
                               DECEMBER 31, 1998

ASSETS
CURRENT ASSETS:
  Cash......................................................  $  264,261
  Accounts receivable.......................................   1,145,048
  Due from employees, current portion.......................      15,679
  Inventory.................................................     140,866
  Costs and estimated earnings in excess of billings on
     uncompleted contracts..................................      63,772
  Prepaid expenses..........................................      29,262
  Income tax refund receivable..............................     161,365
                                                              ----------
          Total current assets..............................   1,820,253
                                                              ----------
PROPERTY, PLANT AND EQUIPMENT:
  Land......................................................      69,715
  Building..................................................     408,950
  Locomotives...............................................     494,340
  Construction equipment....................................   1,990,961
  Vehicles..................................................     401,981
  Leasehold improvements....................................     119,248
  Office equipment..........................................      68,946
                                                              ----------
                                                               3,554,141
     Less accumulated depreciation..........................     983,477
                                                              ----------
  Property, plant and equipment, net........................   2,570,664
                                                              ----------
OTHER ASSETS,
  Due from employees, non-current...........................       6,721
                                                              ----------
                                                              $4,397,638
                                                              ==========
LIABILITIES AND STOCKHOLDERS' EQUITY
CURRENT LIABILITIES:
  Current portion of long-term debt.........................  $  500,640
  Accounts payable..........................................     657,269
  Accrued expenses..........................................      96,241
  Accrued payroll and payroll taxes.........................      32,007
  Deferred income taxes.....................................      42,000
  Billings in excess of costs and estimated earnings on
     uncompleted contracts..................................      83,054
                                                              ----------
          Total current liabilities.........................   1,411,211
                                                              ----------
OTHER LIABILITIES:
  Long-term debt, net of current portion....................   1,089,725
  Deferred income taxes.....................................     232,000
                                                              ----------
          Total other liabilities...........................   1,321,725
                                                              ----------
STOCKHOLDERS' EQUITY:
  Common Stock, no par value; authorized 1,000 shares;
     issued and outstanding 1,000 shares....................       1,000
  Additional paid-in capital................................     606,780
  Retained earnings.........................................   1,056,922
                                                              ----------
          Total stockholders' equity........................   1,664,702
                                                              ----------
                                                              $4,397,638
                                                              ==========

                       See Notes to Financial Statements.

     MID WEST RAILROAD CONSTRUCTION AND MAINTENANCE CORPORATION OF WYOMING

                 STATEMENT OF OPERATIONS AND RETAINED EARNINGS
                      FOR THE YEAR ENDED DECEMBER 31, 1998

EARNED REVENUE..............................................  $13,219,410
COST OF EARNED REVENUE......................................   11,064,566
                                                              -----------
  Gross profit..............................................    2,154,844
GENERAL AND ADMINISTRATIVE EXPENSES.........................    1,646,408
                                                              -----------
INCOME FROM OPERATIONS......................................      508,436
                                                              -----------
OTHER INCOME (EXPENSE):
  Loss on sale of fixed assets..............................      (35,981)
  Other income..............................................        1,356
  Interest expense..........................................     (155,402)
  Interest income...........................................       17,402
  Net rental income.........................................        2,921
                                                              -----------
OTHER EXPENSE, NET..........................................     (169,704)
                                                              -----------
INCOME BEFORE PROVISION FOR INCOME TAXES....................      338,732
PROVISION FOR INCOME TAXES..................................        2,635
                                                              -----------
NET INCOME..................................................      336,097
RETAINED EARNINGS, BEGINNING................................      720,825
                                                              -----------
RETAINED EARNINGS, ENDING...................................  $ 1,056,922
                                                              ===========

                       See Notes to Financial Statements.

     MID WEST RAILROAD CONSTRUCTION AND MAINTENANCE CORPORATION OF WYOMING

                            STATEMENT OF CASH FLOWS
                      FOR THE YEAR ENDED DECEMBER 31, 1998

CASH FLOWS FROM OPERATING ACTIVITIES:
Net income..................................................  $   336,097
Adjustments to reconcile net income to net cash provided by
  operating activities:
  Depreciation and amortization.............................      391,391
  Loss on sale of fixed assets..............................       35,981
  Deferred income taxes.....................................     (121,000)
  Change in operating assets and liabilities:
     Accounts receivables...................................    1,967,778
     Due from employees.....................................      (11,800)
     Inventory..............................................      (25,002)
     Costs and estimated earnings in excess of billings on
      uncompleted contracts.................................    2,227,390
     Prepaid expenses and other assets......................       (3,141)
     Income tax refund receivable...........................     (161,365)
     Accounts payable.......................................   (3,657,189)
     Accrued expenses.......................................     (133,589)
     Billings in excess of costs and estimated earnings on
      uncompleted contracts.................................      (93,717)
     Accrued payroll and payroll taxes......................       (4,363)
                                                              -----------
          Net cash provided by operating activities.........      747,471
                                                              -----------
CASH FLOWS FROM INVESTING ACTIVITIES:
  Proceeds from sale of equipment...........................       13,087
  Purchases of equipment....................................     (805,605)
                                                              -----------
          Net cash used in investing activities.............     (792,518)
                                                              -----------
CASH FROM FINANCING ACTIVITIES:
  Proceeds from issuance of long-term debt..................    1,010,823
  Principal payments of long-term debt......................   (1,006,942)
                                                              -----------
          Net cash provided by financing activities.........        3,881
                                                              -----------
NET DECREASE IN CASH........................................      (41,166)
CASH AND CASH EQUIVALENTS, beginning of year................      305,427
                                                              -----------
CASH AND CASH EQUIVALENTS, end of year......................  $   264,261
                                                              ===========
SUPPLEMENTAL DISCLOSURE OF CASH FLOW INFORMATION:
Cash paid during the year for:
  Interest..................................................  $   164,262
                                                              ===========
  Income taxes..............................................  $   455,000
                                                              ===========

                       See Notes to Financial Statements.

     MID WEST RAILROAD CONSTRUCTION AND MAINTENANCE CORPORATION OF WYOMING

                         NOTES TO FINANCIAL STATEMENTS

1. NATURE OF BUSINESS

     Mid West Railroad Construction and Maintenance of Wyoming ("the Company") is a Wyoming corporation which was formed in 1988. The Company operates in Wyoming, Utah and Colorado and other western U.S. states.

     The Company performs contracts for repair, maintenance and construction of privately owned railroad tracks, contracts to move railroad cars on private railroad tracks to and from common carrier interchange points and provides railroad track engineering.

2. SIGNIFICANT ACCOUNTING POLICIES

USE OF ESTIMATES

     The preparation of financial statements in conformity with generally accepted accounting principles requires management to make estimates and assumptions that affect the reported amounts of assets and liabilities and disclosure of contingent assets and liabilities at the date of the financial statements and the reported amounts of revenues and expenses during the reporting period. Actual results could vary from the estimates that were assumed in preparing the financial statements.

FAIR VALUE OF FINANCIAL INSTRUMENTS

     The carrying amounts of cash, accounts receivable and accounts payable approximate fair value because of their short-term nature. The carrying amount of long-term debt approximates fair value based on the borrowing rates currently available to the Company for bank loans with similar terms and maturities.

REVENUE AND COST RECOGNITION

     The Company recognizes revenues from fixed-fee construction contracts using the percentage-of-completion method, measured by the ratio of cost incurred to date to management's estimated total cost for each contract. That method is used because management considers total cost to be the best available measure of progress on the contracts. Changes in job performance, job conditions and estimated profitability may result in revisions to cost and income, which are recognized in the period in which the revisions are determined.

     Revenues from time-and-material contracts are recognized as the work is performed.

     Contract costs include all direct material and labor costs and those indirect costs related to contract performance. General and administrative costs are charged to expense as incurred. Provisions for estimated losses on uncompleted contracts are made in the period in which such losses are determined.

     The asset, "Costs and estimated earnings in excess of billings on uncompleted contracts," represents revenues recognized in excess of amounts billed. The liability, "Billings in excess of costs and estimated earnings on uncompleted contracts," represents billings in excess of revenues recognized.

INVENTORY

     Inventory, principally materials and supplies, is stated at the lower of cost or net realizable value. Cost is determined by the first-in, first-out method.

     MID WEST RAILROAD CONSTRUCTION AND MAINTENANCE CORPORATION OF WYOMING

PROPERTY, PLANT AND EQUIPMENT

     Property, plant and equipment is stated at cost. Depreciation is provided principally by use of the straight-line method over the estimated useful life of the related asset. Accelerated methods are used for income tax reporting purposes.

INCOME TAXES

     Deferred income taxes are determined based on the difference between the financial statement and income tax basis of assets and liabilities using tax rates expected to be in effect in the years in which the differences are expected to reverse. The temporary differences related primarily to the reporting of revenue recognition on long-term contracts, depreciation and net operating loss carryforwards.

CASH

     From time to time, the Company's cash balance with financial institutions exceeds the maximum FDIC insured balance of $100,000. The Company has not experienced any losses in such accounts and believes it is not exposed to any significant credit risk on cash.

     For the reporting of cash flows, the Company considers savings accounts and certificate of deposits with original maturities of three months or less to be cash.

3. ACCOUNTS RECEIVABLE

     Accounts receivable at December 31, 1998, consisted of the following:

Contract receivables........................................  $1,117,358
Retainage...................................................      27,690
                                                              ----------
                                                              $1,145,048
                                                              ==========

     Contract retainages have been billed but are not due pursuant to contract provisions until contract completion. Such contract retainage is expected to be collected within the following year.

4. COSTS AND ESTIMATED EARNINGS ON UNCOMPLETED CONTRACTS

     Information with respect to contracts in process at December 31, 1998, are as follows:

Costs incurred on uncompleted contracts.....................  $1,084,103
Estimated earnings..........................................     114,805
                                                              ----------
                                                               1,198,908
Less billings to date.......................................   1,218,190
                                                              ----------
                                                              $  (19,282)
                                                              ==========

     Included in the balance sheet under the following captions:

Costs and estimated earnings in excess of billings on
  uncompleted contracts.....................................  $ 63,772
Billings in excess of costs and estimated earnings on
  uncompleted contracts.....................................   (83,054)
                                                              --------
                                                              $(19,282)
                                                              ========

     MID WEST RAILROAD CONSTRUCTION AND MAINTENANCE CORPORATION OF WYOMING

5. LONG-TERM DEBT

     Long-term debt at December 31, 1998 consisted of the following:

Notes payable to Grand National Bank, principal and interest at rates from 9.15% to 9.90%, payable monthly, maturing
  from May 2000 to May 2001, secured by all inventory,
  accounts receivable, contract rights, equipment, general
  intangibles, fixtures and the personal guarantees of the
  shareholders..............................................  $  961,050
Vehicle and equipment notes payable, principal and interest
  at rates from 7.90% to 18.20%, payable monthly, maturing
  from May 1999 to December 2003, secured by vehicles and
  equipment.................................................     568,867
Mortgage note payable in monthly installments of $1,661
  including interest at 9.04%, maturing in June 1999,
  secured by real property..................................       8,119
Mortgage note payable in monthly installments of $1,349
  including interest at 9.40%, maturing in November 2002,
  secured by real Property..................................      52,329
                                                              ----------
                                                               1,590,365
Less current maturities.....................................     500,640
                                                              ----------
                                                              $1,089,725
                                                              ==========

     Aggregate principal payments as of December 31, 1998, on long-term debt are as follows:

Year Ending December 31
  1999......................................................  $  500,640
  2000......................................................     645,453
  2001......................................................     240,697
  2002......................................................      91,688
  2003......................................................     111,887
                                                              ----------
                                                              $1,590,365
                                                              ==========

     Long-term debt contains certain restrictive covenants which place some requirements and restrictions on the Company regarding the maintenance of certain financial ratios measured on an annual basis.

6. LEASE AGREEMENTS

     The Company leases certain vehicles under the classification of operating leases. The following is a schedule of future minimum lease payments for operating leases as of December 31, 1998:

Period Ending December 31
  1999......................................................  $    5,500
                                                              ==========

     Rent expense under operating leases totaled $24,660 for the year ended December 31, 1998.

7. EMPLOYEE BENEFIT PLAN

     The Company sponsors a 401k plan (the "Plan") covering certain of its employees. The Plan provides for contributions by the Company in such amounts as the Board of Directors may annually determine. Contributions to the Plan amounted to $8,126 for the year ended December 31, 1998.

     MID WEST RAILROAD CONSTRUCTION AND MAINTENANCE CORPORATION OF WYOMING

8. INCOME TAXES

     The income tax provision (benefit) as reported in the combined statements of operations differs from the amounts computed by applying federal statutory rates due to the following:

Federal income tax at statutory rate........................  $ 118,556
State income taxes, net of federal income tax benefit.......      8,402
Benefit of previously unrecognized alternative minimum tax
  credits...................................................   (126,198)
Other.......................................................      1,875
                                                              ---------
Income tax provision........................................  $   2,635
                                                              =========

     The tax effect of temporary differences that give rise to significant portions of deferred tax assets at December 31, 1998 consisted of the following:

Deferred tax assets:
  Depreciation..............................................  $232,000
  Other, primarily deferred contract income.................    42,000
                                                              --------
          Total deferred tax liabilities....................  $274,000
                                                              ========

9. RELATED PARTY TRANSACTIONS

     The Company rents a building from a shareholder on a month to month basis. The rent requires monthly payments of $2,447, plus real estate taxes. Rent expense for the year ended December 31, 1998 was $30,417.

10. COMMITMENTS AND CONTINGENCIES

     The Company is engaged in various lawsuits arising in the ordinary course of business. In the opinion of management, based upon the advice of counsel, the ultimate outcome of these lawsuits will not have a material impact on the Company's financial statements.

11. SUBSEQUENT EVENT

     On January 7, 1999, the stockholders of the Company sold all of the outstanding stock to RailWorks Corporation.

                    REPORT OF INDEPENDENT PUBLIC ACCOUNTANTS

To The Stockholders
F & V Metro Contracting Corp. and Affiliates

     We have audited the accompanying combined statement of net liabilities of F & V METRO CONTRACTING CORP. AND AFFILIATES at November 30, 1998, and the related combined statements of operations and cash flows for the year then ended. These combined financial statements are the responsibility of the Company's management. Our responsibility is to express an opinion on these combined financial statements based on our audit.

     We conducted our audit in accordance with generally accepted auditing standards. Those standards require that we plan and perform the audit to obtain reasonable assurance about whether the combined financial statements are free of material misstatement. An audit includes examining, on a test basis, evidence supporting the amounts and disclosures in the combined financial statements. An audit also includes assessing the accounting principles used and significant estimates made by management, as well as evaluating the overall combined financial statement presentation. We believe that our audit provides a reasonable basis for our opinion.

     In our opinion, the combined financial statements referred to above present fairly, in all material respects, the financial position of F & V METRO CONTRACTING CORP. AND AFFILIATES at November 30, 1998 and the results of their operations and their cash flows for the year then ended, in conformity with generally accepted accounting principles.

                                          Arthur Andersen LLP

Stamford, Connecticut
March 15, 1999

                  F & V METRO CONTRACTING CORP. AND AFFILIATES

                     COMBINED STATEMENT OF NET LIABILITIES
                               NOVEMBER 30, 1998

ASSETS
  Current Assets:
  Cash and cash equivalents.................................  $ 1,335,528
  Marketable securities.....................................    7,846,300
  Contract receivables......................................   14,459,447
  Costs and estimated earnings in excess of billings on
     uncompleted contracts..................................    3,285,554
  Inventory.................................................    1,740,873
  Advances to and equity in joint ventures..................    2,059,983
  Advances to stockholders..................................       71,378
  Advances to affiliates....................................    1,295,719
  Prepaid expenses and other current assets.................      190,894
                                                              -----------
          Total current assets..............................   32,285,676
                                                              -----------
PROPERTY AND EQUIPMENT, net.................................      546,999
                                                              -----------
OTHER ASSET:
Security deposits...........................................       53,978
                                                              -----------
          Total assets......................................  $32,886,653
                                                              -----------
LIABILITIES
Current Liabilities:
  Notes payable - banks.....................................  $ 4,653,333
  Loans payable - other.....................................      239,148
  Current maturities of long-term debt......................       47,685
  Accounts payable..........................................   11,534,641
  Billings in excess of costs and estimated earnings on
     uncompleted contracts..................................    9,620,264
  Accrued expenses and other current liabilities............      871,189
                                                              -----------
          Total current liabilities.........................   26,966,260
                                                              -----------
Long-Term Liabilities:
  Notes payable -- banks....................................      111,111
  Long-term debt, less current maturities...................       69,397
  Long-term advances........................................    7,532,724
                                                              -----------
          Total liabilities.................................   34,679,492
                                                              -----------
          Excess of liabilities over assets.................  $(1,792,839)
                                                              ===========

  See independent auditors' report and notes to combined financial statements.

                  F & V METRO CONTRACTING CORP. AND AFFILIATES

                        COMBINED STATEMENT OF OPERATIONS
                      FOR THE YEAR ENDED NOVEMBER 30, 1998

Contract Revenues...........................................  $46,039,928
Contract Costs..............................................   42,227,163
                                                              -----------
Gross Profit................................................    3,812,765
General and Administrative Expenses.........................    2,307,228
Other Income (Expense):
  Interest income...........................................      375,043
  Interest expense..........................................     (541,753)
  Loss from joint ventures..................................     (578,279)
  Loss on guarantee of project..............................   (1,490,646)
  Other income..............................................       54,944
                                                              -----------
          Total other expense...............................   (2,180,691)
                                                              -----------
Loss Before Income Taxes....................................     (675,154)
Income Taxes................................................           --
                                                              -----------
Net Loss....................................................  $  (675,154)
                                                              ===========

  See independent auditors' report and notes to combined financial statements.

                  F & V METRO CONTRACTING CORP. AND AFFILIATES

                        COMBINED STATEMENT OF CASH FLOWS
                      FOR THE YEAR ENDED NOVEMBER 30, 1998

NET LOSS....................................................  $  (675,154)
                                                              -----------
ADJUSTMENTS TO RECONCILE NET LOSS TO NET CASH PROVIDED BY
  OPERATING ACTIVITIES:
  Depreciation and amortization.............................      121,884
  Loss on disposal of fixed assets..........................       16,651
  Equity in loss from joint ventures........................      578,279
  Changes in assets (increase) decrease:
     Marketable securities..................................     (495,000)
     Contract receivables...................................   (1,049,331)
     Costs and estimated earnings in excess of billings on
      uncompleted contracts.................................   (1,500,742)
     Inventory..............................................   (1,640,873)
     Prepaid expenses and other current assets..............      378,816
     Security deposits......................................       26,375
  Changes in liabilities increase (decrease):
     Accounts payable.......................................   (2,098,124)
     Billings in excess of costs and estimated earnings on
      uncompleted contracts.................................    7,038,393
     Accrued expenses and other current liabilities.........      224,363
                                                              -----------
          Total adjustments.................................    1,600,691
                                                              -----------
NET CASH PROVIDED BY OPERATING ACTIVITIES...................      925,537
                                                              -----------
CASH FLOWS FROM INVESTING ACTIVITIES:
  Proceeds from sale of property and equipment..............      147,756
  Purchase of property and equipment........................     (112,282)
  Advances to joint ventures................................   (2,638,262)
                                                              -----------
          NET CASH USED IN INVESTING ACTIVITIES.............   (2,602,788)
                                                              -----------
CASH FLOWS FROM FINANCING ACTIVITIES:
  Long-term advances........................................    5,184,814
  Repayment of advances to stockholders.....................      460,328
  Repayment of advances to affiliates.......................      100,078
  Advances to affiliates....................................   (1,295,719)
  Advances to stockholders..................................      (71,378)
  Repayment of advances from stockholders...................     (128,886)
  Distributions to stockholders.............................     (579,417)
  Principal payments of long-term borrowings................      (81,002)
  Repayment of notes payable -- bank........................   (1,013,334)
  Repayment of advances from affiliates.....................     (962,295)
                                                              -----------
NET CASH PROVIDED BY FINANCING ACTIVITIES...................    1,613,189
                                                              -----------
NET DECREASE IN CASH........................................      (64,060)
CASH, BEGINNING OF PERIOD...................................    1,399,588
                                                              -----------
CASH, END OF PERIOD.........................................  $ 1,335,528
                                                              ===========
SCHEDULE OF NON-CASH INVESTING AND FINANCING ACTIVITIES:
  Property and equipment acquired through long-term
     financing..............................................  $    38,388
                                                              ===========

  See independent auditors' report and notes to combined financial statements.

                  F & V METRO CONTRACTING CORP. AND AFFILIATES

                     NOTES TO COMBINED FINANCIAL STATEMENTS

1. NATURE OF BUSINESS

     F & V Metro Contracting Corp. and Affiliates (the "Companies") serve as contractors for governmental, institutional and commercial projects, primarily in the New York City Metropolitan area. Construction work is generally performed under fixed-price and unit-price contracts. These contracts are undertaken by the Companies or in partnership with other contractors through joint ventures. The length of the Companies' contracts varies but typically ranges from one to three years.

2. SIGNIFICANT ACCOUNTING POLICIES

PRINCIPLES OF COMBINATION

     The combined financial statements include the accounts of F & V Metro Contracting Corp., V & R Electrical Contractors, Inc., F & V Mechanical/V & R Electrical -- A Joint Venture, Impulse Enterprises of N.Y., Inc. and Impulse Enterprises of N.Y., Inc. and F & V Mechanical Plumbing & Heating Corp. A Joint Venture, which are related by virtue of common ownership. All intercompany balances and transactions have been eliminated in the combined financial statements.

     The balance sheet dates for the entities included in the combined report are as follows:

F&V Metro Contracting Corp..................................  11/30/98
V&R Electrical Contractors, Inc.............................  12/31/98
F&V Mechanical/V&R Electrical a Joint Venture...............  12/31/98
Impulse Enterprises of N.Y., Inc............................  10/31/98
Impulse Enterprises of N.Y., Inc. and F&V Mechanical a Joint
  Venture...................................................  10/31/98

REVENUE AND COST RECOGNITION

     Revenues from fixed-price and unit-price, long-term construction contracts are recognized under the percentage of completion method. Under this method, progress towards completion is recognized according to the ratio of incurred costs to estimated total costs.

     Contract costs include all direct material and labor costs and all other direct and indirect costs related to contract performance. General and administrative costs are charged to expense as incurred. Provisions for estimated losses on uncompleted contracts are made in the period in which such losses are determined. Changes in job performance, job conditions and estimated profitability, including those arising from settlements, may result in revisions to costs and income and are recognized in the period in which the revisions are determined. Because of the inherent uncertainty in estimating the costs to complete on contracts in process, it is at least reasonably possible that the estimates used will change in the near term. Profit incentives are included in revenues when their realization is reasonably assured. An amount equal to contract costs attributable to claims is included in revenues when realization is probable and the amount can be reliably estimated.

     The Asset, "Costs and estimated earnings in excess of billings on uncompleted contracts," represents revenues recognized in excess of amounts billed. The Liability, "Billings in excess of costs and estimated earnings on uncompleted contracts," represents billings in excess of revenues recognized.

     In accordance with normal construction industry practice, the Companies classify as current all assets and liabilities related to the performance of long-term construction contracts. The

                  F & V METRO CONTRACTING CORP. AND AFFILIATES contracting cycle may extend beyond one year and, accordingly, collection or payment of amounts related to these contracts may extend beyond one year.

USE OF ESTIMATES

     The preparation of financial statements in conformity with generally accepted accounting principles requires management to make estimates and assumptions that affect the reported amounts of assets and liabilities and disclosure of contingent assets and liabilities at the date of the financial statements and the reported amounts of revenues and expenses during the reporting period. Actual results could differ from those estimates.

CASH EQUIVALENTS

     The Companies consider securities with original maturities of three months or less to be cash equivalents.

MARKETABLE SECURITIES

     The Companies determine cost of marketable securities using the average cost method for purposes of calculating realized gains or losses.

INVENTORY

     Inventory is valued at the lower of cost or market, with cost determined using the first-in, first-out method and with market defined as the lower of replacement cost or realizable value.

CONCENTRATION OF CREDIT RISK

     Substantially all of the Companies' business activity is with customers located within the New York City metropolitan area. Substantially all of the Companies' cash is maintained in two financial institutions, each of which are in excess of the Federal Deposit Insurance Corporation (FDIC) insured limits of $100,000. The Companies believe they are not exposed to any significant credit risk on cash and cash equivalents.

PROPERTY AND EQUIPMENT

     Property and equipment is stated at cost. The costs of additions and betterments are capitalized and expenditures for repairs and maintenance are expensed in the period incurred. When items of property and equipment are sold or retired, the related costs and accumulated depreciation are removed from the accounts and any gain or loss is included in income.

     Depreciation and amortization of property and equipment is provided utilizing accelerated methods over the estimated useful lives of the respective assets as follows:

Building....................................................    31.5 years
Transportation equipment....................................       5 years
Office equipment............................................  3 to 5 years
Furniture and fixtures......................................  5 to 7 years

     Leasehold improvements are amortized over the shorter of the remaining term of the lease or the useful life of the improvement utilizing the straight-line method.

                  F & V METRO CONTRACTING CORP. AND AFFILIATES

INCOME TAXES

     Federal income taxes have not been provided because the stockholders have elected to have F & V Metro Contracting Corp., V & R Electrical Contractors, Inc., and Impulse Enterprises of N.Y., Inc. treated as S corporations for income tax purposes as provided in Section 1362(a) of the Internal Revenue Code. As such, the Corporations' income or loss and credits are passed through to the stockholders and reported on their individual income tax returns.

     Generally, income taxes are not payable or provided by the Partnerships, F & V Mechanical/V & R Electrical -- A Joint Venture and Impulse Enterprises of N.Y., Inc. and F & V Mechanical Plumbing and Heating Corp. -- A Joint Venture. Partners are taxed individually on their share of partnership earnings. The partnership net income or loss is allocated to the partners based upon their profit and loss percentages. The partnerships are subject to the New York City unincorporated business tax for which no amounts are due for 1998.

PENSION PLANS

     Union employees are covered by collectively bargained employee benefit plans under which the Companies make contributions on a monthly basis based upon hours worked.

PROFIT SHARING PLAN

     The Companies sponsor a 401(k) plan covering all eligible salaried employees who have met age and service requirements. Annual contributions to the plan are discretionary and are determined by the Board of Directors. No Company contributions were made in 1998.

3. MARKETABLE SECURITIES

     The Companies' investments in marketable securities are classified as held to maturity and are valued at cost, which approximates market value.

MARKETABLE DEBT SECURITIES

Municipal bonds.............................................  $7,630,000
Cash........................................................     216,300
                                                              ----------
                                                              $7,846,300
                                                              ==========

     The marketable securities have various maturity dates ranging from December, 1998 to July, 2004 with interest rates ranging from 3.75% to 6.75% per annum.

     Bonds maturing after November 30, 1998 were replaced with similar securities.

     The Companies have substituted certain of their municipal bonds in lieu of retainage totaling $7,902,788, related to certain uncompleted and completed contracts.

                  F & V METRO CONTRACTING CORP. AND AFFILIATES

4. CONTRACT RECEIVABLES

     Contract receivables are summarized as follows:

Completed contracts.........................................  $ 1,459,506
Contracts in process........................................   10,740,881
Retainage...................................................    2,377,957
                                                              -----------
                                                               14,578,344
Less: Allowance for doubtful accounts.......................      118,897
                                                              -----------
                                                              $14,459,447
                                                              ===========

     The Companies anticipate that approximately 55% of retainage at November 30, 1998 will be collected within one year.

5. COSTS AND ESTIMATED EARNINGS ON UNCOMPLETED CONTRACTS

     Costs and estimated earnings in excess of billings on uncompleted contracts arise when revenues have been recorded but the amounts cannot be billed currently under the terms of the contracts. Such amounts are recoverable from customers upon various measures of performance, including achievement of certain milestones, completion of specified units or completion of the contract. The Companies anticipate that substantially all amounts, will be billed and collected within one year.

     Costs and estimated earning on uncompleted contracts are as follows:

Contract costs incurred.....................................  $83,533,894
Estimated earnings..........................................   10,442,645
                                                              -----------
                                                               93,976,539
Less: Billings to date......................................  100,311,249
                                                              -----------
                                                              $(6,334,710)
                                                              ===========

     Such amounts are included in the accompanying combined balance sheet under the following captions:

Costs and estimated earnings in excess of billings on
  uncompleted contracts.....................................  $ 3,285,554
Billings in excess of costs and estimated earnings on
  uncompleted contracts.....................................   (9,620,264)
                                                              -----------
                                                              $(6,334,710)
                                                              ===========

6. JOINT VENTURES

     F & V Metro Contracting Corp. and Affiliates, in the normal conduct of its business, has entered into four joint venture partnership agreements with third parties. The joint venture agreements, which require the participants to contribute additional capital as needed, provide that the Companies will receive from the joint ventures their proportionate share of any profits or losses realized from the contracts. The Companies have 50% or less participation in these joint ventures and account for them under the equity method. The investment is included in the balance "Advances to and equity in joint ventures."

                  F & V METRO CONTRACTING CORP. AND AFFILIATES

     In addition, the Companies fulfill certain joint venture contractual obligations and are reimbursed for all related costs incurred. During the year ended November 30, 1998, the Companies received management fees from joint ventures totaling $162,500, which is included in contract revenues.

7. RELATED PARTY TRANSACTIONS

     Advances to and from affiliates and stockholders are summarized as follows:

ADVANCES TO AFFILIATES
  Balance, beginning of period..............................  $  100,078
  Advances to affiliates....................................   1,295,719
  Repayment of advances.....................................    (100,078)
                                                              ----------
  Balance, end of period....................................  $1,295,719
                                                              ==========
ADVANCES TO STOCKHOLDERS
  Balance, beginning of period..............................  $  460,328
  Advances to Stockholders..................................      71,378
  Repayment of advances.....................................    (460,328)
                                                              ----------
  Balance, end of period....................................  $   71,378
                                                              ==========
ADVANCES FROM STOCKHOLDERS
  Balance, beginning of period..............................  $  128,886
  Repayment of advances.....................................    (128,886)
                                                              ----------
  Balance, end of period....................................  $       --
                                                              ==========

     Advances between affiliates are repaid periodically throughout the year and are non-interest bearing. The Companies anticipate that these advances will be repaid within one year.

     The Companies lease their office and warehouse facilities from an affiliate on a month-to-month tenancy. Rent expense charged to operations for the year ended November 30, 1998 amounted to $302,160, of which $47,520 is included in contract costs.

     The Companies have various loans receivable from related parties in the amount of $85,310. These loans are unsecured, non-interest bearing and have no specific repayment terms. The Companies anticipate these loans to be repaid within one year. Such loans are included in the caption "Prepaid expenses and other current assets."

8. PROPERTY AND EQUIPMENT

     Property and equipment is summarized as follows:

Transportation equipment....................................  $  983,113
Office equipment............................................      42,973
Furniture and fixtures......................................      31,928
Leasehold improvements......................................     250,604
                                                              ----------
                                                               1,308,618
Less: Accumulated depreciation and amortization.............     761,619
                                                              ----------
                                                              $  546,999
                                                              ==========

     Depreciation and amortization expense related to property and equipment amounted to $121,884, of which $68,771 is included in contract costs for the year ended November 30, 1998.

                  F & V METRO CONTRACTING CORP. AND AFFILIATES

9. NOTES PAYABLE -- BANKS

     Pursuant to an agreement with its bank, the Companies may borrow up to $2,300,000 under an unsecured line of credit. The agreement contains financial covenants related to the Companies' working capital, net worth and bank borrowings. The agreement also contains a 30-day clean-up provision and is personally guaranteed by the stockholders of the Companies. Interest is payable at 1/2% above the bank's prime rate (for a total rate of 8.25% at November 30, 1998). The line of credit expires on May 31, 1999.

     The outstanding balance on the above mentioned line of credit totaled $2,220,000 at November 30, 1998. Subsequent to November 30, 1998, the Companies repaid $1,817,908 of this balance.

     Pursuant to an agreement with another bank, the Companies have borrowed $2,300,000 under a term loan agreement. The agreement contains financial covenants related to the Companies' working capital, net worth and bank borrowings. The agreement also contains a provision whereby the Companies will repay $40,000 per month, plus interest, towards the balance of the loan. The loan is personally guaranteed by the stockholders of the Companies. Interest is payable at 1/2% above the bank's prime rate (for a total rate of 8.25% at November 30, 1998). The term loan expires on May 31, 1999.

     The outstanding balance on the above mentioned term loan totals $2,100,000 at November 30, 1998. Subsequent to November 30, 1998, the Companies repaid $160,000 of this balance.

     In addition, the Companies have entered into agreements with the banks for two, $500,000 term loans. Each loan is to be repaid in equal monthly installments of $13,889, plus interest through March, 2000. These loans are secured by the fixed assets of the Companies and are personally guaranteed by the stockholders of the Companies. Interest is payable at 3/4% above the banks' prime rate (for a combined rate of 8.50% at November 30, 1998).

     The outstanding balances on the above mentioned term loans total $444,444 at November 30, 1998, of which $111,111 is long-term. Subsequent to November 30, 1998, the Companies repaid all outstanding balances relating to these term loans.

     Aggregate maturities of notes payable -- banks are as follows:

YEARS ENDING NOVEMBER 30:
-------------------------
1999........................................................  $4,653,333
2000........................................................     111,111
                                                              ----------
                                                              $4,764,444
                                                              ==========

10. LONG-TERM DEBT

     Long-term debt is summarized as follows:

Installment loans payable -- in equal monthly installments
  totaling $4,670 including interest ranging from 7.9% to
  9.9% per annum through varying periods from October, 1999
  through October, 2002, secured by related transportation
  equipment.................................................  $117,082
Less: Current maturities....................................    47,685
                                                              --------
Long-Term Debt..............................................  $ 69,397
                                                              ========

                  F & V METRO CONTRACTING CORP. AND AFFILIATES

     Aggregate maturities of long-term debt are as follows:

YEARS ENDING NOVEMBER 30:
-------------------------
1999........................................................  $ 47,685
2000........................................................    38,830
2001........................................................    23,896
2002........................................................     6,671
                                                              --------
                                                              $117,082
                                                              ========

11. PAYABLE -- OTHER

     The Companies have various other loans payable to a related party which are unsecured, non-interest bearing and have no specific repayment terms. The Companies anticipate repaying these loans within one year.

12. LONG-TERM ADVANCES

     The Companies have received various advances from a joint venture partner which have been used to finance certain contracts unrelated to such joint venture. Such amounts are non-interest bearing and have no specific repayment terms. The Companies do not anticipate repaying such amounts within one year.

13. STOCKHOLDERS' EQUITY

     Stockholders' equity of the Companies on a non-combined basis are summarized as follows:

F & V METRO CONTRACTING CORP.
  Common stock -- no par value; 400 shares authorized; 280
     shares issued and outstanding..........................  $    50,350
  Retained earnings.........................................      605,638
                                                              -----------
          Total Stockholders' Equity at November 30, 1998...  $   655,988
                                                              ===========
V & R ELECTRICAL CONTRACTORS, INC.
  Common stock -- no par value; 200 shares authorized, 100
     shares issued and outstanding..........................  $    10,000
  Accumulated deficit.......................................     (210,224)
                                                              -----------
          Total Stockholders' Deficit at December 31,
            1998............................................  $  (200,224)
                                                              ===========
IMPULSE ENTERPRISES OF N.Y., INC.
  Common stock -- no par value; 200 shares authorized,
     issued and outstanding.................................  $   241,000
  Accumulated deficit.......................................   (2,489,603)
                                                              -----------
          Total Stockholders' Deficit at October 31, 1998...  $(2,248,603)
                                                              ===========

     The changes in combined excess of liabilities over assets for the year ended November 30, 1998 are as follows:

Net liabilities, beginning of year..........................  $  (538,268)
Net loss....................................................     (675,154)
Distributions to stockholders...............................     (579,417)
                                                              -----------
Net liabilities, end of year................................  $(1,792,839)
                                                              ===========

                  F & V METRO CONTRACTING CORP. AND AFFILIATES

14. COMMITMENTS AND CONTINGENCIES

     The Companies have guaranteed a loan agreement entered into by a non-combined affiliated company and its bank. The amount outstanding on this loan agreement totals $664,444 at November 30, 1998.

     The Companies are contingently liable to their surety under a general indemnity agreement. Under this agreement, the Companies agree to indemnify the surety for any payments made on their behalf and on behalf of their joint ventures. The Companies believe that all contingent liabilities will be satisfied by their performance on the specific contracts covered by the agreement.

     F & V Metro Contracting Corp., in an unrelated business transaction, has entered into an agreement with another general contractor as a guarantor on one of its projects. F&V Metro Contracting Corp. had no equity interest in the project and was entitled to a fee based on the profit of the project. Each party is jointly and severally liable to the surety under a general indemnity agreement. Included in other expenses is $1,490,646, which represents amounts reimbursed to the surety and vendors and the anticipated remaining cost to complete the contract. F & V Metro Contracting Corp. will seek recovery of all amounts from the general contractor; however, no amounts have been recorded as ultimate collection is uncertain. It is reasonably possible that F & V Metro Contracting Corp. will have to reimburse the surety for additional amounts under the indemnity. Any such additional reimbursement cannot be estimated at November 30, 1998.

     The Companies are involved in various legal proceedings which have been filed against them. In the opinion of management and legal counsel, the outcome of this litigation will not materially affect the Companies' financial position.

15. INCOME TAXES

     The net deferred tax benefits in the accompanying combined balance sheet include the following components:

Tax benefit from net operating loss carryforward............  $600,321
Valuation allowance.........................................  (600,321)
                                                              --------
Net deferred tax asset......................................  $     --
                                                              ========

     As of November 30, 1998, the Companies have New York State and New York City net operating loss carryforwards of approximately $10,000,000, subject to review by taxing authorities, expiring at varying dates ranging from October, 2007 to December, 2012.

16. SUBSEQUENT EVENT

     On February 1, 1999, the stockholders of the Companies entered into an agreement with RailWorks Corporation. Under the terms of the agreement, the stockholders agreed to exchange their stock and ownership interests in the Companies for cash and promissory notes. The transaction was completed on March 15, 1999.

------------------------------------------------------
------------------------------------------------------

     NO DEALER, SALESPERSON OR OTHER INDIVIDUAL HAS BEEN AUTHORIZED TO GIVE ANY INFORMATION OR TO MAKE ANY REPRESENTATION NOT CONTAINED IN THIS PROSPECTUS AND, IF GIVEN OR MADE, SUCH INFORMATION OR REPRESENTATIONS MUST NOT BE RELIED UPON AS HAVING BEEN AUTHORIZED BY THE COMPANY. THIS PROSPECTUS DOES NOT CONSTITUTE AN OFFER TO SELL OR A SOLICITATION OF AN OFFER TO BUY ANY OF THE SECURITIES OFFERED HEREBY IN ANY JURISDICTION TO ANY PERSON TO WHOM IT IS UNLAWFUL TO MAKE SUCH OFFER IN SUCH JURISDICTIONS. NEITHER THE DELIVERY OF THIS PROSPECTUS NOR ANY SALE MADE HEREUNDER SHALL, UNDER ANY CIRCUMSTANCES, CREATE ANY IMPLICATION THAT THE INFORMATION HEREIN IS CORRECT AS OF ANY TIME SUBSEQUENT TO THE DATE HEREOF OR THAT THERE HAS BEEN NO CHANGE IN THE AFFAIRS OF THE COMPANY SINCE SUCH DATE.

                               ------------------

                               TABLE OF CONTENTS

                                        PAGE
                                        ----
Risk Factors..........................    10
Use of Proceeds.......................    18
Capitalization........................    19
Pro Forma Financial Information.......    20
Selected Historical Consolidated
  Financial Data......................    27
Management's Discussion and Analysis
  of Financial Conditions and Results
  of Operations.......................    29
Business..............................    38
The Exchange Offer....................    51
Management............................    61

                                        PAGE
                                        ----
Certain Relationships and Related
  Party Transactions..................    66
Principal Stockholders................    68
Description of Credit Facility........    70
Description of the New Notes..........    70
Book-Entry; Delivery and Form.........   110
Plan of Distribution..................   111
Certain Untied States Federal Income
  Tax Considerations..................   113
Legal Matters.........................   113
Experts...............................   113
Where You Can Find More Information...   114
Special Note Regarding Forward-
  Looking Statements..................   114
Index to Financial Statements.........   F-1

------------------------------------------------------
------------------------------------------------------
------------------------------------------------------
------------------------------------------------------
                               OFFER TO EXCHANGE
                                (Railworks Logo)
                          11 1/2% SENIOR SUBORDINATED
                                 NOTES DUE 2009
                           THAT HAVE BEEN REGISTERED
                                   UNDER THE
                             SECURITIES ACT OF 1933
                        FOR ALL OUTSTANDING UNREGISTERED
                          11 1/2% SENIOR SUBORDINATED
                                 NOTES DUE 2009
                              -------------------

                                   PROSPECTUS
                              -------------------
                                           , 1999
------------------------------------------------------
------------------------------------------------------

                                    PART II

                   INFORMATION NOT REQUIRED IN THE PROSPECTUS

ITEM 20.  INDEMNIFICATION OF DIRECTORS AND OFFICERS

     Section 102(b)(7) of the Delaware General Corporation Law (the "DGCL") permits a corporation, in its certificate of incorporation, to limit or eliminate, subject to some statutory limitations, the liability of directors to the corporation or its stockholders for monetary damages for breaches of fiduciary duty, except for liability (a) for any breach of the director's duty of loyalty to the corporation or its stockholders, (b) for acts or omissions not in good faith or which involve intentional misconduct or a knowing violation of law, (c) under Section 174 of the DGCL, or (d) for any transaction from which the director derived an improper personal benefit. Article 10 of the registrant's restated Certificate of Incorporation provides that the personal liability of directors of the registrant is eliminated to the fullest extent permitted by Section 102(b)(7) of the DGCL.

     Under Section 145 of the DGCL, a corporation has the power to indemnify directors and officers under certain prescribed circumstances and subject to certain limitations against certain costs and expenses, including attorneys' fees actually and reasonably incurred in connection with any action, suit or proceeding, whether civil, criminal, administrative or investigative, to which any of them is a party by reason of being a director or officer of the corporation if it is determined that the director or officer acted in accordance with the applicable standard of conduct set forth in such statutory provision.
Article 7 of the registrant's Bylaws provides that the registrant will indemnify any person who was or is a party or is threatened to be made a party to any threatened, pending or completed action, suit or proceeding by reason of the fact that he is or was a director, officer, employee or agent of the registrant, or is or was serving at the request of the registrant as a director, officer, employee or agent of another entity, against certain liabilities, costs and expenses. Article 7 further permits the registrant to maintain insurance on behalf of any person who is or was a director, officer, employee or agent of the registrant, or is or was serving at the request of the registrant as a director, officer, employee or agent of another entity, against any liability asserted against such person and incurred by such person in any such capacity or arising out of his status as such, whether or not the registrant would have the power to indemnify such person against such liability under the DGCL. The registrant expects to maintain directors' and officers' liability insurance.

     The foregoing statements are subject to the detailed provisions of Article 10 of the registrant's restated Certificate of Incorporation.

     Pursuant to the Registration Rights Agreement, RailWorks has agreed to indemnify holders of registrable notes against certain liabilities. Also pursuant to the Registration Rights Agreement, RailWorks and certain broker-dealers, including certain persons associated with such broker-dealers, have agreed to indemnify each other against certain liabilities.

ITEM 21.  EXHIBITS AND FINANCIAL STATEMENT SCHEDULES

     (a) Exhibits

EXHIBIT
NUMBER                            DESCRIPTION OF EXHIBIT
-------                           ----------------------
 3.1       --  Restated Certificate of Incorporation of RailWorks
               Corporation (incorporated by reference to Exhibit 3.1 to
               Registration Statement on Form S-1 (File No. 333-53483)).
 3.2       --  Bylaws of RailWorks Corporation (incorporated by reference to Exhibit 3.2 to Registration Statement on Form S-1 (File
               No. 333-53483)).

EXHIBIT
NUMBER                            DESCRIPTION OF EXHIBIT
-------                           ----------------------
 3.3       --  Certificate of Designation of the Series A Convertible
               Preferred Stock (incorporated by reference to Exhibit 3.1 to the Registrant's Current Report on Form 8-K filed on October
               14, 1998).
 4.1       --  Specimen Common Stock Certificate (incorporated herein by reference to Exhibit 4.1 to Registration Statement on Form
               S-1, File No. 333-53483).
 4.2*      --  Specimen Preferred Stock Certificate.
 4.3*      --  Form of 11 1/2% Senior Subordinated Notes due 2009 (included in Exhibit 4.5).
 4.4       --  Certificate of Designation of the Series A Convertible
               Preferred Stock (incorporated by reference to Exhibit 3.1 to the Registrant's Current Report on Form 8-K filed on October
               14, 1998).
 4.5*      --  Indenture, dated as of April 7, 1999 (the "Indenture") among
               RailWorks, the Guarantors named therein and First Union
               National Bank, as Trustee.
 4.6*      --  Registration Rights Agreement, dated as of April 7, 1999, among RailWorks, the Guarantors named therein and BT
               Alex.Brown Incorporated, NationsBanc Montgomery Securities,
               LLC and First Union Capital Markets Corp., as Initial
               Purchasers.
 5.1*      --  Opinion of King & Spalding.
10.1       --  Uniform Provisions for the Acquisition of Founding Companies
               (incorporated by reference to Exhibit 10.1 to Registration
               Statement on Form S-1 (File No. 333-53483)).
10.2       --  Agreement and Plan of Reorganization dated as of May 21,
               1998 by and between RailWorks Corporation, Wildcats
               Alpha-Keystone Company, Alpha-Keystone Engineering, Inc. and
               the stockholders named therein (incorporated by reference to
               Exhibit 10.2 to Registration Statement on Form S-1 (File No.
               333-53483)).
10.3       --  Agreement and Plan of Reorganization dated as of May 21,
               1998 by and between RailWorks Corporation, Bulldog Comtrak
               Company, Comtrak Construction, Inc. and the stockholders
               named therein (incorporated by reference to Exhibit 10.3 to
               Registration Statement on Form S-1 (File No. 333-53483)).
10.4       --  Agreement and Plan of Reorganization dated as of May 21,
               1998 by and between RailWorks Corporation, Cardinal Annex
               Railroad Builders Company, Annex Railroad Builders, Inc. and
               the stockholders named therein (incorporated by reference to
               Exhibit 10.4 to Registration Statement on Form S-1 (File No.
               333-53483)).
10.5       --  Agreement and Plan of Reorganization dated as of May 21,
               1998 by and between RailWorks Corporation, Huskies Condon
               Brothers Company, Condon Brothers Inc. and the stockholders named therein (incorporated by reference to Exhibit 10.5 to
               Registration Statement on Form S-1 (File No. 333-53483)).
10.6       --  Agreement and Plan of Reorganization dated as of May 21,
               1998 by and between RailWorks Corporation, Commodores
               Concrete Company, CPI Concrete Products, Inc. and the
               stockholders named therein (incorporated by reference to
               Exhibit 10.6 to Registration Statement on Form S-1 (File No.
               333-53483)).
10.7       --  Agreement and Plan of Reorganization dated as of May 21,
               1998 by and between RailWorks Corporation, Nittany Lions
               McGinley Company, HP McGinley Inc. and the stockholders
               named therein (incorporated by reference to Exhibit 10.7 to
               Registration Statement on Form S-1 (File No. 333-53483)).
10.8       --  Agreement and Plan of Reorganization dated as of May 21,
               1998 by and between RailWorks Corporation, Owls Kennedy
               Railroad Builders Company, Kennedy Railroad Builders, Inc.
               and the stockholders named therein (incorporated by
               reference to Exhibit 10.8 to Registration Statement on Form
               S-1 (File No. 333-53483)).

EXHIBIT
NUMBER                            DESCRIPTION OF EXHIBIT
-------                           ----------------------
10.9       --  Agreement and Plan of Reorganization dated as of May 21,
               1998 by and between RailWorks Corporation, Red Storm
               Comstock Company, Inc., L.K. Comstock & Company, Inc. and
               the stockholders named therein (incorporated by reference to
               Exhibit 10.9 to Registration Statement on Form S-1 (File No.
               333-53483)).
10.10      --  Agreement and Plan of Reorganization dated as of May 21,
               1998 by and between RailWorks Corporation, Sycamores Midwest
               Construction Company, Midwest Construction Services, Inc.
               and the stockholders named therein (incorporated by
               reference to Exhibit 10.10 to Registration Statement on Form
               S-1 (File No. 333-53483)).
10.11      --  Agreement and Plan of Reorganization dated as of May 21,
               1998 by and between RailWorks Corporation, Bears Merit
               Company, Merit Railroad Contractors, Inc. and the
               stockholders named therein (incorporated by reference to
               Exhibit 10.11 to Registration Statement on Form S-1 (File
               No. 333-53483)).
10.12      --  Agreement and Plan of Reorganization dated as of May 21,
               1998 by and between RailWorks Corporation, Hoosier Mize
               Company, Mize Construction Company and the stockholders
               named therein (incorporated by reference to Exhibit 10.12 to
               Registration Statement on Form S-1 (File No. 333-53483)).
10.13      --  Agreement and Plan of Reorganization dated as of May 21,
               1998 by and between RailWorks Corporation, Husky New England
               Railroad Construction Company, New England Railroad
               Construction Company Inc. and the stockholders named therein
               (incorporated by reference to Exhibit 10.13 to Registration
               Statement on Form S-1 (File No. 333-53483)).
10.14      --  Agreement and Plan of Reorganization dated as of May 21,
               1998 by and between RailWorks Corporation, Wolverines
               Northern Rail Services Company, Northern Rail Service and
               Supply Company, Inc. and the stockholders named therein
               (incorporated by reference to Exhibit 10.14 to Registration
               Statement on Form S-1 (File No. 333-53483)).
10.15      --  Agreement and Plan of Reorganization dated as of May 21,
               1998 by and between RailWorks Corporation, Big Orange
               Minnesota Company, Minnesota Railroad Service Company and
               the stockholders named therein (incorporated by reference to
               Exhibit 10.15 to Registration Statement on Form S-1 (File
               No. 333-53483)).
10.16      --  Agreement and Plan of Reorganization dated as of May 21,
               1998 by and between RailWorks Corporation, Buckeye Railcorp,
               Inc., Railcorp Inc. and the stockholders named therein
               (incorporated by reference to Exhibit 10.16 to Registration
               Statement on Form S-1 (File No. 333-53483)).
10.17      --  Agreement and Plan of Reorganization dated as of May 21,
               1998 by and between RailWorks Corporation, Runnin' Rebels
               Railroad Service Company, Railroad Service, Inc. and the
               stockholders named therein (incorporated by reference to
               Exhibit 10.17 to Registration Statement on Form S-1 (File
               No. 333-53483)).
10.18      --  Agreement and Plan of Reorganization dated as of May 21,
               1998 by and between RailWorks Corporation, Crusader Railroad
               Specialties Company, Railroad Specialties, Inc. and the
               stockholders named therein (incorporated by reference to
               Exhibit 10.18 to Registration Statement on Form S-1 (File
               No. 333-53483)).
10.19      --  Agreement and Plan of Reorganization dated as of May 21,
               1998 by and between RailWorks Corporation, Screaming Eagle
               Wood Preserving Company, Southern Indiana Wood Preserving
               Company, Inc. and the stockholders named therein
               (incorporated by reference to Exhibit 10.19 to Registration
               Statement on Form S-1 (File No. 333-53483)).

EXHIBIT
NUMBER                            DESCRIPTION OF EXHIBIT
-------                           ----------------------
10.20      --  Agreement and Plan of Reorganization dated as of May 21,
               1998 by and between RailWorks Corporation, Fighting
               Irish-U.S. Railway Supply Company, U.S. Railway Supply, Inc.
               and the stockholders named therein (incorporated by
               reference to Exhibit 10.20 to Registration Statement on Form
               S-1 (File No. 333-53483)).
10.21      --  Agreement and Plan of Reorganization dated as of May 21,
               1998 by and between RailWorks Corporation, Spartans
               Trackworks Company, U.S. Trackworks, Inc. and the
               stockholders named therein (incorporated by reference to
               Exhibit 10.21 to Registration Statement on Form S-1 (File
               No. 333-53483)).
10.22      --  Agreement and Plan or Reorganization dated as of May 21,
               1998 by and between RailWorks Corporation, Mustang Smith
               Construction Company, Wm. A. Smith Construction Co., Inc.
               and the stockholders named therein (incorporated by
               reference to Exhibit 10.22 to Registration Statement on Form
               S-1 (File No. 333-53483)).
10.23      --  Agreement and Plan of Reorganization dated as of May 21,
               1998 by and between RailWorks Corporation, Longhorn Smith
               Rerailing Company, Wm. A. Smith Rerailing Services, Inc. and
               the stockholders named therein (incorporated by reference to
               Exhibit 10.23 to Registration Statement on Form S-1 (File
               No. 333-53483)).
10.24      --  Amended and Restated Employment Agreement between RailWorks
               Corporation and John G. Larkin dated as of August 4, 1998
               (incorporated by reference to Exhibit 10.1 to the
               Registrant's Quarterly Report on form 10-Q filed on
               September 11, 1998).
10.25      --  Amended and Restated Employment Agreement between RailWorks
               Corporation and Michael R. Azarela dated as of August 4,
               1998 (incorporated by reference to Exhibit 10.2 to the
               Registrant's Quarterly Report on Form 10-Q filed on
               September 11, 1998).
10.26      --  Amended and Restated Employment Agreement between RailWorks
               Corporation and John Kennedy dated as of August 4, 1998
               (incorporated by reference to Exhibit 10.3 to the
               Registrant's Quarterly Report on Form 10-Q filed on
               September 11, 1998).
10.27      --  Amended and Restated Employment Agreement between RailWorks
               Corporation and Harold C. Kropp, Jr. dated as of August 4,
               1998 (incorporated by reference to Exhibit 10.4 to the
               Registrant's Quarterly Report on Form 10-Q filed on
               September 11, 1998).
10.28      --  Form of Employment Agreement between each Founding Company and Founding Company Officer (incorporated by reference to
               Exhibit 10.28 to the Registrant's Registration Statement on
               Form S-1 (File No. 333-53483)).
10.29      --  1998 Incentive Stock Plan (incorporated by reference to
               Exhibit 10.29 to the Registrant's Registration Statement on
               Form S-1 (File No. 333-53483)).
10.30      --  Indemnity and Cooperation Agreement dated as of April 3,
               1997 between Spie Enertrans S.A., Comstock Group, Inc., L.K.
               Comstock & Company and LKC Acquisition Corp., together with
               Memorandum of Understanding dated August 20, 1997 between
               Spie Enertrans S.A., Comstock Group, Inc., L.K. Comstock &
               Company and LKC Acquisition Corp. (incorporated by reference to Exhibit 10.30 to the Registrant's Registration Statement
               on Form S-1 (file No. 333-53483)).
10.31      --  Stock Purchase Agreement dated April 3, 1997 between
               Comstock Group, Inc. and LKC Acquisition Corp., as amended
               (incorporated by reference to Exhibit 10.31 to the
               Registrant's Registration Statement on Form S-1 (file No.
               333-53483)).
10.32      --  Contingent Promissory Note dated April 3, 1997 made by L.K.
               Comstock & Company, Inc. to the order of Spie Enertrans S.A.
               (incorporated by reference to Exhibit 10.32 to the
               Registrant's Registration Statement on Form S-1 (File No.
               333-53483)).

EXHIBIT
NUMBER                            DESCRIPTION OF EXHIBIT
-------                           ----------------------
10.33      --  Employment Agreement dated as of January 7, 1999 between
               Robert D. Wolff and MidWest Railroad Construction and
               Maintenance Corporation of Wyoming (incorporated by
               reference to Exhibit 10.33 to the Registrant's Annual Report on Form 10-K filed on March 29, 1999).
10.34      --  Credit Agreement dated as of August 4, 1998 among RailWorks
               Corporation, as Borrower, Certain Subsidiaries, as
               Guarantors, the Lenders named therein, First Union National
               Bank, as Documentation Agent and NationsBank, N.A., as
               Administrative Agent (incorporated by reference to Exhibit
               10.34 to the Registrant's Annual Report on Form 10-K filed on March 29, 1999).
10.35      --  Amendment No. 1 to Credit Agreement dated December   , 1998
               among RailWorks Corporation, as Borrower, the Guarantors and
               Lenders named therein and NationsBank, N.A., as
               Administrative Agent (incorporated by reference to Exhibit
               10.35 to the Registrant's Annual Report on Form 10-K filed on March 29, 1999).
10.36      --  Amendment No. 2 to Credit Agreement dated February 2, 1999 among RailWorks Corporation, and as Borrower, the Guarantors and Lenders named therein and NationsBank, N.A., as
               Administrative Agent (incorporated by reference to Exhibit
               10.36 to the Registrant's Annual Report on Form 10-K filed on March 29, 1999).
10.37      --  Credit Agreement dated as of February 2, 1999 among
               RailWorks Corporation, as Borrower, Certain Subsidiaries, as
               Guarantors, the Lenders named therein and NationsBank, N.A., as Administrative Agent (incorporated by reference to
               Exhibit 10.37 to the Registrant's Annual Report on Form 10-K
               filed on March 29, 1999).
10.38      --  Employment Agreement between RailWorks Corporation and
               Kenneth R. Burk dated as of May 10, 1999 (incorporated by
               reference to Exhibit 10.1 to the Registrant's Quarterly
               Report on Form 10-Q filed on May 14, 1999).
12.1*      --  Computation of Ratio of Earnings to Fixed Charges.
21.1*      --  List of Subsidiaries.
23.1*      --  Consent of King & Spalding (included as part of its opinion filed as Exhibit 5.1).
23.2*      --  Consent of Arthur Andersen LLP.
23.3*      --  Consent of Arthur Andersen LLP (Canada).
24.1*      --  Powers of Attorney (contained on signature pages).
25.1*      --  Statement of Eligibility of Trustee on Form T-1.
99.1*      --  Form of Letter of Transmittal for 11 1/2% Senior
               Subordinated Notes Due 2009.
99.2*      --  Form of Notice of Guaranteed Delivery for 11 1/2% Senior
               Subordinated Notes Due 2009.
99.3*      --  Guidelines for Certification of Taxpayer Identification
               Number on Substitute Form W-9.

EXHIBIT
NUMBER                            DESCRIPTION OF EXHIBIT
-------                           ----------------------
99.4       --  Stock Exchange Agreement dated October 8, 1998 between the
               Registrant and BT Alex.Brown Incorporated (incorporated by reference to Exhibit 99.1 to the Registrant's Current Report on Form 8-K filed on October 14, 1998).

---------------

* Filed herewith.

ITEM 22.  UNDERTAKINGS

     That, for purposes of determining any liability under the Securities Act of 1933, each filing of any Registrant's annual report pursuant to Section 13(a) or
Section 15(d) of the Securities Exchange Act of 1934 (and, where applicable, each filing of an employee benefit plan's annual report pursuant to Section 15(d) of the Securities Exchange Act of 1934) that is incorporated by reference in the Registration Statement shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

     Insofar as indemnification for liabilities arising under the Securities Act of 1993 may be permitted to directors, officers and controlling persons of the registrants pursuant to the foregoing provisions, or otherwise, the registrants have been advised that in the opinion of the Securities and Exchange Commission such indemnification is against public policy as expressed in the Act and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment by the registrants of expenses incurred or paid by a director, officer or controlling person of the registrants in the successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered, the registrants will, unless in the opinion of their counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by them is against public policy as expressed in the Act and will be governed by the final adjudication of such issue.

     The undersigned registrants hereby undertake to supply by means of a post-effective amendment all information concerning a transaction, and the company being acquired involved therein, that was not the subject of and included in the registration statement when it became effective.

                                   SIGNATURES

     Pursuant to the requirements of the Securities Act of 1933, the Registrant has duly caused this Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Baltimore, State of Maryland, on May 28, 1999.

                                          RAILWORKS CORPORATION

                                          By:      /s/ JOHN G. LARKIN
                                            ------------------------------------
                                                       John G. Larkin
                                                   Chairman of the Board
                                                and Chief Executive Officer

                               POWER OF ATTORNEY

     KNOW ALL MEN BY THESE PRESENTS, that each person whose signature appears below constitutes and appoints John G. Larkin, Chairman of the Board and Chief Executive Officer of RailWorks, and Michael R. Azarela, Executive Vice President, Chief Financial Officer and a Director of RailWorks, or either one of them, and any agent for service named in this Registration Statement and each of them, his or her true and lawful attorney-in-fact and agent, with full power of substitution and resubstitution, for him or her and in his or her name, place and stead, in any and all capacities, to sign any registration statement filed pursuant to Rule 462(b) under the Securities Act of 1933, as amended and any and all amendments (including post-effective amendments) to this Registration Statement, and to file the same, with all exhibits thereto, and other documents in connection therewith, with the Securities and Exchange Commission, granting unto said attorneys-in-fact and agents, and each of them, full power and authority to do and perform each and every act and thing requisite or necessary to be done in and about the premises, as fully to all intents and purposes as he or she might or could do in person, hereby ratifying and confirming all that said attorney-in-fact and agents or any of them, their, or his or her, substitute or substitutes, may lawfully do or cause to be done by virtue hereof.

     Pursuant to the requirements of the Securities Act of 1933, as amended, this Registration Statement has been signed by the following persons in the capacities with RailWorks Corporation, and on the date indicated.

                      SIGNATURE                                     TITLE                    DATE
                      ---------                                     -----                    ----

                 /s/ JOHN G. LARKIN                    Chairman of the Board             May 28, 1999
-----------------------------------------------------
                   John G. Larkin

               /s/ MICHAEL R. AZARELA                  Executive Vice President, Chief   May 28, 1999
-----------------------------------------------------    Financial Officer and Director
                 Michael R. Azarela                      (Principal Financial Officer)

                 /s/ HAROLD C. KROPP                   Vice President and Chief          May 28, 1999
-----------------------------------------------------    Accounting Officer (Principal
                   Harold C. Kropp                       Accounting Officer)

                  /s/ JOHN KENNEDY                     Vice President, Chief Operating   May 28, 1999
-----------------------------------------------------    Officer -- Track Contractors
                    John Kennedy                         and Director

                      SIGNATURE                                     TITLE                    DATE
                      ---------                                     -----                    ----

                /s/ PETER ALAN PASCH                   Vice President, Chief Operating   May 28, 1999
-----------------------------------------------------    Officer -- Transit Operations
                  Peter Alan Pasch                       and Director

                 /s/ SCOTT D. BRACE                    Director                          May 28, 1999
-----------------------------------------------------
                   Scott D. Brace

              /s/ LAMBERTUS L. TAMELING                Director                          May 28, 1999
-----------------------------------------------------
                Lambertus L. Tameling

                /s/ RONALD W. DRUCKER                  Director                          May 28, 1999
-----------------------------------------------------
                  Ronald W. Drucker

                   /s/ R.C. MATNEY                     Director                          May 28, 1999
-----------------------------------------------------
                     R.C. Matney

                 /s/ STEVE C. GOGGIN                   Director                          May 28, 1999
-----------------------------------------------------
                   Steve C. Goggin

                                   SIGNATURES

     Pursuant to the requirements of the Securities Act of 1933, the Registrant has duly caused this Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Baltimore, State of Maryland, on May 28, 1999.

                                          ALPHA KEYSTONE ENGINEERING, INC.

                                          By:     /s/ FULTON J. KENNEDY
                                            ------------------------------------
                                                     Fulton J. Kennedy
                                                         President

                               POWER OF ATTORNEY

     KNOW ALL MEN BY THESE PRESENTS, that each person whose signature appears below constitutes and appoints John G. Larkin, a Director of Alpha Keystone Engineering, Inc., and Michael R. Azarela, Executive Vice President, Assistant Secretary and a Director of Alpha Keystone Engineering, Inc., or either one of them, and any agent for service named in this Registration Statement and each of them, his or her true and lawful attorney-in-fact and agent, with full power of substitution and resubstitution, for him or her and in his or her name, place and stead, in any and all capacities, to sign any registration statement filed pursuant to Rule 462(b) under the Securities Act of 1933, as amended and any and all amendments (including post-effective amendments) to this Registration Statement, and to file the same, with all exhibits thereto, and other documents in connection therewith, with the Securities and Exchange Commission, granting unto said attorneys-in-fact and agents, and each of them, full power and authority to do and perform each and every act and thing requisite or necessary to be done in and about the premises, as fully to all intents and purposes as he or she might or could do in person, hereby ratifying and confirming all that said attorney-in-fact and agents or any of them, their, or his or her, substitute or substitutes, may lawfully do or cause to be done by virtue hereof.

     Pursuant to the requirements of the Securities Act of 1933, as amended, this Registration Statement has been signed by the following persons in the capacities with Alpha Keystone Engineering, Inc. and on the date indicated.

                       SIGNATURE                                      TITLE                   DATE
                       ---------                                      -----                   ----

                 /s/ FULTON J. KENNEDY                    President                       May 28, 1999
 ------------------------------------------------------
                   Fulton J. Kennedy

                  /s/ HAROLD C. KROPP                     Treasurer                       May 28, 1999
 ------------------------------------------------------
                    Harold C. Kropp

                 /s/ MICHAEL R. AZARELA                   Executive Vice President,       May 28, 1999
 ------------------------------------------------------     Assistant Secretary and
                   Michael R. Azarela                       Director

                    /s/ JOHN KENNEDY                      Assistant Secretary and         May 28, 1999
 ------------------------------------------------------     Director
                      John Kennedy

                   /s/ JOHN G. LARKIN                     Director                        May 28, 1999
 ------------------------------------------------------
                     John G. Larkin

                                   SIGNATURES

     Pursuant to the requirements of the Securities Act of 1933, the Registrant has duly caused this Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Baltimore, State of Maryland, on May 28, 1999.

                                          ARMCORE ACQUISITION CORP.

                                          By:       /s/ RALPH JACKSON
                                            ------------------------------------
                                                       Ralph Jackson
                                                         President

                               POWER OF ATTORNEY

     KNOW ALL MEN BY THESE PRESENTS, that each person whose signature appears below constitutes and appoints John G. Larkin, a Director of Armcore Acquisition Corp., and Michael R. Azarela, Executive Vice President and a Director of Armcore Acquisition Corp., or either one of them, and any agent for service named in this Registration Statement and each of them, his or her true and lawful attorney-in-fact and agent, with full power of substitution and resubstitution, for him or her and in his or her name, place and stead, in any and all capacities, to sign any registration statement filed pursuant to Rule 462(b) under the Securities Act of 1933, as amended and any and all amendments (including post-effective amendments) to this Registration Statement, and to file the same, with all exhibits thereto, and other documents in connection therewith, with the Securities and Exchange Commission, granting unto said attorneys-in-fact and agents, and each of them, full power and authority to do and perform each and every act and thing requisite or necessary to be done in and about the premises, as fully to all intents and purposes as he might or could do in person, hereby ratifying and confirming all that said attorney-in-fact and agents or any of them, their, or his or her, substitute or substitutes, may lawfully do or cause to be done by virtue hereof.

     Pursuant to the requirements of the Securities Act of 1933, as amended, this Registration Statement has been signed by the following persons in the capacities with Armcore Acquisition Corp. and on the date indicated.

                       SIGNATURE                                      TITLE                   DATE
                       ---------                                      -----                   ----
                   /s/ RALPH JACKSON                      President and Director          May 28, 1999
 ------------------------------------------------------
                     Ralph Jackson

                  /s/ HAROLD C. KROPP                     Treasurer                       May 28, 1999
 ------------------------------------------------------
                    Harold C. Kropp

                 /s/ MICHAEL R. AZARELA                   Executive Vice President and    May 28, 1999
 ------------------------------------------------------     Director
                   Michael R. Azarela

                   /s/ JOHN G. LARKIN                     Director                        May 28, 1999
 ------------------------------------------------------
                     John G. Larkin

                                   SIGNATURES

     Pursuant to the requirements of the Securities Act of 1933, the Registrant has duly caused this Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Baltimore, State of Maryland, on May 28, 1999.

                                          ARMCORE RAILROAD CONTRACTORS, INC.

                                          By:       /s/ RALPH JACKSON
                                            ------------------------------------
                                                       Ralph Jackson
                                                         President

                               POWER OF ATTORNEY

     KNOW ALL MEN BY THESE PRESENTS, that each person whose signature appears below constitutes and appoints John G. Larkin, a Director of Armcore Railroad Contractors, Inc., and Michael R. Azarela, Executive Vice President and Director of Armcore Railroad Contractors, Inc., or either one of them, and any agent for service named in this Registration Statement and each of them, his or her true and lawful attorney-in-fact and agent, with full power of substitution and resubstitution, for him or her and in his or her name, place and stead, in any and all capacities, to sign any registration statement filed pursuant to Rule 462(b) under the Securities Act of 1933, as amended and any and all amendments (including post-effective amendments) to this Registration Statement, and to file the same, with all exhibits thereto, and other documents in connection therewith, with the Securities and Exchange Commission, granting unto said attorneys-in-fact and agents, and each of them, full power and authority to do and perform each and every act and thing requisite or necessary to be done in and about the premises, as fully to all intents and purposes as he or she might or could do in person, hereby ratifying and confirming all that said attorney-in-fact and agents or any of them, their, or his or her, substitute or substitutes, may lawfully do or cause to be done by virtue hereof.

     Pursuant to the requirements of the Securities Act of 1933, as amended, this Registration Statement has been signed by the following persons in the capacities with Armcore Railroad Contractors, Inc. and on the date indicated.

                      SIGNATURE                                     TITLE                    DATE
                      ---------                                     -----                    ----

                  /s/ RALPH JACKSON                    President and Director            May 28, 1999
-----------------------------------------------------
                    Ralph Jackson

                 /s/ HAROLD C. KROPP                   Treasurer                         May 28, 1999
-----------------------------------------------------
                   Harold C. Kropp

               /s/ MICHAEL R. AZARELA                  Executive Vice President and      May 28, 1999
-----------------------------------------------------    Director
                 Michael R. Azarela

                 /s/ JOHN G. LARKIN                    Director                          May 28, 1999
-----------------------------------------------------
                   John G. Larkin

                                   SIGNATURES

     Pursuant to the requirements of the Securities Act of 1933, the Registrant has duly caused this Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Baltimore, State of Maryland, on May 28, 1999.

                                          ANNEX RAILROAD BUILDERS, INC.

                                          By:      /s/ RONALD E. BROWN
                                            ------------------------------------
                                                      Ronald E. Brown
                                                         President

                               POWER OF ATTORNEY

     KNOW ALL MEN BY THESE PRESENTS, that each person whose signature appears below constitutes and appoints John G. Larkin, a Director of Annex Railroad Builders, Inc., and Michael R. Azarela, Executive Vice President, Assistant Secretary and a Director of Annex Railroad Builders, Inc., or either one of them, and any agent for service named in this Registration Statement and each of them, his or her true and lawful attorney-in-fact and agent, with full power of substitution and resubstitution, for him or her and in his or her name, place and stead, in any and all capacities, to sign any registration statement filed pursuant to Rule 462(b) under the Securities Act of 1933, as amended and any and all amendments (including post-effective amendments) to this Registration Statement, and to file the same, with all exhibits thereto, and other documents in connection therewith, with the Securities and Exchange Commission, granting unto said attorneys-in-fact and agents, and each of them, full power and authority to do and perform each and every act and thing requisite or necessary to be done in and about the premises, as fully to all intents and purposes as he or she might or could do in person, hereby ratifying and confirming all that said attorney-in-fact and agents or any of them, their, or his or her, substitute or substitutes, may lawfully do or cause to be done by virtue hereof.

     Pursuant to the requirements of the Securities Act of 1933, as amended, this Registration Statement has been signed by the following persons in the capacities with Annex Railroad Builders, Inc. and on the date indicated.

                      SIGNATURE                                     TITLE                    DATE
                      ---------                                     -----                    ----

                 /s/ RONALD E. BROWN                   President and Director            May 28, 1999
-----------------------------------------------------
                   Ronald E. Brown

               /s/ PAMELA J. WHITAKER                  Treasurer                         May 28, 1999
-----------------------------------------------------
                 Pamela J. Whitaker

               /s/ MICHAEL R. AZARELA                  Executive Vice President,         May 28, 1999
-----------------------------------------------------    Assistant Secretary and
                 Michael R. Azarela                      Director

                 /s/ JOHN G. LARKIN                    Director                          May 28, 1999
-----------------------------------------------------
                   John G. Larkin

                                   SIGNATURES

     Pursuant to the requirements of the Securities Act of 1933, the Registrant has duly caused this Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Baltimore, State of Maryland, on May 28, 1999.

                                          COMSTOCK HOLDINGS, INC.

                                          By:     /s/ C. WILLIAM MOORE
                                            ------------------------------------
                                                      C. William Moore
                                                         President

                               POWER OF ATTORNEY

     KNOW ALL MEN BY THESE PRESENTS, that each person whose signature appears below constitutes and appoints John G. Larkin, a Director of Comstock Holdings, Inc., and Michael R. Azarela, Executive Vice President, Assistant Secretary and a Director of Comstock Holdings, Inc., or either one of them, and any agent for service named in this Registration Statement and each of them, his or her true and lawful attorney-in-fact and agent, with full power of substitution and resubstitution, for him and her and in his or her name, place and stead, in any and all capacities, to sign any registration statement filed pursuant to Rule 462(b) under the Securities Act of 1933, as amended and any and all amendments (including post-effective amendments) to this Registration Statement, and to file the same, with all exhibits thereto, and other documents in connection therewith, with the Securities and Exchange Commission, granting unto said attorneys-in-fact and agents, and each of them, full power and authority to do and perform each and every act and thing requisite or necessary to be done in and about the premises, as fully to all intents and purposes as he or she might or could do in person, hereby ratifying and confirming all that said attorney-in-fact and agents or any of them, their, or his or her, substitute or substitutes, may lawfully do or cause to be done by virtue hereof.

     Pursuant to the requirements of the Securities Act of 1933, as amended, this Registration Statement has been signed by the following persons in the capacities with Comstock Holdings, Inc. and on the date indicated.

                      SIGNATURE                                     TITLE                    DATE
                      ---------                                     -----                    ----

                /s/ C. WILLIAM MOORE                   President and Director            May 28, 1999
-----------------------------------------------------
                  C. William Moore

               /s/ ROBERT HERSCHENFELD                 Treasurer                         May 28, 1999
-----------------------------------------------------
                 Robert Herschenfeld

               /s/ MICHAEL R. AZARELA                  Director                          May 28, 1999
-----------------------------------------------------
                 Michael R. Azarela

                 /s/ JOHN G. LARKIN                    Director                          May 28, 1999
-----------------------------------------------------
                   John G. Larkin

                                   SIGNATURES

     Pursuant to the requirements of the Securities Act of 1933, the Registrant has duly caused this Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Baltimore, State of Maryland, on May 28, 1999.

                                          L.K. COMSTOCK & COMPANY, INC.

                                          By:     /s/ C. WILLIAM MOORE
                                            ------------------------------------
                                                      C. William Moore
                                                         President

                               POWER OF ATTORNEY

     KNOW ALL MEN BY THESE PRESENTS, that each person whose signature appears below constitutes and appoints , John G. Larkin, a Director of L.K. Comstock & Company, Inc., and Michael R. Azarela, a Director of L.K. Comstock & Company, Inc., or either one of them, and any agent for service named in this Registration Statement and each of them, his or her true and lawful attorney-in-fact and agent, with full power of substitution and resubstitution, for him or her and in his or her name, place and stead, in any and all capacities, to sign any registration statement filed pursuant to Rule 462(b) under the Securities Act of 1933, as amended and any and all amendments (including post-effective amendments) to this Registration Statement, and to file the same, with all exhibits thereto, and other documents in connection therewith, with the Securities and Exchange Commission, granting unto said attorneys-in-fact and agents, and each of them, full power and authority to do and perform each and every act and thing requisite or necessary to be done in and about the premises, as fully to all intents and purposes as he or she might or could do in person, hereby ratifying and confirming all that said attorney-in-fact and agents or any of them, their, or his or her, substitute or substitutes, may lawfully do or cause to be done by virtue hereof.

     Pursuant to the requirements of the Securities Act of 1933, as amended, this Registration Statement has been signed by the following persons in the capacities with L.K. Comstock & Company, Inc. and on the date indicated.

                      SIGNATURE                                     TITLE                    DATE
                      ---------                                     -----                    ----

                /s/ C. WILLIAM MOORE                   President and Director            May 28, 1999
-----------------------------------------------------
                  C. William Moore

               /s/ ROBERT HERSCHENFELD                 Treasurer                         May 28, 1999
-----------------------------------------------------
                 Robert Herschenfeld

                 /s/ JOHN G. LARKIN                    Director                          May 28, 1999
-----------------------------------------------------
                   John G. Larkin

               /s/ MICHAEL R. AZARELA                  Director                          May 28, 1999
-----------------------------------------------------
                 Michael R. Azarela

                                   SIGNATURES

     Pursuant to the requirements of the Securities Act of 1933, the Registrant has duly caused this Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Baltimore, State of Maryland, on May 28, 1999.

                                          COMTRAK CONSTRUCTION, INC.

                                          By:       /s/ JOHN H. LAPP
                                            ------------------------------------
                                                        John H. Lapp
                                                         President

                               POWER OF ATTORNEY

     KNOW ALL MEN BY THESE PRESENTS, that each person whose signature appears below constitutes and appoints John G. Larkin, a Director of Comtrak Construction, Inc., and Michael R. Azarela, Executive Vice President, Assistant Secretary and a Director of Comtrak Construction, Inc., or either one of them, and any agent for service named in this Registration Statement and each of them, his or her true and lawful attorney-in-fact and agent, with full power of substitution and resubstitution, for him or her and in his or her name, place and stead, in any and all capacities, to sign any registration statement filed pursuant to Rule 462(b) under the Securities Act of 1933, as amended and any and all amendments (including post-effective amendments) to this Registration Statement, and to file the same, with all exhibits thereto, and other documents in connection therewith, with the Securities and Exchange Commission, granting unto said attorneys-in-fact and agents, and each of them, full power and authority to do and perform each and every act and thing requisite or necessary to be done in and about the premises, as fully to all intents and purposes as he or she might or could do in person, hereby ratifying and confirming all that said attorney-in-fact and agents or any of them, their, or his or her, substitute or substitutes, may lawfully do or cause to be done by virtue hereof.

     Pursuant to the requirements of the Securities Act of 1933, as amended, this Registration Statement has been signed by the following persons in the capacities with Comtrak Construction, Inc. and on the date indicated.

                      SIGNATURE                                     TITLE                    DATE
                      ---------                                     -----                    ----

                  /s/ JOHN H. LAPP                     President and Director            May 28, 1999
-----------------------------------------------------
                    John H. Lapp

                 /s/ HAROLD C. KROPP                   Treasurer                         May 28, 1999
-----------------------------------------------------
                   Harold C. Kropp

               /s/ MICHAEL R. AZARELA                  Executive Vice President,         May 28, 1999
-----------------------------------------------------    Assistant Secretary and
                 Michael R. Azarela                      Director

                 /s/ JOHN G. LARKIN                    Director                          May 28, 1999
-----------------------------------------------------
                   John G. Larkin

                                   SIGNATURES

     Pursuant to the requirements of the Securities Act of 1933, the Registrant has duly caused this Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Baltimore, State of Maryland, on May 28, 1999.

                                          CONDON BROTHERS, INC.

                                          By:      /s/ MARK E. CONDON
                                            ------------------------------------
                                                       Mark E. Condon
                                                         President

                               POWER OF ATTORNEY

     KNOW ALL MEN BY THESE PRESENTS, that each person whose signature appears below constitutes and appoints John G. Larkin, a Director of Condon Brothers, Inc., and Michael R. Azarela, Executive Vice President, Assistant Secretary and a Director of Condon Brothers, Inc., or either one of them, and any agent for service named in this Registration Statement and each of them, his or her true and lawful attorney-in-fact and agent, with full power of substitution and resubstitution, for him or her and in his or her name, place and stead, in any and all capacities, to sign any registration statement filed pursuant to Rule 462(b) under the Securities Act of 1933, as amended and any and all amendments (including post-effective amendments) to this Registration Statement, and to file the same, with all exhibits thereto, and other documents in connection therewith, with the Securities and Exchange Commission, granting unto said attorneys-in-fact and agents, and each of them, full power and authority to do and perform each and every act and thing requisite or necessary to be done in and about the premises, as fully to all intents and purposes as he or she might or could do in person, hereby ratifying and confirming all that said attorney-in-fact and agents or any of them, their, or his or her, substitute or substitutes, may lawfully do or cause to be done by virtue hereof.

     Pursuant to the requirements of the Securities Act of 1933, as amended, this Registration Statement has been signed by the following persons in the capacities with Condon Brothers, Inc. and on the date indicated.

                      SIGNATURE                                     TITLE                    DATE
                      ---------                                     -----                    ----

                 /s/ MARK E. CONDON                    President and Director            May 28, 1999
-----------------------------------------------------
                   Mark E. Condon

                  /s/ KENNETH REGER                    Treasurer                         May 28, 1999
-----------------------------------------------------
                    Kenneth Reger

               /s/ MICHAEL R. AZARELA                  Executive Vice President,         May 28, 1999
-----------------------------------------------------    Assistant Secretary and
                 Michael R. Azarela                      Director

                 /s/ JOHN G. LARKIN                    Director                          May 28, 1999
-----------------------------------------------------
                   John G. Larkin

                                   SIGNATURES

     Pursuant to the requirements of the Securities Act of 1933, the Registrant has duly caused this Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Baltimore, State of Maryland, on May 28, 1999.

                                          CPI CONCRETE PRODUCTS INCORPORATED

                                          By:       /s/ JOHN D. BAKER
                                            ------------------------------------
                                                       John D. Baker
                                                         President

                               POWER OF ATTORNEY

     KNOW ALL MEN BY THESE PRESENTS, that each person whose signature appears below constitutes and appoints John G. Larkin, a Director of CPI Concrete Products Incorporated, and Michael R. Azarela, Executive Vice President, Assistant Secretary and a Director of CPI Concrete Products Incorporated, or either one of them, and any agent for service named in this Registration Statement and each of them, his or her true and lawful attorney-in-fact and agent, with full power of substitution and resubstitution, for him or her and in his or her name, place and stead, in any and all capacities, to sign any registration statement filed pursuant to Rule 462(b) under the Securities Act of 1933, as amended and any and all amendments (including post-effective amendments) to this Registration Statement, and to file the same, with all exhibits thereto, and other documents in connection therewith, with the Securities and Exchange Commission, granting unto said attorneys-in-fact and agents, and each of them, full power and authority to do and perform each and every act and thing requisite or necessary to be done in and about the premises, as fully to all intents and purposes as he or she might or could do in person, hereby ratifying and confirming all that said attorney-in-fact and agents or any of them, their, or his or her, substitute or substitutes, may lawfully do or cause to be done by virtue hereof.

     Pursuant to the requirements of the Securities Act of 1933, as amended, this Registration Statement has been signed by the following persons in the capacities with CPI Concrete Products Incorporated and on the date indicated.

                      SIGNATURE                                     TITLE                    DATE
                      ---------                                     -----                    ----

                  /s/ JOHN D. BAKER                    President and Director            May 28, 1999
-----------------------------------------------------
                    John D. Baker

                  /s/ JULIE COLETTA                    Treasurer                         May 28, 1999
-----------------------------------------------------
                    Julie Coletta

               /s/ MICHAEL R. AZARELA                  Executive Vice President,         May 28, 1999
-----------------------------------------------------    Assistant Secretary and
                 Michael R. Azarela                      Director

                 /s/ JOHN G. LARKIN                    Director                          May 28, 1999
-----------------------------------------------------
                   John G. Larkin

                                   SIGNATURES

     Pursuant to the requirements of the Securities Act of 1933, the Registrant has duly caused this Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Baltimore, State of Maryland, on May 28, 1999.

                                          FCM RAIL, LTD.

                                          By:     /s/ DENNIS J. GILSTAD
                                            ------------------------------------
                                                     Dennis J. Gilstad
                                                         President

                               POWER OF ATTORNEY

     KNOW ALL MEN BY THESE PRESENTS, that each person whose signature appears below constitutes and appoints John G. Larkin, a Director of FCM Rail, Ltd., and Michael R. Azarela, Executive Vice President and a Director of FCM Rail, Ltd., or either one of them, and any agent for service named in this Registration Statement and each of them, his or her true and lawful attorney-in-fact and agent, with full power of substitution and resubstitution, for him or her and in his or her name, place and stead, in any and all capacities, to sign any registration statement filed pursuant to Rule 462(b) under the Securities Act of 1933, as amended and any and all amendments (including post-effective amendments) to this Registration Statement, and to file the same, with all exhibits thereto, and other documents in connection therewith, with the Securities and Exchange Commission, granting unto said attorneys-in-fact and agents, and each of them, full power and authority to do and perform each and every act and thing requisite or necessary to be done in and about the premises, as fully to all intents and purposes as he or she might or could do in person, hereby ratifying and confirming all that said attorney-in-fact and agents or any of them, their, or his or her, substitute or substitutes, may lawfully do or cause to be done by virtue hereof.

     Pursuant to the requirements of the Securities Act of 1933, as amended, this Registration Statement has been signed by the following persons in the capacities with FCM Rail, Ltd. and on the date indicated.

                      SIGNATURE                                     TITLE                    DATE
                      ---------                                     -----                    ----

                /s/ DENNIS J. GILSTAD                  President and Director            May 28, 1999
-----------------------------------------------------
                  Dennis J. Gilstad

                  /s/ HAROLD S. YIP                    Treasurer and Vice President      May 28, 1999
-----------------------------------------------------
                    Harold S. Yip

               /s/ MICHAEL R. AZARELA                  Executive Vice President and      May 28, 1999
-----------------------------------------------------    Director
                 Michael R. Azarela

                 /s/ JOHN G. LARKIN                    Director                          May 28, 1999
-----------------------------------------------------
                   John G. Larkin

                                   SIGNATURES

     Pursuant to the requirements of the Securities Act of 1933, the Registrant has duly caused this Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Baltimore, State of Maryland, on May 28, 1999.

                                          F&V METRO RW, INC.

                                          By:     /s/ BEN D'ALESSANDRO
                                            ------------------------------------
                                                      Ben D'Alessandro
                                               President and Chief Executive
                                                           Officer

                               POWER OF ATTORNEY

     KNOW ALL MEN BY THESE PRESENTS, that each person whose signature appears below constitutes and appoints John G. Larkin, a Director of F&V Metro RW, Inc., and Michael R. Azarela, Executive Vice President and a Director of F&V Metro RW, Inc., or either one of them, and any agent for service named in this Registration Statement and each of them, his or her true and lawful attorney-in-fact and agent, with full power of substitution and resubstitution, for him or her and in his or her name, place and stead, in any and all capacities, to sign any registration statement filed pursuant to Rule 462(b) under the Securities Act of 1933, as amended and any and all amendments (including post-effective amendments) to this Registration Statement, and to file the same, with all exhibits thereto, and other documents in connection therewith, with the Securities and Exchange Commission, granting unto said attorneys-in-fact and agents, and each of them, full power and authority to do and perform each and every act and thing requisite or necessary to be done in and about the premises, as fully to all intents and purposes as he or she might or could do in person, hereby ratifying and confirming all that said attorney-in-fact and agents or any of them, their, or his or her, substitute or substitutes, may lawfully do or cause to be done by virtue hereof.

     Pursuant to the requirements of the Securities Act of 1933, as amended, this Registration Statement has been signed by the following persons in the capacities with F&V Metro RW, Inc. and on the date indicated.

                      SIGNATURE                                     TITLE                    DATE
                      ---------                                     -----                    ----

                /s/ BEN D'ALESSANDRO                   President, Chief Executive        May 28, 1999
-----------------------------------------------------    Officer and Director
                  Ben D'Alessandro

                  /s/ GENE CELLINI                     Treasurer                         May 28, 1999
-----------------------------------------------------
                    Gene Cellini

               /s/ MICHAEL R. AZARELA                  Executive Vice President and      May 28, 1999
-----------------------------------------------------    Director
                 Michael R. Azarela

                 /s/ JOHN G. LARKIN                    Director                          May 28, 1999
-----------------------------------------------------
                   John G. Larkin

                                   SIGNATURES

     Pursuant to the requirements of the Securities Act of 1933, the Registrant has duly caused this Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Baltimore, State of Maryland, on May 28, 1999.

                                          F&V METRO CONTRACTING CORP.

                                          By:     /s/ BEN D'ALESSANDRO
                                            ------------------------------------
                                                      Ben D'Alessandro
                                               President and Chief Executive
                                                           Officer

                               POWER OF ATTORNEY

     KNOW ALL MEN BY THESE PRESENTS, that each person whose signature appears below constitutes and appoints John G. Larkin, a Director of F&V Metro Contracting Corp., and Michael R. Azarela, Executive Vice President and a Director of F&V Metro Contracting Corp., or either one of them, and any agent for service named in this Registration Statement and each of them, his or her true and lawful attorney-in-fact and agent, with full power of substitution and resubstitution, for him or her and in his or her name, place and stead, in any and all capacities, to sign any registration statement filed pursuant to Rule 462(b) under the Securities Act of 1933, as amended and any and all amendments (including post-effective amendments) to this Registration Statement, and to file the same, with all exhibits thereto, and other documents in connection therewith, with the Securities and Exchange Commission, granting unto said attorneys-in-fact and agents, and each of them, full power and authority to do and perform each and every act and thing requisite or necessary to be done in and about the premises, as fully to all intents and purposes as he or she might or could do in person, hereby ratifying and confirming all that said attorney-in-fact and agents or any of them, their, or his or her, substitute or substitutes, may lawfully do or cause to be done by virtue hereof.

     Pursuant to the requirements of the Securities Act of 1933, as amended, this Registration Statement has been signed by the following persons in the capacities with F&V Metro Contracting Corp. and on the date indicated.

                      SIGNATURE                                     TITLE                    DATE
                      ---------                                     -----                    ----

                /s/ BEN D'ALESSANDRO                   President, Chief Executive        May 28, 1999
-----------------------------------------------------    Officer and Director
                  Ben D'Alessandro

                  /s/ GENE CELLINI                     Treasurer                         May 28, 1999
-----------------------------------------------------
                    Gene Cellini

               /s/ MICHAEL R. AZARELA                  Executive Vice President and      May 28, 1999
-----------------------------------------------------    Director
                 Michael R. Azarela

                 /s/ JOHN G. LARKIN                    Director                          May 28, 1999
-----------------------------------------------------
                   John G. Larkin

                                   SIGNATURES

     Pursuant to the requirements of the Securities Act of 1933, the Registrant has duly caused this Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Baltimore, State of Maryland, on May 28, 1999.

                                          IMPULSE ENTERPRISES OF NEW YORK, INC.

                                          By:     /s/ DAWN D'ALESSANDRO
                                            ------------------------------------
                                                     Dawn D'Alessandro
                                               President and Chief Executive
                                                           Officer

                               POWER OF ATTORNEY

     KNOW ALL MEN BY THESE PRESENTS, that each person whose signature appears below constitutes and appoints John G. Larkin, a Director of Impulse Enterprises of New York, Inc., and Michael R. Azarela, Executive Vice President and a Director of Impulse Enterprises of New York, Inc., or either one of them, and any agent for service named in this Registration Statement and each of them, his or her true and lawful attorney-in-fact and agent, with full power of substitution and resubstitution, for him or her and in his or her name, place and stead, in any and all capacities, to sign any registration statement filed pursuant to Rule 462(b) under the Securities Act of 1933, as amended and any and all amendments (including post-effective amendments) to this Registration Statement, and to file the same, with all exhibits thereto, and other documents in connection therewith, with the Securities and Exchange Commission, granting unto said attorneys-in-fact and agents, and each of them, full power and authority to do and perform each and every act and thing requisite or necessary to be done in and about the premises, as fully to all intents and purposes as he or she might or could do in person, hereby ratifying and confirming all that said attorney-in-fact and agents or any of them, their, or his or her, substitute or substitutes, may lawfully do or cause to be done by virtue hereof.

     Pursuant to the requirements of the Securities Act of 1933, as amended, this Registration Statement has been signed by the following persons in the capacities with Impulse Enterprises of New York, Inc. and on the date indicated.

                      SIGNATURE                                     TITLE                    DATE
                      ---------                                     -----                    ----

                /s/ DAWN D'ALESSANDRO                  President and Chief Executive     May 28, 1999
-----------------------------------------------------    Officer
                  Dawn D'Alessandro

                  /s/ GENE CELLINI                     Treasurer                         May 28, 1999
-----------------------------------------------------
                    Gene Cellini

               /s/ MICHAEL R. AZARELA                  Executive Vice President and      May 28, 1999
-----------------------------------------------------    Director
                 Michael R. Azarela

                 /s/ JOHN G. LARKIN                    Director                          May 28, 1999
-----------------------------------------------------
                   John G. Larkin

                /s/ BEN D'ALESSANDRO                   Director                          May 28, 1999
-----------------------------------------------------
                  Ben D'Alessandro

                                   SIGNATURES

     Pursuant to the requirements of the Securities Act of 1933, the Registrant has duly caused this Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Baltimore, State of Maryland, on May 28, 1999.

                                          V&R ELECTRICAL CONTRACTORS, INC.

                                          By:     /s/ BEN D'ALESSANDRO
                                            ------------------------------------
                                                      Ben D'Alessandro
                                               President and Chief Executive
                                                           Officer

                               POWER OF ATTORNEY

     KNOW ALL MEN BY THESE PRESENTS, that each person whose signature appears below constitutes and appoints John G. Larkin, a Director of V&R Electrical Contractors, Inc., and Michael R. Azarela, Executive Vice President and a Director of V&R Electrical Contractors, Inc., or either one of them, and any agent for service named in this Registration Statement and each of them, his or her true and lawful attorney-in-fact and agent, with full power of substitution and resubstitution, for him or her and in his name, place and stead, in any and all capacities, to sign any registration statement filed pursuant to Rule 462(b) under the Securities Act of 1933, as amended and any and all amendments (including post-effective amendments) to this Registration Statement, and to file the same, with all exhibits thereto, and other documents in connection therewith, with the Securities and Exchange Commission, granting unto said attorneys-in-fact and agents, and each of them, full power and authority to do and perform each and every act and thing requisite or necessary to be done in and about the premises, as fully to all intents and purposes as he or she might or could do in person, hereby ratifying and confirming all that said attorney-in-fact and agents or any of them, their, or his or her, substitute or substitutes, may lawfully do or cause to be done by virtue hereof.

     Pursuant to the requirements of the Securities Act of 1933, as amended, this Registration Statement has been signed by the following persons in the capacities with V&R Electrical Contractors, Inc. and on the date indicated.

                      SIGNATURE                                     TITLE                    DATE
                      ---------                                     -----                    ----

                /s/ BEN D'ALESSANDRO                   President, Chief Executive        May 28, 1999
-----------------------------------------------------    Officer and Director
                  Ben D'Alessandro

                  /s/ GENE CELLINI                     Treasurer                         May 28, 1999
-----------------------------------------------------
                    Gene Cellini

               /s/ MICHAEL R. AZARELA                  Executive Vice President and      May 28, 1999
-----------------------------------------------------    Director
                 Michael R. Azarela

                 /s/ JOHN G. LARKIN                    Director                          May 28, 1999
-----------------------------------------------------
                   John G. Larkin

                                   SIGNATURES

     Pursuant to the requirements of the Securities Act of 1933, the Registrant has duly caused this Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Baltimore, State of Maryland, on May 28, 1999.

                                          GANTREX RW, INC.

                                          By:        /s/ PETER LEVEY
                                            ------------------------------------
                                                        Peter Levey
                                                         President

                               POWER OF ATTORNEY

     KNOW ALL MEN BY THESE PRESENTS, that each person whose signature appears below constitutes and appoints John G. Larkin, a Director of Gantrex RW, Inc., and Michael R. Azarela, Executive Vice President and a Director of Gantrex RW, Inc., or either one of them, and any agent for service named in this Registration Statement and each of them, his or her true and lawful attorney-in-fact and agent, with full power of substitution and resubstitution, for him or her and in his or her name, place and stead, in any and all capacities, to sign any registration statement filed pursuant to Rule 462(b) under the Securities Act of 1933, as amended and any and all amendments (including post-effective amendments) to this Registration Statement, and to file the same, with all exhibits thereto, and other documents in connection therewith, with the Securities and Exchange Commission, granting unto said attorneys-in-fact and agents, and each of them, full power and authority to do and perform each and every act and thing requisite or necessary to be done in and about the premises, as fully to all intents and purposes as he or she might or could do in person, hereby ratifying and confirming all that said attorney-in-fact and agents or any of them, their, or his or her, substitute or substitutes, may lawfully do or cause to be done by virtue hereof.

     Pursuant to the requirements of the Securities Act of 1933, as amended, this Registration Statement has been signed by the following persons in the capacities with Gantrex RW, Inc. and on the date indicated.

                      SIGNATURE                                     TITLE                    DATE
                      ---------                                     -----                    ----

                   /s/ PETER LEVEY                     President and Director            May 28, 1999
-----------------------------------------------------
                     Peter Levey

                  /s/ GENE CELLINI                     Treasurer                         May 28, 1999
-----------------------------------------------------
                    Gene Cellini

               /s/ MICHAEL R. AZARELA                  Executive Vice President and       May 28,1999
-----------------------------------------------------    Director
                 Michael R. Azarela

                 /s/ JOHN G. LARKIN                    Director                          May 28, 1999
-----------------------------------------------------
                   John G. Larkin

                                   SIGNATURES

     Pursuant to the requirements of the Securities Act of 1933, the Registrant has duly caused this Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Baltimore, State of Maryland, on May 28, 1999.

                                          GANTREX CORPORATION

                                          By:        /s/ PETER LEVEY
                                            ------------------------------------
                                                        Peter Levey
                                                         President

                               POWER OF ATTORNEY

     KNOW ALL MEN BY THESE PRESENTS, that each person whose signature appears below constitutes and appoints John G. Larkin, a Director of Gantrex Corporation, and Michael R. Azarela, Secretary and a Director of Gantrex Corporation, or either one of them, and any agent for service named in this Registration Statement and each of them, his or her true and lawful attorney-in-fact and agent, with full power of substitution and resubstitution, for him or her and in his or her name, place and stead, in any and all capacities, to sign any registration statement filed pursuant to Rule 462(b) under the Securities Act of 1933, as amended and any and all amendments (including post-effective amendments) to this Registration Statement, and to file the same, with all exhibits thereto, and other documents in connection therewith, with the Securities and Exchange Commission, granting unto said attorneys-in-fact and agents, and each of them, full power and authority to do and perform each and every act and thing requisite or necessary to be done in and about the premises, as fully to all intents and purposes as he or she might or could do in person, hereby ratifying and confirming all that said attorney-in-fact and agents or any of them, their, or his or her, substitute or substitutes, may lawfully do or cause to be done by virtue hereof.

     Pursuant to the requirements of the Securities Act of 1933, as amended, this Registration Statement has been signed by the following persons in the capacities with Gantrex Corporation and on the date indicated.

                      SIGNATURE                                     TITLE                    DATE
                      ---------                                     -----                    ----

                   /s/ PETER LEVEY                     President and Director            May 28, 1999
-----------------------------------------------------
                     Peter Levey

                  /s/ GENE CELLINI                     Treasurer                         May 28, 1999
-----------------------------------------------------
                    Gene Cellini

               /s/ MICHAEL R. AZARELA                  Executive Vice President and      May 28, 1999
-----------------------------------------------------    Director
                 Michael R. Azarela

                 /s/ JOHN G. LARKIN                    Director                          May 28, 1999
-----------------------------------------------------
                   John G. Larkin

                                   SIGNATURES

     Pursuant to the requirements of the Securities Act of 1933, the Registrant has duly caused this Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Baltimore, State of Maryland, on May 28, 1999.

                                          GANTREX SYSTEMS, INC.

                                          By:        /s/ PETER LEVEY
                                            ------------------------------------
                                                        Peter Levey
                                                         President

                               POWER OF ATTORNEY

     KNOW ALL MEN BY THESE PRESENTS, that each person whose signature appears below constitutes and appoints John G. Larkin, a Director of Gantrex Systems, Inc., and Michael R. Azarela, Secretary and a Director of Gantrex Systems, Inc., or either one of them, and any agent for service named in this Registration Statement and each of them, his or her true and lawful attorney-in-fact and agent, with full power of substitution and resubstitution, for him or her and in his or her name, place and stead, in any and all capacities, to sign any registration statement filed pursuant to Rule 462(b) under the Securities Act of 1933, as amended and any and all amendments (including post-effective amendments) to this Registration Statement, and to file the same, with all exhibits thereto, and other documents in connection therewith, with the Securities and Exchange Commission, granting unto said attorneys-in-fact and agents, and each of them, full power and authority to do and perform each and every act and thing requisite or necessary to be done in and about the premises, as fully to all intents and purposes as he or she might or could do in person, hereby ratifying and confirming all that said attorney-in-fact and agents or any of them, their, or his or her, substitute or substitutes, may lawfully do or cause to be done by virtue hereof.

     Pursuant to the requirements of the Securities Act of 1933, as amended, this Registration Statement has been signed by the following persons in the capacities with Gantrex Systems, Inc. and on the date indicated.

                      SIGNATURE                                     TITLE                    DATE
                      ---------                                     -----                    ----

                   /s/ PETER LEVEY                     President and Director            May 28, 1999
-----------------------------------------------------
                     Peter Levey

                  /s/ GENE CELLINI                     Treasurer                         May 28, 1999
-----------------------------------------------------
                    Gene Cellini

               /s/ MICHAEL R. AZARELA                  Executive Vice President and      May 28, 1999
-----------------------------------------------------    Director
                 Michael R. Azarela

                 /s/ JOHN G. LARKIN                    Director                          May 28, 1999
-----------------------------------------------------
                   John G. Larkin

                                   SIGNATURES

     Pursuant to the requirements of the Securities Act of 1933, the Registrant has duly caused this Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Baltimore, State of Maryland, on May 28, 1999.

                                          H.P. McGINLEY INC.

                                          By:     /s/ DAVID H. MCGINLEY
                                            ------------------------------------
                                                     David H. McGinley
                                                         President

                               POWER OF ATTORNEY

     KNOW ALL MEN BY THESE PRESENTS, that each person whose signature appears below constitutes and appoints John G. Larkin, a Director of H.P. McGinley Inc., and Michael R. Azarela, Executive Vice President, Assistant Secretary and a Director of H.P. McGinley Inc., or either one of them, and any agent for service named in this Registration Statement and each of them, his or her true and lawful attorney-in-fact and agent, with full power of substitution and resubstitution, for him or her and in his or her name, place and stead, in any and all capacities, to sign any registration statement filed pursuant to Rule 462(b) under the Securities Act of 1933, as amended and any and all amendments (including post-effective amendments) to this Registration Statement, and to file the same, with all exhibits thereto, and other documents in connection therewith, with the Securities and Exchange Commission, granting unto said attorneys-in-fact and agents, and each of them, full power and authority to do and perform each and every act and thing requisite or necessary to be done in and about the premises, as fully to all intents and purposes as he or she might or could do in person, hereby ratifying and confirming all that said attorney-in-fact and agents or any of them, their, or his or her, substitute or substitutes, may lawfully do or cause to be done by virtue hereof.

     Pursuant to the requirements of the Securities Act of 1933, as amended, this Registration Statement has been signed by the following persons in the capacities with H.P. McGinley Inc. and on the date indicated.

                      SIGNATURE                                     TITLE                    DATE
                      ---------                                     -----                    ----
                /s/ DAVID H. MCGINLEY                  President and Director            May 28, 1999
-----------------------------------------------------
                  David H. McGinley

                   /s/ LYNN MINGLE                     Treasurer                         May 28, 1999
-----------------------------------------------------
                     Lynn Mingle

               /s/ MICHAEL R. AZARELA                  Executive Vice President,         May 28, 1999
-----------------------------------------------------    Assistant Secretary and
                 Michael R. Azarela                      Director

                 /s/ JOHN G. LARKIN                    Director                          May 28, 1999
-----------------------------------------------------
                   John G. Larkin

                                   SIGNATURES

     Pursuant to the requirements of the Securities Act of 1933, the Registrant has duly caused this Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Baltimore, State of Maryland, on May 28, 1999.

                                          KENNEDY RAILROAD BUILDERS, INC.

                                          By:       /s/ JOHN KENNEDY

                                            ------------------------------------
                                                        John Kennedy
                                                         President

                               POWER OF ATTORNEY

     KNOW ALL MEN BY THESE PRESENTS, that each person whose signature appears below constitutes and appoints John G. Larkin, a Director of Kennedy Railroad Builders, Inc., and Michael R. Azarela, Executive Vice President, Assistant Secretary and a Director of Kennedy Railroad Builders, Inc., or either one of them, and any agent for service named in this Registration Statement and each of them, his or her true and lawful attorney-in-fact and agent, with full power of substitution and resubstitution, for him or her and in his or her name, place and stead, in any and all capacities, to sign any registration statement filed pursuant to Rule 462(b) under the Securities Act of 1933, as amended and any and all amendments (including post-effective amendments) to this Registration Statement, and to file the same, with all exhibits thereto, and other documents in connection therewith, with the Securities and Exchange Commission, granting unto said attorneys-in-fact and agents, and each of them, full power and authority to do and perform each and every act and thing requisite or necessary to be done in and about the premises, as fully to all intents and purposes as he or she might or could do in person, hereby ratifying and confirming all that said attorney-in-fact and agents or any of them, their, or his or her, substitute or substitutes, may lawfully do or cause to be done by virtue hereof.

     Pursuant to the requirements of the Securities Act of 1933, as amended, this Registration Statement has been signed by the following persons in the capacities with Kennedy Railroad Builders, Inc. and on the date indicated.

                      SIGNATURE                                     TITLE                    DATE
                      ---------                                     -----                    ----
                  /s/ JOHN KENNEDY                     President and Director            May 28, 1999
-----------------------------------------------------
                    John Kennedy

                 /s/ HAROLD C. KROPP                   Treasurer                         May 28, 1999
-----------------------------------------------------
                   Harold C. Kropp

               /s/ MICHAEL R. AZARELA                  Executive Vice President,         May 28, 1999
-----------------------------------------------------    Assistant Secretary and
                 Michael R. Azarela                      Director

                 /s/ JOHN G. LARKIN                    Director                          May 28, 1999
-----------------------------------------------------
                   John G. Larkin

                                   SIGNATURES

     Pursuant to the requirements of the Securities Act of 1933, the Registrant has duly caused this Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Baltimore, State of Maryland, on May 28, 1999.

                                          MERIT RAILROAD CONTRACTORS, INC.

                                          By:      /s/ STEVE C. GOGGIN

                                            ------------------------------------
                                                      Steve C. Goggin
                                                         President

                               POWER OF ATTORNEY

     KNOW ALL MEN BY THESE PRESENTS, that each person whose signature appears below constitutes and appoints John G. Larkin, a Director of Merit Railroad Contractors, Inc., and Michael R. Azarela, Executive Vice President, Assistant Secretary and a Director of Merit Railroad Contractors, Inc., or either one of them, and any agent for service named in this Registration Statement and each of them, his or her true and lawful attorney-in-fact and agent, with full power of substitution and resubstitution, for him or her and in his or her name, place and stead, in any and all capacities, to sign any registration statement filed pursuant to Rule 462(b) under the Securities Act of 1933, as amended and any and all amendments (including post-effective amendments) to this Registration Statement, and to file the same, with all exhibits thereto, and other documents in connection therewith, with the Securities and Exchange Commission, granting unto said attorneys-in-fact and agents, and each of them, full power and authority to do and perform each and every act and thing requisite or necessary to be done in and about the premises, as fully to all intents and purposes as he or she might or could do in person, hereby ratifying and confirming all that said attorney-in-fact and agents or any of them, their, or his or her, substitute or substitutes, may lawfully do or cause to be done by virtue hereof.

     Pursuant to the requirements of the Securities Act of 1933, as amended, this Registration Statement has been signed by the following persons in the capacities with Merit Railroad Contractors, Inc. and on the date indicated.

                      SIGNATURE                                     TITLE                    DATE
                      ---------                                     -----                    ----
                 /s/ STEVE C. GOGGIN                   President and Director            May 28, 1999
-----------------------------------------------------
                   Steve C. Goggin

                   /s/ DAVID LEEHY                     Treasurer                         May 28, 1999
-----------------------------------------------------
                     David Leehy

               /s/ MICHAEL R. AZARELA                  Executive Vice President,         May 28, 1999
-----------------------------------------------------    Assistant Secretary and
                 Michael R. Azarela                      Director

                 /s/ JOHN G. LARKIN                    Director                          May 28, 1999
-----------------------------------------------------
                   John G. Larkin

                                   SIGNATURES

     Pursuant to the requirements of the Securities Act of 1933, the Registrant has duly caused this Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Baltimore, State of Maryland, on May 28, 1999.

                                          MIDWEST CONSTRUCTION SERVICES, INC.

                                          By:    /s/ WILLIAM C. LUCAITIS
                                            ------------------------------------
                                                    William C. Lucaitis
                                                         President

                               POWER OF ATTORNEY

     KNOW ALL MEN BY THESE PRESENTS, that each person whose signature appears below constitutes and appoints John G. Larkin, a Director of Midwest Construction Services, Inc., and Michael R. Azarela, Executive Vice President, Assistant Secretary and a Director of Midwest Construction Services, Inc., or either one of them, and any agent for service named in this Registration Statement and each of them, his or her true and lawful attorney-in-fact and agent, with full power of substitution and resubstitution, for him or her and in his or her name, place and stead, in any and all capacities, to sign any registration statement filed pursuant to Rule 462(b) under the Securities Act of 1933, as amended and any and all amendments (including post-effective amendments) to this Registration Statement, and to file the same, with all exhibits thereto, and other documents in connection therewith, with the Securities and Exchange Commission, granting unto said attorneys-in-fact and agents, and each of them, full power and authority to do and perform each and every act and thing requisite or necessary to be done in and about the premises, as fully to all intents and purposes as he or she might or could do in person, hereby ratifying and confirming all that said attorney-in-fact and agents or any of them, their, or his or her, substitute or substitutes, may lawfully do or cause to be done by virtue hereof.

     Pursuant to the requirements of the Securities Act of 1933, as amended, this Registration Statement has been signed by the following persons in the capacities with Midwest Construction Services, Inc. and on the date indicated.

                      SIGNATURE                                     TITLE                    DATE
                      ---------                                     -----                    ----
               /s/ WILLIAM C. LUCAITIS                 President and Director            May 28, 1999
-----------------------------------------------------
                 William C. Lucaitis

                 /s/ HAROLD C. KROPP                   Treasurer                         May 28, 1999
-----------------------------------------------------
                   Harold C. Kropp

               /s/ MICHAEL R. AZARELA                  Executive Vice President,         May 28, 1999
-----------------------------------------------------    Assistant Secretary and
                 Michael R. Azarela                      Director

                 /s/ JOHN G. LARKIN                    Director                          May 28, 1999
-----------------------------------------------------
                   John G. Larkin

                                   SIGNATURES

     Pursuant to the requirements of the Securities Act of 1933, the Registrant has duly caused this Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Baltimore, State of Maryland, on May 28, 1999.

                                          MID WEST RW, INC.

                                          By:      /s/ ROBERT D. WOLFF
                                            ------------------------------------
                                                      Robert D. Wolff
                                                  Chief Executive Officer

                               POWER OF ATTORNEY

     KNOW ALL MEN BY THESE PRESENTS, that each person whose signature appears below constitutes and appoints Michael R. Azarela, Executive Vice President and a Director of Mid West RW, Inc., and John G. Larkin, a Director of Mid West RW, Inc., or either one of them, and any agent for service named in this Registration Statement and each of them, his or her true and lawful attorney-in-fact and agent, with full power of substitution and resubstitution, for him or her and in his or her name, place and stead, in any and all capacities, to sign any registration statement filed pursuant to Rule 462(b) under the Securities Act of 1933, as amended and any and all amendments (including post-effective amendments) to this Registration Statement, and to file the same, with all exhibits thereto, and other documents in connection therewith, with the Securities and Exchange Commission, granting unto said attorneys-in-fact and agents, and each of them, full power and authority to do and perform each and every act and thing requisite or necessary to be done in and about the premises, as fully to all intents and purposes as he or she might or could do in person, hereby ratifying and confirming all that said attorney-in-fact and agents or any of them, their, or his or her, substitute or substitutes, may lawfully do or cause to be done by virtue hereof.

     Pursuant to the requirements of the Securities Act of 1933, as amended, this Registration Statement has been signed by the following persons in the capacities with Mid West RW, Inc. and on the date indicated.

                      SIGNATURE                                     TITLE                    DATE
                      ---------                                     -----                    ----
                 /s/ ROBERT D. WOLFF                   Chief Executive Officer and       May 28, 1999
-----------------------------------------------------    Director
                   Robert D. Wolff

                  /s/ WILLIAM BUSH                     President                         May 28, 1999
-----------------------------------------------------
                    William Bush

                 /s/ MARY ANNE HAASE                   Treasurer                         May 28, 1999
-----------------------------------------------------
                   Mary Anne Haase

               /s/ MICHAEL R. AZARELA                  Executive Vice President and      May 28, 1999
-----------------------------------------------------    Director
                 Michael R. Azarela

                 /s/ JOHN G. LARKIN                    Director                          May 28, 1999
-----------------------------------------------------
                   John G. Larkin

                                   SIGNATURES

     Pursuant to the requirements of the Securities Act of 1933, the Registrant has duly caused this Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Baltimore, State of Maryland, on May 28, 1999.

                                          MID WEST RAILROAD CONSTRUCTION &
                                          MAINTENANCE CORPORATION OF WYOMING

                                          By:      /s/ ROBERT D. WOLFF
                                            ------------------------------------
                                                      Robert D. Wolff
                                                  Chief Executive Officer

                               POWER OF ATTORNEY

     KNOW ALL MEN BY THESE PRESENTS, that each person whose signature appears below constitutes and appoints John G. Larkin, a Director of Mid West Railroad Construction & Maintenance Corporation of Wyoming, and Michael R. Azarela, Executive Vice President and a Director of Mid West Railroad Construction & Maintenance Corporation of Wyoming, or either one of them, and any agent for service named in this Registration Statement and each of them, his or her true and lawful attorney-in-fact and agent, with full power of substitution and resubstitution, for him or her and in his or her name, place and stead, in any and all capacities, to sign any registration statement filed pursuant to Rule 462(b) under the Securities Act of 1933, as amended and any and all amendments (including post-effective amendments) to this Registration Statement, and to file the same, with all exhibits thereto, and other documents in connection therewith, with the Securities and Exchange Commission, granting unto said attorneys-in-fact and agents, and each of them, full power and authority to do and perform each and every act and thing requisite or necessary to be done in and about the premises, as fully to all intents and purposes as he or she might or could do in person, hereby ratifying and confirming all that said attorney-in-fact and agents or any of them, their, or his or her, substitute or substitutes, may lawfully do or cause to be done by virtue hereof.

     Pursuant to the requirements of the Securities Act of 1933, as amended, this Registration Statement has been signed by the following persons in the capacities with Mid West Railroad Construction & Maintenance Corporation of Wyoming and on the date indicated.

                      SIGNATURE                                     TITLE                    DATE
                      ---------                                     -----                    ----

                 /s/ ROBERT D. WOLFF                   Chief Executive Officer and       May 28, 1999
-----------------------------------------------------    Director
                   Robert D. Wolff

                  /s/ WILLIAM BUSH                     President                         May 28, 1999
-----------------------------------------------------
                    William Bush

                 /s/ MARY ANNE HAASE                   Treasurer and Secretary           May 28, 1999
-----------------------------------------------------
                   Mary Anne Haase

               /s/ MICHAEL R. AZARELA                  Executive Vice President and      May 28, 1999
-----------------------------------------------------    Director
                 Michael R. Azarela

                 /s/ JOHN G. LARKIN                    Director                          May 28, 1999
-----------------------------------------------------
                   John G. Larkin

                                   SIGNATURES

     Pursuant to the requirements of the Securities Act of 1933, the Registrant has duly caused this Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Baltimore, State of Maryland, on May 28, 1999.

                                          MINNESOTA RAILROAD SERVICE, INC.

                                          By:      /s/ SCOTT D. BRACE
                                            ------------------------------------
                                                       Scott D. Brace
                                                         President

                               POWER OF ATTORNEY

     KNOW ALL MEN BY THESE PRESENTS, that each person whose signature appears below constitutes and appoints John G. Larkin, a Director of Minnesota Railroad Service, Inc., and Michael R. Azarela, Executive Vice President, Assistant Secretary and a Director, of Minnesota Railroad Service, Inc., or either one of them, and any agent for service named in this Registration Statement and each of them, his or her true and lawful attorney-in-fact and agent, with full power of substitution and resubstitution, for him or her and in his or her name, place and stead, in any and all capacities, to sign any registration statement filed pursuant to Rule 462(b) under the Securities Act of 1933, as amended and any and all amendments (including post-effective amendments) to this Registration Statement, and to file the same, with all exhibits thereto, and other documents in connection therewith, with the Securities and Exchange Commission, granting unto said attorneys-in-fact and agents, and each of them, full power and authority to do and perform each and every act and thing requisite or necessary to be done in and about the premises, as fully to all intents and purposes as he or she might or could do in person, hereby ratifying and confirming all that said attorney-in-fact and agents or any of them, their, or his or her, substitute or substitutes, may lawfully do or cause to be done by virtue hereof.

     Pursuant to the requirements of the Securities Act of 1933, as amended, this Registration Statement has been signed by the following persons in the capacities with Minnesota Railroad Service, Inc. and on the date indicated.

                      SIGNATURE                                     TITLE                    DATE
                      ---------                                     -----                    ----

                 /s/ SCOTT D. BRACE                    President and Director            May 28, 1999
-----------------------------------------------------
                   Scott D. Brace

                  /s/ MARIE ZUEGER                     Treasurer                         May 28, 1999
-----------------------------------------------------
                    Marie Zueger

               /s/ MICHAEL R. AZARELA                  Executive Vice President,         May 28, 1999
-----------------------------------------------------    Assistant Secretary and
                 Michael R. Azarela                      Director

                 /s/ JOHN G. LARKIN                    Director                          May 28, 1999
-----------------------------------------------------
                   John G. Larkin

                                   SIGNATURES

     Pursuant to the requirements of the Securities Act of 1933, the Registrant has duly caused this Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Baltimore, State of Maryland, on May 28, 1999.

                                          NEW ENGLAND RAILROAD
                                          CONSTRUCTION CO., INC.

                                          By:  /s/ ANTHONY D. JULIAN, JR.
                                            ------------------------------------
                                                   Anthony D. Julian, Jr.
                                                         President

                               POWER OF ATTORNEY

     KNOW ALL MEN BY THESE PRESENTS, that each person whose signature appears below constitutes and appoints John G. Larkin, a Director of New England Railroad Construction Co., Inc., and Michael R. Azarela, Executive Vice President, Assistant Secretary and a Director of New England Railroad Construction Co., Inc., or either one of them, and any agent for service named in this Registration Statement and each of them, his or her true and lawful attorney-in-fact and agent, with full power of substitution and resubstitution, for him or her and in his or her name, place and stead, in any and all capacities, to sign any registration statement filed pursuant to Rule 462(b) under the Securities Act of 1933, as amended and any and all amendments (including post-effective amendments) to this Registration Statement, and to file the same, with all exhibits thereto, and other documents in connection therewith, with the Securities and Exchange Commission, granting unto said attorneys-in-fact and agents, and each of them, full power and authority to do and perform each and every act and thing requisite or necessary to be done in and about the premises, as fully to all intents and purposes as he or she might or could do in person, hereby ratifying and confirming all that said attorney-in-fact and agents or any of them, their, or his or her, substitute or substitutes, may lawfully do or cause to be done by virtue hereof.

     Pursuant to the requirements of the Securities Act of 1933, as amended, this Registration Statement has been signed by the following persons in the capacities with New England Railroad Construction Co., Inc. and on the date indicated.

                      SIGNATURE                                     TITLE                    DATE
                      ---------                                     -----                    ----

             /s/ ANTHONY D. JULIAN, JR.                President and Director            May 28, 1999
-----------------------------------------------------
               Anthony D. Julian, Jr.

                /s/ DANIEL F. JULIAN                   Treasurer                         May 28, 1999
-----------------------------------------------------
                  Daniel F. Julian

               /s/ MICHAEL R. AZARELA                  Executive Vice President,         May 28, 1999
-----------------------------------------------------    Assistant Secretary and
                 Michael R. Azarela                      Director

                 /s/ JOHN G. LARKIN                    Director                          May 28, 1999
-----------------------------------------------------
                   John G. Larkin

                                   SIGNATURES

     Pursuant to the requirements of the Securities Act of 1933, the Registrant has duly caused this Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Baltimore, State of Maryland, on May 28, 1999.

                                          NORTHERN RAIL SERVICE AND SUPPLY
                                          COMPANY, INC.

                                          By:   /s/ LAMBERTUS L. TAMELING
                                            ------------------------------------
                                                   Lambertus L. Tameling
                                                         President

                               POWER OF ATTORNEY

     KNOW ALL MEN BY THESE PRESENTS, that each person whose signature appears below constitutes and appoints John G. Larkin, a Director of Northern Rail Service and Supply Company, Inc., and Michael R. Azarela, Executive Vice President, Assistant Secretary and a Director of Northern Rail Service and Supply Company, Inc., or either one of them, and any agent for service named in this Registration Statement and each of them, his or her true and lawful attorney-in-fact and agent, with full power of substitution and resubstitution, for him or her and in his or her name, place and stead, in any and all capacities, to sign any registration statement filed pursuant to Rule 462(b) under the Securities Act of 1933, as amended and any and all amendments (including post-effective amendments) to this Registration Statement, and to file the same, with all exhibits thereto, and other documents in connection therewith, with the Securities and Exchange Commission, granting unto said attorneys-in-fact and agents, and each of them, full power and authority to do and perform each and every act and thing requisite or necessary to be done in and about the premises, as fully to all intents and purposes as he or she might or could do in person, hereby ratifying and confirming all that said attorney-in-fact and agents or any of them, their, or his or her, substitute or substitutes, may lawfully do or cause to be done by virtue hereof.

     Pursuant to the requirements of the Securities Act of 1933, as amended, this Registration Statement has been signed by the following persons in the capacities with Northern Rail Service and Supply Company, Inc. and on the date indicated.

                      SIGNATURE                                     TITLE                    DATE
                      ---------                                     -----                    ----

              /s/ LAMBERTUS L. TAMELING                President and Director            May 28, 1999
-----------------------------------------------------
                Lambertus L. Tameling

                 /s/ HAROLD C. KROPP                   Treasurer                         May 28, 1999
-----------------------------------------------------
                   Harold C. Kropp

               /s/ MICHAEL R. AZARELA                  Executive Vice President,         May 28, 1999
-----------------------------------------------------    Assistant Secretary and
                 Michael R. Azarela                      Director

                 /s/ JOHN G. LARKIN                    Director                          May 28, 1999
-----------------------------------------------------
                   John G. Larkin

                                   SIGNATURES

     Pursuant to the requirements of the Securities Act of 1933, the Registrant has duly caused this Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Baltimore, State of Maryland, on May 28, 1999.

                                          R.&M.B. RAIL CO., INC.

                                          By:       /s/ MARK A. BROWN
                                            ------------------------------------
                                                       Mark A. Brown
                                                         President

POWER OF ATTORNEY

     KNOW ALL MEN BY THESE PRESENTS, that each person whose signature appears below constitutes and appoints John G. Larkin, a Director of R.&M.B. Rail Co., Inc., and Michael R. Azarela, Executive Vice President, Assistant Secretary and a Director of R.&M.B. Rail Co., Inc., or either one of them, and any agent for service named in this Registration Statement and each of them, his or her true and lawful attorney-in-fact and agent, with full power of substitution and resubstitution, for him or her and in his or her name, place and stead, in any and all capacities, to sign any registration statement filed pursuant to Rule 462(b) under the Securities Act of 1933, as amended and any and all amendments (including post-effective amendments) to this Registration Statement, and to file the same, with all exhibits thereto, and other documents in connection therewith, with the Securities and Exchange Commission, granting unto said attorneys-in-fact and agents, and each of them, full power and authority to do and perform each and every act and thing requisite or necessary to be done in and about the premises, as fully to all intents and purposes as he or she might or could do in person, hereby ratifying and confirming all that said attorney-in-fact and agents or any of them, their, or his or her, substitute or substitutes, may lawfully do or cause to be done by virtue hereof.

     Pursuant to the requirements of the Securities Act of 1933, as amended, this Registration Statement has been signed by the following persons in the capacities with, R.&M.B. Rail Co., Inc. and on the date indicated.

                      SIGNATURE                                     TITLE                    DATE
                      ---------                                     -----                    ----

                  /s/ MARK A. BROWN                    President and Director            May 28, 1999
-----------------------------------------------------
                    Mark A. Brown

               /s/ PAMELA J. WHITAKER                  Treasurer                         May 28, 1999
-----------------------------------------------------
                 Pamela J. Whitaker

               /s/ MICHAEL R. AZARELA                  Executive Vice President,         May 28, 1999
-----------------------------------------------------    Assistant Secretary and
                 Michael R. Azarela                      Director

                 /s/ JOHN G. LARKIN                    Director                          May 28, 1999
-----------------------------------------------------
                   John G. Larkin

                                   SIGNATURES

     Pursuant to the requirements of the Securities Act of 1933, the Registrant has duly caused this Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Baltimore, State of Maryland, on May 28, 1999.

                                          RAILCORP, INC.

                                          By:     /s/ FULTON J. KENNEDY
                                            ------------------------------------
                                                     Fulton J. Kennedy
                                                         President

                               POWER OF ATTORNEY

     KNOW ALL MEN BY THESE PRESENTS, that each person whose signature appears below constitutes and appoints John G. Larkin, a Director of Railcorp, Inc., and Michael R. Azarela, Executive Vice President, Assistant Secretary and a Director of Railcorp, Inc., or either one of them, and any agent for service named in this Registration Statement and each of them, his or her true and lawful attorney-in-fact and agent, with full power of substitution and resubstitution, for him or her and in his or her name, place and stead, in any and all capacities, to sign any registration statement filed pursuant to Rule 462(b) under the Securities Act of 1933, as amended and any and all amendments (including post-effective amendments) to this Registration Statement, and to file the same, with all exhibits thereto, and other documents in connection therewith, with the Securities and Exchange Commission, granting unto said attorneys-in-fact and agents, and each of them, full power and authority to do and perform each and every act and thing requisite or necessary to be done in and about the premises, as fully to all intents and purposes as he or she might or could do in person, hereby ratifying and confirming all that said attorney-in-fact and agents or any of them, their, or his or her, substitute or substitutes, may lawfully do or cause to be done by virtue hereof.

     Pursuant to the requirements of the Securities Act of 1933, as amended, this Registration Statement has been signed by the following persons in the capacities with Railcorp, Inc. and on the date indicated.

                      SIGNATURE                                     TITLE                    DATE
                      ---------                                     -----                    ----

                /s/ FULTON J. KENNEDY                  President                         May 28, 1999
-----------------------------------------------------
                  Fulton J. Kennedy

                 /s/ HAROLD C. KROPP                   Treasurer                         May 28, 1999
-----------------------------------------------------
                   Harold C. Kropp

               /s/ MICHAEL R. AZARELA                  Executive Vice President,         May 28, 1999
-----------------------------------------------------    Assistant Secretary and
                 Michael R. Azarela                      Director

                 /s/ JOHN G. LARKIN                    Director                          May 28, 1999
-----------------------------------------------------
                   John G. Larkin

                  /s/ JOHN KENNEDY                     Director                          May 28, 1999
-----------------------------------------------------
                    John Kennedy

                                   SIGNATURES

     Pursuant to the requirements of the Securities Act of 1933, the Registrant has duly caused this Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Baltimore, State of Maryland, on May 28, 1999.

                                          RAILROAD SERVICE, INC.

                                          By:      /s/ SCOTT D. BRACE
                                            ------------------------------------
                                                       Scott D. Brace
                                                         President

                               POWER OF ATTORNEY

     KNOW ALL MEN BY THESE PRESENTS, that each person whose signature appears below constitutes and appoints John G. Larkin, a Director of Railroad Service, Inc., and Michael R. Azarela, Executive Vice President, Assistant Secretary and a Director Railroad Service, Inc., or either one of them, and any agent for service named in this Registration Statement and each of them, his or her true and lawful attorney-in-fact and agent, with full power of substitution and resubstitution, for him or her and in his or her name, place and stead, in any and all capacities, to sign any registration statement filed pursuant to Rule 462(b) under the Securities Act of 1933, as amended and any and all amendments (including post-effective amendments) to this Registration Statement, and to file the same, with all exhibits thereto, and other documents in connection therewith, with the Securities and Exchange Commission, granting unto said attorneys-in-fact and agents, and each of them, full power and authority to do and perform each and every act and thing requisite or necessary to be done in and about the premises, as fully to all intents and purposes as he or she might or could do in person, hereby ratifying and confirming all that said attorney-in-fact and agents or any of them, their, or his or her, substitute or substitutes, may lawfully do or cause to be done by virtue hereof.

     Pursuant to the requirements of the Securities Act of 1933, as amended, this Registration Statement has been signed by the following persons in the capacities with Railroad Service, Inc. and on the date indicated.

                      SIGNATURE                                     TITLE                    DATE
                      ---------                                     -----                    ----

                 /s/ SCOTT D. BRACE                    President and Director            May 28, 1999
-----------------------------------------------------
                   Scott D. Brace

                  /s/ MARIE ZUEGER                     Treasurer                         May 28, 1999
-----------------------------------------------------
                    Marie Zueger

               /s/ MICHAEL R. AZARELA                  Executive Vice President,         May 28, 1999
-----------------------------------------------------    Assistant Secretary and
                 Michael R. Azarela                      Director

                 /s/ JOHN G. LARKIN                    Director                          May 28, 1999
-----------------------------------------------------
                   John G. Larkin

                                   SIGNATURES

     Pursuant to the requirements of the Securities Act of 1933, the Registrant has duly caused this Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Baltimore, State of Maryland, on May 28, 1999.

                                          RAILROAD SPECIALTIES, INC.

                                          By:      /s/ RONALD E. BROWN
                                            ------------------------------------
                                                      Ronald E. Brown
                                                         President

                               POWER OF ATTORNEY

     KNOW ALL MEN BY THESE PRESENTS, that each person whose signature appears below constitutes and appoints John G. Larkin, a Director of Railroad Specialties, Inc., and Michael R. Azarela, Executive Vice President, Assistant Secretary and a Director of Railroad Specialties, Inc., or either one of them, and any agent for service named in this Registration Statement and each of them, his or her true and lawful attorney-in-fact and agent, with full power of substitution and resubstitution, for him or her and in his or her name, place and stead, in any and all capacities, to sign any registration statement filed pursuant to Rule 462(b) under the Securities Act of 1933, as amended and any and all amendments (including post-effective amendments) to this Registration Statement, and to file the same, with all exhibits thereto, and other documents in connection therewith, with the Securities and Exchange Commission, granting unto said attorneys-in-fact and agents, and each of them, full power and authority to do and perform each and every act and thing requisite or necessary to be done in and about the premises, as fully to all intents and purposes as he or she might or could do in person, hereby ratifying and confirming all that said attorney-in-fact and agents or any of them, their, or his or her, substitute or substitutes, may lawfully do or cause to be done by virtue hereof.

     Pursuant to the requirements of the Securities Act of 1933, as amended, this Registration Statement has been signed by the following persons in the capacities with Railroad Specialties, Inc. and on the date indicated.

                      SIGNATURE                                     TITLE                    DATE
                      ---------                                     -----                    ----

                 /s/ RONALD E. BROWN                   President and Director            May 28, 1999
-----------------------------------------------------
                   Ronald E. Brown

               /s/ PAMELA J. WHITAKER                  Treasurer                         May 28, 1999
-----------------------------------------------------
                 Pamela J. Whitaker

               /s/ MICHAEL R. AZARELA                  Executive Vice President,         May 28, 1999
-----------------------------------------------------    Assistant Secretary and
                 Michael R. Azarela                      Director

                 /s/ JOHN G. LARKIN                    Director                          May 28, 1999
-----------------------------------------------------
                   John G. Larkin

                                   SIGNATURES

     Pursuant to the requirements of the Securities Act of 1933, the Registrant has duly caused this Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Baltimore, State of Maryland, on May 28, 1999.

                                          SHELDON ELECTRIC, INC.

                                          By:       /s/ MICHAEL PRATT
                                            ------------------------------------
                                                       Michael Pratt
                                               President and Chief Operating
                                                           Officer

     KNOW ALL MEN BY THESE PRESENTS, that each person whose signature appears below constitutes and appoints John G. Larkin, a Director of Sheldon Electric, Inc., and Michael R. Azarela, Executive Vice President and a Director of Sheldon Electric, Inc., or either one of them, and any agent for service named in this Registration Statement and each of them, his or her true and lawful attorney-in-fact and agent, with full power of substitution and resubstitution, for him or her and in his or her name, place and stead, in any and all capacities, to sign any registration statement filed pursuant to Rule 462(b) under the Securities Act of 1933, as amended and any and all amendments (including post-effective amendments) to this Registration Statement, and to file the same, with all exhibits thereto, and other documents in connection therewith, with the Securities and Exchange Commission, granting unto said attorneys-in-fact and agents, and each of them, full power and authority to do and perform each and every act and thing requisite or necessary to be done in and about the premises, as fully to all intents and purposes as he or she might or could do in person, hereby ratifying and confirming all that said attorney-in-fact and agents or any of them, their, or his or her, substitute or substitutes, may lawfully do or cause to be done by virtue hereof.

     Pursuant to the requirements of the Securities Act of 1933, as amended, this Registration Statement has been signed by the following persons in the capacities with Sheldon Electric, Inc. and on the date indicated.

                      SIGNATURE                                     TITLE                    DATE
                      ---------                                     -----                    ----

                 /s/ MICHAEL A. CAHN                   Chief Executive Officer           May 28, 1999
-----------------------------------------------------
                   Michael A. Cahn

                  /s/ MICHAEL PRATT                    President and Chief Operating     May 28, 1999
-----------------------------------------------------    Officer
                    Michael Pratt

                 /s/ HAROLD C. KROPP                   Treasurer                         May 28, 1999
-----------------------------------------------------
                   Harold C. Kropp

               /s/ MICHAEL R. AZARELA                  Executive Vice President and      May 28, 1999
-----------------------------------------------------    Director
                 Michael R. Azarela

                 /s/ JOHN G. LARKIN                    Director                          May 28, 1999
-----------------------------------------------------
                   John G. Larkin

                                                       Director                          May   , 1999
-----------------------------------------------------
                     Barry Beil

                                   SIGNATURES

     Pursuant to the requirements of the Securities Act of 1933, the Registrant has duly caused this Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Baltimore, State of Maryland, on May 28, 1999.

                                          SOUTHERN INDIANA WOOD
                                          PRESERVING CO., INC.

                                          By:       /s/ SEAN G. GOUGH
                                            ------------------------------------
                                                       Sean G. Gough
                                                         President

                               POWER OF ATTORNEY

     KNOW ALL MEN BY THESE PRESENTS, that each person whose signature appears below constitutes and appoints John G. Larkin, a Director of Southern Indiana Wood Preserving Co., Inc., and Michael R. Azarela, Executive Vice President, Assistant Secretary and a Director of Southern Indiana Wood Preserving Co., Inc., or either one of them, and any agent for service named in this Registration Statement and each of them, his or her true and lawful attorney-in-fact and agent, with full power of substitution and resubstitution, for him or her and in his or her name, place and stead, in any and all capacities, to sign any registration statement filed pursuant to Rule 462(b) under the Securities Act of 1933, as amended and any and all amendments (including post-effective amendments) to this Registration Statement, and to file the same, with all exhibits thereto, and other documents in connection therewith, with the Securities and Exchange Commission, granting unto said attorneys-in-fact and agents, and each of them, full power and authority to do and perform each and every act and thing requisite or necessary to be done in and about the premises, as fully to all intents and purposes as he or she might or could do in person, hereby ratifying and confirming all that said attorney-in-fact and agents or any of them, their, or his or her, substitute or substitutes, may lawfully do or cause to be done by virtue hereof.

     Pursuant to the requirements of the Securities Act of 1933, as amended, this Registration Statement has been signed by the following persons in the capacities with, Southern Indiana Wood Preserving Co., Inc. and on the date indicated.

                      SIGNATURE                                     TITLE                    DATE
                      ---------                                     -----                    ----

                  /s/ SEAN G. GOUGH                    President and Director            May 28, 1999
-----------------------------------------------------
                    Sean G. Gough

                 /s/ HAROLD C. KROPP                   Treasurer                         May 28, 1999
-----------------------------------------------------
                   Harold C. Kropp

               /s/ MICHAEL R. AZARELA                  Executive Vice President,         May 28, 1999
-----------------------------------------------------    Assistant Secretary and
                 Michael R. Azarela                      Director

                 /s/ JOHN G. LARKIN                    Director                          May 28, 1999
-----------------------------------------------------
                   John G. Larkin

                                   SIGNATURES

     Pursuant to the requirements of the Securities Act of 1933, the Registrant has duly caused this Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Baltimore, State of Maryland, on May 28, 1999.

                                          U.S. TRACKWORKS, INC.

                                          By:   /s/ LAMBERTUS L. TAMELING
                                            ------------------------------------
                                                   Lambertus L. Tameling
                                                         President

                               POWER OF ATTORNEY

     KNOW ALL MEN BY THESE PRESENTS, that each person whose signature appears below constitutes and appoints John G. Larkin, a Director of U.S. Trackworks, Inc., and Michael R. Azarela, Executive Vice President, Assistant Secretary and a Director of U.S. Trackworks, Inc., or either one of them, and any agent for service named in this Registration Statement and each of them, his or her true and lawful attorney-in-fact and agent, with full power of substitution and resubstitution, for him or her and in his or her name, place and stead, in any and all capacities, to sign any registration statement filed pursuant to Rule 462(b) under the Securities Act of 1933, as amended and any and all amendments (including post-effective amendments) to this Registration Statement, and to file the same, with all exhibits thereto, and other documents in connection therewith, with the Securities and Exchange Commission, granting unto said attorneys-in-fact and agents, and each of them, full power and authority to do and perform each and every act and thing requisite or necessary to be done in and about the premises, as fully to all intents and purposes as he or she might or could do in person, hereby ratifying and confirming all that said attorney-in-fact and agents or any of them, their, or his or her, substitute or substitutes, may lawfully do or cause to be done by virtue hereof.

     Pursuant to the requirements of the Securities Act of 1933, as amended, this Registration Statement has been signed by the following persons in the capacities with U.S. Trackworks, Inc. and on the date indicated.

                      SIGNATURE                                     TITLE                    DATE
                      ---------                                     -----                    ----

              /s/ LAMBERTUS L. TAMELING                President and Director            May 28, 1999
-----------------------------------------------------
                Lambertus L. Tameling

                 /s/ HAROLD C. KROPP                   Treasurer                         May 28, 1999
-----------------------------------------------------
                   Harold C. Kropp

               /s/ MICHAEL R. AZARELA                  Executive Vice President,         May 28, 1999
-----------------------------------------------------    Assistant Secretary and
                 Michael R. Azarela                      Director

                 /s/ JOHN G. LARKIN                    Director                          May 28, 1999
-----------------------------------------------------
                   John G. Larkin

                                   SIGNATURES

     Pursuant to the requirements of the Securities Act of 1933, the Registrant has duly caused this Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Baltimore, State of Maryland, on May 28, 1999.

                                          U.S. RAILWAY SUPPLY, INC.

                                          By:      /s/ RONALD E. BROWN
                                            ------------------------------------
                                                      Ronald E. Brown
                                                         President

                               POWER OF ATTORNEY

     KNOW ALL MEN BY THESE PRESENTS, that each person whose signature appears below constitutes and appoints John G. Larkin, a Director of U.S. Railway Supply, Inc., and Michael R. Azarela, Executive Vice President, Assistant Secretary and a Director of U.S. Railway Supply, Inc., or either one of them, and any agent for service named in this Registration Statement and each of them, his or her true and lawful attorney-in-fact and agent, with full power of substitution and resubstitution, for him or her and in his or her name, place and stead, in any and all capacities, to sign any registration statement filed pursuant to Rule 462(b) under the Securities Act of 1933, as amended and any and all amendments (including post-effective amendments) to this Registration Statement, and to file the same, with all exhibits thereto, and other documents in connection therewith, with the Securities and Exchange Commission, granting unto said attorneys-in-fact and agents, and each of them, full power and authority to do and perform each and every act and thing requisite or necessary to be done in and about the premises, as fully to all intents and purposes as he or she might or could do in person, hereby ratifying and confirming all that said attorney-in-fact and agents or any of them, their, or his or her, substitute or substitutes, may lawfully do or cause to be done by virtue hereof.

     Pursuant to the requirements of the Securities Act of 1933, as amended, this Registration Statement has been signed by the following persons in the capacities with U.S. Railway Supply, Inc. and on the date indicated.

                      SIGNATURE                                     TITLE                    DATE
                      ---------                                     -----                    ----

                 /s/ RONALD E. BROWN                   President and Director            May 28, 1999
-----------------------------------------------------
                   Ronald E. Brown

               /s/ PAMELA J. WHITAKER                  Treasurer                         May 28, 1999
-----------------------------------------------------
                 Pamela J. Whitaker

                 /s/ JOHN G. LARKIN                    Director                          May 28, 1999
-----------------------------------------------------
                   John G. Larkin

               /s/ MICHAEL R. AZARELA                  Executive Vice President,         May 28, 1999
-----------------------------------------------------    Assistant Secretary and
                 Michael R. Azarela                      Director

                                   SIGNATURES

     Pursuant to the requirements of the Securities Act of 1933, the Registrant has duly caused this Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Baltimore, State of Maryland, on May 28, 1999.

                                          WM. A. SMITH CONSTRUCTION CO., INC.

                                          By:       /s/ JACK I. WILT
                                            ------------------------------------
                                                        Jack I. Wilt
                                                         President

                               POWER OF ATTORNEY

     KNOW ALL MEN BY THESE PRESENTS, that each person whose signature appears below constitutes and appoints John G. Larkin, a Director of Wm. A. Smith Construction Co., Inc., and Michael R. Azarela, Executive Vice President, Assistant Secretary and a Director of Wm. A. Smith Construction Co., Inc., or either one of them, and any agent for service named in this Registration Statement and each of them, his or her true and lawful attorney-in-fact and agent, with full power of substitution and resubstitution, for him or her and in his or her name, place and stead, in any and all capacities, to sign any registration statement filed pursuant to Rule 462(b) under the Securities Act of 1933, as amended and any and all amendments (including post-effective amendments) to this Registration Statement, and to file the same, with all exhibits thereto, and other documents in connection therewith, with the Securities and Exchange Commission, granting unto said attorneys-in-fact and agents, and each of them, full power and authority to do and perform each and every act and thing requisite or necessary to be done in and about the premises, as fully to all intents and purposes as he or she might or could do in person, hereby ratifying and confirming all that said attorney-in-fact and agents or any of them, their, or his or her, substitute or substitutes, may lawfully do or cause to be done by virtue hereof.

     Pursuant to the requirements of the Securities Act of 1933, as amended, this Registration Statement has been signed by the following persons in the capacities with Wm. A. Smith Construction Co., Inc. and on the date indicated.

                      SIGNATURE                                     TITLE                    DATE
                      ---------                                     -----                    ----

                  /s/ JACK I. WILT                     President and Director            May 28, 1999
-----------------------------------------------------
                    Jack I. Wilt

                    /s/ DAN BURG                       Treasurer                         May 28, 1999
-----------------------------------------------------
                      Dan Burg

                 /s/ JOHN G. LARKIN                    Director                          May 28, 1999
-----------------------------------------------------
                   John G. Larkin

               /s/ MICHAEL R. AZARELA                  Executive Vice President,         May 28, 1999
-----------------------------------------------------    Assistant Secretary and
                 Michael R. Azarela                      Director

                                   SIGNATURES

     Pursuant to the requirements of the Securities Act of 1933, the Registrant has duly caused this Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Baltimore, State of Maryland, on May 28, 1999.

                                          WM. A. SMITH RERAILING SERVICES, INC.

                                          By:       /s/ JACK I. WILT
                                            ------------------------------------
                                                        Jack I. Wilt
                                                         President

                               POWER OF ATTORNEY

     KNOW ALL MEN BY THESE PRESENTS, that each person whose signature appears below constitutes and appoints John G. Larkin, a Director of Wm. A. Smith Rerailing Services, Inc., and Michael R. Azarela, Executive Vice President, Assistant Secretary and a Director of Wm. A. Smith Rerailing Services, Inc., or either one of them, and any agent for service named in this Registration Statement and each of them, his or her true and lawful attorney-in-fact and agent, with full power of substitution and resubstitution, for him or her and in his or her name, place and stead, in any and all capacities, to sign any registration statement filed pursuant to Rule 462(b) under the Securities Act of 1933, as amended and any and all amendments (including post-effective amendments) to this Registration Statement, and to file the same, with all exhibits thereto, and other documents in connection therewith, with the Securities and Exchange Commission, granting unto said attorneys-in-fact and agents, and each of them, full power and authority to do and perform each and every act and thing requisite or necessary to be done in and about the premises, as fully to all intents and purposes as he or she might or could do in person, hereby ratifying and confirming all that said attorney-in-fact and agents or any of them, their, or his or her, substitute or substitutes, may lawfully do or cause to be done by virtue hereof.

     Pursuant to the requirements of the Securities Act of 1933, as amended, this Registration Statement has been signed by the following persons in the capacities with Wm A. Smith Rerailing Services, Inc. and on the date indicated.

                      SIGNATURE                                     TITLE                    DATE
                      ---------                                     -----                    ----

                  /s/ JACK I. WILT                     President and Director            May 28, 1999
-----------------------------------------------------
                    Jack I. Wilt

                    /s/ DAN BURG                       Treasurer                         May 28, 1999
-----------------------------------------------------
                      Dan Burg

                 /s/ JOHN G. LARKIN                    Director                          May 28, 1999
-----------------------------------------------------
                   John G. Larkin

               /s/ MICHAEL R. AZARELA                  Executive Vice President,         May 28, 1999
-----------------------------------------------------    Assistant Secretary and
                 Michael R. Azarela                      Director

                                   SIGNATURES

     Pursuant to the requirements of the Securities Act of 1933, the Registrant has duly caused this Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Baltimore, State of Maryland, on May 28, 1999.

                                          M-TRACK ENTERPRISES, INC.

                                          By:       /s/ LUIGI IMPERIA
                                            ------------------------------------
                                                       Luigi Imperia
                                                         President

                               POWER OF ATTORNEY

     KNOW ALL MEN BY THESE PRESENTS, that each person whose signature appears below constitutes and appoints John G. Larkin, a Director of M-Track Enterprises, Inc., and Michael R. Azarela, a Director of M-Track Enterprises, Inc., or either one of them, and any agent for service named in this Registration Statement and each of them, his or her true and lawful attorney-in-fact and agent, with full power of substitution and resubstitution, for him or her and in his or her name, place and stead, in any and all capacities, to sign any registration statement filed pursuant to Rule 462(b) under the Securities Act of 1933, as amended and any and all amendments (including post-effective amendments) to this Registration Statement, and to file the same, with all exhibits thereto, and other documents in connection therewith, with the Securities and Exchange Commission, granting unto said attorneys-in-fact and agents, and each of them, full power and authority to do and perform each and every act and thing requisite or necessary to be done in and about the premises, as fully to all intents and purposes as he or she might or could do in person, hereby ratifying and confirming all that said attorney-in-fact and agents or any of them, their, or his or her, substitute or substitutes, may lawfully do or cause to be done by virtue hereof.

     Pursuant to the requirements of the Securities Act of 1933, as amended, this Registration Statement has been signed by the following persons in the capacities with M-Track Enterprises, Inc. and on the date indicated.

                      SIGNATURE                                     TITLE                    DATE
                      ---------                                     -----                    ----

                  /s/ LUIGI IMPERIA                    President and Director            May 28, 1999
-----------------------------------------------------
                    Luigi Imperia

                  /s/ GENE CELLINI                     Treasurer                         May 28, 1999
-----------------------------------------------------
                    Gene Cellini

                 /s/ JOHN G. LARKIN                    Director                          May 28, 1999
-----------------------------------------------------
                   John G. Larkin

               /s/ MICHAEL R. AZARELA                  Director                          May 28, 1999
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                 Michael R. Azarela